Exhibit 10.1
EXECUTION VERSION

REVOLVING CREDIT AGREEMENT
among
MAV INTERMEDIATE HOLDING II CORPORATION,
as HOLDINGS,
MAV ACQUISITION CORPORATION,
as INITIAL BORROWER,
MCGRAW-HILL EDUCATION, INC.
as LEAD BORROWER,
The parties listed as Borrowers on the signature pages hereto, as BORROWERS
VARIOUS LENDERS AND ISSUING BANKS
and
BANK OF AMERICA, N.A.,
as Administrative Agent, Collateral Agent and Swingline Lender
_______________________________________
Dated as of July 30, 2021
BANK OF AMERICA, N.A.,
BMO CAPITAL MARKETS CORP.,
MACQUARIE CAPITAL (USA) INC., BNP PARIBAS SECURITIES CORP.,
DEUTSCHE BANK SECURITIES INC., PNC CAPITAL MARKETS LLC and
UBS SECURITIES LLC,
as Joint Lead Arrangers and Bookrunners

-i-

-ii-

-iii-

-iv-

-v-

SCHEDULE 1.01(A)    Existing Letters of Credit
SCHEDULE 1.01(B)    Unrestricted Subsidiaries
SCHEDULE 1.01(C)    Third Party Locations of Inventory
SCHEDULE 2.01    Commitments
SCHEDULE 2.02    Designated Account
SCHEDULE 6.03    Jurisdictions of Local Counsel Opinions
SCHEDULE 6(B)    Conditions to the RoW Effective Date
SCHEDULE 8.14    Subsidiaries
SCHEDULE 8.19    Labor Matters
SCHEDULE 9.13    Post-Closing Actions
SCHEDULE 10.01(iii)    Existing Liens
SCHEDULE 10.04(vii)    Existing Indebtedness
SCHEDULE 10.05(iii)    Existing Investments
SCHEDULE 10.06(viii)    Affiliate Transactions
SCHEDULE 13.03    Lender Addresses
EXHIBIT A-1    Form of Notice of Borrowing
EXHIBIT A-2    Form of Notice of Swingline Borrowing
EXHIBIT A-3    Form of Notice of Conversion/Continuation
EXHIBIT B-1    Form of Revolving Note
EXHIBIT B-2    Form of Swingline Note
EXHIBIT C-1    Form of U.S. Tax Compliance Certificate for Foreign Lenders that Are Not Partnerships for U.S. Federal Income Tax Purposes
EXHIBIT C-2    Form of U.S. Tax Compliance Certificate for Foreign Participants that Are Not Partnerships for U.S. Federal Income Tax Purposes
EXHIBIT C-3    Form of U.S. Tax Compliance Certificate for Foreign Participants that Are Partnerships for U.S. Federal Income Tax Purposes
EXHIBIT C-4    Form of U.S. Tax Compliance Certificate for Foreign Lenders that Are
Partnerships for U.S. Federal Income Tax Purposes
EXHIBIT D    Form of Notice of Secured Bank Product Provider
EXHIBIT E    Form of Officers’ Certificate
EXHIBIT F    [Reserved]
EXHIBIT G    [Reserved]
EXHIBIT H    Form of Guaranty Agreement
EXHIBIT I    Form of Solvency Certificate
EXHIBIT J    Form of Compliance Certificate
EXHIBIT K    Form of Assignment and Assumption
EXHIBIT L    Form of Intercreditor Agreement
EXHIBIT M    Form of Intercompany Subordination Agreement
-vi-

THIS REVOLVING CREDIT AGREEMENT, dated as of July 30, 2021, among MAV INTERMEDIATE HOLDING II CORPORATION, a Delaware corporation (“Holdings”), MAV ACQUISITION CORPORATION, a Delaware corporation (“Initial Borrower”), and following the Closing Date Merger, MCGRAW-HILL EDUCATION, INC., a Delaware corporation (“Ultimate Borrower”, together with Initial Borrower, “Lead Borrower”), each of the other Borrowers (as hereinafter defined) party hereto, the Lenders party hereto from time to time and BANK OF AMERICA, N.A. (“Bank of America”), as the Administrative Agent, the Collateral Agent and Swingline Lender. All capitalized terms used herein and defined in Article 1 are used herein as therein defined.
W I T N E S S E T H:
WHEREAS, pursuant to the Acquisition Agreement, Initial Borrower will acquire from the Seller, including the entity identified therein as the Seller Representative (each as defined in the Acquisition Agreement), the Ultimate Borrower and its Subsidiaries (collectively, the “Target”) (such acquisition, the “Acquisition”). Upon or promptly following the consummation of the Acquisition, Initial Borrower will merge with and into Ultimate Borrower, with Ultimate Borrower continuing as the surviving entity (the “Closing Date Merger”).
WHEREAS, (a) the Borrowers have requested that the Lenders extend credit in the form of Revolving Loans in an aggregate principal amount at any time outstanding not to exceed $200,000,000 (or such higher amount as permitted hereunder), consisting of (x) a U.S. Revolving Subfacility in an aggregate principal amount at any time outstanding not to exceed $165,000,000 and (y) a RoW Subfacility in an aggregate principal amount at any time outstanding not to exceed $35,000,000, (b) the Borrowers have requested that the Issuing Banks issue Letters of Credit in an aggregate stated amount at any time outstanding not to exceed $25,000,000, and (c) the Borrowers have requested that the Swingline Lender extend credit in the form of Swingline Loans in an aggregate principal amount at any time outstanding not to exceed $25,000,000.
NOW THEREFORE, the Lenders are willing to extend such credit to the Borrowers, the Swingline Lender is willing to make Swingline Loans to the U.S. Borrowers and the Issuing Banks are willing to issue Letters of Credit for the account of the Borrowers on the terms and subject to the conditions set forth herein.
NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE 1    Definitions and Accounting Terms.
Section 1.01    Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
“Account Debtor” shall mean any Person who may become obligated to another Person under, with respect to, or on account of, an Account.
“Accounting Change” shall have the meaning provided in Section 13.07(b).
“Accounts” shall mean all “accounts,” as such term is defined in the UCC as in effect on the date hereof in the State of New York, or, if applicable, in the PPSA, in which any Person now or hereafter has rights and shall include all rights to payment for goods sold or leased, or for services rendered.
“Acquired Entity or Business” shall mean either (x) the assets constituting a business, division, product line, manufacturing facility or distribution facility of any Person not already a Subsidiary of the Lead Borrower, which assets shall, as a result of the respective acquisition, become assets of the Lead Borrower or a Restricted Subsidiary of the Lead Borrower (or assets of a Person who shall be merged or amalgamated with and into the Lead Borrower or a Restricted Subsidiary of the Lead Borrower) or (y) a majority of the Equity Interests of any Person, which Person shall, as a result of the respective acquisition, become a Restricted Subsidiary of the Lead Borrower (or shall be merged or amalgamated with and into the Lead Borrower or a Restricted Subsidiary of the Lead Borrower).

“Acquisition” shall have the meaning provided in the recitals hereto.
“Acquisition Agreement” shall mean that certain Securities Purchase Agreement (including the schedules, exhibits and disclosure letters thereto), dated as of June 14, 2021 (as amended and/or supplemented), by and among Sellers, including the Seller Representative, Ultimate Borrower and Initial Borrower.
“Acquisition Agreement Representations” shall mean such of the representations made by the Target in the Acquisition Agreement as are material to the interests of the Agents and their Affiliates that are Lenders on the Closing Date, but only to the extent that Initial Borrower or its Affiliates have the right (taking into account any applicable cure periods) to terminate their obligations (or refuse to consummate the Acquisition) under the Acquisition Agreement or not to close thereunder as a result of the failure of such representations and warranties to be true and correct, in each case, without liability to Initial Borrower or its Affiliates.
“Additional Fixed Security” shall have the meaning provided in Section 9.17(e)(ii).
“Additional Intercreditor Agreement” shall mean an intercreditor agreement among the Collateral Agent and one or more Junior Representatives for holders of Permitted Junior Debt (or Permitted Refinancing Indebtedness in respect thereof) providing that, inter alia, the Liens on the Collateral in favor of the Collateral Agent (for the benefit of the Secured Creditors) shall be senior to such Liens in favor of the Junior Representatives (for the benefit of the holders of Permitted Junior Debt (or Permitted Refinancing Indebtedness in respect thereof)), as such intercreditor agreement may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof. Any Additional Junior Lien Intercreditor Agreement shall be in a form customary at such time for transactions of the type contemplated thereby and reasonably satisfactory to the Administrative Agent and Lead Borrower.
“Additional Security Documents” shall have the meaning provided in Section 9.12(a).
“Adjusted Availability” shall mean, as of any applicable date, the sum of (i) Global Availability on such date plus (ii) Specified Excess Availability on such date.
“Adjustment Date” shall mean the first day of January, April, July and October of each fiscal year.
“Adjusted LIBO Rate” shall mean, with respect to any Borrowing of LIBO Rate Loans for any Interest Period or for any Base Rate Borrowing based on the Adjusted LIBO Rate, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Agent” shall mean Bank of America, in its capacity as Administrative Agent for the Lenders hereunder, and shall include its branch offices and affiliates in any applicable jurisdiction and any successor to the Administrative Agent appointed pursuant to Section 12.10.
“Administrative Agent Fees” shall have the meaning provided in Section 2.05(b).
“Administrative Questionnaire” shall mean an administrative questionnaire in the form supplied by the Administrative Agent.
“Advisory Agreement” shall mean that certain Corporate Advisory Services Agreement, dated as of or around the Closing Date, by and between Lead Borrower (and/or one of the Parent Companies) and the Sponsor, as may be amended, amended and restated, modified, supplemented, extended or renewed from time to time.
“Affected Financial Institution” shall mean (i) any EEA Financial Institution or (ii) any UK Financial Institution.
“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that neither the Administrative Agent nor any Lender (nor any Affiliate thereof) shall be considered an Affiliate of the Lead Borrower or any Subsidiary thereof as a result of this Agreement, the extensions of credit hereunder or its actions in connection therewith.
“Agent Parties” shall have the meaning provided in Section 13.03(d).
“Agents” shall mean the Administrative Agent, the Collateral Agent, any sub-agent or co-agent of either of the foregoing pursuant to the Credit Documents and the Lead Arrangers.
“Aggregate Borrowing Base” shall mean the sum of all of the Borrowing Bases (other than clause (d) of the definition of “RoW Borrowing Base”); provided that the RoW Borrowing Base shall not exceed 25% of the Aggregate Borrowing Base (calculated after giving effect to such cap).
The Aggregate Borrowing Base or any component thereof at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 6(A).19 or Section 9.17(a), as applicable.
The Administrative Agent shall (i) promptly notify the Lead Borrower in writing (including via e-mail) whenever it determines that a Borrowing Base as of any specified date set forth on a Borrowing Base Certificate differs from such Borrowing Base as determined by the Administrative Agent for such date, (ii) discuss the basis for any such deviation and any changes proposed by the Lead Borrower, including the reasons for any impositions of or changes in Reserves (in the Administrative Agent’s Permitted Discretion and subject to the definition thereof) or eligibility criteria, with the Lead Borrower, (iii) consider, in the exercise of its Permitted Discretion, any additional factual information provided by the Lead Borrower relating to the determination of such Borrowing Base and (iv) promptly notify the Lead Borrower of its decision with respect to any changes proposed by the Lead Borrower. Pending a decision by the Administrative Agent to make any requested change, the initial determination of such Borrowing Base by the Administrative Agent shall continue to constitute such Borrowing Base.
“Aggregate Commitments” shall mean, at any time, the aggregate amount of the U.S. Revolving Commitments and the RoW Revolving Commitments of all Lenders.
“Aggregate Exposures” shall mean, at any time, the sum of (a) the aggregate Outstanding Amount of all Loans plus (b) the LC Exposure, each determined at such time plus (c) to the extent not included in clause (a) of this definition, the aggregate Outstanding Amount of all Swingline Loans, each determined at such time.
“Agreed Currencies” shall mean Dollars and each Alternative Currency.
“Agreement” shall mean this Revolving Credit Agreement, as may be amended, amended and restated, modified, supplemented, extended or renewed from time to time.
“Alternative Currency” shall mean, (i) with respect to the U.S. Subfacility, Australian Dollars, Canadian Dollars, Euros, New Zealand Dollars and Pounds Sterling and (ii) with respect to the RoW Subfacility, Australian Dollars, Canadian Dollars, Euros, New Zealand Dollars and Pounds Sterling, together, in each case, with each other currency (other than Dollars) that is approved in accordance with Section 1.04; provided that for each Alternative Currency, such requested currency is an Eligible Currency.
“Alternative Currency Daily Rate” means, for any day, with respect to any Credit Extension:
(a)    denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment; and
(b)    denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a daily rate), the daily rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.04(a) plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.04(a);
provided, that, if any Alternative Currency Daily Rate shall be less than 0.00%, such rate shall be deemed 0.00% for purposes of this Agreement. Any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.
“Alternative Currency Daily Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.” All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency.
“Alternative Currency Equivalent” shall mean, in relation to any Alternative Currency, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in such Alternative Currency as determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.
“Alternative Currency Loan” means an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.
“Alternative Currency Term Rate” means, for any Interest Period, with respect to any Credit Extension:
(a)    denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period;
(b)    denominated in Canadian dollars, the rate per annum equal to the Canadian Dollar Offered Rate (“CDOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “CDOR Rate”) on the Rate Determination Date with a term equivalent to such Interest Period;
(c)    denominated in Australian dollars, the rate per annum equal to the Bank Bill Swap Reference Bid Rate (“BBSY”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period;
(d)    denominated in New Zealand dollars, the rate per annum equal to the Bank Bill Reference Bid Rate (“BKBM”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period; and
(e)    denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.04(a) plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.04(a);
provided, that, if any Alternative Currency Term Rate shall be less than 0.00%, such rate shall be deemed 0.00% for purposes of this Agreement.
“Alternative Currency Term Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Lead Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption including the United States Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Public Officials Act (Canada), the Prevention of Corruption Act, Chapter 241 of Singapore and the Corruption, Drug Trafficking and Other Serious Crimes (Confiscation of Benefits) Act, Chapter 65A of Singapore, each as amended.
“Applicable Administrative Borrower” shall mean (i) with respect to the U.S. Subfacility, the Lead Borrower and (ii) with respect to the RoW Subfacility, the UK Lead Borrower.
“Applicable Authority” means, with respect to any Alternative Currency, the applicable administrator for the Relevant Rate for such Alternative Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator.
“Applicable Collateral” shall mean (a) with respect to the Obligations of the U.S. Credit Parties in respect of the U.S. Subfacility, Collateral in which a security interest is granted by a U.S. Credit Party, and (b) with respect to the Obligations of any Credit Party in respect of the RoW Subfacility, Collateral in which a security interest is granted by any Credit Party.
“Applicable Margin” shall mean with respect to any Type of Revolving Loan the per annum margin set forth below, as determined by the Average Global Availability as of the most recent Adjustment Date:

Level	Average Global Availability (percentage of Line Cap)	Base Rate Loans	Alternative Currency Daily Rate Loans, Alternative Currency Term Rate Loans, LIBO Rate Loans and European Base Rate Loans
I	> 66%	0.25%	1.25%
II	> 33% but < 66%	0.50%	1.50%
III	< 33%	0.75%	1.75%
Until the first Adjustment Date occurring after completion of the first full fiscal quarter of the Lead Borrower after the Closing Date, the Applicable Margin shall be determined as if Level II were applicable. Thereafter, the Applicable Margin shall be subject to increase or decrease on each Adjustment Date based on Average Global Availability during the immediately preceding fiscal quarter. If Lead Borrower fails to deliver any Borrowing Base Certificate on or before the date required for delivery thereof, then, at the option of the Required Lenders upon written notice from the Administrative Agent to Lead Borrower, the Applicable Margin shall be determined as if Level III were applicable, from the first day of the calendar month following the date such Borrowing Base Certificate was required to be delivered until the date of delivery of such Borrowing Base Certificate.
“Applicable Time” shall mean, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment and, in the case of borrowing requests and payments by Borrowers, notified in writing to the Lead Borrower. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account of the Administrative Agent (i) in the case of Loans to a U.S. Borrower, payments received by the Administrative Agent, no later than 3:00 p.m. New York City time and (ii) in the case of Loans to a UK Borrower, payments received by the Administrative Agent, no later than 1:00 p.m., London time.
“Approved Fund” shall mean any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person)) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) an existing Lender, (b) an Affiliate of an existing Lender or (c) an entity or an Affiliate of an entity that administers or manages an existing Lender.

“Assignment and Assumption” shall mean an Assignment and Assumption substantially in the form of Exhibit K (appropriately completed) or such other form as shall be acceptable to the Administrative Agent and the Lead Borrower (such approval by the Lead Borrower not to be unreasonably withheld, delayed or conditioned).
“Audited Financial Statements” shall have the meaning provided in Section 6(A).11.
“Availability Conditions” shall be deemed satisfied only if:
(a)    with respect to the U.S. Subfacility, each Lender’s U.S. Revolving Exposure does not exceed such Lender’s U.S. Revolving Commitment;
(b)    with respect to the RoW Subfacility, each Lender’s RoW Revolving Exposure does not exceed such Lender’s RoW Revolving Commitment;
(c)    with respect to Loans under the RoW Subfacility made to the UK Borrowers in reliance on clause (d) of the definition of “RoW Borrowing Base”, each Lender’s U.S. Revolving Exposure does not exceed such Lender’s U.S. Revolving Commitment;
(d)    with respect to the U.S. Subfacility, the sum of (i) the aggregate U.S. Revolving Exposure of all Lenders plus (ii) the aggregate RoW Revolving Exposure in respect of RoW Revolving Loans made to the UK Borrowers in reliance on clause (d) of the definition of “RoW Borrowing Base” does not exceed the U.S. Line Cap;
(e)    with respect to the RoW Subfacility, the aggregate RoW Revolving Exposure does not exceed the RoW Line Cap; and
(f)    with respect to each Subfacility, the Aggregate Exposure of all Lenders does not exceed the Line Cap.
“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.
“Average Global Availability” shall mean at any Adjustment Date, the average daily Global Availability for the fiscal quarter immediately preceding such Adjustment Date.
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” shall mean, (i) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (ii) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” shall have the meaning provided in the preamble hereto.
“Bank Product” shall mean any of the following products, services or facilities extended to any Borrower or any of its Subsidiaries: (a) Cash Management Services; (b) products under Swap Contracts; (c) commercial credit card, purchase card and merchant card services; and (d) other banking products or services as may be requested by any Borrower or any of its Subsidiaries, other than Letters of Credit issued pursuant to the provisions of Section 2.13 by the Administrative Agent or any Issuing Bank.

“Bank Product Debt” shall mean Indebtedness and other obligations of a Borrower or any of its Restricted Subsidiaries relating to Bank Products.
“Bank Product Reserve” shall mean the aggregate amount of reserves established by the Administrative Agent from time to time in its Permitted Discretion in respect of Secured Bank Product Obligations (which shall at all times include a reserve for the maximum amount of all Noticed Hedges outstanding at that time).
“Bankruptcy Code” shall have the meaning provided in Section 11.05.
“Base Fee Letter” shall mean that certain base fee letter, dated as of June 14, 2021, by and among Initial Borrower, Bank of America and BofA Securities, Inc., as amended, supplemented or otherwise modified by the joinders thereto entered into among Borrower, Bank of America, BofA Securities, Inc. and the other Commitment Parties.
“Base Rate” shall mean, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate in effect on such day (which, if negative, shall be deemed to be 0.00%) plus ½ of 1%, (b) the Prime Rate in effect on such day and (c) the Adjusted LIBO Rate for a LIBO Rate Loan with a one month Interest Period commencing on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%. Notwithstanding any of the foregoing, the Base Rate shall not at any time be less than 0% per annum. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.
“Base Rate Loan” shall mean each Revolving Loan which is designated or deemed designated as a Revolving Loan bearing interest at the Base Rate by the Applicable Administrative Borrower at the time of the incurrence thereof or conversion thereto. All Base Rate Loans shall be denominated in Dollars.
“Benchmark” shall mean, initially, with respect to any Loan denominated in Dollars, the LIBO Rate; provided that if a replacement of any Benchmark has occurred pursuant to Section 3.05(b) then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Replacement” shall mean:
(1)    for purposes of Section 3.05(b)(i), the first alternative set forth below that can be determined by the Administrative Agent:
(a)    the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration, or
(b)    the sum of: (i) Daily Simple SOFR and (ii) 0.26161% (26.161 basis points);
provided that, if initially LIBO Rate is replaced with the rate contained in clause (b) above (Daily Simple SOFR plus the applicable spread adjustment) and subsequent to such replacement, the Administrative Agent determines that Term SOFR has become available and is administratively feasible for the Administrative Agent in its sole discretion, and the Administrative Agent notifies the Lead Borrower and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Benchmark Replacement shall be as set forth in clause (a) above; and
(2)    for purposes of Section 3.05(b)(ii), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative

Agent and the Lead Borrower as the replacement Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by a Relevant Governmental Body, for syndicated credit facilities denominated in Dollars at such time;
provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than 0%, the Benchmark Replacement will be deemed to be 0% for the purposes of this Agreement and the other Credit Documents.
Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).
“Benchmark Transition Event” shall mean, with respect to any then-current Benchmark other than LIBO Rate, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark or a Governmental Authority with jurisdiction over such administrator announcing or stating that all Available Tenors are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided that, at the time of such statement or publication, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide any representative tenors of such Benchmark after such specific date.
“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation and consistent with the LSTA form beneficial ownership certification.
“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.
“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”
“BHC Act Affiliate” shall have the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Book Value” shall mean book value as determined in accordance with U.S. GAAP.
“Borrower Financial Statements” shall have the meaning provided in Section 6(A).11.
“Borrower Financial Statements Date” shall have the meaning provided in Section 6(A).11.
“Borrower Materials” shall have the meaning provided in Section 9.01.
“Borrowers” shall mean the U.S. Borrowers and the UK Borrowers.

“Borrowing” shall mean the borrowing of the same Type, Class and in the same currency, of Revolving Loan by the Borrowers from all the Lenders having Commitments on a given date (or resulting from a conversion or conversions on such date), having, in the case of LIBO Rate Loans or Alternative Currency Term Rate Loans, the same Interest Period.
“Borrowing Base” shall mean any of the U.S. Borrowing Base and the RoW Borrowing Base.
“Borrowing Base Certificate” shall mean a certificate of a Responsible Officer of the Lead Borrower in form and substance reasonably satisfactory to the Administrative Agent.
“Borrowing Base Floor” shall have the meaning given in the definition of U.S. Borrowing Base.
“Business Day” shall mean any day except Saturday, Sunday and any day which shall be in New York City or the state where the Administrative Agent’s office is located a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in New York City, and (i) in connection with Loans under the RoW Subfacility, any day except Saturday, Sunday and any day which shall be in London a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in London, (ii) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Alternative Currency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan, means a Business Day that is also a TARGET Day, (iii) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Pounds Sterling, means a Business Day other than a day on which banks are closed for general business in London because such day is a legal holiday under the laws of the United Kingdom and (iv) if such day relates to any fundings, disbursements, settlements and payments in respect of an Alternative Currency Loan denominated in a currency other than Euro and Pounds Sterling, or any other dealings in any currency other than Euro and Pounds Sterling to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan (other than any interest rate settings), means any Business Day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
“Canadian Activation Date” means the date on which all of the conditions set forth in Section 6(B) have been met with respect to each of the Canadian Credit Parties.
“Canadian Collateral” shall mean all the “Collateral” (or equivalent terminology, such as “Hypothecated Property”) as defined in the Initial Canadian Security Agreement and all other property (whether real, personal or otherwise) with respect to which any security interests or hypothecs have been granted (or purported to be granted) by the Canadian Credit Parties or will be granted in accordance with the requirements set forth in Section 9.13.
“Canadian Credit Party” shall mean each Canadian Guarantor.
“Canadian Dollars” and “C$” shall mean the lawful currency of Canada.
“Canadian Defined Benefit Pension Plan” shall mean any Canadian Pension Plan which contains a “defined benefit provision,” as defined in subsection 147.1(1) of the CITA
“Canadian Dominion Account” shall mean a special concentration account established by Canadian Credit Parties in Canada, at Bank of America or another bank reasonably acceptable to the Administrative Agent, over which the Administrative Agent has exclusive control for withdrawal purposes pursuant to the terms and provisions of this Agreement and the other Credit Documents.
“Canadian Guarantor” shall mean each Canadian Subsidiary that is a Guarantor on the Closing Date, or which becomes a Guarantor after the Closing Date pursuant to Section 9.12 or otherwise.
“Canadian Pension Event” shall mean, solely with respect to a Canadian Defined Benefit Pension Plan, (a) the termination by a Credit Party of such a Canadian Defined Benefit Pension Plan; or (b) the filing of a notice of intention to terminate in whole or in part such a Canadian Defined Benefit Pension Plan; or (c) the issuance of an order or notice of intended decision by any Governmental Authority to terminate or have an administrator or like body appointed to administer such a Canadian Defined Benefit Pension Plan; or (d) any other event or condition which might constitute grounds for the termination of, winding up or partial termination or winding up or the appointment of an administrator to administer, any such Canadian Defined Benefit Pension Plan.
“Canadian Pension Plan” shall mean any “registered pension plan” as such term is defined under the CITA that is maintained or contributed to by a Credit Party for its employees or former employees.
“Canadian Priority Payables Reserve” shall mean, on any date of determination and only with respect to a Canadian Credit Party, reserves established by the Administrative Agent in its Permitted Discretion for amounts secured by any Liens, choate or inchoate, ranking or capable of ranking in priority senior to or pari passu with the Collateral Agent’s Liens on Canadian Collateral, including, without duplication, (i) amounts deemed to be held in trust, or held in trust, pursuant to applicable law, (ii) any such amounts due or which may become due for wages, salaries, commissions or compensation, including vacation pay (including amounts protected by section 81.3 of the Bankruptcy and Insolvency Act (Canada)), (iii) any such amounts for workers’ compensation, employment insurance, employee source deductions, employee income tax, sales tax, goods and services tax, value added tax, harmonized sales tax or similar taxes and all contributions under the Canada Pension Plan or the Quebec Pension Plan, (iv) any amounts due and not contributed to a Canadian Pension Plan, including with respect to any wind-up or solvency deficiency, and (v) similar statutory or other claims, that in each case referred to in paragraphs (i) through (iv) above are secured by Liens, choate or inchoate, ranking or capable of ranking in priority senior to or pari passu with the Collateral Agent’s Liens on Canadian Collateral.
“Canadian Security Documents” shall mean the Initial Canadian Security Agreement, each Deposit Account Control Agreement and, after the execution and delivery thereof, each Additional Security Document, together with any other applicable security documents executed by the Canadian Credit Parties from time to time, such as a deed of hypothec or any other related documents as may be required to perfect a Lien in favor of the Collateral Agent for the benefit of the Secured Creditors.
“Canadian Subsidiary” shall mean any Subsidiary of the Lead Borrower that is incorporated, formed or otherwise organized under the laws of Canada or any province or territory thereof.
“Capital Expenditures” shall mean, with respect to any Person, all expenditures by such Person which are required to be capitalized in accordance with U.S. GAAP and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person; provided that Capital Expenditures shall not include (i) the purchase price paid in connection with a Permitted Acquisition, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for such existing equipment being traded in at such time, (iii) expenditures made in leasehold improvements, to the extent reimbursed by the landlord, (iv) expenditures to the extent that they are actually paid for by any Person other than a Credit Party or any of its Restricted Subsidiaries and for which no Credit Party or any of its Restricted Subsidiaries has provided or is required to provide or incur, directly or indirectly, any consideration or monetary obligation to such third party or any other Person (whether before, during or after such period), (v) property, plant and equipment taken in settlement of accounts and (vi) expenditures made to restore, replace or rebuild property subject to any damage, loss, destruction or condemnation, to the extent such expenditures are made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any damage, loss destruction or condemnation.
“Capital Requirements Directive” shall mean Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.
“Capitalized Lease Obligations” shall mean, with respect to any Person, all rental obligations of such Person which, under U.S. GAAP, are required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with U.S. GAAP.

“Cash Collateralize” shall mean (a) to pledge and deposit with or deliver to the Administrative Agent for deposit into the LC Collateral Account, for the benefit of the Administrative Agent, the Issuing Banks or the Swingline Lender (as applicable) and the Lenders, cash as collateral for, or (b) to provide other credit support (including in the form of backstop letters of credit), in form and containing terms (including, to the extent not specifically set forth in this Agreement, the amount thereof) reasonably satisfactory to the Administrative Agent or the Issuing Banks, as applicable, for, in either case, the LC Exposure, Obligations in respect of Swingline Loans, or obligations of Lenders to fund participations in respect thereof (as the context may require). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and such other credit support.
“Cash Equivalents” shall mean:
(i)    U.S. Dollars, Canadian Dollars, Pounds Sterling, Euros, the national currency of any participating member state of the European Union or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;
(ii)    readily marketable direct obligations of any member of the European Economic Area, Switzerland, Japan, the United Kingdom or any political subdivision, agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of such country, and, at the time of acquisition thereof, having a credit rating of at least Aa3 (or the equivalent grade) by Moody’s, AA- (or the equivalent grade) by S&P or AA- (or the equivalent grade) by Fitch;
(iii)    marketable general obligations issued by (a) any state of the United States or any political subdivision thereof or any instrumentality thereof that are guaranteed by the full faith and credit of such state or (b) Canada or any political subdivision, agency or instrumentality thereof that are guaranteed by the full faith and credit of Canada, and, in each case, at the time of acquisition thereof, having a credit rating of at least Aa3 (or the equivalent grade) by Moody’s, AA- (or the equivalent grade) by S&P or AA- (or the equivalent grade) by Fitch;
(iv)    securities or any other evidence of Indebtedness or readily marketable direct obligations issued or directly and fully guaranteed or insured by (a) the United States government or any agency or instrumentality of the United States government, the United Kingdom government or any agency or instrumentality thereof, or any member of the European Union or any agency or instrumentality thereof (provided that the full faith and credit of the United States, the United Kingdom or such member, as the case may be, is pledged in support of those securities) or (b) Canada or any agency or instrumentality thereof (provided that the full faith and credit of Canada is pledged in support of those securities), and, in each case, having maturities of not more than 24 months from the date of acquisition;
(v)    certificates of deposit and eurodollar time deposits with maturities of twenty-four months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twenty-four months and overnight bank deposits, in each case, with any Lender party to this Agreement or any commercial bank or trust company having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least “A-2” (or equivalent grade) by Moody’s, “A” (or the equivalent grade) by S&P or “A” (or the equivalent grade) by Fitch;
(vi)    repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (iv) and (v) above entered into with any financial institution meeting the qualifications specified in clause (v) above;
(vii)    commercial paper having one of the two highest ratings obtainable from Moody’s, S&P or Fitch and, in each case, maturing within 24 months after the date of acquisition;
(viii)    money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (vii) of this definition; and

(ix)    Indebtedness or preferred stock issued by Person having a credit rating of at least A-2 (or the equivalent grade) by Moody’s, A (or the equivalent grade) by S&P or A (or the equivalent grade) by Fitch, maturing within 24 months after the date of acquisition.
“Cash Flow Agent” shall mean Bank of America, in its capacity as administrative agent and collateral agent under the Cash Flow Documents.
“Cash Flow Credit Agreement” shall mean (i) the Credit Agreement entered into as of the Closing Date (as the same may be amended, amended and restated, modified or supplemented from time to time in accordance with the terms hereof and thereof) by and among the Lead Borrower, the other borrowers party thereto, Holdings, the lenders party thereto in their capacities as lenders thereunder, the Cash Flow Agent and the other agents and parties party thereto from time to time, and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred to extend (subject to the limitations set forth herein and in the Intercreditor Agreement) or refinance in whole or in part the Indebtedness and other obligations outstanding under (x) the credit agreement referred to in clause (i) or (y) any subsequent Cash Flow Credit Agreement, unless such agreement or instrument expressly provides that it is not intended to be and is not a Cash Flow Credit Agreement hereunder. Any reference to the Cash Flow Credit Agreement hereunder shall be deemed a reference to any Cash Flow Credit Agreement then in existence.
“Cash Flow Documents” shall mean the Cash Flow Credit Agreement and any other Credit Document (as defined in the Cash Flow Credit Agreement).
“Cash Flow Priority Collateral” shall have the meaning assigned to the term “Fixed Asset Collateral” in the Intercreditor Agreement.
“Cash Management Services” shall mean any services provided from time to time to any Borrower or any of its Subsidiaries in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.
“CFC” shall mean a Subsidiary of the Lead Borrower that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“Change in Law” shall mean the occurrence after the Closing Date or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement, of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 2.10(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after such applicable date; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III (including CRD IV), shall be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“Change of Control” shall be deemed to occur if:
(a)    at any time prior to an Initial Public Offering, any combination of Permitted Holders shall fail to own beneficially (within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the Closing Date), directly or indirectly, in the aggregate Equity Interests representing at least 50.1% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings;

(b)    at any time on and after an Initial Public Offering, any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), but excluding (x) any employee benefit plan of such person and its Subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, (y) any combination of Permitted Holders and (z) any one or more direct or indirect parent companies of Holdings in which the Permitted Holders, directly or indirectly, owns the largest percentage of such parent company’s voting Equity Interests and in which no other person or group directly or indirectly owns or controls (by ownership, control or otherwise) more voting Equity Interests of such parent company than the Permitted Holders, shall have, directly or indirectly, acquired beneficial ownership of Equity Interests representing 35% or more of the aggregate voting power represented by the issued and outstanding Equity Interests of the Relevant Public Company and the Permitted Holders shall own, directly or indirectly, less than such person or “group” of the aggregate voting power represented by the issued and outstanding Equity Interests of the Relevant Public Company;
(c)    a “change of control” (or similar event) shall occur under (i) the Cash Flow Credit Agreement, (ii) the Secured Notes Indenture, (iii) the Unsecured Notes Indenture or (iv) the definitive agreements pursuant to which any Refinancing Notes/Loans or Indebtedness permitted under Section 10.04(xxvii) was issued or incurred, in each case of this subclause (iv) with an aggregate outstanding principal amount in respect of such series of Refinancing Notes/Loans or other Indebtedness in excess of the Threshold Amount; or
(d)    other than in connection with or after an Initial Public Offering, Holdings shall cease to own, directly or indirectly, (i) 100% of the Equity Interests of the Lead Borrower or (ii) 100% of the Equity Interests (other than directors’ qualifying shares in de minimis amounts) of the UK Lead Borrower (except to the extent (x) any such Credit Party has been designated as an Unrestricted Subsidiary pursuant to Section 9.16, (y) any such Credit Party has been transferred, merged or amalgamated into another entity pursuant to Section 10.02, or (z) all outstanding Loans and Commitments of the Subfacility with respect to which such Credit Party’s assets are included in the Borrowing Base have been repaid and terminated in full).
Notwithstanding anything to the contrary in this definition or any provision of Section 13d-3 of the Exchange Act, no person or “group” shall be deemed to beneficially own Equity Interests to be acquired by such person or “group” pursuant to a stock or asset purchase agreement, merger or amalgamation agreement, option agreement, warrant agreement or similar agreement (or voting agreement related thereto) until the consummation of the acquisition of the Equity Interests in connection with the transactions contemplated by such agreement.
“Chattel Paper” shall have the meaning provided in Article 9 of the UCC or, if applicable, the PPSA.
“CITA” shall mean the Income Tax Act (Canada), as amended from time to time.
“Class” (a) when used with respect to Lenders, refers to whether such Lender has a Loan, Protective Advance or Commitment with respect to the U.S. Subfacility or the RoW Subfacility, (b) when used with respect to Commitments, refers to whether such Commitments are U.S. Revolving Commitments or RoW Revolving Commitments, and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Loans under the U.S. Subfacility, Loans under the RoW Subfacility or Protective Advances under the U.S. Subfacility or the RoW Subfacility.
“Closing Date” shall mean July 30, 2021.
“Closing Date Borrowing Base Termination Date” shall have the meaning provided in Section 9.17(h).
“Closing Date Material Adverse Effect” shall have the meaning ascribed to the term “Company Material Adverse Effect” in the Acquisition Agreement; provided that for the purposes of Section 6.14, the reference in such definition to “Business”, “Company” and to “Group Companies” shall instead mean a reference to “Lead Borrower and its Subsidiaries”.

“Closing Date Merger” shall have the meaning provided in the recitals hereto.
“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time.
“Collateral” shall mean, collectively, the U.S. Collateral and the Foreign Collateral, provided that in no event shall the term “Collateral” include any interests in Real Property or Excluded Collateral.
“Collateral Agent” shall mean Bank of America, in its capacity as collateral agent for the Secured Creditors pursuant to the Security Documents, and shall include its branch offices and affiliates in any applicable jurisdiction and any successor to the Collateral Agent appointed pursuant to Section 12.10.
“Collection Accounts” has the meaning given to that term in Section 9.17(e)(i).
“Collections” has the meaning given to that term in Section 9.17(e)(i).
“Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Commitment, LC Commitment or Swingline Commitment, or any Extended Revolving Loan Commitment of such Lender.
“Commitment Letter” shall mean that certain commitment letter, dated as of June 14, 2021, by and among Initial Borrower, Bank of America and BofA Securities, Inc., as amended, supplemented or otherwise modified by the joinders thereto entered into among Initial Borrower, Bank of America, BofA Securities, Inc. and the other Commitment Parties.
“Commitment Parties” shall have the meaning provided to such term in the Commitment Letter, as amended, supplemented or otherwise modified by the joinders thereto.
“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” shall mean a certificate of a Responsible Officer of the Lead Borrower substantially in the form of Exhibit J hereto, or otherwise in form and substance reasonably satisfactory to the Administrative Agent.
“Conforming Changes” shall mean, with respect to the use, administration of or any conventions associated with any Alternative Currency Daily Rate, Alternative Currency Term Rate or any proposed Successor Rate for an Alternative Currency, as applicable, any conforming changes to the definitions of “Base Rate”, “Alternative Currency Daily Rate”, “Alternative Currency Term Rate”, “Interest Period” (and, in each case, the definitions of any component thereof) timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of “Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Alternative Currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Alternative Currency exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Credit Document).
“Consolidated Depreciation and Amortization Expense” shall mean, with respect to any Person, for any period, the total amount of depreciation and amortization expense, including (i) amortization of deferred financing fees and debt issuance costs, commissions, fees and expenses, (ii) amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits and (iii) amortization of intangibles (including, without limitation, amortization of turnaround costs, goodwill and organizational costs) (excluding any such adjustment to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such adjustment is subsequently reversed), in each case of such Person and its Restricted Subsidiaries for such period on a consolidated basis in accordance with U.S. GAAP.
“Consolidated EBITDA” shall mean, with respect to any Person for any period, Consolidated Net Income of such Person for such period; plus (without duplication):
(i)    provision for taxes based on income, profits, revenue or capital (including state, foreign income taxes, franchise taxes, excise, value added and similar taxes), franchise taxes, foreign withholding taxes (in each case, including any future taxes or levies that replace or are intended to be in lieu of taxes and any penalties and interest related to taxes or arising from tax examinations) of such Person and its Restricted Subsidiaries for such period, and including an amount equal to the tax distributions actually made to the holders of the Equity Interests of such Person or any direct or indirect parent of such Person in respect of such period in accordance with Section 10.03(vi) as though such amounts had been paid as income taxes directly by such Person, in each case, to the extent such provision for taxes was deducted in computing such Consolidated Net Income; plus
(ii)    the Consolidated Depreciation and Amortization Expense of such Person and its Restricted Subsidiaries for such period, to the extent such expenses were deducted in computing such Consolidated Net Income; plus
(iii)    the Consolidated Interest Charges of such Person and its Restricted Subsidiaries for such period, to the extent such Consolidated Interest Charges were deducted in computing such Consolidated Net Income; plus
(iv)    any other non-cash losses, charges and expenses of such Person and its Restricted Subsidiaries (including write-offs and write-downs) for such period, to the extent such non-cash losses, charges or expenses were included in computing such Consolidated Net Income; provided that if any such non-cash loss, charge or expense represents an accrual or reserve for anticipated cash charges in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period; plus
(v)    any losses from foreign currency transactions and foreign currency translations (including losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent such losses were taken into account in computing such Consolidated Net Income; plus
(vi)    (a) the Specified Permitted Adjustments and (b) any other cost savings, operating expense reductions, operating improvements and synergies permitted to be added back to this definition pursuant to the definition of “Pro Forma Cost Savings” (including, without limitation, expenses attributable to the implementation of such cost savings initiatives and costs and expenses incurred after the Closing Date related to employment of terminated employees incurred by such Person during such period to the extent such costs and expenses were deducted in computing Consolidated Net Income) and in the case of this clause (b), subject to the Cost Savings Cap; plus
(vii)    losses in respect of pension and post-employment benefits of such Person, as a result of the application of ASC 715, Compensation-Retirement Benefits, to the extent that such losses were deducted in computing such Consolidated Net Income; plus
(viii)    the amount of fees, indemnities and expenses incurred or reimbursed by such Person pursuant to (a) the Advisory Agreement as in effect on the Closing Date during such period or pursuant to any amendment, modification or supplement thereto or replacement thereof, so long as the Advisory Agreement, as so amended, modified, supplemented or replaced, taken as a whole, is otherwise permitted hereunder and (b) Section 10.06(xii) hereunder; plus

(ix)    any proceeds from business interruption insurance received by such Person during such period, to the extent the associated losses arising out of the event that resulted in the payment of such business interruption insurance proceeds were included in computing Consolidated Net Income; plus
(x)    any fees and expenses (including, for the avoidance of doubt, credit insurance) related to a Qualified Securitization Transaction or any Receivables Facility to the extent such fees and expenses are included in computing Consolidated Net Income; plus
(xi)    any contingent or deferred payments (including, without limitation, indemnification payments, adjustments of purchase or acquisition price, earn-outs, noncompetes, consulting payments and similar obligations) incurred in connection with the Transaction, Permitted Acquisitions or any other acquisitions, dispositions or Investments (including those consummated prior to the Closing Date), to the extent paid or accrued during such period; plus
(xii)    the amount of loss or discount on sales of receivables and related assets to a Securitization Entity in connection with a Qualified Securitization Transaction or otherwise in connection with a Receivables Facility to the extent included in computing Consolidated Net Income; plus
(xiii)    the amount of any interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any Restricted Subsidiary of such Person that is not a Wholly-Owned Restricted Subsidiary of such Person; plus
(xiv)    with respect to any joint venture that is not a Restricted Subsidiary, an amount equal to the proportion of those items described in clauses (i), (ii) and (iii) above relating to such joint venture corresponding to such Person’s and its Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary) solely to the extent Consolidated Net Income of such joint venture was reduced thereby; minus
(xv)    the amount of any gain in respect of pension and post-employment benefits as a result of the application of ASC 715, to the extent that such gains were taken into account in computing such Consolidated Net Income; minus
(xvi)    any gains from foreign currency transactions and foreign currency translations (including gains related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent such gains were taken into account in computing such Consolidated Net Income; minus
(xvii)    non-cash gains increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business and other than reversals of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period;
provided, that Lead Borrower may, in its sole discretion, elect to not make any adjustment for any item pursuant to the foregoing clauses (i) through (xvii) above if any such item individually is less than $2,000,000 in any fiscal quarter.
“Consolidated Fixed Charge Coverage Ratio” shall mean, with respect to any Test Period, the ratio of (a) Consolidated EBITDA of Lead Borrower and its Restricted Subsidiaries for such Test Period, minus (x) Capital Expenditures of Lead Borrower and its Restricted Subsidiaries paid in cash (excluding the proceeds of any Indebtedness (other than Indebtedness hereunder)) for such Test Period, (y) the amount of cash payments made during such Test Period (net of cash refunds received during such period up to the amount of such cash payments) by Lead Borrower and its Restricted Subsidiaries in respect of federal, state, local and foreign income taxes during such Test Period and (z) Dividends permitted by Section 10.03(xiii) or (xv) paid in cash for such Test Period to (b) Consolidated Fixed Charges for such Test Period, in each case, calculated on a Pro Forma Basis.

“Consolidated Fixed Charges” shall mean, with respect to any period, for Lead Borrower and its Restricted Subsidiaries on a consolidated basis, (i) the sum, without duplication, of (a) Consolidated Interest Charges for such period to the extent paid in cash (or accrued and payable on a current basis in cash) and (b) the aggregate amount of scheduled amortization payments of principal made during such period in respect of long-term Consolidated Indebtedness less (ii) the consolidated interest income of Borrower and its Restricted Subsidiaries for such period, whether received or accrued, to the extent such income was included in determining Consolidated Net Income. Notwithstanding the foregoing, for purposes of calculating Consolidated Fixed Charges for any period that includes a fiscal quarter (or portion thereof) prior to the Closing Date, Consolidated Fixed Charges shall be calculated from the period from the Closing Date to the date of determination divided by the number of days in such period and multiplied by 365. For purposes of this definition, interest on Capitalized Lease Obligations will be deemed to accrue at the interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligations in accordance with U.S. GAAP.
“Consolidated Indebtedness” shall mean, at any time, the sum of (without duplication) (i) all Capitalized Lease Obligations of the Lead Borrower and its Restricted Subsidiaries, (ii) all Indebtedness of the Lead Borrower and its Restricted Subsidiaries of the type described in clause (i)(A) of the definition of “Indebtedness” and (iii) all Contingent Obligations of the Lead Borrower and its Restricted Subsidiaries in respect of Indebtedness of any third Person of the type referred to in the preceding clauses (i) and (ii), in each case, determined on a consolidated basis in accordance with U.S. GAAP and calculated on a Pro Forma Basis; provided that Consolidated Indebtedness shall not include Indebtedness in respect of any Refinancing Notes/Loans or Permitted Notes that have been defeased or satisfied and discharged in accordance with the applicable indenture or with respect to which the required deposit has been made in connection with a call for repurchase or redemption to occur within the time period set forth in the applicable indenture, in each case to the extent such transactions are permitted by Section 10.07. For the avoidance of doubt, it is understood that obligations under any Receivables Facility and any Qualified Securitization Transaction do not constitute Consolidated Indebtedness.
“Consolidated Interest Charges” shall mean, with respect to any period, for Lead Borrower and its Restricted Subsidiaries on a consolidated basis, all cash interest, premium payments, debt discount, charges and related fees and expenses, net of interest income, of the Lead Borrower and its Restricted Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with U.S. GAAP (including commissions, discounts, yield and other fees (including related interest expenses) related to any Qualified Securitization Transaction or any Receivables Facility), excluding (a) up-front or financing fees, transaction costs, commissions, expenses, premiums or charges, (b) costs associated with obtaining, or breakage costs in respect of swap or hedging agreements, (c) amortization of deferred financing costs and (d) all cash dividends, whether paid or accrued, on any series of preferred stock or any series of Disqualified Stock of such Person or any of its Restricted Subsidiaries, excluding items eliminated in consolidation, in each case, determined on a consolidated basis in accordance with U.S. GAAP. Notwithstanding the foregoing, for purposes of calculating Consolidated Interest Charges for any period that includes a fiscal quarter (or portion thereof) prior to the Closing Date (other than as a component of Consolidated EBITDA), Consolidated Interest Charges shall be calculated from the period from the Closing Date to the date of determination divided by the number of days in such period and multiplied by 365.
“Consolidated Net Income” shall mean, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with U.S. GAAP; provided that:
(i)    any after-tax effect of all extraordinary (as determined in accordance with U.S. GAAP prior to giving effect to Accounting Standards Update No. 2015-01, Income Statement—Extraordinary and Unusual Items (Subtopic 225-20), Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items), nonrecurring or unusual gains or losses or income or expenses or charges (including related to the Transaction) or any restructuring charges or reserves, including, without limitation, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses, retention, severance, system establishment cost, contract termination costs, costs to consolidate facilities and relocate employees, advisor fees and other out of pocket costs and non-cash charges to assess and execute operational improvement plans and restructuring programs, will be excluded;

(ii)    any expenses, costs or charges incurred, or any amortization thereof for such period, in connection with any equity issuance, Investment, New Project, acquisition, disposition, recapitalization or incurrence or repayment of, or amendment or waiver of the operative documents with respect to, Indebtedness permitted under this Agreement, including a refinancing thereof (in each case whether or not successful) (including any such costs and charges incurred in connection with the Transaction), and all gains and losses realized in connection with any business disposition or any disposition of assets outside the ordinary course of business or the disposition of securities or the early extinguishment of Indebtedness or derivative instruments, together with any related provision for taxes on any such gain, loss, income or expense will be excluded;
(iii)    the net income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be excluded; provided that the income of such Person will be included to the extent of the amount of dividends or similar distributions paid in cash (or converted to cash) to the specified Person or a Restricted Subsidiary of the Person;
(iv)    the net income (or loss) of any Person and its Restricted Subsidiaries will be calculated without deducting the income attributed to, or adding the losses attributed to, the minority equity interests of third parties in any non-Wholly-Owned Restricted Subsidiary except to the extent of the dividends paid in cash (or convertible into cash) during such period on the shares of Equity Interests of such Restricted Subsidiary held by such third parties;
(v)    [reserved];
(vi)    the cumulative effect of any change in accounting principles will be excluded;
(vii)    (a) any non-cash expenses, charges or expenses realized or resulting from the grant or periodic remeasurement of stock options, restricted stock grants, other equity incentive programs (including any stock appreciation and similar rights) or other management or employee benefit plan or agreement and (b) any costs, charges or expenses realized, resulting from or incurred pursuant to any management equity plan or stock option plan or other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent, in the case of clause (b), that such costs or expenses are funded with cash proceeds contributed to the common equity capital of Lead Borrower or a Restricted Subsidiary of Lead Borrower, will be excluded;
(viii)    the effect of any non-cash impairment charges or write-ups, write-downs or write-offs of assets or liabilities and the amortization of intangibles resulting from any non-cash impairment charges or write-up, write-downs or write-offs, in each case, arising from the application of U.S. GAAP, including pursuant to ASC 805, Business Combinations, ASC 350, Intangibles-Goodwill and Other, or ASC 360, Property, Plant and Equipment, as applicable, will be excluded;
(ix)    any net after-tax income or loss from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposed, abandoned or discontinued, transferred or closed operations will be excluded;
(x)    any increase in amortization or depreciation, or effect of any adjustments to inventory, property, plant or equipment, software, goodwill and other intangibles, debt line items, deferred revenue or rent expense, any one time cash charges (such as purchased in process research and development or capitalized manufacturing profit in inventory) or any other effects, in each case, resulting from purchase accounting will be excluded;
(xi)    an amount equal to the tax distributions actually made to the holders of the Equity Interests of such Person or any direct or indirect parent of such Person in respect of such period in accordance with Section 10.03(vi) will be included as though such amounts had been paid as income taxes directly by such Person for such period;

(xii)    unrealized gains and losses relating to foreign currency transactions or foreign currency translations, including those relating to mark-to-market of Indebtedness resulting from the application of U.S. GAAP, including pursuant to ASC 830, Foreign Currency Matters, (including any net loss or gain resulting from hedge arrangements for currency exchange risk) will be excluded;
(xiii)    any net gain or loss from obligations under Swap Contracts or in connection with the early extinguishment of Indebtedness or obligations under Swap Contracts (including of ASC 815, Derivatives and Hedging) will be excluded;
(xiv)    the amount of any restructuring, business optimization, acquisition and integration costs and charges or reserves (including, without limitation, retention, severance, systems establishment costs, excess pension charges, information technology costs, rebranding costs, recruiting and signing bonuses and expenses, contract termination costs, including future lease commitments, costs related to the start-up (including entry into new market/channels and new service offerings), preopening, opening, closure or relocation, reconfiguration or consolidation of facilities and costs to relocate employees, systems, facilities or equipment conversion costs, consulting fees, costs associated with tax projects and audits, inventory, distribution, marketing or sales optimization programs, retention, severance, systems establishment costs, contract termination costs, future lease commitments and excess pension charges) or other fees related to any of the foregoing (including any such costs, charges or reserves and fees incurred in connection with the Transactions) will be excluded;
(xv)    accruals and reserves that are established or adjusted within 24 months after the Closing Date that are so required to be established as a result of the Transaction in accordance with U.S. GAAP will be excluded;
(xvi)    any Public Company Costs will be excluded;
(xvii)    all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, fees and expenses, costs of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities, and expensing of any bridge, commitment or other financing fees (including in connection with a transaction undertaken but not completed), will be excluded;
(xviii)    all discounts, commissions, fees and other charges (including interest expense) associated with any Qualified Securitization Transaction will be excluded;
(xix)    (A) the non-cash portion of “straight-line” rent expense will be excluded and (B) the cash portion of “straight-line” rent expense that exceeds the amount expensed in respect of such rent expense will be included;
(xx)    losses, charges and expenses that are covered by indemnification or other reimbursement provisions in connection with any asset disposition will be excluded to the extent actually reimbursed, or, so long as such Person has made a determination that a reasonable basis exists for indemnification or reimbursement, but only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days);
(xxi)    non-cash charges or income relating to adjustments to deferred tax asset valuation allowances will be excluded;
(xxii)    cash dividends or returns of capital from Investments (such return of capital not reducing the ownership interest in the underlying Investment), in each case received during such period, to the extent not otherwise included in Consolidated Net Income for that period or any prior period subsequent to the Closing Date will be included;

(xxiii)    non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretation shall be excluded; and
(xxiv)    (i) revenues, royalties and commissions otherwise deferred under GAAP, shall be included in the relevant period and (ii) the amount of previously deferred revenues, royalties and commissions recognized under GAAP during the relevant period shall be excluded;
provided, that Lead Borrower may, in its sole discretion, elect to not make any adjustment for any item pursuant to the foregoing clauses (i) through (xxiv) above if any such item individually is less than $2,000,000 in any fiscal quarter.
“Consolidated Secured Debt” shall mean, at any time, (i) the sum of all Consolidated Indebtedness at such time that is secured by a Lien on any assets of the Lead Borrower or any of its Restricted Subsidiaries, less (ii) the aggregate amount of (a) unrestricted cash and Cash Equivalents of the Lead Borrower and its Restricted Subsidiaries and (b) Permitted Restricted Cash.
“Consolidated Secured Net Leverage Ratio” shall mean, with respect to any Test Period, the ratio of (i) Consolidated Secured Debt as of the last day of such Test Period to (ii) Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for such Test Period, in each case, calculated on a Pro Forma Basis.
“Consolidated Total Assets” shall mean, as of any date of determination, the amount that would, in conformity with U.S. GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of Lead Borrower and the Restricted Subsidiaries as of the last day of the most recently ended Test Period.
“Consolidated Total Net Leverage Ratio” shall mean, with respect to any Test Period, the ratio of (i) Consolidated Indebtedness as of the last day of such Test Period, less the aggregate amount of (a) unrestricted cash and Cash Equivalents of Lead Borrower and its Restricted Subsidiaries and (b) Permitted Restricted Cash to (ii) Consolidated EBITDA of Lead Borrower and its Restricted Subsidiaries for such Test Period, in each case, calculated on a Pro Forma Basis.
“Contingent Obligation” shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any such obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. Except as otherwise provided herein, the amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.
“Contribution Amounts” shall mean the aggregate amount of capital contributions applied by Lead Borrower to permit the incurrence of Contribution Indebtedness pursuant to Section 10.04(ix).
“Contribution Indebtedness” shall mean unsecured Indebtedness of Lead Borrower or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not greater than 200% of the aggregate amount of cash contributions (other than the proceeds from the issuance of Disqualified Stock, contributions by Lead Borrower or any Restricted Subsidiary or any Specified Equity Contribution or any similar “cure amounts” under the Cash Flow Credit Agreement or with respect to any financial covenant under any refinancing thereof) made to the capital of Lead Borrower or such Restricted Subsidiary after the Closing Date (whether through the issuance or sale of capital stock or otherwise), in each case, to the extent not otherwise applied to increase any other basket or exception under this Agreement; provided that (a) the maturity date of such Contribution Indebtedness is no earlier than the Latest Maturity Date as of the date such Contribution Indebtedness was incurred and (b) such Contribution Indebtedness is so designated as Contribution Indebtedness pursuant to a certificate of a Responsible Officer of Lead Borrower promptly following incurrence thereof.
“Contribution Notice” shall mean a contribution notice issued by the Pensions Regulator under s38 or s47 of the United Kingdom’s Pensions Act 2004.
“CRD IV” shall mean (a) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and (b) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms or any laws, rules or guidance by which CRD IV is implemented.
“Cost Savings Cap” shall have the meaning provided to such term in the definition of “Pro Forma Cost Savings.”
“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” shall have the meaning provided in Section 13.24(b).
“Credit Documents” shall mean this Agreement, and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, the Guaranty Agreement, each Security Document, the Intercreditor Agreement, any Additional Intercreditor Agreement, each Incremental Revolving Commitment Amendment and each Extension Amendment.
“Credit Event” shall mean the making of any Loan.
“Credit Extension” shall mean, as the context may require, (i) a Credit Event or (ii) the issuance, amendment, extension or renewal of any Letter of Credit by any Issuing Bank; provided that “Credit Extensions” shall not include conversions and continuations of outstanding Loans.
“Credit Party” shall mean Holdings, each Borrower and each Subsidiary Guarantor.
“CTA” shall mean the Corporation Tax Act 2009 (United Kingdom).
“Daily Simple SOFR” with respect to any applicable determination date, shall mean the secured overnight financing rate published on such date by the NYFRB, as the administrator of the benchmark (or a successor administrator) on the NYFRB’s Website (or any successor source).
“Debtor Relief Laws” shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, judicial management or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect including any proceeding under corporate law or other law of any jurisdiction whereby a corporation seeks a stay or a compromise of the claims of its creditors against it and each of the United Kingdom’s Insolvency Act 1986, Enterprise Act 2002 and Companies Act 2006, the EU Regulation 2015/848 of 20 May 2015 on insolvency proceedings (recast), the Mexican Mercantile Insolvency Law (Ley de Concursos Mercantiles), the Insolvency, Restructuring and Dissolution Act 2018 of Singapore (No. 40 of 2018), the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and the Winding-

Up and Restructuring Act (Canada), each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction.
“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.
“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” shall mean, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Lead Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Lead Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Lead Borrower, to confirm in writing to the Administrative Agent and the Lead Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Lead Borrower), or (d) has, or has a direct or indirect parent company that has other than via an Undisclosed Administration, (i) become the subject of (A) a proceeding under any Debtor Relief Law or (B) a Bail-In Action, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Lead Borrower and each other Lender promptly following such determination.
“Deposit Account” shall have the meaning assigned thereto in Article 9 of the UCC (and/or with respect to any Deposit Account located outside of the United States, any bank account with a deposit function).
“Deposit Account Control Agreement” shall mean a Deposit Account control agreement to be executed by each institution maintaining a Deposit Account (other than an Excluded Account) for any Credit Party, in each case as required by and in accordance with the terms of Section 9.17 (or any similar agreements, documentation or requirement necessary, including notice to and acknowledgement from the relevant institution maintaining a Deposit Account as determined by the Administrative Agent in its Permitted Discretion), to perfect the security interest of the Collateral Agent or effect control over the relevant Deposit Accounts.
“Designated Account” shall mean the Deposit Account of Lead Borrower or any other Borrower identified on Schedule 2.02 to this Agreement (or such other Deposit Account of Lead Borrower or any other Borrower that has been designated as such, in writing, by Lead Borrower to Administrative Agent).

“Designated Non-cash Consideration” shall mean the fair market value of non-cash consideration received by the Lead Borrower or one of its Restricted Subsidiaries in connection with an asset sale that is so designated as Designated Non-cash Consideration pursuant to an officers’ certificate, setting forth the basis of such valuation, less the amount of cash and Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.
“Dilution” shall mean for any period with respect to any Credit Party, the fraction, expressed as a percentage, the numerator of which is the aggregate amount of reductions in the Accounts of such Credit Party for such period other than by reason of dollar for dollar cash payment and the denominator of which is the aggregate dollar amount of the sales of such Credit Party for such period.
“Dilution Reserve” shall mean, as of any date of determination, an amount (initially $0) sufficient to reduce the advance rate against Eligible Accounts by 1 percentage point (or fraction thereof, rounding to the nearest one-tenth of 1 percentage point) for each percentage point (or fraction thereof, rounding to the nearest one-tenth of 1 percentage point) by which Dilution is in excess of an amount to be determined by the Administrative Agent in its Permitted Discretion.
“Disqualified Lender” shall mean (a) competitors of Lead Borrower and its Subsidiaries, and any person controlling or controlled by any such competitor, in each case identified in writing by the Lead Borrower (or its counsel) to the Administrative Agent at any time, (b) institutions designated in writing by the Sponsor (or its counsel) to Bank of America (or its counsel) on or prior to July 8, 2021 and (c) any affiliates of any such competitors, controlling or controlled persons or institutions reasonably identifiable as affiliates solely on the basis of their names (other than bona fide fixed income investors or debt funds that are Affiliates of competitors described in clause (a) above but not of institutions described in clause (b) above) or identified by the Lead Borrower (or its counsel) in writing to the Administrative Agent at any time (it being understood that any update pursuant to clause (a) or clause (c) above shall not become effective until the third Business Day following the Administrative Agent’s receipt of such notice, and, in any event, shall not apply retroactively (solely with regards to such amount already assigned) to any Lender or to any entity that is party to a pending trade as of the date of such notice).
“Disqualified Stock” shall mean, with respect to any Person, any capital stock of such Person other than common Equity Interests or Qualified Preferred Stock of such Person.
“Distribution Conditions” shall mean as to any relevant action contemplated in this Agreement, (i) no Event of Default has then occurred and is continuing or would immediately result from any action, (ii) (a) Adjusted Availability on a Pro Forma Basis immediately after giving effect to such action would be at least the greater of (x) 15% of the Line Cap and (y) $15,000,000 and (b) over the 30 consecutive days prior to consummation of such action (assuming such action occurred on the first day of such 30 day prior period), Adjusted Availability averaged no less than the greater of (x) 15% of the Line Cap and (y) $15,000,000, on a Pro Forma Basis for such action and (iii) if (a) Adjusted Availability on a Pro Forma Basis immediately after giving effect to such action is less than 25% of the Aggregate Commitments or (b) over the 30 consecutive days prior to the consummation of such action (assuming such action occurred on the first day of such 30 day prior period), Adjusted Availability averaged less than 25% of the Aggregate Commitments on a Pro Forma Basis for such action, the Consolidated Fixed Charge Coverage Ratio would be at least 1.0 to 1.0 on a Pro Forma Basis for such action by reference to the most recent financial statements delivered to the Administrative Agent pursuant to the Section 9.01 Financials.
“Dividend” shall mean, with respect to any Person, that such Person has paid a dividend, distribution or returned any equity capital to its stockholders, partners or members or made or caused to be made in respect of its Equity Interests any other payment or delivery of property (other than common Equity Interests of such Person) to its stockholders, partners or members as such in respect of its Equity Interests, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any shares of any class of its Equity Interests outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its Equity Interests).
“Dollar” and “$” shall mean lawful money of the United States.
“Dominion Account” shall mean, collectively, the U.S. Dominion Account and the Canadian Dominion Account.

“Early Opt-in Effective Date” shall mean, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.
“Early Opt-in Election” shall mean the occurrence of:
(a)    a determination by the Administrative Agent, or a notification by Lead Borrower to the Administrative Agent that Borrower has made a determination, that U.S. dollar-denominated syndicated credit facilities currently being executed, or that include language similar to that contained in Section 3.05(b), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBO Rate, and
(b)    the joint election by the Administrative Agent and Borrower to replace LIBO Rate with a Benchmark Replacement and the provision by the Administrative Agent of written notice of such election to the Lenders.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Copy” shall have the meaning provided in Section 13.23.
“Electronic Record” shall have the meaning provided in Section 13.23.
“Electronic Signature” shall have the meaning provided in Section 13.23.
“Eligible Accounts” shall mean, on any date of determination of the Borrowing Base, all of the Accounts owned by all applicable Credit Parties and reflected in the most recent Borrowing Base Certificate delivered by the Lead Borrower to the Administrative Agent, except any Account to which any of the exclusionary criteria set forth below applies. In addition, the Administrative Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below and to establish new criteria with respect to Eligible Accounts, in each case, in its Permitted Discretion, subject to the approval of the Supermajority Lenders (other than any adjustments made based on the Initial Field Exam and Appraisal delivered on the Closing Date Borrowing Base Termination Date) in the case of adjustments which have the effect of making more credit available than would have been available immediately prior to the exercise of such right by the Administrative Agent. Eligible Accounts shall not include any of the following Accounts (but in no event shall Credit Parties be required to comply with the Assignment of Claims Act (or any state, municipal or foreign equivalent thereof)):
(a)    [reserved];
(b)    any Account in which the Collateral Agent, on behalf of the Secured Creditors, does not have a first priority (subject to Permitted Borrowing Base Liens) perfected Lien;
(c)    any Account that is not owned by a Credit Party;

(d)    any Account due from an Account Debtor that is not domiciled in the United States, Canada, Mexico (only with respect to Accounts owned by U.S. Credit Parties up to $5,000,000 or Mexican Credit Parties), any Eligible Asian Jurisdiction, any Eligible European Jurisdiction or any other jurisdiction reasonably acceptable to the Administrative Agent in its Permitted Discretion, and (if not a natural person) organized or incorporated under the laws of the United States, Canada, Mexico (only with respect to Accounts owned by U.S. Credit Parties up to $5,000,000 or Mexican Credit Parties) any Eligible Asian Jurisdiction, any Eligible European Jurisdiction or any political subdivision thereof or any other jurisdiction reasonably acceptable to the Administrative Agent in its Permitted Discretion, unless, in each case, such Account is backed by a letter of credit acceptable to the Administrative Agent which is in the possession of the Administrative Agent, is directly drawable by the Administrative Agent and, with respect to which the Administrative Agent has “control” as defined in Section 9-107 of the UCC;
(e)    with respect to the U.S. Subfacility, any Account that is payable in any currency other than U.S. Dollars or Canadian Dollars or with respect to the RoW Borrowing Base, Pounds Sterling, Euros, Canadian Dollars, Singapore dollars or Mexican Pesos;
(f)    any Account that does not arise from the sale of goods or the performance of services by a Credit Party in the ordinary course of its business;
(g)    any Account that does not comply in all material respects with all applicable legal requirements, including, without limitation, all laws, rules, regulations and orders of any Governmental Authority;
(h)    any Account (i) as to which a Credit Party’s right to receive payment is contingent upon the fulfillment of any condition whatsoever unless such condition is satisfied, (ii) as to which a Credit Party is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial or administrative process, (iii) that represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to a Credit Party’s completion of further performance under such contract or in relation to which contract any surety bond issuer was provided any collateral, a letter of credit or any other credit support or has performed under the applicable surety bond and became subrogated to the rights of the Account Debtor or (iv) that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional except that Accounts arising from sales which are on a cash-on-delivery basis (to the extent such cash-on-delivery is in the ordinary course of business) shall not be deemed ineligible pursuant to this definition until 14 days after the shipment of the goods relating thereto;
(i)    to the extent that any defense, counterclaim or dispute arises, or any accrued rebate exists or is owed, or the Account is, or is reasonably likely to become, subject to any right of set-off by the Account Debtor or subject to any other right of non-payment, to the extent of the amount of such set-off or right of non-payment, it being understood that the remaining balance of the Account shall be eligible;
(j)    any Account that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;
(k)    any Account with respect to which an invoice or other electronic transmission constituting a request for payment, reasonably acceptable to the Administrative Agent in form and substance, has not been sent on a timely basis to the applicable Account Debtor according to the normal invoicing and timing procedures of the Credit Parties or with respect to which the Credit Party is otherwise unable to request payment from the Account Debtor according to the underlying contract;
(l)    any Account that arises from a sale to any director, officer, other employee or Affiliate of a Credit Party (other than any portfolio company of the Sponsor to the extent such Account is on terms and conditions not less favorable to the applicable Credit Party as would reasonably be obtained by such Credit

Party at that time in a comparable arm’s-length transaction with a Person other than a portfolio company of the Sponsor);
(m)    any Account that is in default; provided that, without limiting the generality of the foregoing, an Account shall be deemed in default at any time upon the occurrence of any of the following; provided further that, in calculating delinquent portions of Accounts under clause (m)(i)(A) below, credit balances will be excluded:
(i)    such Account (A) is not paid and is more than 60 days past due according to its original terms of sale or if no payment date is specified, more than 120 days after the date of the original invoice therefor; provided that up to $5,000,000 of Accounts that are not paid more than 120 but less than 150 days after the date of the original invoice therefor shall not be excluded pursuant to this clause (m)(i)(A) or (B) with dated terms of more than 120 days from the invoice date, or (C) which has been written off the books of the Credit Parties or otherwise designated as uncollectible; provided that notwithstanding the foregoing, up to $10,000,000 of Accounts with “investment grade” customers having extended terms shall not be deemed ineligible pursuant to this clause (m)(i) so long as such Accounts are not unpaid more than 180 days after the date of the original invoice therefor or more than 30 days past due;
(ii)    the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors, fails to pay its debts generally as they come due, or is classified by the Lead Borrower and its Subsidiaries as “cash only, bad check,” as determined by the Lead Borrower and its Subsidiaries in the ordinary course of business consistent with past-practice; or
(iii)    a petition or proceeding is filed by or against any Account Debtor obligated upon such Account under any Debtor Relief Law; provided that so long as an order exists permitting payment of trade creditors specifically with respect to such Account Debtor and such Account Debtor has obtained adequate post-petition financing to pay such Accounts, the Accounts of such Account Debtor shall not be deemed ineligible under the provisions of this clause (iii) to the extent the order permitting such financing allows the payment of the applicable Account;
(n)    any Account that is the obligation of an Account Debtor (other than an individual) if 50% or more of the Equivalent Amount of all Accounts owing by such Account Debtor are ineligible under the criteria set forth in clause (m) above;
(o)    any Account as to which any of the representations or warranties in the Credit Documents are untrue in any material respect (to the extent such materiality relates to the amount owing on such Account);
(p)    any Account which is evidenced by a judgment, Instrument (as defined in the applicable Security Document or, if applicable, in the PPSA)) or Chattel Paper and such Instrument or Chattel Paper is not pledged and delivered to the Administrative Agent under the Security Documents;
(q)    any Account arising on account of a supplier rebate, unless the Credit Parties have received a waiver of offset from the supplier in form and substance reasonably satisfactory to the Administrative Agent;
(r)    any Account which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the Credit Parties exceeds 25 % of all Eligible Accounts;
(s)    any Account which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Credit Party;

(t)    any Account which is owing in respect of interest and late charges or fees in respect of Indebtedness;
(u)    any Account as to which the contract or agreement underlying such Account is governed by (or, if no governing law is expressed therein, is deemed to be governed by) the laws of any jurisdiction other than the United States, any state thereof, the District of Columbia, Canada or any province or territory thereof, or in the case of the RoW Borrowing Base, England and Wales, Singapore and Mexico;
(v)    any Accounts (i) of an Acquired Entity or Business acquired in connection with a Permitted Acquisition or similar Investment, or (ii) acquired in a bulk sale transaction from a third party, in each case, until the completion of a field examination satisfactory to Administrative Agent in its Permitted Discretion with respect to such Accounts, in each case, to the extent that (x) unless otherwise agreed to by the Administrative Agent in its Permitted Discretion, such Accounts are not of a substantially similar type to the Accounts included in the Borrowing Base or (y) such Accounts (together with all Inventory deemed ineligible pursuant to clause (l)(y) of the definition of “Eligible Inventory”) would account for more than 15% of the Aggregate Borrowing Base.
(w)    any Account owed by an Account Debtor who has entered into any factoring arrangement with a Credit Party (whether or not such Account is subject to such factoring arrangement);
(x)    any Account which is excluded from the scope of any Security Document by virtue of the definition of “Excluded Collateral” (or equivalent terminology in any such Security Document); or
(y)    other such Accounts identified as ineligible in the Initial Field Exam and Appraisal delivered on the Closing Date Borrowing Base Termination Date.
“Eligible Asian Jurisdiction” shall mean of Australia, Hong Kong, Singapore, and New Zealand, provided that the Administrative Agent may, in its Permitted Discretion, remove one or more of the countries comprising the Eligible Asian Jurisdictions and subsequently add one or more countries back as Eligible Asian Jurisdictions.
“Eligible Cash” shall mean, with respect to any Person, unrestricted cash and Cash Equivalents of such Person in each case that is (i) on deposit in a Deposit Account that is subject to a Lien and control agreement (where applicable) in favor of the Collateral Agent in a form acceptable to the Collateral Agent in its Permitted Discretion and (ii) not subject to any Liens (other than Permitted Borrowing Base Liens and junior priority Liens in favor of or pursuant to the Cash Flow Credit Agreement and the credit documents related thereto, the Secured Notes Indenture and the documents related thereto, the Pari Passu Loan Documents and the documents related thereto, the Pari Passu Note Documents and the documents related thereto, any Credit Document, and any Permitted Junior Debt Documents (to the extent such cash and Cash Equivalents also secure the Indebtedness hereunder on a senior priority basis)); provided that if the subject account is held at an institution other than Administrative Agent or its affiliates or branches, (x) the Lead Borrower shall be required to provide daily reporting of cash and Cash Equivalents balances to the Administrative Agent in the event that Adjusted Availability is less than the greater of (1) 10% of the Line Cap and (2) $10,000,000 and (y) at any time that (i) a Credit Extension is requested, (ii) the Payment Conditions or the Distribution Conditions are tested, or (iii) a Borrowing Base Certificate is delivered, the Collateral Agent reserves the right to verify the balance of such account (it being understood that the amount of Eligible Cash included in the Borrowing Base on any relevant date of determination shall be based on current account balances as of such date); provided, further, that failure to provide such daily reporting shall not be a Default or Event of Default in itself, but rather shall result in the relevant cash and Cash Equivalents not being included in the Borrowing Base.
“Eligible Currency” shall mean any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Revolving Lenders in such market and as to which an Equivalent Amount may be readily calculated. If, after the designation by the Lenders of any currency as an Alternative Currency, any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Administrative Agent (in the case of any Loans to be denominated in an Alternative Currency) or the Issuing Bank (in the case of any Letter of Credit to be denominated in an Alternative Currency), (a) other than in the case of Euros or Pounds Sterling, such currency no longer being readily available, freely transferable and convertible into Dollars, (b) other than in the case of Euros or Pounds Sterling, an Equivalent Amount is no longer readily calculable with respect to such currency, (c) with respect to any currency designated as an Alternative Currency after the Closing Date only, providing such currency is impracticable for the Lenders or (d) with respect to any currency designated as an Alternative Currency after the Closing Date only, no longer a currency in which the Required Revolving Lenders are willing to make such Credit Extensions (each of clauses (a), (b), (c), and (d) a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and Lead Borrower, and such country’s currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist(s). Within five (5) Business Days after receipt of such notice from the Administrative Agent, the relevant Borrowers shall repay all Loans in such currency to which the Disqualifying Event applies.
“Eligible European Jurisdiction” shall mean each of Austria, Belgium, Denmark, Finland, France, Germany, Greece, Italy, Ireland, Luxembourg, the Netherlands, Norway, Poland, Portugal, Spain, Sweden, Switzerland, England and Wales and Scotland, provided that the Administrative Agent may, in its Permitted Discretion, remove one or more of the countries comprising the Eligible European Jurisdictions and subsequently add one or more countries back as Eligible European Jurisdictions.
“Eligible Inventory” shall mean, subject to adjustment as set forth below, items of Inventory of any applicable Credit Party held for sale in the ordinary course of business (excluding packing or shipping materials or maintenance supplies). Eligible Inventory shall exclude any Inventory to which any of the exclusionary criteria set forth below applies. In addition, the Administrative Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below and to establish new criteria with respect to Eligible Inventory, in each case, in its Permitted Discretion, subject to the approval of the Supermajority Lenders (other than any adjustments made based on the Initial Field Exam and Appraisal delivered on the Closing Date Borrowing Base Termination Date), in the case of adjustments which have the effect of making more credit available than would have been available immediately prior to the exercise of such rights by the Administrative Agent. Eligible Inventory shall not include any Inventory of the Credit Parties that:
(a)    is not solely owned by a Credit Party, or is leased by or is on consignment to a Credit Party, or the Credit Parties do not have title thereto;
(b)    the Collateral Agent, on behalf of the Secured Creditors, does not have a first priority (subject to Permitted Borrowing Base Liens) perfected (to the extent applicable) Lien upon (such Lien being governed by the laws of the jurisdiction in which the Inventory in question is located);
(c)    (i) is stored at a location not owned by a Credit Party unless (x) the Administrative Agent has given its prior consent thereto, (y) a reasonably satisfactory Landlord Lien Waiver and Access Agreement has been delivered to the Administrative Agent, or (z) Landlord Lien Reserves are permitted to be established hereunder by the Administrative Agent with respect thereto, or (ii) is stored with a bailee or warehouseman unless either (x) a reasonably satisfactory bailee waiver letter has been delivered to the Administrative Agent, or (y) Landlord Lien Reserves are permitted to be established hereunder by the Administrative Agent with respect thereto, it being understood that in each case of the foregoing clauses (i) and (ii), during (a) the 120-day period immediately following the Closing Date or (b) any period when Global Availability has not been less than 35% of the Line Cap for at least five (5) Business Days, such location or warehouse need not be subject to a Landlord Lien Waiver and Access Agreement or bailee waiver letter, and neither the lack thereof nor the agreement hereunder not to impose Landlord Lien Reserves during such period shall not otherwise deem the applicable Inventory to be ineligible;
(d)    (i) is placed on consignment, (ii) is in transit (except to the extent such Inventory (x) is in transit from any location in (A) the United States for receipt by a U.S. Credit Party in the United States, (B) in the United Kingdom for receipt by a UK Credit Party in the United Kingdom, (C) in Canada for receipt by a Canadian Credit Party in Canada or (D) in Mexico for receipt by a Mexican Credit Party in Mexico, in each case, within fifteen (15) days of the date of determination for which the document of title, to the extent applicable, reflects a Credit Party as consignee (along with delivery to such Credit Party of the documents of title, to the extent applicable, with respect thereto), and as to which the Administrative Agent has control over the documents of title, to the extent applicable, which evidence ownership of the subject Inventory, or (y) is in transit between locations leased, owned or occupied by a Credit Party and does not constitute more than 10% of the Aggregate Borrowing Base at any one time);
(e)    is covered by a negotiable document of title, unless such document has been delivered to the Administrative Agent with all necessary endorsements, free and clear of all Liens except Liens in favor of landlords, carriers, bailees and warehousemen if clause (c) has been complied with;
(f)    is unsalable, shopworn, seconds, damaged or unfit for sale, in each case, as determined in the ordinary course of business by the Credit Parties;
(g)    consists of display items or packing or shipping materials, manufacturing supplies, or parts, including parts used for service and maintenance;
(h)    is not of a type held for sale in the ordinary course of the Credit Parties’, as applicable, business;
(i)    except as otherwise agreed by the Administrative Agent, does not conform in all material respects to the representations or warranties pertaining to Inventory set forth in the Credit Documents;
(j)    is subject to any licensing arrangement or any other Intellectual Property or other proprietary rights of any Person, the effect of which would be to limit the ability of the Administrative Agent, or any Person selling the Inventory on behalf of the Administrative Agent, to sell such Inventory in enforcement of the Collateral Agent’s Liens without further consent or payment to the licensor or such other Person (unless such consent has then been obtained);
(k)    is not covered by casualty insurance maintained as required by Section 9.03;
(l)    is acquired by a Credit Party after the Closing Date (other than from another Credit Party), unless and until such time as the Administrative Agent shall have received or conducted (1) appraisals, from appraisers reasonably satisfactory to the Administrative Agent, of such Inventory acquired in such acquisition and (2) such other due diligence as the Administrative Agent may reasonably require in order to determine the appropriate advance rate against such Inventory, all of the results of the foregoing to be reasonably satisfactory to the Administrative Agent; provided that the foregoing shall only apply to Inventory to the extent (x) unless otherwise agreed to by the Administrative Agent in its Permitted Discretion, such Inventory is not of a substantially similar type to the Inventory included in the Borrowing Base or (y) such Inventory (together with all Accounts deemed ineligible pursuant to clause (v)(y) of the definition of “Eligible Accounts”) would account for more than 15% of the Aggregate Borrowing Base;
(m)    which is located at any location where the aggregate value of all Eligible Inventory of the Credit Parties at such location is less than $100,000;
(n)    any Inventory which is excluded from the scope of any Security Document by virtue of the definition of “Excluded Collateral” (or equivalent terminology in any such Security Document);
(o)    such other Inventory identified as ineligible in the Initial Field Exam and Appraisal delivered on the Closing Date Borrowing Base Termination Date; or
(p)    is leased by a Credit Party, as lessor, to a third party.
“Eligible Transferee” shall mean and include any existing Lender, any Approved Fund or any commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act) but in any event excluding (i) any natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), (ii) any Disqualified Lender (solely, in the case of a sale of a participation to such Person, to the extent that the list of Disqualified Lenders has been disclosed to all Lenders) and (iii) the Sponsor, Holdings, each of the Borrowers and their respective Subsidiaries and Affiliates.
“Environment” shall mean ambient air, indoor air, surface water, groundwater, drinking water, land surface and sub-surface strata and natural resources such as wetlands, flora and fauna.
“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demand letters, directives, claims, liens, notices of noncompliance or violation, and/or proceedings arising under or pursuant to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law, including, without limitation, (a) any and all Environmental Claims by governmental or regulatory authorities for enforcement, investigation, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief arising out of or relating to an alleged injury or threat of injury to human health, safety or the Environment due to the presence of Hazardous Materials, including any Release or threat of Release of any Hazardous Materials.
“Environmental Law” shall mean any federal, state, provincial, territorial, foreign, municipal or local statute, law, rule, regulation, ordinance, code, and rule of common law, now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the Environment, human health and safety (as it pertains to Hazardous Materials).
“Equity Financing” shall have the meaning provided in Section 6(A).06.
“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, but excluding, for the avoidance of doubt, any Indebtedness convertible into or exchangeable for the foregoing.
“Equivalent Amount” shall mean, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any currency other than Dollars, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable Issuing Bank, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such currency as of the close of business on the immediately preceding Business Day.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and, unless the context indicates otherwise, the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any successor Section thereof.
“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with the Lead Borrower or a Restricted Subsidiary of the Lead Borrower, is treated as a “single employer” under Section 414(b) or (c) of the Code and solely with respect to Section 412 of the Code, Section 414(b), (c), (m) or (o) of the Code.
“ERISA Event” shall mean (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, but excluding any event for which the 30-day notice period is waived with respect to a Plan, (b) any failure to make a required contribution to any Plan that would result in the imposition of a Lien or other encumbrance or the failure to satisfy the minimum funding standards set forth in Section 412 or 430 of the Code or Section 302 or 303 of ERISA, or the arising of such a Lien or encumbrance, with respect to a Plan, (c) the incurrence by the Lead Borrower, a Restricted Subsidiary of the Lead Borrower, or an ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal (including under Section 4062(e) of ERISA) of any of the Lead Borrower, a Restricted Subsidiary of the Lead Borrower, or an ERISA Affiliate from any Plan or Multiemployer Plan, (d) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (e) the receipt by the Lead Borrower, a Restricted Subsidiary of the Lead Borrower, or an ERISA Affiliate from the PBGC or a plan administrator of any notice of intent to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan, (f) the adoption of any amendment to a Plan that would require the provision of security pursuant to the Code, ERISA or other applicable law, (g) the receipt by the Lead Borrower, a Restricted Subsidiary of the Lead Borrower, or an ERISA Affiliate of any written notice concerning statutory liability arising from the withdrawal or partial withdrawal of the Lead Borrower, a Restricted Subsidiary of the Lead Borrower, or an ERISA Affiliate from a Multiemployer Plan or a written determination that a Multiemployer Plan is, or is reasonably expected to be, “insolvent,” within the meaning of Section 4245 of ERISA, (h) the occurrence of any non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to which the Lead Borrower or any Restricted Subsidiary is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Lead Borrower or any Restricted Subsidiary would reasonably be expected to have liability, (i) the occurrence of any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of any Plan or the appointment of a trustee to administer any Plan, (j) the filing of any request for or receipt of a minimum funding waiver under Section 412(c) of the Code with respect to any Plan or Multiemployer Plan, (k) a determination that any Plan is in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (l) the receipt by the Lead Borrower, a Restricted Subsidiary of the Lead Borrower or any ERISA Affiliate of any notice, that a Multiemployer Plan is, or is reasonably expected to be, in “endangered” or “critical” status within the meaning of Section 305 of ERISA, or (m) any other extraordinary event or condition with respect to a Plan or Multiemployer Plan which would reasonably be expected to result in a Lien or any acceleration of any statutory requirement to fund all or a substantial portion of the unfunded accrued benefit liabilities of such plan.
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Euro” or “€” shall mean the single currency of the Participating Member States.
“European Base Rate” shall mean, with respect to Loans denominated U.S. Dollars that are funded outside the United States, the LIBO Rate as of 11:00 am on the first Business Day in each month for a 1 month interest period.
“European Base Rate Loan” shall mean each RoW Revolving Loan which is designated or deemed designated as a European Base Rate Loan by the Applicable Administrative Borrower at the time of the incurrence thereof or conversion thereto. All European Base Rate Loans shall be denominated in Dollars.
“Event of Default” shall have the meaning provided in Article 11.
“Excluded Account” shall mean a Deposit Account, Securities Account (as defined in the UCC or, if applicable, the PPSA) or Commodity Account (as defined in the UCC or, if applicable, the PPSA (which is known as a “futures account”)) (i) which is used for the sole purpose of making payroll and withholding tax payments related thereto and other employee wage and benefit payments and accrued and unpaid employee compensation payments (including salaries, wages, benefits and expense reimbursements, 401(k) and other retirement plans and employee benefits, including rabbi trusts for deferred compensation and health care benefits), (ii) which is used solely for paying taxes, including sales taxes, (iii) which is used as an escrow account or as a fiduciary or trust account or is otherwise held exclusively for the benefit of an unaffiliated third party (including any account solely holding amounts representing fines, violations, fees and similar amounts paid by third parties and owed to municipalities), (iv) which is a zero balance Deposit Account, Securities Account or Commodity Account that in the case of a zero balance Deposit Account, ultimately sweeps into another Deposit Account that is (A) subject to a Deposit Account Control Agreement if such other Deposit Account does not provide for an automatic payments to, or debit of amounts disbursed from, other Deposit Accounts, Securities Accounts or Commodity Accounts or (B) an Excluded Account or is otherwise not required to be subject to a Deposit Account Control Agreement, unless, in the case of a zero balance Deposit Account of a Foreign Credit Party, such zero balance Deposit Account is used for the purposes of the collection of Accounts, or (v) which is not otherwise subject to the disbursement provisions of this definition and together with any other Deposit Accounts, Securities Accounts or Commodity Accounts that are excluded pursuant to this clause (v), have an average daily balance for any fiscal month of less than $5,000,000 in aggregate.

“Excluded Collateral” shall mean, with respect to a (i) U.S. Credit Party, the meaning provided in the Initial U.S. Security Agreement, or (ii) any Credit Party other than a U.S. Credit Party, if applicable, all assets specifically described in any applicable Security Document as excluded from the grant of security by such Credit Party.
“Excluded Subsidiary” shall mean any Subsidiary of the Lead Borrower that is (a) an Unrestricted Subsidiary, (b) for purposes of this clause (b), a Foreign Subsidiary other than, with respect to the RoW Subfacility, Subsidiaries incorporated and/or organized under the laws of England and Wales, Canada (including a province or territory thereof), Singapore or Mexico, (c) not a Wholly-Owned Subsidiary of the Lead Borrower or one or more of its Wholly-Owned Restricted Subsidiaries, (d) an Immaterial Subsidiary, (e) established or created pursuant to Section 10.05(xi) and meeting the requirements of the proviso thereto; provided that such Subsidiary shall only be an Excluded Subsidiary for the period prior to such acquisition, (f) prohibited (but only for so long as such Subsidiary would be prohibited) by Requirements of Law, rule or regulation from guaranteeing the facilities under this Agreement, or that would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee, in each case, unless such consent, approval, license or authorization has been received (but without obligation to seek the same), (g) prohibited (but only for so long as such Subsidiary would be prohibited) from guaranteeing the Obligations by any contractual obligation in existence (x) on the Closing Date or (y) at the time of the acquisition of such Subsidiary after the Closing Date (to the extent such prohibition was not entered into in contemplation of such acquisition), (h) a not-for-profit Subsidiary, a Securitization Entity, a Regulated Subsidiary, a captive insurance company or a special purpose entity, (i) any other Subsidiary with respect to which the Lead Borrower and the Administrative Agent reasonably agree in writing that the cost or other consequences of guaranteeing the Obligations (including any adverse tax consequences) shall be excessive in view of the benefits to be obtained by the Lenders therefrom and (j) (x) any FSHCO and (y) any Domestic Subsidiary of a CFC; provided that, notwithstanding the above, (x) the Lead Borrower may designate any Restricted Subsidiary that would otherwise constitute an “Excluded Subsidiary” hereunder as a “Subsidiary Guarantor” and cause such Subsidiary to execute the Guaranty Agreement as a “Subsidiary Guarantor” (and from and after the execution of the Guaranty Agreement, such Subsidiary shall no longer constitute an “Excluded Subsidiary” unless released from its obligations under the Guaranty Agreement as a “Subsidiary Guarantor” in accordance with the terms hereof and thereof; provided that such Restricted Subsidiary shall not be released solely on the basis that it was not required to become a Guarantor) so long as the Administrative Agent has consented to such designation (such consent not to be unreasonably withheld, conditioned or delayed), and such Subsidiary shall grant a perfected lien on substantially all of its assets to the Collateral Agent for the benefit of the Secured Creditors regardless of whether such Subsidiary is organized in a jurisdiction other than the United States (notwithstanding anything to the contrary in this Agreement), pursuant to arrangements reasonably agreed between the Administrative Agent and the Lead Borrower and subject to customary limitations in such jurisdiction as set forth in the existing Security Documents for such jurisdiction (if any) or otherwise to be reasonably agreed to between the Administrative Agent and the Lead Borrower and in the case of any Foreign Subsidiary incorporated, organized or otherwise formed in a jurisdiction other than the jurisdiction in which any existing Credit Party was organized, incorporated or otherwise formed, the jurisdiction of such Subsidiary shall be reasonably acceptable to the Administrative Agent, taking into account the availability and enforceability of guarantees and collateral pledges in such jurisdictions and in the case of any such Foreign Subsidiary, it shall be deemed to be included in the definition of “Foreign Credit Parties”, the security documents and related documents to which it is a party shall be deemed to be included in the definition of “Non-US Security Documents” and its assets with respect to which a security interest has been granted pursuant hereto shall be deemed to be included in the definition of “Foreign Collateral” and (y) if a Domestic Subsidiary serves as (i) a borrower or guarantor of the obligations of a Domestic Subsidiary (or Borrower) under the Cash Flow Credit Agreement or (ii) an issuer or guarantor under (x) the Secured Notes Indenture or any refinancing of the Secured Notes Indenture or (y) the Unsecured Notes Indenture or any refinancing of the Unsecured Notes Indenture where the applicable issuer is a Domestic Subsidiary, then it shall not constitute an “Excluded Subsidiary”. For the avoidance of doubt, no Borrower shall constitute an Excluded Subsidiary with respect to the Subfacility for which it is a Borrower.
“Excluded Swap Obligation” shall mean, with respect to any Guarantor, (x) as it relates to all or a portion of the Guaranty of such Guarantor, any Swap Obligation if, and to the extent that, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Credit Parties) at the time the Guaranty of such Guarantor becomes effective with respect to such Swap Obligation or (y) as it relates to all or a portion of the grant by such Guarantor of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Credit Parties) at the time the security interest of such Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.
“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Credit Party under any Credit Document, (a) Taxes imposed on (or measured by) its net income and franchise (and similar) Taxes imposed on it in lieu of income Taxes, in each case, as a result of such recipient being organized or having its principal office or applicable lending office located in such jurisdiction or as a result of any other present or former connection between it and the jurisdiction imposing such Tax (other than a connection arising from such Administrative Agent, Lender or other recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document), (b) any branch profits Taxes under Section 884(a) of the Code or any similar Tax, in each case imposed by any jurisdiction described in clause (a) above, (c) in the case of a Lender (other than an assignee pursuant to a request by a Borrower under Section 3.04), solely in respect of the U.S. Subfacility, any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which such Lender acquires an interest in the applicable Commitment or, to the extent a Lender acquires an interest in a Loan not funded pursuant to a prior Commitment, acquires such interest in such Loan (or designates a new lending office), except to the extent such Lender (or its assignor, if any) was entitled, immediately before the designation of a new lending office (or assignment), to receive additional amounts from the Credit Parties with respect to such withholding tax pursuant to Section 5.01(a), (d) Taxes attributable to such recipient’s failure to comply with Section 5.01(b), Section 5.01(c), Section 5.01(e), Section 5.01(g) or Section 5.01(h), as applicable, (e) any Taxes imposed under FATCA, and (f) U.S. federal backup withholding Taxes pursuant to Section 3406 of the Code. For the avoidance of doubt, for the purposes of the foregoing definition, the term “Lender” shall include any Issuing Bank and the Swingline Lender.
“Existing Letters of Credit” shall mean each of the letters of credit set forth on Schedule 1.01(A) hereto.
“Existing Revolving Loans” shall have the meaning assigned to such term in Section 2.19(a).
“Extended Revolving Loan Commitments” shall mean one or more commitments hereunder to convert Existing Revolving Loans to Extended Revolving Loans of a given Extension Series pursuant to an Extension Amendment.
“Extended Revolving Loans” shall have the meaning assigned to such term in Section 2.19(a).
“Extending Lender” shall have the meaning provided in Section 2.19(c).
“Extension Amendment” shall have the meaning provided in Section 2.19(d).
“Extension Election” shall have the meaning provided in Section 2.19(c).
“Extension Request” shall have the meaning provided in Section 2.19(a).
“Extension Series” shall have the meaning provided in Section 2.19(a).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreement, treaty or convention among Governmental Authorities (or related laws, rules or official administrative guidance) implementing such Sections of the Code.
“Federal Funds Effective Rate” shall mean, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.
“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System.
“Fees” shall mean all amounts payable pursuant to or referred to in Section 2.05.
“Financial Statements” shall have the meaning provided in Section 6(A).11.
“Financial Support Direction” shall mean a financial support direction issued by the Pensions Regulator under s43 of the United Kingdom’s Pensions Act 2004.
“Fitch” means Fitch, Inc.
“Floor” shall mean the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to LIBO Rate.
“Foreign Collateral” shall mean all UK Collateral, Canadian Collateral, Singapore Collateral and Mexican Collateral.
“Foreign Credit Parties” shall mean each UK Credit Party, each Canadian Credit Party, each Singapore Credit Party and each Mexican Credit Party.
“Foreign Pension Plan” shall mean any pension or benefit plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States or Canada by Lead Borrower or any one or more of its Restricted Subsidiaries primarily for the benefit of employees of Lead Borrower or such Restricted Subsidiaries residing outside the United States or Canada (other than plans, funds or other similar programs that are maintained exclusively by a Governmental Authority), which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA, the Code or applicable Canadian law.
“Foreign Subsidiaries” shall mean each Subsidiary of the Lead Borrower that is not a U.S. Subsidiary.
“Fronting Exposure” shall mean a Defaulting Lender’s Pro Rata Share of LC Exposure or Swingline Loans, as applicable, except to the extent allocated to other Lenders under Section 2.11.
“Fronting Fee” shall have the meaning provided in Section 2.05(c).
“FSHCO” shall mean any U.S. Subsidiary that has no material assets other than (i) the Equity Interests (or Equity Interests and Indebtedness) of one or more Foreign Subsidiaries of the Lead Borrower that are CFCs or (ii) Equity Interests (or Equity Interests and Indebtedness) of one or more U.S. Subsidiaries of the Lead Borrower that hold no material assets other than the assets described in clause (i).

“Global Availability” shall mean, as of any applicable date, the amount by which the Line Cap at such time exceeds the Aggregate Exposures on such date.
“Governmental Authority” shall mean the government of the United States of America, any other, supranational authority (such as the European Union or the European Central Bank) or nation or any political subdivision thereof, whether state, provincial, territorial, municipal, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guaranteed Creditors” shall mean and include (x) each of the Lender Creditors, (y) any Secured Bank Product Provider or any Person that was a Secured Bank Product Provider on the Closing Date or at the time it entered into a Bank Product with a Borrower or its Subsidiary and (z) any other Secured Creditor.
“Guarantor” shall mean and include Holdings, each Borrower (with respect to the Obligations of each other Borrower; provided that the UK Borrowers will not guarantee Obligations of U.S. Borrowers) and each Subsidiary Guarantor. No Excluded Subsidiary shall be a Guarantor.
“Guaranty” shall mean, as to any Guarantor, the guarantees granted by such Guarantor pursuant to the terms of the Guaranty Agreement.
“Guaranty Agreement” shall have the meaning provided in Section 6(A).10.
“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, perfluoroalkyl and polyfluoroalkyl substances, polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance regulated under any Environmental Law.
“Holdings” shall mean (i) on or after the Closing Date, the entity specified in the preamble hereto or (ii) after the Closing Date, any other Person (“New Holdings”) that is a direct or indirect parent of Holdings (or the previous New Holdings, as the case may be) (“Previous Holdings”); provided that (a) New Holdings shall directly own 100% of the Equity Interests of Lead Borrower, (b) New Holdings shall expressly assume all the obligations of Previous Holdings under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (c)(i) all capital stock of Lead Borrower and substantially all of the other assets of Previous Holdings shall be contributed or otherwise transferred, directly or indirectly, to New Holdings and pledged to secure the Obligations, (ii) all capital stock and all other assets of Lead Borrower and the Subsidiary Guarantors that constituted Collateral prior to such substitution shall remain Collateral and shall remain subject to Liens thereon securing the Obligations that are valid and enforceable to the same extent as such Liens were valid and enforceable prior to such substitution, and the priority and the perfection of such Liens shall be maintained at all times, and (iii) New Holdings shall enter into a Guaranty Agreement on substantially the same terms as the Guaranty Agreement of Previous Holdings, (d)(i) no Event of Default shall occur and be continuing at the time of such substitution and such substitution shall not result in any Event of Default and (ii) such substitution shall not result in any material adverse tax consequences in the aggregate, to the Lenders or, individually, to the Administrative Agent, (e) the Administrative Agent shall have received at least five (5) Business Days’ prior written notice (or such shorter period as the Administrative Agent may agree in its reasonable discretion) of the proposed transaction and Previous Holdings, New Holdings and Lead Borrower shall promptly and in any event at least three (3) Business Days’ prior to the consummation of the transaction provide all information any Lender or the Administrative Agent may reasonably request to satisfy its “know your customer” and other similar requirements necessary for such Person to comply with its internal compliance and regulatory requirements with respect to the proposed successor New Holdings, (f) New Holdings shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia or any other jurisdiction permitted by the Administrative Agent in its reasonable discretion, (g) if reasonably requested by the Administrative Agent, (i) the Credit Parties shall execute and deliver amendments, supplements and other modifications to all Credit Documents, instruments and agreements executed in connection therewith necessary to perfect and protect the liens and security interests in the Collateral of New Holdings and to give effect to the new Guaranty, in each case in form and substance substantially consistent with the instruments and agreements previously delivered in respect thereof or reasonably satisfactory to the Administrative Agent; provided that, with the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned, delayed or denied), such amendments, supplements, modifications, instruments and/or agreements may be executed and delivered following such substitution and shall not constitute a condition to the effectiveness of New Holdings’ substitution for Previous Holdings and (ii) the Credit Parties shall execute and deliver any documentation reasonably necessary to comply with the local law requirements of the applicable jurisdiction and (h) Lead Borrower shall deliver a certificate of a Responsible Officer with respect to the satisfaction of the conditions set forth in clauses (a), (c), (d)(i) and (h) of this definition; provided, further, that if each of the foregoing is satisfied, Previous Holdings shall be automatically released of all its obligations as “Holdings” under the Credit Documents and any reference to “Holdings” in the Credit Documents shall refer to New Holdings.
“IFRS” shall mean international accounting standards as promulgated by the International Accounting Standards Board.
“Immaterial Subsidiary” shall mean any Restricted Subsidiary of the Lead Borrower that, as of the end of the most recently ended Test Period, does not have, when taken together with all other Immaterial Subsidiaries, (a) assets in excess of 5.00% of Consolidated Total Assets; or (b) revenues for the period of four consecutive fiscal quarters ending on such date in excess of 5.00% of the consolidated revenues of the Lead Borrower and the Restricted Subsidiaries for such period. For the avoidance of doubt, at all times prior to the first delivery of financial statements pursuant to Section 9.01(a) or (b), this definition shall be applied based on the pro forma consolidated financial statements of Lead Borrower and its Subsidiaries delivered to the Administrative Agent prior to the date hereof; provided that in no event shall a Borrower be considered an Immaterial Subsidiary.
“Increase Date” shall have the meaning provided in Section 2.15(b).
“Increase Loan Lender” shall have the meaning provided in Section 2.15(b).
“Incremental Revolving Commitment Amendment” shall have the meaning provided in Section 2.15(d).
“Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person (A) for borrowed money or (B) for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit, bankers’ acceptances and similar obligations issued for the account of such Person and all unpaid drawings in respect of such letters of credit, bankers’ acceptances and similar obligations, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the lesser of (x) the aggregate unpaid amount of Indebtedness secured by such Lien and (y) the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of all Capitalized Lease Obligations of such Person, (v) all Contingent Obligations of such Person, (vi) all obligations under any Swap Contracts and any Bank Product Debt or under any similar type of agreement and (vii) all Off-Balance Sheet Liabilities of such Person. Notwithstanding the foregoing, Indebtedness shall not include (a) trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person, (b) obligations, to the extent such obligations would otherwise constitute Indebtedness, under any agreement that has been defeased or satisfied and discharged pursuant to the terms of such agreement or (c) earn-outs and contingent payments in respect of acquisitions except to the extent that the liability on account of any such earn-outs or contingent payment has become fixed, due and payable for more than 10 Business Days without being paid and is required by U.S. GAAP to be reflected as a liability on the consolidated balance sheet of Lead Borrower and its Restricted Subsidiaries.
“Indemnified Person” shall have the meaning provided in Section 13.01(a).

“Indemnified Taxes” shall mean all Taxes imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document other than (i) Excluded Taxes and (ii) Other Taxes.
“Independent Assets or Operations” shall mean, with respect to any Parent Company, that such Parent Company’s total assets, revenues, income from continuing operations before income taxes and cash flows from operating activities (excluding in each case amounts related to its investment in the Lead Borrower and the Restricted Subsidiaries), determined in accordance with U.S. GAAP and as shown on the most recent balance sheet of such Parent Company, is more than 5.00% of such Parent Company’s corresponding consolidated amount.
“Initial Canadian Security Agreement” shall mean, collectively, the Canadian law Canadian ABL Security Agreement and, if applicable, the deed of hypothec executed by the applicable Canadian Credit Parties on or about the Canadian Activation Date or at such later time in accordance with this Agreement creating security interests over Canadian Collateral of the Canadian Credit Parties (subject to the exceptions set forth therein).
“Initial Field Exam and Appraisal” shall mean a field examination and an inventory appraisal completed by one or more firms reasonably acceptable to the Administrative Agent, including, without limitation, the Administrative Agent’s internal field examination group.
“Initial Lenders” shall have the meaning provided to such term in the Commitment Letter.
“Initial Maturity Date” shall mean the date that is five years after the Closing Date, or if such date is not a Business Day, the next preceding Business Day.
“Initial Mexican Security Agreement” shall mean the non-possessory pledge agreements and each other security agreements executed by the Mexican Credit Parties on or about the Mexican Activation Date or at such later time in accordance with this Agreement creating security interests over the Mexican Collateral of the Mexican Credit Parties (subject to the exceptions set forth therein).
“Initial Public Offering” shall mean (a) the offering of the common Equity Interests of any Parent Company in an underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8 or S-4) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act, as amended or (b) any SPAC IPO.
“Initial Security Agreements” shall mean the Initial Canadian Security Agreement, the Initial UK Security Agreement, the Initial Singapore Security Agreement, the Initial Mexican Security Agreement and the Initial U.S. Security Agreement.
“Initial Singapore Security Agreement” shall mean the Singapore law debenture executed by the Singapore Credit Parties on or about the Singapore Activation Date or at such later time in accordance with this Agreement creating security interests over Singapore Collateral of the Singapore Credit Parties (subject to the exceptions set forth therein) which includes, amongst other things, the entire issued share capital of McGraw-Hill Education (Singapore) Pte. Ltd.
“Initial UK Security Agreement” shall mean the English law governed debenture executed by the UK Credit Parties on or about the UK Activation Date or at such later time in accordance with this Agreement creating security interests over the UK Collateral of the UK Credit Parties (subject to the exceptions set forth therein).
“Initial U.S. Security Agreement” shall mean the U.S. Security Agreement executed by each U.S. Credit Party as of the date of this Agreement creating security interests over the U.S. Collateral of the U.S. Credit Parties (subject to the exceptions set forth therein).
“Intellectual Property” shall have the meaning provided in Section 8.20.

“Intercompany Subordination Agreement” means an intercompany subordination agreement, in substantially the form of Exhibit M hereto, or otherwise in form and substance reasonably satisfactory to the Administrative Agent.
“Intercreditor Agreement” shall mean that certain ABL Intercreditor Agreement in the form of Exhibit L, dated as of the Closing Date, by and among the Collateral Agent and the Cash Flow Agent, as may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms thereof.
“Interest Determination Date” shall mean the second Business Day prior to the commencement of any Interest Period relating to such Loan, unless market practice differs in the relevant Interbank Market for a currency, in which case the Interest Determination Date for that currency will be determined by the Administrative Agent in accordance with market practice in the relevant Interbank Market.
“Interest Period” shall mean, as to any Borrowing of a LIBO Rate Loan or Alternative Currency Term Rate Loan the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one, three, six, or, if agreed to by all Lenders, twelve months or less than one month thereafter, as the Lead Borrower may elect, or the date any Borrowing of a LIBO Rate Loan or Alternative Currency Term Rate Loan is converted to a Borrowing of a Base Rate Loan, LIBO Rate Loan, European Base Rate Loan or Alternative Currency Daily Rate Loan in accordance with Section 2.08 or repaid or prepaid in accordance with Section 2.07 or Section 2.09; provided that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.
“Interim Period” shall have the meaning assigned to such term in Section 10.11(b).
“Inventory” shall mean all “inventory,” as such term is defined in the UCC as in effect on the date hereof in the State of New York, or, if applicable, the PPSA, wherever located, in which any Person now or hereafter has rights.
“Investments” shall have the meaning provided in Section 10.05.
“Issuing Bank” shall mean, as the context may require, (a) each of the Lenders with a Letter of Credit Commitment set forth on Schedule 2.01, (b) any other Lender that may become an Issuing Bank pursuant to Sections 2.13(i) and 2.13(k), with respect to Letters of Credit issued by such Lender; or (c) collectively, all of the foregoing. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by affiliates or branches of such Issuing Bank (including without limitation with respect to Letters of Credit with a co-Applicant that is not a U.S. Credit Party), in which case the term “Issuing Bank” shall include any such affiliate or branch with respect to Letters of Credit issued by such affiliate or branch.
“ITA” means the Income Tax Act 2007 (United Kingdom).
“Junior Representative” shall mean, with respect to any series of Permitted Junior Debt (or Permitted Refinancing Indebtedness in respect thereof), the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Permitted Junior Debt (or Permitted Refinancing Indebtedness in respect thereof) is issued, incurred or otherwise obtained and each of their successors in such capacities.
“Landlord Lien Reserve” shall mean an amount not to exceed three months’ rent for all of the locations of the Credit Parties that are not owned and controlled by a Credit Party at which Eligible Inventory is stored, other than locations with respect to which the Administrative Agent has received a Landlord Lien Waiver and Access Agreement.

“Landlord Lien Waiver and Access Agreement” shall mean a Landlord Lien Waiver and Access Agreement, in a form reasonably approved by the Administrative Agent.
“Latest Maturity Date” shall mean, at any time, the latest Maturity Date applicable to any Loan or Commitment under any Subfacility hereunder as of such date of determination.
“LC Collateral Account” shall mean a collateral account in the form of a deposit account established and maintained by the Administrative Agent for the benefit of the Secured Creditors, in accordance with the provisions of Section 2.13.
“LC Commitment” shall mean the commitment of each Issuing Bank to issue Letters of Credit under the U.S. Subfacility pursuant to Section 2.13.
“LC Credit Extension” shall mean, with respect to any Letter of Credit under the U.S. Subfacility, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“LC Disbursement” shall mean a payment or disbursement made by any Issuing Bank pursuant to a Letter of Credit under the U.S. Subfacility.
“LC Documents” shall mean all documents, instruments and agreements delivered by the U.S. Borrower or any Restricted Subsidiary of the Lead Borrower that is a co-applicant in respect of any Letter of Credit to any Issuing Bank or the Administrative Agent in connection with any Letter of Credit under the U.S. Subfacility.
“LC Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all LC Disbursements that have not yet been reimbursed at such time. The LC Exposure of any Lender at any time shall mean its Pro Rata Percentage of the aggregate LC Exposure at such time.
“LC Obligations” shall mean the sum (without duplication) of (a) all amounts owing by the U.S. Borrowers for any drawings under Letters of Credit (including any bankers’ acceptances or other payment obligations arising therefrom); and (b) the undrawn amount of all outstanding Letters of Credit.
“LC Participation Fee” shall have the meaning assigned to such term in Section 2.05(c)(i).
“LC Request” shall mean a request by Lead Borrower in accordance with the terms of Section 2.13(b) in form and substance reasonably satisfactory to the Issuing Bank.
“LCT Election” shall have the meaning provided in Section 1.05.
“LCT Test Date” shall have the meaning provided in Section 1.05.
“Lead Arrangers” shall mean BofA Securities, Inc., BMO Capital Markets Corp., Macquarie Capital (USA) Inc., BNP Paribas Securities Corp., Deutsche Bank Securities Inc., PNC Capital Markets LLC and UBS Securities LLC, each in their capacities as joint lead arrangers and/or joint bookrunners for this Agreement.
“Lead Borrower” shall have the meaning provided in the preamble hereto.
“Legal Reservations” means with respect to a Credit Party (other than a U.S. Credit Party or Canadian Credit Party):
(a)    the principle that equitable remedies may be granted or refused at the discretion of a court, the limitation of enforcement by laws relating to insolvency, bankruptcy, liquidation, judicial management, reorganization, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and similar principles or limitations under the laws of any applicable jurisdiction;

(b)    the time barring of claims under applicable limitation laws, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defenses of set-off or counterclaim and similar principles or limitations under the laws of any applicable jurisdiction;
(c)    any general principles, reservations or qualifications, in each case as to matters of law as set out in any legal opinion delivered to the Administrative Agent in connection with any provision of any Credit Document;
(d)    the principle that any additional interest imposed under any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;
(e)    the principle that in certain circumstances security granted by way of fixed charge may be characterized as a floating charge or that security purported to be constituted by way of an assignment may be recharacterized as a charge;
(f)    the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant; and
(g)    provisions of a contract being invalid or unenforceable for reasons of oppression or undue influence.
“Lender” shall mean each financial institution listed on Schedule 2.01, as well as any Person that becomes a “Lender” hereunder pursuant to Section 2.15, 3.04 or 13.04(b), and, as the context requires, includes the Swingline Lender.
“Lender Creditors” shall mean the Agents, the Lenders and the Indemnified Persons.
“Lender-Related Person” shall have the meaning provided in Section 13.01(c).
“Lender Loss Sharing Agreement” shall mean that certain Lender Loss Sharing Agreement entered into by each Lender as of the Closing Date and each other Lender becoming party to this Agreement via an Assignment and Assumption or otherwise after the Closing Date.
“Letter of Credit” shall mean any letters of credit issued or to be issued by any Issuing Bank under the U.S. Subfacility for the account of the U.S. Borrowers (or any Restricted Subsidiary of the Lead Borrower, with a U.S. Borrower as a co-applicant thereof) pursuant to Section 2.13 to the extent the provisions of Section 2.13 are applicable thereto and shall include the Existing Letters of Credit; provided that no Issuing Bank shall be obligated to issue any Letter of Credit other than standby letters of credit.
“Letter of Credit Commitment” shall mean, with respect to any Issuing Bank, the amount set forth opposite its name on Schedule 2.01 under the heading “LC Commitments”.
“Letter of Credit Expiration Date” shall mean the date which is five (5) Business Days prior to the Maturity Date unless otherwise agreed by the Administrative Agent and the Issuing Bank.
“LIBO Rate” shall mean:
(a)    for any Interest Period, with respect to any LIBO Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated) (the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Screen Rate, at approximately 11:00 a.m., London time on such day for deposits in the relevant currency with a term of one month commencing that day;
provided that, subject to Section 3.05, to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further, that, subject to Section 3.05, to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent and in no event in a manner less favorable than as applied to similarly situated borrowers in similar circumstances at such time. Notwithstanding any of the foregoing, the LIBO Rate shall not at any time be less than 0.00% per annum.
“LIBO Rate Loan” shall mean each Loan which is designated as a Loan bearing interest at the Adjusted LIBO Rate by Lead Borrower at the time of the incurrence thereof or conversion thereto. LIBO Rate Loans may be denominated in Dollars.
“LIBO Screen Rate” shall have the meaning provided in the definition of “LIBO Rate.”.
“Lien” shall mean any mortgage, standard security, charge, fixed charge, floating charge, assignation by way of security, assignment by way of security, pledge, hypothecation, collateral assignment, security deposit arrangement, encumbrance, deemed, documentary or statutory trust, security conveyance, transfer or assignment for security purposes, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, and any lease having substantially the same effect as any of the foregoing and any other in rem right created for security purposes).
“Limited Condition Transaction” shall mean any transaction in connection with any acquisition (including by way of merger or amalgamation) or similar Investment (including the assumption or incurrence of Indebtedness), the making of any Dividend and/or the making of any voluntary or optional payment or prepayment on or redemption or acquisition for value of any Indebtedness subject to Section 10.07(a).
“Limited Originator Recourse” shall mean a letter of credit, cash collateral account or other such credit enhancement provided in connection with the incurrence of Indebtedness by a Securitization Entity under a Qualified Securitization Transaction, in each case, solely to the extent required to satisfy Standard Securitization Undertakings.
“Line Cap” shall mean an amount equal to the sum of (i) the U.S. Line Cap and (ii) the RoW Line Cap.
“Liquidity Event” shall mean the occurrence of a date when (a) Adjusted Availability shall have been less than the greater of (i) 10% of the Line Cap and (ii) $10,000,000, in either case for five consecutive Business Days, until such date as (b) Adjusted Availability shall have been at least equal to the greater of (i) 10% of the Line Cap and (ii) $10,000,000 for 30 consecutive calendar days.
“Liquidity Notice” shall mean a written notice delivered by the Administrative Agent at any time during a Liquidity Period to any bank or other depository at which any Deposit Account (other than any Excluded Account) is maintained directing such bank or other depository (a) to, in the case of a U.S. Credit Party, remit all funds in such Deposit Account to a Dominion Account, or in the case of a Dominion Account or a Deposit Account of a Foreign Credit Party, to the Administrative Agent on a daily basis, and (b) to cease following directions or instructions given to such bank or other depository by any Credit Party regarding the disbursement of funds from such Deposit Account (other than any Excluded Account), and (c) to follow all directions and instructions given to such bank or other depository by the Administrative Agent in each case, pursuant to the terms of any Deposit Account Control Agreement in place.
“Liquidity Period” shall mean any period throughout which (a) a Liquidity Event has occurred and is continuing or (b) a Specified Event of Default has occurred and is continuing.

“Loans” shall mean advances made to, or at the instructions of, the Applicable Administrative Borrower pursuant to Article 2 hereof and may constitute Revolving Loans, Swingline Loans or Overadvance Loans.
“Management Investor” shall mean any Person who is an officer or otherwise a member of management of Lead Borrower, any of its Subsidiaries or any of its direct or indirect parent companies on the Closing Date immediately after giving effect to the Acquisition or at any time thereafter.
“Margin Stock” shall have the meaning provided in Regulation U.
“Market Capitalization” shall mean an amount equal to (i) the total number of issued and outstanding shares of capital stock of Lead Borrower or any Parent Company on the date of declaration of the relevant dividend multiplied by (ii) the arithmetic mean of the closing prices per share of such capital stock on the New York Stock Exchange (or, if the primary listing of such capital stock is on another exchange, on such other exchange) for the 30 consecutive trading days immediately preceding the date of declaration of such dividend.
“Master Agreement” shall have the meaning provided to such term in the definition of “Swap Contract.”
“Material Adverse Effect” shall mean (a) on the Closing Date, a Closing Date Material Adverse Effect, and (b) after the Closing Date, (i) a material adverse effect on the business, assets, financial condition or results of operations of the Lead Borrower and its Restricted Subsidiaries taken as a whole, (ii) a material and adverse effect on the rights and remedies of the Administrative Agent and Collateral Agent, on behalf of the Lenders, taken as a whole, under the Credit Documents or (iii) a material and adverse effect on the ability of the Credit Parties, taken as a whole, to perform their payment obligations under the Credit Documents.
“Maturity Date” shall mean the Initial Maturity Date or the Latest Maturity Date, as applicable.
“Mexican Activation Date” means the date on which all of the conditions set forth in Section 6(B) have been met with respect to each of the Mexican Credit Parties.
“Mexican Collateral” shall mean all the “Pledged Assets” as defined in the Initial Mexican Security Agreement and all other property (whether real, personal or otherwise) with respect to which any security interests have been granted (or purported to be granted) by the Mexican Credit Parties with respect to property (whether real, personal or otherwise) located or registered in Mexico, or will be granted in accordance with the requirements set forth in Section 9.13.
“Mexican Credit Parties” shall mean each Mexican Guarantor.
“Mexican Guarantor” shall mean collectively McGraw-Hill Interamericana editores, S.A. de C.V. and Grupo McGraw-Hill, S.A. de C.V.
“Mexican Pesos” shall mean the lawful currency of Mexico.
“Mexican Priority Payables Reserve” shall mean a reserve for the amounts which rank or are capable of ranking in priority to the Liens granted to the Collateral Agent under the Security Documents and/or for amounts which may represent costs relating to the enforcement of the Collateral Agent’s Liens, including without limitation, in the Permitted Discretion of the Administrative Agent, any such amounts due and not paid for wages, fringe benefits, vacation and/or holiday pay, severance pay, employee deductions, income tax, amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance, amounts currently or past due and not paid for taxes and pension obligations and/or contributions, and on any date of determination, reserves established by the Administrative Agent in its Permitted Discretion for amounts, which rank or which would reasonably be expected to rank in priority to or pari passu with any Liens granted to the Collateral Agent under the Security Documents and/or for amounts which represent costs in connection with the preservation, protection, collection or realization of the Collateral, under applicable Mexican laws, including but not limited to the Ley de Concursos Mercantiles and Ley Federal del Trabajo, and such additional reserves, in such amounts and with respect to such matters, as the Administrative Agent in its Permitted Discretion may elect to impose from time to time.

“Mexican Security Documents” shall mean the Initial Mexican Security Agreement, each Deposit Account Control Agreement entered into pursuant to Section 9.17(e) and, after the execution and delivery thereof, each Additional Security Document governed by the laws of Mexico, together with any other applicable security documents governed by the laws of Mexico from time to time, such as a deed or any other related documents, bonds, debentures or pledge agreements as may be required to perfect a Lien in favor of the Collateral Agent for the benefit of the Secured Creditors.
“Mexican Subsidiary” shall mean any Subsidiary of the Lead Borrower that is incorporated, formed or otherwise organized under the laws of Mexico.
“Minimum Equity Percentage” shall have the meaning set forth in Section 6(A).06.
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA under which the Lead Borrower or a Restricted Subsidiary of the Lead Borrower has any obligation or liability, including on account of an ERISA Affiliate.
“NOLV Percentage” shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the blended recovery on the aggregate amount of the Eligible Inventory at such time on a “net orderly liquidation value” basis as set forth in the most recent inventory appraisal received by the Administrative Agent in accordance with Section 9.02(b), net of operating expenses, liquidation expenses and commissions reasonably anticipated in the disposition of such assets, and (b) the denominator of which is the net book value of the aggregate amount of the Eligible Inventory subject to appraisal.
“New Project” shall mean (x) each plant, facility or branch which is either a new plant, facility or branch or an expansion of an existing plant, facility or branch owned by Lead Borrower or its Restricted Subsidiaries which in fact commences operations and (y) each creation (in one or a series of related transactions) of a business unit or product line to the extent such business unit or product line commences operations or each expansion (in one or a series of related transactions) of business into a new market or distribution or sales channel.
“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.
“Non-Guarantor Holdco” shall mean any entity that owns, directly or indirectly, Equity Interests in any Credit Party.
“Non-U.S. Security Documents” shall mean the Canadian Security Documents, the Mexican Security Documents, the Singapore Security Documents and/or the UK Security Documents.
“Note” shall mean each Revolving Note or Swingline Note, as applicable.
“Notice of Borrowing” shall mean a notice substantially in the form of the relevant notice attached as Exhibit A-1 hereto or, in the case of a Swingline Borrowing, Exhibit A-2 hereto.
“Notice of Conversion/Continuation” shall mean a notice substantially in the form of Exhibit A-3 hereto.
“Notice Office” shall mean the office of the Administrative Agent set forth in Schedule 13.03, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.
“Noticed Hedge” shall mean any Secured Bank Product Obligations arising under a Swap Contract with respect to which the Lead Borrower and the Secured Bank Product Provider thereof have notified the Administrative Agent of the intent to include such Secured Bank Product Obligations as a Noticed Hedge hereunder and with respect to which a Bank Products Reserve has subsequently been established in the maximum amount thereof.
“NYFRB” shall mean the Federal Reserve Bank of New York or any successor thereto.

“NYFRB’s Website” shall mean the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Obligations” shall mean (i) all now existing or hereafter arising debts, obligations, covenants, and duties of payment or performance of every kind, matured or unmatured, direct or contingent, owing, arising, due, or payable to any Lender, Agent or Indemnified Person by any Credit Party arising out of this Agreement or any other Credit Document, including, without limitation, all obligations to repay principal or interest on the Loans and Letters of Credit, and to pay interest, fees, costs, charges, expenses, professional fees, and all sums chargeable to any Credit Party or for which any Credit Party is liable as indemnitor under the Credit Documents, whether or not evidenced by any note or other instrument (in each case, including interest, fees, expenses and other amounts accruing during any case or proceeding under any Debtor Relief Laws, regardless of whether allowed or allowable in such case or proceeding) and (ii) liabilities and indebtedness of Lead Borrower or any of its Restricted Subsidiaries owing under any Secured Bank Product Obligations (with respect to any Subsidiary Guarantor, other than any Excluded Swap Obligation of such Subsidiary Guarantor) entered into by Lead Borrower or any of its Restricted Subsidiaries, whether now in existence or hereafter arising. Notwithstanding anything to the contrary contained above, other than in connection with any applicable of proceeds pursuant to Section 11.11, (x) obligations of any Credit Party or Restricted Subsidiary under any Secured Bank Product Obligations shall be secured and guaranteed pursuant to the Credit Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (y) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Secured Bank Product Obligations.
“Off-Balance Sheet Liabilities” of any Person shall mean (i) any repurchase obligation or similar liability of such Person arising in connection with a sale by such Person of accounts or notes receivable, (ii) any liability of such Person under any Sale-Leaseback Transactions that do not create a liability on the balance sheet of such Person or (iii) any obligation under a Synthetic Lease.
“Other Rate Early Opt-in” means the Administrative Agent and Borrower have elected to replace LIBO Rate with a Benchmark Replacement other than a SOFR-based rate pursuant to (1) an Early Opt-in Election and (2) Section 3.05(b)(ii) and paragraph (2) of the definition of “Benchmark Replacement”.
“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, registration, filing or similar Taxes arising from any payment made under, from the execution, delivery, registration, performance or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document except any such Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.04) that are imposed as a result of any present or former connection between the relevant Lender and the jurisdiction imposing such Tax (other than a connection arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).
“Outstanding Amount” shall mean, with respect to Loans on any date, the Equivalent Amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.
“Overadvance” shall have the meaning provided in Section 2.17.
“Overadvance Loan” shall mean a Base Rate Loan or a European Base Rate Loan made when an Overadvance exists or is caused by the funding thereof.
“Parent Company” shall mean any direct or indirect parent company of the Lead Borrower (other than the Sponsor or any other Permitted Holder).
“Pari Passu Intercreditor Agreement” shall have the meaning set forth in the Cash Flow Credit Agreement as in effect on the Closing Date.

“Pari Passu Representative” shall have the meaning set forth in the Cash Flow Credit Agreement as in effect on the Closing Date.
“Participant” shall have the meaning provided in Section 13.04(c).
“Participant Register” shall have the meaning provided in Section 13.04(c).
“Participating Member State” shall mean any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Patent Security Agreement” shall have the meaning provided in the Initial U.S. Security Agreement, or if, applicable, the Initial Canadian Security Agreement.
“Patriot Act” shall have the meaning provided in Section 13.16.
“Payment Conditions” shall mean as to any relevant action contemplated in this Agreement, (i) no Event of Default has then occurred and is continuing or would immediately result from any action, (ii) (a) Adjusted Availability on a Pro Forma Basis immediately after giving effect to such action would be at least the greater of (x) 12.5% of the Line Cap and (y) $12,500,000, (b) over the 30 consecutive days prior to consummation of such action (assuming such action occurred on the first day of such 30 day prior period), Adjusted Availability averaged no less than the greater of (x) 12.5% of the Line Cap and (y) $12,500,000, on a Pro Forma Basis for such action and (iii) if (a) Adjusted Availability on a Pro Forma Basis immediately after giving effect to such action is less than 25% of the Aggregate Commitments, or (b) over the 30 consecutive days prior to consummation of such action (assuming such action occurred on the first day of such 30 day prior period), Adjusted Availability averaged less than 25% of the Aggregate Commitments on a Pro Forma Basis for such action, the Consolidated Fixed Charge Coverage Ratio would be at least 1.0 to 1.0 on a Pro Forma Basis for such action by reference to the most recent financial statements delivered to the Administrative Agent pursuant to the Section 9.01 Financials.
“Payment Office” shall mean the office of the Administrative Agent set forth on Schedule 13.03 or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.
“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.
“Pensions Regulator” shall mean the body corporate called the Pensions Regulator established under Part I of the United Kingdom’s Pensions Act 2004, as amended.
“Perfection Certificate” shall have the meaning provided in the U.S. Security Agreement or the Initial Canadian Security Agreement, as applicable.
“Permitted Acquisition” shall mean the acquisition by the Lead Borrower or any of its Restricted Subsidiaries of an Acquired Entity or Business; provided that (i) the Acquired Entity or Business acquired is in a business permitted by Section 10.09 and (ii) all applicable requirements of Section 9.14 are satisfied.
“Permitted Asset Swap” means the purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Lead Borrower or any Restricted Subsidiary and another Person.
“Permitted Borrowing Base Liens” shall mean Liens on the Collateral permitted by Sections 10.01(i), (ii) (solely with respect to warehousemen’s liens), (xi) and (xxiii) (in the case of clauses (ii), (xi) and (xxiii), subject to compliance with clauses (c) and (d) of the definition of “Eligible Inventory” and in each case, solely to the extent any such Lien set forth in clause (ii), (xi), (xii) or (xxiii) arises by operation of law).
“Permitted Discretion” shall mean reasonable credit judgment made in good faith in accordance with customary business practices for comparable asset-based lending transactions, and as it relates to the establishment or adjustment of Reserves (or the modification of eligibility standards and criteria) shall require that (a) such establishment, adjustment or imposition after the Closing Date Borrowing Base Termination Date be based on the analysis of facts or events first occurring or first discovered by the Administrative Agent after the Closing Date Borrowing Base Termination Date or are materially different from the facts or events occurring or known to the Administrative Agent on the Closing Date Borrowing Base Termination Date, unless the Lead Borrower and the Administrative Agent otherwise agree in writing (for the avoidance of doubt, it is understood that such Reserves may be established after the Closing Date Borrowing Base Termination Date pursuant to the terms of Section 9.17), (b) the contributing factors to the imposition of any Reserves shall not duplicate the exclusionary criteria set forth in the definitions of Eligible Accounts or Eligible Inventory, as applicable, and vice versa and (c) the amount of any such Reserve so established or the effect of any adjustment shall be a reasonable quantification (as reasonably determined by the Administrative Agent) of the incremental dilution of the Borrowing Base attributable to such contributing factors.
“Permitted Encumbrances” shall mean, with respect to any Real Property, such exceptions to title as are set forth in the mortgage title insurance policy delivered with respect thereto.
“Permitted Equity” shall mean common Equity Interests of Holdings or any other Equity Interests of Holdings that are reasonably acceptable to the Administrative Agent.
“Permitted Holders” shall mean (i) the Sponsor, (ii) any Related Party of the Sponsor, (iii) Management Investors and (iv) any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that in the case of such “group” and without giving effect to the existence of such “group” or any other “group,” such Persons specified in clauses (i) or (ii) or (iii) above, collectively, have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the voting Equity Interests of the Lead Borrower or any of its direct or indirect parent entities held by such “group.”
“Permitted Investment” shall have the meaning provided in Section 10.05.
“Permitted Junior Debt” shall mean any Permitted Junior Notes and any Permitted Junior Loans.
“Permitted Junior Debt Documents” shall mean any Permitted Junior Notes Documents and the Permitted Junior Loan Documents.
“Permitted Junior Loan Documents” shall mean, after the execution and delivery thereof, each agreement, document or instrument relating to the incurrence of Permitted Junior Loans, in each case as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.
“Permitted Junior Loans” shall mean any Indebtedness of Lead Borrower or any Credit Party in the form of unsecured or secured loans; provided that (i) except as provided in clause (v) below, no such Indebtedness, to the extent incurred by any Credit Party, shall be secured by any asset of Lead Borrower or any of its Subsidiaries, (ii) no such Indebtedness, to the extent incurred by any Credit Party, shall be guaranteed by any Person other than a Credit Party, (iii) no such Indebtedness shall be subject to scheduled amortization or have a final stated maturity (excluding for this purpose, interim loan financings that provide for automatic rollover, subject to customary conditions, to Indebtedness otherwise meeting the maturity requirements of this clause), in either case, except any Permitted Refinancing Indebtedness incurred with respect to the foregoing to the extent such Indebtedness does not otherwise meet the requirements set forth in this clause (iii), prior to the date occurring ninety-one (91) days following the Latest Maturity Date as of the date such Indebtedness was incurred or shall have a Weighted Average Life to Maturity of less than the Weighted Average Life to Maturity as then in effect for any other Revolving Loans then outstanding, (iv) [reserved], (v) in the case of any such Indebtedness incurred by a Credit Party that is secured (a) such Indebtedness is secured only by assets comprising Collateral on a junior-lien basis relative to the Liens on such Collateral securing the Obligations of the Credit Parties, and not secured by any property or assets of any Credit Party other than the Collateral, (b) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are necessary to reflect the differing lien priorities or otherwise reasonably satisfactory to the Collateral Agent) and (c) a Junior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Additional Intercreditor Agreement, and (vi) the covenants and events of default, taken as a whole, contained in the agreement governing such Indebtedness shall not be materially more favorable to the lenders of the Permitted Junior Loans than those with respect to this Agreement; provided that (x) any such covenants and events of default may be materially more favorable to the extent they take effect after the Latest Maturity Date as of the date such Indebtedness was incurred and (y) in the event that any agreement evidencing such Indebtedness contains financial maintenance covenants that are effective prior to the Latest Maturity Date as of the date such Indebtedness was incurred, the Borrowers shall have offered in good faith to enter into an amendment to this Agreement to add any such financial covenants as are not then contained in this Agreement (provided that a certificate of a Responsible Officer of Lead Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Lead Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in the foregoing clause (vi), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to Lead Borrower of an objection during such five Business Day period (including a reasonable description of the basis upon which it objects)).
“Permitted Junior Notes” shall mean any Indebtedness of Lead Borrower or any Credit Party evidenced by a note security and incurred pursuant to one or more issuances of such notes; provided that (i) except as provided in clause (vi) below, no such Indebtedness, to the extent incurred by any Credit Party, shall be guaranteed by any Person other than a Credit Party or shall be secured by any asset of Lead Borrower or any of its Subsidiaries, (ii) no such Indebtedness shall be subject to scheduled amortization or have a final stated maturity, in either case, prior to the date occurring ninety-one (91) days following the Latest Maturity Date as of the date such Indebtedness was incurred, or have a Weighted Average Life to Maturity of less than the Weighted Average Life to Maturity as then in effect for any other Revolving Loans then outstanding, (iii) [reserved], (iv) the indenture governing such Indebtedness shall not include any financial maintenance covenants, (v) the “default to other indebtedness” event of default contained in the indenture governing such Indebtedness shall provide for a “cross-acceleration” or a “cross-acceleration” and “cross-payment default” rather than a “cross-default,” (vi) in the case of any such Indebtedness incurred by a Credit Party that is secured (a) such Indebtedness is secured only by assets comprising Collateral on a junior-lien basis relative to the Liens on such Collateral securing the Obligations of the Credit Parties, and not secured by any property or assets of Lead Borrower or any of its Subsidiaries other than the Collateral, (b) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are necessary to reflect the differing lien priorities or otherwise reasonably satisfactory to the Collateral Agent) and (c) a Junior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Additional Intercreditor Agreement; and (vii) the covenants and events of default, taken as a whole, contained in the indenture governing such Indebtedness shall not be materially more favorable to the holders of the Permitted Junior Notes than those with respect to this Agreement; provided that any such covenants and events of default may be materially more favorable to the extent they take effect after the Latest Maturity Date as of the date such Indebtedness was incurred (provided that a certificate of a Responsible Officer of Lead Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Lead Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in the foregoing clause (vii), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to Lead Borrower of an objection during such five Business Day period (including a reasonable description of the basis upon which it objects)).
“Permitted Junior Notes Documents” shall mean, after the execution and delivery thereof, each Permitted Junior Notes Indenture, and the Permitted Junior Notes, in each case as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.
“Permitted Junior Notes Indenture” shall mean any indenture or similar agreement entered into in connection with the issuance of Permitted Junior Notes, as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.
“Permitted Liens” shall have the meaning provided in Section 10.01.

“Permitted Notes” shall mean and include (i) any Permitted Junior Notes and (ii) any Permitted Pari Passu Notes.
“Permitted Pari Passu Loan Documents” shall have the meaning set forth in the Cash Flow Credit Agreement as in effect on the Closing Date.
“Permitted Pari Passu Loans” shall have the meaning set forth in the Cash Flow Credit Agreement as in effect on the Closing Date.
“Permitted Pari Passu Notes” shall have the meaning set forth in the Cash Flow Credit Agreement as in effect on the Closing Date.
“Permitted Pari Passu Notes Documents” shall have the meaning set forth in the Cash Flow Credit Agreement as in effect on the Closing Date.
“Permitted Pari Passu Notes Indenture” shall have the meaning set forth in the Cash Flow Credit Agreement as in effect on the Closing Date.
“Permitted Refinancing Indebtedness” shall mean Indebtedness incurred by the Lead Borrower or any Restricted Subsidiary which serves to extend, replace, refund, refinance, renew or defease (“Refinance”) any Indebtedness, including any previously issued Permitted Refinancing Indebtedness, so long as:
(1)    the principal amount of such new Indebtedness does not exceed (a) the principal amount of Indebtedness (including any unused commitments therefor that are able to be drawn at such time) being so extended, replaced, refunded, refinanced, renewed or defeased (such Indebtedness, the “Refinanced Debt”), plus (b) any accrued and unpaid interest and fees on such Refinanced Debt, plus (c) the amount of any tender or redemption premium paid thereon or any penalty or premium required to be paid under the terms of the instrument or documents governing such Refinanced Debt and any costs, fees and expenses incurred in connection with the issuance of such new Indebtedness and the Refinancing of such Refinanced Debt;
(2)    such Permitted Refinancing Indebtedness has a:
(a)    Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is not less than the remaining Weighted Average Life to Maturity of the applicable Refinanced Debt; and
(b)    final scheduled maturity date equal to or later than the final scheduled maturity date of the Refinanced Debt (or, if earlier, the date that is 91 days after the Latest Maturity Date as of the date such Indebtedness was incurred);
(3)    to the extent such Permitted Refinancing Indebtedness refinances (a) Indebtedness that is expressly subordinated in right of payment to the Obligations (other than Indebtedness assumed or acquired in an acquisition and not created in contemplation thereof), such Permitted Refinancing Indebtedness is subordinated to the Obligations on terms that are, taken as a whole, not materially less favorable to the Lenders than the subordination terms applicable to the Refinanced Debt (provided that any such terms may be more favorable to the extent they take effect after the Latest Maturity Date as of the date such Indebtedness was incurred), (b) Indebtedness that is secured by Liens that are subordinated to the Liens securing the Obligations, such Permitted Refinancing Indebtedness is (i) unsecured or (ii) secured by Liens that are subordinated to the Liens that secure the Obligations on terms that are, taken as a whole, not materially less favorable to the Lenders than the Lien subordination terms applicable to the Refinanced Debt (provided that any such terms may be more favorable to the extent they take effect after the Latest Maturity Date as of the date such Indebtedness was incurred) or (c) Indebtedness that is secured by Liens that are pari passu with the Liens securing the Obligations, such Permitted Refinancing Indebtedness is (i) unsecured or (ii) secured by Liens that are pari passu or subordinated to the Liens that secure the

Obligations on terms that are, taken as a whole, not materially less favorable to the Lenders than the Collateral sharing provisions applicable to the Refinanced Debt (provided that any such terms may be more favorable to the extent they take effect after the Latest Maturity Date as of the date such Indebtedness was incurred); and
(4)    subject to Section 10.01(vi), such Permitted Refinancing Indebtedness shall not be secured by any assets or property of the Lead Borrower or any Restricted Subsidiary that does not secure the Refinanced Debt being Refinanced (plus improvements and accessions thereon and proceeds in respect thereof);
provided that (a) Permitted Refinancing Indebtedness will not include Indebtedness of a Restricted Subsidiary of the Lead Borrower that is not a Borrower or a Subsidiary Guarantor that refinances Indebtedness of a Borrower or a Subsidiary Guarantor and (b) clause (2) of this definition will not apply to any Refinancing of any Indebtedness under Sections 10.04(iii) or (v).
“Permitted Restricted Cash” shall mean cash and Cash Equivalents of the Lead Borrower and its Restricted Subsidiaries restricted solely in favor of or pursuant to (x) any Credit Document, any Cash Flow Document, any Secured Notes Document, any Permitted Pari Passu Loan Document, any Permitted Pari Passu Notes Document, any Refinancing Note/Loan Document (to the extent such Refinancing Notes/Loans constitute Permitted Pari Passu Notes or Permitted Pari Passu Loans) or Refinancing Term Loan Amendment (as defined in the Cash Flow Credit Agreement) and (y) any Permitted Junior Debt Document and any Refinancing Note/Loan Document (to the extent such Refinancing Notes/Loans constitute Permitted Junior Debt), in the case of this clause (y), solely to the extent such cash and Cash Equivalents also secure the Indebtedness hereunder on a senior priority basis.
“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, unlimited liability company, company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.
“Plan” shall mean any pension plan as defined in Section 3(2) of ERISA other than a Canadian Pension Plan, Foreign Pension Plan or a Multiemployer Plan, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Lead Borrower or a Restricted Subsidiary of the Lead Borrower or with respect to which the Lead Borrower or a Restricted Subsidiary of the Lead Borrower has, or may have, any liability, including, for greater certainty, liability arising from an ERISA Affiliate.
“Plan of Reorganization” shall have the meaning provided in Section 13.04.
“Platform” shall mean Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.
“Pounds Sterling” or “£” shall mean the lawful currency of the United Kingdom.
“PPSA” shall mean the Personal Property Security Act (Ontario) and the regulations thereunder; provided, however, if validity, perfection and effect of perfection and non-perfection of the Collateral Agent’s Lien on any applicable Collateral are governed by the personal property security laws or other applicable laws of any jurisdiction in Canada other than Ontario, PPSA shall mean those personal property security laws or such other applicable laws (including the Civil Code of Quebec) in effect from time to time in such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.
“Prime Rate” shall mean the rate of interest publicly announced from time to time by the Administrative Agent as its “prime rate”, such “prime rate” to change when and as such prime lending rate changes. The Prime Rate is set by the Administrative Agent based upon various factors including Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Priority Payables Reserve” shall mean, without duplication of any other Reserves, reserves for amounts which rank or are capable of ranking in priority to the Liens granted to the Collateral Agent under the Security Documents and/or for amounts which may represent costs relating to the enforcement of the Collateral Agent’s Liens, including without limitation, in the Permitted Discretion of the Administrative Agent, any such amounts due and not paid for wages, vacation and/or holiday pay, severance pay, employee deductions, income tax, amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance, amounts currently or past due and not paid for taxes and pension obligations and/or contributions and, with respect to the RoW Borrowing Base, including without limitation the “prescribed part” of floating charge realizations held for unsecured parties, and the expenses and liabilities incurred by any administrator (or other insolvency officer) and any remuneration of such administrator (or other insolvency officer).
“Pro Forma Basis” shall mean, with respect to the calculation of any test, financial ratio, basket or covenant under this Agreement, including the Consolidated Total Net Leverage Ratio, Consolidated Secured Net Leverage Ratio and the Consolidated Fixed Charge Coverage Ratio and the calculation of Consolidated Total Assets, Consolidated EBITDA and Global Availability, of any Person and its Restricted Subsidiaries, as of any date, that pro forma effect will be given to the Transaction, any acquisition, merger, amalgamation, consolidation, Investment, any issuance, incurrence, assumption or repayment or redemption of Indebtedness (including Indebtedness issued, incurred or assumed or repaid or redeemed as a result of, or to finance, any relevant transaction and for which any such test, financial ratio, basket or covenant is being calculated) (but excluding the identifiable proceeds of any Indebtedness being incurred substantially simultaneously therewith or as part of the same transaction or series of related transactions for purposes of netting cash to calculate the applicable ratio), any issuance or redemption of preferred stock or Disqualified Stock, all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business, division, segment or operating unit, any operational change or any designation of a Restricted Subsidiary to an Unrestricted Subsidiary or of an Unrestricted Subsidiary to a Restricted Subsidiary, in each case that have occurred during the four consecutive fiscal quarter period of such Person being used to calculate such test, financial ratio, basket or covenant (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or simultaneously with the event for which a determination under this definition is made (including any such event occurring at a Person who became a Restricted Subsidiary of the subject Person or was merged, amalgamated or consolidated with or into the subject Person or any other Restricted Subsidiary of the subject Person after the commencement of the Reference Period), as if each such event occurred on the first day of the Reference Period.
For purposes of making any computation referred to above:
(1)    if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date for which a determination under this definition is made had been the applicable rate for the entire period (taking into account any Swap Contract applicable to such Indebtedness if such Swap Contract has a remaining term of the lesser of (i) 12 months or more and (ii) the remaining time to the scheduled maturity date of such underlying Indebtedness);
(2)    interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of the Lead Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with U.S. GAAP;
(3)    interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Lead Borrower may designate;
(4)    interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; and

(5)    to the extent not already covered above, any such calculation may include adjustments calculated in accordance with Regulation S-X under the Securities Act.
Any pro forma calculation may include, without limitation, adjustments calculated to give effect to any Pro Forma Cost Savings; provided that any such adjustments, other than Specified Permitted Adjustments, that consist of reductions in costs and other operating improvements or synergies (whether added pursuant to this definition, the definition of “Pro Forma Cost Savings” or otherwise added to Consolidated Net Income or Consolidated EBITDA) shall be calculated in accordance with, and satisfy the requirements specified in, the definition of “Pro Forma Cost Savings.”
“Pro Forma Cost Savings” shall mean, without duplication of any amounts referenced in the definition of “Pro Forma Basis”, an amount equal to the amount of cost savings, operating expense reductions, operating improvements and acquisition synergies, in each case, projected in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken on or prior to, or to be taken by the Lead Borrower (or any successor thereto) or any Restricted Subsidiary within 24 months of, the date of such pro forma calculation, net of the amount of actual benefits realized or expected to be realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such action; provided that (a) such cost savings, operating expense reductions, operating improvements and synergies are factually supportable and reasonably identifiable (as determined in good faith by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of the Lead Borrower (or any successor thereto)) and are reasonably anticipated to be realized within 24 months after the date of the relevant action or event and (b) no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this definition to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income or Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period; provided, further, that, (i) except for the Specified Permitted Adjustments, the aggregate amount added in respect of the foregoing proviso (or otherwise added to Consolidated Net Income or Consolidated EBITDA in respect of such items) shall not exceed with respect to any four quarter period 25% of Consolidated EBITDA for such period (calculated after giving effect to any such adjustments and after giving effect to the Specified Permitted Adjustments, if applicable) (such limitation, the “Cost Savings Cap”) and (ii) the aggregate amount added in respect of the foregoing proviso (or otherwise added to Consolidated Net Income or Consolidated EBITDA) shall no longer be permitted to be added back to the extent the cost savings, operating expense reductions, operating improvements and synergies have not been achieved within 24 months of the action or event giving rise to such cost savings, operating expense reductions, operating improvements and synergies.
“Pro Forma Financial Statements” shall have the meaning provided in Section 6(A).11.
“Pro Rata Percentage” of any Lender at any time shall mean either (i) the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment, (ii) the percentage of the total U.S. Revolving Commitments represented by such Lender’s U.S. Revolving Commitment and (iii) the percentage of the total RoW Revolving Commitments represented by such Lender’s RoW Revolving Commitment, as applicable.
“Pro Rata Share” shall mean, with respect to each Lender at any time, either (i) a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Aggregate Exposure of such Lender at such time and the denominator of which is the aggregate amount of all Aggregate Exposures at such time, (ii) a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the U.S. Revolving Exposure of such Lender at such time and the denominator of which is the aggregate amount of all U.S. Revolving Exposures at such time or (iii) a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the RoW Revolving Exposure of such Lender at such time and the denominator of which is the aggregate amount of all RoW Revolving Exposures at such time, as applicable. The initial Pro Rata Shares of each Lender are set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Projections” shall mean the detailed projected consolidated financial statements of the Lead Borrower and its Subsidiaries (after giving effect to the Transaction) delivered to the Administrative Agent on or prior to the Closing Date.

“Properly Contested” shall mean with respect to any obligation of a Credit Party, (a) the obligation is subject to a bona fide dispute regarding amount or the Credit Party’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with U.S. GAAP; (d) non-payment would not have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Credit Party; (e) no Lien is imposed on assets of the Credit Party, unless bonded and stayed to the reasonable satisfaction of Administrative Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.
“Protective Advances” shall have the meaning provided in Section 2.18.
“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Company Costs” shall mean as to any Person, costs relating to compliance with the provisions of the U.S. Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as applicable to companies with equity securities held by the public, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, the rules of national securities exchange companies with listed equity, directors’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees, in each case to the extent arising solely by virtue of listing of such Person’s equity securities on a national securities exchange.
“Public-Sider” shall mean a Lender whose representatives may trade in securities of Lead Borrower or its controlling person or any of its Subsidiaries while in possession of the financial statements provided by Lead Borrower under the terms of this Agreement.
“Qualified Preferred Stock” shall mean any preferred capital stock of Holdings or the Lead Borrower so long as the terms of any such preferred capital stock (x) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision prior to the 91st day after the Latest Maturity Date as of the date such Qualified Preferred Stock was issued other than (i) provisions requiring payment solely (or with provisions permitting Holdings or the Lead Borrower, as applicable, to opt to make payment solely) in the form of common Equity Interests or Qualified Preferred Stock of Holdings or the Lead Borrower or cash in lieu of fractional shares, as applicable, or any Equity Interests of any direct or indirect Parent Company of Holdings or the Lead Borrower, as applicable, (ii) provisions requiring payment solely as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale are subject to the payment in full of all Obligations in cash (other than (x) unasserted contingent indemnification obligations and (y) Letters of Credit which have been Cash Collateralized or backstopped on terms reasonably satisfactory to the Administrative Agent and applicable Issuing Bank) or such payment is otherwise permitted by this Agreement (including as a result of a waiver or amendment hereunder)) and (iii) with respect to preferred capital stock issued to any plan for the benefit of employees of Holdings or the Lead Borrower, as applicable, or its Subsidiaries or by any such plan to such employees, provisions requiring the repurchase thereof in order to satisfy applicable statutory or regulatory obligations and (y) give Holdings or the Lead Borrower the option to elect to pay such dividends or distributions on a non-cash basis or otherwise do not require the cash payment of dividends or distributions at any time that such cash payment is not permitted under this Agreement or would result in an Event of Default hereunder.
“Qualified Reporting Subsidiary” shall have the meaning provided in Section 9.01(c).
“Qualified Securitization Transaction” shall mean any Securitization Transaction of a Securitization Entity that meets the following conditions:
(1)    the board of directors of Lead Borrower or the applicable Restricted Subsidiary shall have determined in good faith that such Qualified Securitization Transaction (including financing terms, covenants, termination events or other provisions) is in the aggregate economically fair and reasonable to Lead Borrower or the applicable Restricted Subsidiary;

(2)    all transfers of Securitization Assets and related assets to the Securitization Entity are made at fair market value (as determined in good faith by Lead Borrower or the applicable Restricted Subsidiary) and may include Standard Securitization Undertakings; and
(3)    the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by Lead Borrower) and may include Standard Securitization Undertakings and Limited Originator Recourse.
Notwithstanding anything to the contrary, the grant of a security interest in any accounts receivable of any Credit Party to secure Indebtedness or other obligations under this Agreement, the Cash Flow Credit Agreement or the Secured Notes Indenture shall not be deemed a Qualified Securitization Transaction.
“Real Property” of any Person shall mean, collectively, the right, title and interest of such Person (including any leasehold, mineral or other estate) in and to any and all land, improvements and fixtures owned, leased or operated by such Person, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.
“Receivables Assets” shall mean (a) any accounts receivable, and the proceeds thereof owed to a Borrower or a Restricted Subsidiary subject to a Receivables Facility and (b) all collateral securing such accounts receivable, including, in each case, all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, lockbox accounts, all records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with an accounts receivable factoring arrangement and which are, in each case, sold, conveyed, assigned or otherwise transferred or pledged by a Borrower or a Restricted Subsidiary to a commercial bank in connection with a Receivables Facility; provided that no asset included in the Borrowing Base shall constitute a Receivables Asset.
“Receivables Facility” shall mean an agreement between the Lead Borrower or a Restricted Subsidiary and a commercial bank, financial institution or other Person (other than Holdings and its Restricted Subsidiaries), pursuant to which (a) the Lead Borrower or such Restricted Subsidiary, as applicable, agrees to sell to such commercial bank, financial institution or other Person accounts receivable owing by customers of the Lead Borrower or such Restricted Subsidiary, together with Receivables Assets related thereto, and (b) the obligations of the Lead Borrower or such Restricted Subsidiary, as applicable, thereunder are non-recourse (except for (i) Standard Securitization Undertakings and (ii) in the case of any Foreign Subsidiary, recourse that is customary in the local market).
“Recipient Party” shall have the meaning provided in Section 12.17.
“Recovery Event” shall mean the receipt by the Lead Borrower or any of its Restricted Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of the Lead Borrower or any of its Restricted Subsidiaries (but not by reason of any loss of revenues or interruption of business or operations caused thereby) and (ii) under any policy of insurance required to be maintained under Section 9.03, in each case to the extent such proceeds or awards do not constitute reimbursement or compensation for amounts previously paid by the Lead Borrower or any of its Restricted Subsidiaries in respect of any such event.
“Reference Period” shall have the meaning provided in the definition of the term “Pro Forma Basis.”
“Refinanced Debt” shall have the meaning provided in the definition of the term “Permitted Refinancing Indebtedness.”
“Refinancing” shall mean (i) the repayment in full of Indebtedness under (x) that certain First Lien Credit Agreement, dated as of May 4, 2016, among McGraw-Hill Global Education Intermediate Holdings, LLC, as holdings, McGraw Hill LLC, as the borrower, the lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as administrative agent (as amended on December 15, 2017, February 19, 2020, January 6,

2021 and as further amended, restated, supplemented or otherwise modified prior to the Closing Date), (y) that certain First Lien Credit Agreement, dated as of January 6, 2021, among McGraw-Hill Global Education Intermediate Holdings, LLC, as holdings, McGraw Hill LLC, as the borrower, the lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as administrative agent (as amended, restated, supplemented or otherwise modified prior to the Closing Date) and (z) that certain Receivables Financing Agreement, dated as of October 29, 2018, by and among MHE Receivables LLC, as the borrower, McGraw Hill LLC, as the initial servicer, and PNC Bank, National Association, as administrative agent and lender (as amended on October 28, 2019, January 1, 2021, August 28, 2020 and February 16, 2021 and as further amended, restated, supplemented or otherwise modified prior to the Acquisition Closing Date), and (ii) the redemption or satisfaction and discharge in full of Indebtedness under (x) that certain Indenture, dated as of May 4, 2016, by and among McGraw Hill LLC and McGraw-Hill Global Education Finance, Inc., as issuers, the subsidiary guarantors party thereto from time to time and Wilmington Trust, National Association, as trustee and collateral agent, pursuant to which the issuers thereunder issued 7.875% Senior Notes due 2024 (as supplemented by Supplemental Indenture No. 1 and Supplemental Indenture No. 2, dated as of January 6, 2021, and as may be further amended, restated, supplemented or otherwise modified prior to the Closing Date) and (y) that certain Indenture, dated as of January 6, 2021, by and among McGraw Hill LLC and McGraw-Hill Global Education Finance, Inc., as issuers, the subsidiary guarantors party thereto from time to time and Wilmington Trust, National Association, as trustee and collateral agent, pursuant to which the issuers thereunder issued 8.0% Senior Secured Notes due 2024 (as amended, restated, supplemented or otherwise modified prior to the Closing Date) and, in the case of each of clauses (i) and (ii), release all related guarantees and Liens securing such Indebtedness.
“Refinancing Note/Loan Documents” shall have the meaning provided in the Cash Flow Credit Agreement as in effect on the Closing Date.
“Refinancing Notes/Loans” shall have the meaning provided in the Cash Flow Credit Agreement as in effect on the Closing Date.
“Refinancing Notes Indenture” shall have the meaning provided in the Cash Flow Credit Agreement as in effect on the Closing Date.
“Refinancing Term Loans” shall have the meaning provided in the Cash Flow Credit Agreement as in effect on the Closing Date.
“Register” shall have the meaning provided in Section 13.04(b)(iv).
“Regulation” shall have the meaning provided in Section 8.24.
“Regulated Subsidiary” means any entity that is subject to United States or foreign, federal, state or local regulation over its ability to incur Indebtedness or create Liens (including Liens with respect to its own Equity Interests).
“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.
“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.
“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.
“Related Business Assets” shall mean assets used or useful in a Similar Business; provided that any assets received by the Lead Borrower or a Restricted Subsidiary in exchange for assets transferred by the Lead Borrower or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Related Party” shall mean (a) with respect to the Sponsor, (i) any investment fund advised, managed, controlled by or under common control with the Sponsor, any officer or director of the foregoing persons, or any entity controlled by any of the foregoing persons and (ii) any spouse or lineal descendant (including by adoption or stepchildren) of the officers and directors referred to in clause (a)(i); (b) with respect to any officer of the Lead Borrower or its Subsidiaries, (i) any spouse or lineal descendant (including by adoption and stepchildren) of such officer and (ii) any trust, corporation or partnership or other entity, in each case to the extent not an operating company, of which an 80% or more controlling interest is held by the beneficiaries, stockholders, partners or owners who are the officer, any of the persons described in clause (b)(i) above or any combination of these identified relationships; and (c) with respect to any Agent, such Agent’s Affiliates and the respective directors, officers, employees, agents and advisors of such Agent and such Agent’s Affiliates.
“Release” shall mean actively or passively disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping or migrating, of any Hazardous Material into, through or upon the Environment or within, from or into any building, structure, facility or fixture.
“Relevant Governmental Body” shall mean the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto.
“Relevant Public Company” shall mean the Parent Company that is the registrant with respect to an Initial Public Offering.
“Relevant Rate” shall mean with respect to any Credit Extension denominated in (a) Dollars, the Adjusted LIBO Rate, (b) Pounds Sterling, SONIA, (c) Euros, EURIBOR, (d) Canadian Dollars, the CDOR Rate, (e) Australian Dollars, BBSY and (f) New Zealand Dollars, BKBM.
“Replaced Lender” shall have the meaning provided in Section 3.04.
“Replacement Lender” shall have the meaning provided in Section 3.04.
“Required Lenders” shall mean Non-Defaulting Lenders, the sum of whose outstanding principal of Commitments as of any date of determination represents greater than 50% of the sum of all outstanding principal of Commitments of Non-Defaulting Lenders at such time.
“Required Subfacility Lenders” shall mean, with respect to any Subfacility, Non-Defaulting Lenders, the sum of whose outstanding principal of Commitments under such Subfacility as of any date of determination represents greater than 50% of the sum of all outstanding principal of Commitments under such Subfacility of Non-Defaulting Lenders at such time.
“Requirement of Law” or “Requirements of Law” shall mean, with respect to any Person, any statute, law, treaty, rule, regulation, order, decree, writ, injunction, official administrative pronouncement or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Rescindable Amount” shall have the meaning provided in Section 2.10(d).
“Reserves” shall mean, without duplication of any items that are otherwise addressed or excluded through eligibility criteria, such reserves as the Administrative Agent, from time to time determines in its Permitted Discretion, including but not limited to Global Availability, Adjusted Availability, Eligible Accounts, Dilution Reserves and Landlord Lien Reserves, plus any Bank Product Reserves, and with respect to the RoW Borrowing Base, Priority Payables Reserves, Canadian Priority Payables Reserves, Mexican Priority Payables Reserves, Singapore Priority Payables Reserves, and reserves for VAT and extended or extendible retention of title over Accounts, if any.
Notwithstanding the foregoing or anything contrary in this Agreement, (a) no Reserves shall be established or changed and no modifications to eligibility criteria or standards made, in each case, except upon not less than three (3) Business Days’ prior written notice to Lead Borrower, which notice shall include a reasonably detailed description of such Reserve being established or the modification to eligibility criteria or standards being made (during which period (i) the Administrative Agent shall, if requested, discuss any such Reserve, change or modification with Lead Borrower, (ii) Lead Borrower may take such action as may be required so that the event, condition or matter that is the basis for such Reserve, change or modification thereto no longer exists or exists in a manner that would result in the establishment of a lower Reserve or result in a lesser change or modification thereto, in a manner and to the extent reasonably satisfactory to the Administrative Agent and (iii) no Credit Extensions shall be made to the Borrowers if after giving effect to such Credit Extension the Availability Conditions would not be met after taking into account such Reserves), provided that (x) no Landlord Lien Reserves may be established (i) prior to the date that is 120 days after the Closing Date and (ii) unless Global Availability falls below 35% of the Line Cap for a period of 5 consecutive Business Days and (y) no Reserves may be established as a result of any failure to comply with the Assignment of Claims Act (or any state, municipal or foreign equivalent thereof) unless (i) (1) Adjusted Availability falls below 15% of the Line Cap or (2) an Event of Default has occurred and is continuing and (ii) Lead Borrower has received a written request from the Administrative Agent to comply with the Assignment of Claims Act; provided that such Reserves referred to in clause (x) and (y), to the extent imposed, shall cease to apply at the time Global Availability no longer falls below 35% of the Line Cap or Adjusted Availability no longer falls below 15% of the Line Cap, respectively (in the case of clause (x), for a period of 5 consecutive Business Days), or such Event of Default giving rise to such Reserves is cured or waived, as applicable, (b) no Reserves shall be established with respect to any surety or performance bond in which guarantees, letters of credit, bonds or similar arrangements are issued to facilitate the Credit Parties’ business, except to the extent (i) any assets included in the Borrowing Base are subject to a perfected Lien securing reimbursement obligations in respect of such surety or performance bond and such Liens are pari passu or senior to the Liens securing the Obligations hereunder or (ii) the counterparties to any such surety bond have made demands for cash collateral which have not been satisfied, (c) the amount of any Reserve established by the Administrative Agent, and any change in the amount of any Reserve and any modification to eligibility criteria and standards, shall have a direct and reasonable relationship to the event, condition or other matter that is the basis for such Reserve or such change and (d) no Reserve shall be duplicative of any Reserve already accounted for through eligibility criteria or constitute a general Reserve applicable to all Inventory or Accounts that is the functional equivalent of a decrease in advance rates.  Notwithstanding clause (i) of the preceding sentence, changes to the Reserves solely for purposes of correcting mathematical or clerical errors shall not be subject to such notice period, it being understood that no Default or Event of Default shall be deemed to result therefrom, if applicable, for a period of six (6) Business Days.
“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” shall mean, with respect to any Person, its chief financial officer, chief executive officer, president, or any vice president, managing director, director, company secretary, treasurer or assistant treasurer, controller, secretary or assistant secretary or other officer of such Person having substantially the same authority and responsibility and, solely for purposes of notices given pursuant to Article  2, any other officer, director or employee of the applicable Credit Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Credit Party designated in or pursuant to an agreement between the applicable Credit Party and the Administrative Agent; provided that, with respect to compliance with financial covenants, “Responsible Officer” shall mean the chief financial officer, treasurer or controller of the Lead Borrower, or any other officer of the Lead Borrower having substantially the same authority and responsibility. Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.
“Restricted Subsidiary” shall mean each Subsidiary of the Lead Borrower other than any Unrestricted Subsidiary. The Subsidiary Borrowers, the Subsidiary Guarantors and the Non-Guarantor Holdcos shall at all times constitute Restricted Subsidiaries.
“Returns” shall have the meaning provided in Section 8.09.

“Revaluation Date” shall mean (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of an Alternative Currency Loan, (ii) each date of a continuation of an Alternative Currency Term Rate Loan pursuant to Section 2.02, (iii) for purposes of calculating the Unused Line Fee, the last day of any fiscal quarter and (iv) such additional dates as the Administrative Agent shall determine or require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the applicable Issuing Bank under any Letter of Credit denominated in an Alternative Currency and (iv) for purposes of calculating the Unused Line Fee, the LC Participation Fee and the Fronting Fee, the last day of any fiscal quarter; and (c) with respect to the RoW Subfacility, if required by the Administrative Agent or the Required Subfacility Lenders, any date on which the Equivalent Amount of the Outstanding Amount in respect of the RoW Subfacility, as recalculated based on the exchange rate therefor quoted in the Wall Street Journal on the respective date of determination pursuant to this exception, would result in an increase in the Equivalent Amount of such Outstanding Amount by 10% or more since the most recent prior Revaluation Date.
“Revolver Priority Collateral” shall have the meaning assigned to the term “ABL Collateral” in the Intercreditor Agreement.
“Revolving Availability Period” shall mean the period from and including the Closing Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments.
“Revolving Borrowing” shall mean a U.S. Revolving Borrowing and/or a RoW Revolving Borrowing.
“Revolving Commitment” shall mean the U.S. Revolving Commitment and/or the RoW Revolving Commitment.
“Revolving Commitment Increase” shall have the meaning provided in Section 2.15(a).
“Revolving Commitment Increase Notice” shall have the meaning provided in Section 2.15(b).
“Revolving Exposure” shall mean the U.S. Revolving Exposure and/or the RoW Revolving Exposure.
“Revolving Loans” shall mean U.S. Revolving Loans, RoW Revolving Loans, Protective Advances and/or Overadvance Loans.
“Revolving Note” shall mean the U.S. Revolving Note.
“RoW Borrowing Base” shall mean, at any time of calculation, an amount equal to the sum of, without duplication:
(a)    the book value of Eligible Accounts of the Foreign Credit Parties multiplied by the advance rate of 90%; plus
(b)    the lesser of (i) the book value of Eligible Inventory of the Foreign Credit Parties (other than the Singapore Credit Parties) multiplied by the advance rate of 75% and (ii) the NOLV Percentage of Eligible Inventory of the Foreign Credit Parties (other than the Singapore Credit Parties) multiplied by the advance rate of 90%; plus
(c)    100% of Eligible Cash of the UK Credit Parties and Canadian Credit Parties located in the United States, Canada or the United Kingdom; plus
(d)    the positive amount, if any, by which the U.S. Borrowing Base exceeds the total U.S. Revolving Exposure of all Lenders, minus

(e)    any Reserves established from time to time by the Administrative Agent in accordance herewith;
provided that in no event shall the aggregate amount of Eligible Inventory and Eligible Accounts of Mexican Credit Parties included in the RoW Borrowing Base exceed $5,000,000; provided, further that, (x) in respect of any UK Guarantors that have been UK Guarantors for less than 12 months, in no event shall the aggregate amount of Eligible Accounts (until such time as the requirements set out in Section 9.17(e) are complied with in respect of any such UK Guarantor) and Eligible Inventory of such UK Guarantors included in the RoW Borrowing Base exceed $12,500,000.
Notwithstanding the foregoing, until the RoW Effective Date has occurred, the RoW Borrowing Base shall be $0. Further, no assets of (i) the UK Credit Parties shall be included until the UK Activation Date has occurred, (ii) the Canadian Credit Parties shall be included until the Canadian Activation Date has occurred, (iii) the Singapore Credit Parties shall be included until the Singapore Activation Date has occurred and (iv) the Mexican Credit Parties shall be included until the Mexican Activation Date has occurred. So long as the Lead Borrower is using commercially reasonable efforts to cooperate with the Administrative Agent and the examiner in the preparation of the Initial Field Exam and Appraisal, then from the Closing Date Borrowing Base Termination Date until the date on which such Initial Field Exam and Appraisal has been completed in full, the RoW Borrowing Base shall be deemed to be the sum of (a) the actual amount of the RoW Borrowing Base with respect to the portion of the RoW Borrowing Base assets for which an Initial Field Exam and Appraisal has been completed, less applicable Reserves, plus (b) solely during the period from the Closing Date Borrowing Base Termination Date until the date that is 180 days after the Closing Date, 50% of the amount of Eligible Accounts and 20% of the net book value of Eligible Inventory, less applicable Reserves (which such amount in this clause (b) shall not be less than zero); provided, further, that if such delivery does not occur on or prior to the date that is 180 days after the Closing Date, the amounts included pursuant to this clause (b) shall be deemed to be $0 until such delivery.
“RoW Effective Date” has the meaning set forth in Section 6(B).
“Row Line Cap” shall mean an amount that is equal to the lesser of (a) the RoW Revolving Commitments, and (b) the RoW Borrowing Base.
“RoW Protective Advances” shall have the meaning provided in Section 2.18.
“RoW Revolving Borrowing” shall mean a Borrowing comprised of RoW Revolving Loans.
“RoW Revolving Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make RoW Revolving Loans hereunder up to the amount set forth and opposite such Lender’s name on Schedule 2.01 under the caption “RoW Revolving Commitment,” or in the Assignment and Assumption pursuant to which such Lender assumed its RoW Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.07, and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 13.04 . The aggregate amount of the Lenders’ RoW Revolving Commitments on the Closing Date is $35,000,000.
“RoW Revolving Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding RoW Revolving Loans of such Lender.
“RoW Revolving Loans” shall mean advances made pursuant to Article 2 hereof under the RoW Subfacility.
“RoW Subfacility” shall mean the RoW Revolving Commitments of the Lenders to make Loans to the UK Borrowers and the Loans pursuant to those Commitments in accordance with the terms hereof.
“S&P” shall mean S&P Global Ratings, a division of S&P Global Inc., and any successor owner of such division.

“Sale-Leaseback Transaction” shall mean any arrangements with any Person providing for the leasing by the Lead Borrower or any of its Restricted Subsidiaries of real or personal property which has been or is to be sold or transferred by the Lead Borrower or such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person in connection therewith.
“Sanctioned Country” shall mean a country, region or territory that at any time is the subject or target of any comprehensive territorial Sanctions (as of the Closing Date, the Crimea region of the Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the government of Canada, the European Union or any European Union member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person organized or resident in a Sanctioned Country, or (c) any Person subject to Sanctions as a result of being owned 50 percent or more, individually or in the aggregate, directly or indirectly, by any such Person or Persons described in the foregoing clause (a) or (b).
“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the Monetary Authority of Singapore or (b) the United Nations Security Council, the government of Canada, Singapore, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.
“Scheduled Unavailability Date” shall have the meaning provided in Section 3.05(c)(ii).
“SEC” shall have the meaning provided in Section 9.01(g).
“Section 9.01 Financials” shall mean the annual and quarterly financial statements required to be delivered pursuant to Sections 9.01(a) and (b).
“Secured Bank Product Obligations” shall mean Bank Product Debt owing to a Secured Bank Product Provider or any Person that was a Secured Bank Product Provider on the Closing Date or at the time it entered into a Bank Product with Lead Borrower or its Restricted Subsidiary, up to the maximum amount (in the case of any Secured Bank Product Provider other than Bank of America and its Affiliates and branches) specified by such provider in writing to the Administrative Agent, which amount may be established or increased (by further written notice by the Lead Borrower or such provider to the Administrative Agent from time to time) as long as no Default or Event of Default then exists and no Overadvance would result from establishment of a Bank Product Reserve for such amount and all other Secured Bank Product Obligations.
“Secured Bank Product Provider” shall mean, at the time of entry into a Bank Product with a Borrower or its Subsidiary (or, if such Bank Product exists on the Closing Date, as of the Closing Date) the Administrative Agent, any Lender or any of their respective Affiliates or branches that is providing a Bank Product; provided such provider delivers written notice to the Administrative Agent, substantially in the form of Exhibit D hereto, by the later of ten (10) days following (x) the Closing Date and (y) creation of the Bank Product, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 12.12. It is hereby understood that a Bank Product may not be designated as a Secured Bank Product Obligation hereunder to the extent it is similarly treated as such under the Cash Flow Credit Agreement and if any such Bank Product is permitted to be treated as a “Secured Bank Product Obligation” (or similar term) under this Agreement and similarly treated under the Cash Flow Credit Agreement, (x) if the Secured Bank Product Provider is the Administrative Agent or an affiliate or branch of the Administrative Agent, such agreement shall be deemed so designated under this Agreement and not under the Cash Flow Credit Agreement unless otherwise elected by Lead Borrower in writing to the Administrative Agent or (y) if the Secured Bank Product Provider is not the Administrative Agent or an affiliate or branch of the Administrative Agent, such agreement shall be deemed so designated under this Agreement or the Cash Flow Credit Agreement as elected by Lead Borrower in writing to the Administrative Agent.

“Secured Creditors” shall have the meaning assigned that term in the respective Security Documents.
“Secured Notes” shall mean the senior secured notes issued under the Secured Notes Indenture.
“Secured Notes Agent” shall mean, The Bank of New York Mellon, as trustee and notes collateral agent, under the Secured Notes Indenture.
“Secured Notes Documents” shall mean the Secured Notes Indenture, the “Security Documents” as such term is defined in the Secured Notes Indenture and all other documents executed and delivered with respect to the Secured Notes or the Secured Notes Indenture, as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and.
“Secured Notes Indenture” shall mean (i) that certain Indenture as in effect on the Closing Date and as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof, among Holdings, Lead Borrower, as issuer, the other guarantors party thereto and the Secured Notes Agent, pursuant to which $900,000,000 aggregate principal amount of 5.75% Senior Secured Notes due 2028 were issued, and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred to refinance (subject to the limitations set forth herein) in whole or in part the Indebtedness and other obligations outstanding under (x) the Indenture referred to in clause (i) or (y) any subsequent Secured Notes Indenture, unless such agreement or instrument expressly provides that it is not intended to be and is not a Secured Notes Indenture hereunder. Any reference to the Secured Notes Indenture hereunder shall be deemed a reference to any Secured Notes Indenture then in existence.
“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Securitization Assets” shall mean (a) the accounts receivable subject to a Securitization Transaction and the proceeds thereof and (b) all collateral securing such accounts receivable, all contracts and contract rights, guaranties or other obligations in respect of such accounts receivable, lockbox accounts and records with respect to such accounts receivable and any other assets customarily transferred (or in respect of which security interests are customarily granted), together with accounts receivable in a securitization financing and which in the case of clause (a) and (b) above are sold, conveyed, assigned or otherwise transferred or pledged by Lead Borrower or any Subsidiary to a Securitization Entity in connection with a Securitization Transaction; provided that no asset included in the Borrowing Base shall constitute a Securitization Asset.
“Securitization Entity” shall mean a Wholly-Owned Subsidiary of Lead Borrower (or another Person formed for the purposes of engaging in a Qualified Securitization Transaction with Lead Borrower in which Lead Borrower or any Subsidiary of Lead Borrower makes an Investment and to which Lead Borrower or any Subsidiary of Lead Borrower transfers Securitization Assets) that is designated by the governing body of Lead Borrower (as provided below) as a Securitization Entity and engages in no activities other than in connection with the financing of Securitization Assets and:
(1)    no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (a) is guaranteed by Lead Borrower or any of its Subsidiaries (other than one or more Securitization Entities) (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings or Limited Originator Recourse), (b) is recourse to or obligates Lead Borrower or any of its Subsidiaries (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse or (c) subjects any asset of Lead Borrower or any of its Subsidiaries (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse;

(2)    with which neither Lead Borrower nor any of its Subsidiaries has any material contract, agreement, arrangement or understanding other than on terms not materially less favorable to Lead Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Lead Borrower; and
(3)    to which neither Lead Borrower nor any of its Subsidiaries has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
“Securitization Fees” shall mean distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person that is not a Securitization Entity in connection with any Qualified Securitization Transaction or a Receivables Facility.
“Securitization Repurchase Obligation” shall mean any obligation of a seller of Securitization Assets in a Qualified Securitization Transaction or a Receivables Facility, as applicable, to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Securitization Transaction” shall mean any transaction or series of transactions that may be entered into by Lead Borrower, any of its Subsidiaries or a Securitization Entity pursuant to which Lead Borrower, such Subsidiary or such Securitization Entity may sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (1) a Securitization Entity, Lead Borrower or any of its Subsidiaries which subsequently transfers to a Securitization Entity (in the case of a transfer by Lead Borrower or such Subsidiary) and (2) any other Person (in the case of transfer by a Securitization Entity), any accounts receivable (whether now existing or arising or acquired in the future) of Lead Borrower or any of its Subsidiaries which arose in the ordinary course of business of Lead Borrower or such Subsidiary, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable (other than any assets included in the Borrowing Base).
“Security Document” shall mean and include each of the U.S. Security Documents and each Non-U.S. Security Document.
“Sellers” shall have the meaning provided in the recitals hereto.
“Settlement Date” shall have the meaning provided in Section 2.14(b).
“Similar Business” shall mean any business and any services, activities or businesses incidental, or reasonably related or similar to, complementary or corollary to any line of business engaged in by the Lead Borrower and its Restricted Subsidiaries on the Closing Date (after giving effect to the Transaction) or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.
“Singapore Activation Date” means the date on which all of the conditions set forth in Section 6(B) have been met with respect to each of the Singapore Credit Parties.
“Singapore Collateral” shall mean all property (whether real, personal or otherwise) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Singapore Security Documents or will be granted in accordance with the requirements set forth in Section 9.13.
“Singapore Credit Parties” shall mean each Singapore Guarantor.

“Singapore Guarantor” shall mean each Singapore Subsidiary that is on the Closing Date, or which becomes, a party to the Guaranty Agreement in accordance with the requirements of this Agreement or the provisions of such Guaranty Agreement.
“Singapore Pension Plan” shall mean a superannuation, retirement benefit or pension fund (whether established by deed or under any statute of Singapore or any state or territory of Singapore) contributed to by, or to which there is or may be an obligation to contribute by, any Credit Party in respect of its Singapore employees and officers or former employees and officers.
“Singapore Priority Payables Reserve” shall mean, on any date of determination and only with respect to a Singapore Credit Party, reserves established by the Administrative Agent in its Permitted Discretion for amounts ranking or capable of ranking in priority senior to or pari passu with the Collateral Agent’s Liens on Singapore Collateral, including, without duplication, in the Permitted Discretion of the Administrative Agent, (i) amounts deemed to be held in trust, or held in trust, pursuant to applicable law, (ii) any such amounts due or which may become due for wages, salaries, commissions or compensation, including vacation pay, (iii) any contributions payable by a Singapore Credit Party with respect to employees, including any amounts due and not contributed to a Singapore Pension Plan, including with respect to any winding-up or solvency deficiency, (iv) taxes and goods and services taxes and (v) similar statutory or other claims, that in each case referred to in clauses (i) through (iv) above rank or are capable of ranking in priority senior to or pari passu with the Collateral Agent’s Liens on Singapore Collateral.
“Singapore Security Documents” shall mean the Initial Singapore Security Agreements, each Deposit Account Control Agreement entered into pursuant to Section 9.17(e) and, after the execution and delivery thereof, each Additional Security Document, in each case, governed by the laws of Singapore, together with any other applicable security documents governed by the laws of Singapore.
“Singapore Subsidiary” shall mean any Subsidiary of the Lead Borrower that is incorporated, formed or otherwise organized under the laws of Singapore.
“SOFR Early Opt-in” shall mean the Administrative Agent and Borrower have elected to replace LIBO Rate pursuant to (1) an Early Opt-in Election and (2) Section 3.05(b)(i) and paragraph (1) of the definition of “Benchmark Replacement”.
“Solvent” and “Solvency” shall mean, with respect to any Person on any date of determination, that on such date (i) the fair value of the assets of such Person and its Subsidiaries on a consolidated basis, is greater than the total amount of liabilities, including contingent liabilities, of such Person and its Subsidiaries, on a consolidated basis (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability); (ii) the present fair saleable value of the assets of such Person and its Subsidiaries, on a consolidated basis, is greater than the total amount of liabilities, including contingent liabilities, of such Person and its Subsidiaries, on a consolidated basis (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability); (iii) such Person and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities (including, without limitation, contingent and subordinated liabilities) as they become absolute and mature in the ordinary course of business on their respective stated maturities and are otherwise “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances; and (iv) such Person and its Subsidiaries on a consolidated basis have, and will have, adequate capital with which to conduct the business they are presently conducting and reasonably anticipate conducting.
“SONIA” shall mean, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.
“SONIA Adjustment” means, with respect to SONIA, 0.1193% per annum.

“SPAC IPO” means the acquisition, purchase, merger or combination of Lead Borrower or any direct or indirect parent of Lead Borrower, by, or with, a publicly traded special purpose acquisition company or targeted acquisition company or any entity similar to the foregoing that results in the equity of the Lead Borrower or any direct or indirect parent of Lead Borrower (or its successor by merger or combination) being traded on, or such parent being wholly-owned by another entity whose equity is traded on, a national securities exchange.
“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.
“Specified Equity Contribution” shall have the meaning provided in Section 10.11(b).
“Specified Event of Default” shall mean any Event of Default arising under Section 11.01, 11.03(i) (solely relating to a failure to comply with Section 10.11 or Section 9.17(c), (e), (f) and (g)), 11.02 (solely with respect to any material inaccuracy in any Borrowing Base Certificate), 11.03(ii) or 11.05.
“Specified Excess Availability” shall mean, at any time, 5.0% of Specified Suppressed Availability (which shall not be less than zero) at such time.
“Specified Permitted Adjustments” shall mean all adjustments identified in the calculation of “Pro Forma Adjusted EBITDA” in the confidential information memorandum for the Cash Flow Credit Agreement to the extent such adjustments, without duplication, continue to be applicable to the reference period (it being understood that such adjustments shall be calculated net of the amount of actual benefits realized or expected to be realized during such reference period that are otherwise included in the calculation of Consolidated EBITDA).
“Specified Representations” shall mean the representations and warranties of the Credit Parties set forth in Sections 8.02, 8.03(iii) (in the case of any tranche of Revolving Loans with respect to which such Specified Representations are made, limited to the incurrence of such tranche of Revolving Loans in the case of Lead Borrower, the provision or reaffirmation of the applicable Guaranty in the case of each Guarantor and the grant or reaffirmation of the Liens in the Collateral to the Collateral Agent for the benefit of the Secured Creditors in the case of all Credit Parties), 8.05(b), 8.08(c)(ii) (in the case of any tranche of Revolving Loans with respect to which such Specified Representations are made, limited to the incurrence and use of proceeds thereof), 8.08(d) (in the case of any tranche of Revolving Loans with respect to which such Specified Representations are made, limited to the incurrence and use of proceeds thereof), 8.11, 8.15 (in the case of any tranche of Revolving Loans with respect to which such Specified Representations are made, limited to the incurrence and use of proceeds thereof and solely with respect to the Patriot Act, applicable Sanctions, and Anti-Corruption Laws) and 8.16.
“Specified Suppressed Availability” shall mean an amount, if positive, by which the Aggregate Borrowing Base exceeds the Aggregate Commitments.
“Sponsor” shall mean Platinum Equity Advisors, LLC and its Affiliates (excluding any operating portfolio company thereof).
“Sponsor Affiliate” shall mean the collective reference to any entities (other than a portfolio company) controlled directly or indirectly by the Sponsor.
“Spot Rate” shall mean the exchange rate, as reasonably determined by the Administrative Agent, that is applicable to conversion of one currency into another currency, which is (a) the exchange rate reported by Bloomberg (or other commercially available source reasonably designated by the Administrative Agent) as of the end of the preceding Business Day in the financial market for the first currency; or (b) if such report is unavailable for any reason, the spot rate for the purchase of the first currency with the second currency as in effect during the preceding Business Day in the Administrative Agent’s principal foreign exchange trading office for the first currency.
“Springing Financial Covenant” shall mean the springing financial covenant set forth in Section 10.11(a).

“SSM Regulation” shall mean Council Regulation (ED) No. 1024/2013 of 15 October 2013 conferring specific tasks on the European Central Bank concerning policies relating to the prudential supervision of credit institutions and, where relevant, shall include reference to Regulation (EU) No. 468/2014 of the European Central Bank of 16 April 2014 establishing the framework for co-operation within the Single Supervisory Mechanism between the European Central Bank and national competent authorities and with national designated authorities.
“Standard Securitization Undertakings” shall mean representations, warranties, covenants, indemnities and guarantees of performance entered into by Lead Borrower or any of its Subsidiaries which Lead Borrower has determined in good faith to be customary in a Securitization Transaction including, without limitation, those relating to the servicing of the assets of a Securitization Entity, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.
“Statutory Reserve Rate” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentage shall include those imposed pursuant to Regulation D. LIBO Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subfacility” shall mean the U.S. Subfacility and/or the RoW Subfacility.
“Subordinated Indebtedness” shall mean any Indebtedness that is expressly subordinated in right of payment to the Obligations.
“Subsequent Transaction” shall have the meaning provided in Section 1.05.
“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% Equity Interest at the time.
“Subsidiary Borrower” shall mean each U.S. Subsidiary Borrower and each UK Subsidiary Borrower.
“Subsidiary Guarantor” shall mean each Restricted Subsidiary other than any Excluded Subsidiary that is not a Borrower in existence on the Closing Date (after giving effect to the Transaction) and becomes a party to the Guaranty Agreement on the Closing Date, as well as each Restricted Subsidiary that is not a Borrower established, created or acquired after the Closing Date which becomes a party to the Guaranty Agreement in accordance with the requirements of this Agreement and the provisions of the Guaranty Agreement.
“Successor Rate” shall have the meaning provided in Section 3.05(c).
“Supermajority Lenders” shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if the percentage “50%” contained therein were changed to “66-2/3%.”
“Supported QFC” shall have the meaning provided in Section 13.28.
“Swap Contract” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swingline Commitment” shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.12, as the same may be reduced from time to time pursuant to Section 2.07 or Section 2.12.
“Swingline Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.
“Swingline Lender” shall mean Bank of America.
“Swingline Loan” shall mean any Loan made by the Swingline Lender pursuant to Section 2.12. All Swingline Loans shall be Base Rate Loans.
“Swingline Note” shall mean each swingline note substantially in the form of Exhibit B-2 hereto.
“Synthetic Lease” shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.
“Target” shall have the meaning provided in the recitals hereto.
“TARGET2” shall mean the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on 19 November 2007.
“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in Euro.
“Target Person” shall have the meaning provided in Section 10.05.
“Taxes” shall mean all present or future taxes, levies, imposts, duties, assessments or withholdings, charges or fees imposed by any Governmental Authority, including interest, penalties and additions to tax with respect thereto.
“TEG” shall have the meaning provided in Section 2.06(i).
“TEG Letter” shall have the meaning provided in Section 2.06(i).
“Term SOFR” shall mean, for the applicable corresponding tenor (or if any Available Tenor of a Benchmark does not correspond to an Available Tenor for the applicable Benchmark Replacement, the closest corresponding Available Tenor and if such Available Tenor corresponds equally to two Available Tenors of the applicable Benchmark Replacement, the corresponding tenor of the shorter duration shall be applied), the forward-

looking term rate based on the secured overnight financing rate (SOFR) that has been selected or recommended by the Relevant Governmental Body.
“Test Period” shall mean each period of four consecutive fiscal quarters of the Lead Borrower (in each case taken as one accounting period) for which Section 9.01 Financials have been (or were required to be) delivered or are otherwise internally available; provided that, until the first such Section 9.01 Financials are (or are required to be) delivered hereunder or are otherwise internally available, “Test Period” shall mean the four consecutive fiscal quarters of Lead Borrower for which financial statements have been delivered pursuant to Section 6(A).11.
“Threshold Amount” shall mean the greater of $140,000,000 and 25.0% of Consolidated EBITDA of Borrower and its Restricted Subsidiaries for the most recently ended Test Period.
“Transaction” shall mean, collectively, (i) the consummation of the Refinancing, (ii) the entering into of the Credit Documents and the incurrence of the Revolving Loans (if applicable) on the Closing Date, (iii) the consummation of the Acquisition pursuant to the terms of the Acquisition Agreement, (iv) the payment of any earn-outs, deferred purchase price adjustments and/or any other amounts due and owing under the Acquisition Agreement), (v) entering into the Cash Flow Credit Agreement and the initial borrowings thereunder (if any) on the Closing Date, (vi) entering into the Unsecured Notes Indenture, the issuance of Unsecured Notes on or before the Closing Date, (vii) entering into the Secured Notes Indenture, the issuance of Secured Notes on or before the Closing Date, (viii) the Equity Financing, and (ix) the payment of all Transaction Costs.
“Transaction Costs” shall mean the fees, premiums, commissions and expenses payable by Holdings, the Lead Borrower and its Subsidiaries in connection with the transactions described in clauses (i) through (vi) of the definition of “Transaction.”
“Type” shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan, LIBO Rate Loan, Alternative Currency Daily Rate Loan, Alternative Currency Term Rate Loan or European Base Rate Loan.
“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.
“UK” or “United Kingdom” shall mean the United Kingdom of Great Britain and Northern Ireland.
“UK Activation Date” means the date on which all of the conditions set forth in Section 6(B) have been met with respect to each of the UK Credit Parties.
“UK Borrower DTTP Filing” shall mean an H.M. Revenue & Customs’ Form DTTP2 duly completed and filed by the relevant UK Borrower, which (a) where it relates to a UK Treaty Lender that is a party to this Agreement as a Lender as at the date of this Agreement, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name at Schedule 2.01 (Commitments), and (i) where the UK Borrower is a party to this Agreement as a Borrower as at the date of this Agreement, is filed with H.M. Revenue & Customs within 30 days of the date of this Agreement; or (ii) where the UK Borrower becomes a party to this Agreement as a Borrower after the date of this Agreement, is filed with H.M. Revenue & Customs within 30 days of the date that UK Borrower becomes a party to this Agreement; or (b) where it relates to a UK Treaty Lender that is not a party to this Agreement as a Lender as at the date of this Agreement, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the documentation which it executes on becoming a party to this Agreement as a Lender, and (i) where the UK Borrower is a party to this Agreement as a Borrower as at the date on which that UK Treaty Lender becomes a party to this Agreement as a Lender, is filed with H.M. Revenue & Customs within 30 days of that date; or (ii) where the UK Borrower is not a party to this Agreement as a Borrower as at the date on which that UK Treaty Lender becomes a party to this Agreement as a Lender, is filed with H.M. Revenue & Customs within 30 days of the date on which that UK Borrower becomes a party to this Agreement as a Borrower.
“UK Borrowers” shall mean the UK Lead Borrower and each UK Subsidiary Borrower.

“UK Collateral” shall mean all the “Secured Assets” (as defined in the Initial UK Security Agreement) and all other property (whether real, personal or otherwise) with respect to which any security interests have been granted (or purported to be granted) by the UK Credit Parties or will be granted in accordance with the requirements set forth in Section 9.13.
“UK Credit Parties” shall mean each UK Borrower and each UK Guarantor.
“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Guarantor” shall mean each UK Subsidiary that is on the Closing Date, or which becomes, a party to the Guaranty Agreement in accordance with the requirements of this Agreement or the provisions of such Guaranty Agreement as a Guarantor to provide a Guaranty in respect of the Obligations of the Foreign Credit Parties after the Closing Date pursuant to Section 9.12 or otherwise and specifically identifies itself as a UK Guarantor in the documentation it executes upon becoming a Guarantor.
“UK Insolvency Event” shall mean any formal corporate action, legal proceedings or other procedure or step taken in relation to:
(a)    the suspension of payments, a moratorium of any indebtedness (provided the ending of such moratorium will not remedy any Event of Default caused by such moratorium), winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any UK Credit Party unless otherwise expressly permitted by the Administrative Agent;
(b)    a composition, compromise, assignment or arrangement with any creditor of any UK Credit Party in connection with or as a result of any financial difficulty on the part of any UK Credit Party;
(c)    the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any UK Credit Party, or any of its assets, unless otherwise expressly permitted by the Administrative Agent; or
(d)    any UK Credit Party is unable to pay its debts as they fall due, suspends or threatens to suspend making payments on any of its debts, or any analogous procedure or step is taken in any jurisdiction provided that clauses (a) to (c) above shall not apply to (i) any winding-up petition which is frivolous or vexatious or which is discharged, stayed or dismissed within 20 Business Days of commencement, (ii) the appointment of an administrator (or any procedure or step in relation to such appointment) which the Administrative Agent is satisfied will be withdrawn and unsuccessful or (iii) any actions expressly permitted by the Credit Agreement or not otherwise prohibited by the Credit Agreement.
“UK Lead Borrower” shall mean McGraw-Hill Global Education UK Holdco II Limited.
“UK Non-Bank Lender” shall mean (a) a Lender which is identified as a UK Non-Bank Lender at Schedule 2.01 (Commitments); and (b) a Lender which gives a UK Tax Confirmation in the documentation which it executes on becoming a party to this Agreement as a Lender.
“UK Qualifying Lender” shall mean:
(a)    a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Credit Document and is:

(i)    a Lender:
(A)    that is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Credit Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or
(B)    in respect of an advance made under a Credit Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that such advance was made, and, is within the charge to United Kingdom corporation tax with respect to any payments of interest made in respect of that advance; or
(ii)    a Lender which is:
(A)    a company resident in the United Kingdom for United Kingdom tax purposes;
(B)    a partnership, each member of which is:
(1)    a company so resident in the United Kingdom; or
(2)    a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or
(C)    a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or
(iii)    a UK Treaty Lender; or
(b)    a building society (as defined for the purposes of section 880 of the ITA) making an advance under a Credit Document.
“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“UK Security Documents” shall mean the Initial UK Security Agreement and, after the execution and delivery thereof, each Additional Security Document governed by the laws of England and Wales, together with any other applicable security documents governed by the laws of England and Wales from time to time, such as a deed or any other related documents, bonds, debentures or pledge agreements as may be required to perfect a Lien in favor of the Collateral Agent for the benefit of the Secured Creditors.
“UK Subsidiary” shall mean any Subsidiary of the Lead Borrower that is incorporated, formed or otherwise organized under the laws of England and Wales.
“UK Subsidiary Borrower” shall mean any entity executing this Agreement (or a joinder to this Agreement) on the Closing Date as a “UK Subsidiary Borrower,” and each other UK Subsidiary that is or becomes a party to this Agreement as a Borrower after the Closing Date pursuant to Section 9.12 or otherwise and any other entity that is or becomes a party to this Agreement as a Borrower after the Closing Date pursuant to Section 9.12 or otherwise and specifically identifies itself as a UK Subsidiary Borrower in the documentation it executes upon becoming a Borrower.
“UK Tax Confirmation” shall mean a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Credit Document is either:
(a)    a company resident in the United Kingdom for United Kingdom tax purposes; or
(b)    a partnership each member of which is:
(i)    a company so resident in the United Kingdom; or
(ii)    a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or
(c)    a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.
“UK Tax Deduction” a deduction or withholding from a payment under any Credit Document in respect of a Loan to a UK Borrower for and on account of any Taxes other than a FATCA Deduction.
“UK Treaty Lender” shall mean a Lender which:
(a)    is treated as a resident of a UK Treaty State for the purposes of the relevant UK Treaty;
(b)    does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in any advance is effectively connected; and
(c)    fulfils any other conditions which must be fulfilled under the relevant UK Treaty by residents of that UK Treaty State (subject to the completion of any necessary procedural or filing requirements) for such residents to obtain full exemption from United Kingdom taxation on interest payable to that Lender in respect of an advance under a Credit Document.
“UK Treaty State” shall mean a jurisdiction having a double taxation agreement (a “UK Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.
“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unaudited Financial Statements” shall have the meaning provided in Section 6(A).11.
“Undisclosed Administration” shall mean in relation to a Lender or its direct or indirect parent company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.
“Unfunded Pension Liability” of any Plan subject to Title IV of ERISA shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets of such Plan.

“United States” and “U.S.” shall each mean the United States of America.
“Unrestricted Subsidiary” shall mean (i) on the Closing Date, each Subsidiary of the Lead Borrower listed on Schedule 1.01(B), except to the extent redesignated as a Restricted Subsidiary in accordance with Section 9.16 and (ii) any other Subsidiary of the Lead Borrower designated by the board of directors of the Lead Borrower as an Unrestricted Subsidiary pursuant to Section 9.16 subsequent to the Closing Date, in each case, except to the extent redesignated as a Restricted Subsidiary in accordance with such Section 9.16; provided, however, that (a) no Subsidiary Borrower shall be designated as an Unrestricted Subsidiary unless released from its obligations as a Subsidiary Borrower concurrently with or after satisfaction of all applicable conditions to such designation in accordance with Section 9.16, (b) any Subsidiary of an Unrestricted Subsidiary shall automatically be deemed an Unrestricted Subsidiary and (c) each Securitization Entity shall be deemed an Unrestricted Subsidiary.
“Unsecured Notes” shall mean the senior notes issued under the Unsecured Notes Indenture.
“Unsecured Notes Documents” shall mean the Unsecured Notes Indenture and all other documents executed and delivered with respect to the Unsecured Notes or the Unsecured Notes Indenture, as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.
“Unsecured Notes Indenture” shall mean (i) that certain Indenture as in effect on the Closing Date and as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof, by and among the Lead Borrower, as issuer, the guarantors party thereto and The Bank of New York Mellon, as trustee, pursuant to which $725,000,000 aggregate principal amount of 8.00% senior unsecured notes due 2029 were issued, and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred to refinance (subject to the limitations set forth herein) in whole or in part the Indebtedness and other obligations outstanding under (x) the Indenture referred to in clause (i) or (y) any subsequent Unsecured Notes Indenture, unless such agreement or instrument expressly provides that it is not intended to be and is not an Unsecured Notes Indenture hereunder. Any reference to the Unsecured Notes Indenture hereunder shall be deemed a reference to any Unsecured Notes Indenture then in existence.
“Unused Line Fee” shall have the meaning provided in Section 2.05(a).
“Unused Line Fee Rate” shall mean, (a) initially, 0.375% per annum and (b) from and after the first full fiscal quarter completed after the Closing Date, if (x) the average daily unused portion of any Subfacility is greater than 50% of such Subfacility, 0.375% per annum on the average daily amount by which the Commitments under any Subfacility exceed the Revolving Exposure of all Lenders under such Subfacility, and (y) the average daily unused portion of any Subfacility is less than or equal to 50% of such Subfacility, 0.250% per annum on the average daily amount by which the Commitments under any Subfacility exceed the Revolving Exposure of all Lenders under such Subfacility, in each case, calculated based upon the actual number of days elapsed over a 360-day year payable quarterly in arrears.
“U.S. Borrowers” shall mean (i) the Lead Borrower and (ii) any U.S. Subsidiary Borrower.
“U.S. Borrowing Base” shall mean, at any time of calculation, an amount equal to the sum of, without duplication:
(a)    the book value of Eligible Accounts of the U.S. Credit Parties multiplied by the advance rate of 90%; plus
(b)    the lesser of (i) the book value of Eligible Inventory of the U.S. Credit Parties multiplied by the advance rate of 75% and (ii) the NOLV Percentage of Eligible Inventory of the U.S. Credit Parties multiplied by the advance rate of 90%; plus

(c)    100% of Eligible Cash of the U.S. Credit Parties; minus
(d)    any Reserves established from time to time by the Administrative Agent in accordance herewith.
Notwithstanding the foregoing or anything to the contrary in this Agreement, the U.S. Borrowing Base shall be deemed to be $125,000,000 during from (and including) the Closing Date through October 31, 2021 (if applicable) and $90,000,000 from November 1, 2021(the “Borrowing Base Floor”) until the Closing Date Borrowing Base Termination Date, regardless of the actual computation of the U.S. Borrowing Base; provided, that so long as the Lead Borrower is using commercially reasonable efforts to cooperate with the Administrative Agent and the examiner in the preparation of the Initial Field Exam and Appraisal, then from the Closing Date Borrowing Base Termination Date until the date on which such Initial Field Exam and Appraisal has been completed in full, the U.S. Borrowing Base shall be deemed to be the sum of (a) the actual amount of the U.S. Borrowing Base with respect to the portion of the U.S. Borrowing Base assets for which an Initial Field Exam and Appraisal has been completed, less (without duplication) applicable Reserves, plus (b) solely during the period from the Closing Date Borrowing Base Termination Date until the date that is 180 days after the Closing Date, 50% of the amount of Eligible Accounts and 20% of the net book value of Eligible Inventory, less applicable Reserves (which such amount in this clause (b) shall not be less than zero); provided, further, that if such delivery does not occur on or prior to the date that is 180 days after the Closing Date, the amounts included pursuant to this clause (b) shall be deemed to be $0 until such delivery; provided that on or after the RoW Effective Date, the Borrowing Base Floor may be reallocated among the U.S. Subfacility and the RoW Subfacility in a manner to be mutually agreed between the Administrative Agent and the Lead Borrower.
“U.S. Collateral” shall mean all property (whether real, personal or otherwise) with respect to which any security interests have been granted (or purported to be granted) pursuant to any U.S. Security Document (including any Additional Security Documents but excluding the Non-U.S. Security Documents) or will be granted in accordance with requirements set forth in Section 9.13, including, without limitation, collateral as described in the U.S. Security Agreement. For the avoidance of doubt, in no event shall U.S. Collateral include Excluded Collateral.
“U.S. Credit Party” shall mean Holdings, each U.S. Borrower and each U.S. Subsidiary that is on the Closing Date, or which becomes, a party to the Guaranty Agreement in accordance with the requirements of this Agreement or the provisions of such of such Guaranty Agreement.
“U.S. Dollars” and the sign “$” shall each mean freely transferable lawful money (expressed in dollars) of the United States.
“U.S. Dominion Account” shall mean a special concentration account established by a U.S. Borrower in the United States, at Bank of America or another bank reasonably acceptable to the Administrative Agent, over which the Administrative Agent has exclusive control for withdrawal purposes pursuant to the terms and provisions of this Agreement and the other Credit Documents.
“U.S. GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time; provided that determinations made pursuant to this Agreement in accordance with U.S. GAAP are subject (to the extent provided therein) to Section 13.07(a).
“U.S. Line Cap” shall mean an amount that is equal to the lesser of (a) the U.S. Revolving Commitments and (b) the then applicable U.S. Borrowing Base.
“U.S. Person” shall mean a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Protective Advances” shall have the meaning provided in Section 2.18.
“U.S. Revolving Borrowing” shall mean a Borrowing comprised of U.S. Revolving Loans.

“U.S. Revolving Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make U.S. Revolving Loans hereunder up to the amount set forth and opposite such Lender’s name on Schedule 2.01 under the caption “U.S. Revolving Commitment,” or in the Assignment and Assumption pursuant to which such Lender assumed its U.S. Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.07, and(b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 13.04. The aggregate amount of the Lenders’ U.S. Revolving Commitments on the Closing Date is $165,000,000.
“U.S. Revolving Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding U.S. Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s LC Exposure, plus the aggregate amount at such of such Lender’s Swingline Exposure.
“U.S. Revolving Loans” shall mean advances made pursuant to Section 2.02 hereof under the U.S. Subfacility and Swingline Loans.
“U.S. Revolving Note” shall mean each revolving note substantially in the form of Exhibit B-1 hereto.
“U.S. Security Documents” shall mean the Initial U.S. Security Agreement, each Deposit Account Control Agreement of a U.S. Credit Party, and, after the execution and delivery thereof, each Additional Security Document of a U.S. Credit Party.
“U.S. Special Resolution Regime” shall have the meaning provided in Section 13.28.
“U.S. Subfacility” shall mean the U.S. Revolving Commitments of the Lenders and the Loans and LC Credit Extensions pursuant to those Commitments in accordance with the terms hereof.
“U.S. Subsidiary” shall mean, as to any Person, any Subsidiary of such Person that is incorporated, formed or otherwise organized under the laws of the United States, any state thereof or the District of Columbia.
“U.S. Subsidiary Borrower” shall mean each U.S. Subsidiary of the Lead Borrower that is on the Closing Date, or which becomes, a party to this Agreement in accordance with the requirements of this Agreement.
“U.S. Tax Compliance Certificate” shall have the meaning provided in Section 5.01(e).
“VAT” shall mean (a) in relation to the United Kingdom, any value added tax imposed by the Value Added Tax Act 1994 and supplemental legislation and regulations, (b) any any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) or (b) above, or imposed elsewhere.
“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (x) the amount of each then remaining installment or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, into (ii) the then outstanding principal amount of such Indebtedness.
“Wholly-Owned Domestic Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a U.S. Subsidiary of such Person.
“Wholly-Owned Foreign Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Foreign Subsidiary of such Person.
“Wholly-Owned Restricted Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Restricted Subsidiary of such Person.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person owns 100% of the Equity Interests at such time (other than, in the case of a Foreign Subsidiary with respect to preceding clauses (i) or (ii), director’s qualifying shares and/or other nominal amounts of shares required to be held by Persons other than the Lead Borrower and its Subsidiaries under Requirements of Law).
“Write-Down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02    Terms Generally and Certain Interpretive Provisions. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement unless the context shall otherwise require. All references herein to Articles, Sections, paragraphs, clauses, subclauses, Exhibits and Schedules shall be deemed references to Articles, Sections, paragraphs, clauses and subclauses of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless otherwise expressly provided herein, (a) all references to documents, instruments and other agreements (including the Credit Documents and organizational and incorporation documents) shall be deemed to include all subsequent amendments, restatements, amendments and restatements, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendments and restatements, supplements and other modifications are not prohibited by any Credit Document and (b) references to any law, statute, rule or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). Any reference herein or in any other Credit Document to the satisfaction, repayment, or payment in full of the Obligations or the Obligations having been repaid in full, or words of similar import, shall mean (i) the payment or repayment in full of all such Obligations (other than (x) LC Exposure of the type described in clause (a) of the definition thereof, (y) contingent indemnification Obligations for which no claim has been asserted and (z) Secured Bank Product Obligations), (ii) the receipt by the Administrative Agent of Cash Collateral in order to secure LC Exposure of the type described in clause (b) of the definition thereof, and (iii) the termination of all of the Commitments of the Lenders. For purposes of determining compliance at any time with Sections 10.01, 10.02, 10.03, 10.04, 10.05, 10.06 and 10.07(a), it is understood and agreed that any Lien, sale, lease or other disposition of assets, Dividend, Indebtedness, Investment, Affiliate transaction or prepayment of Indebtedness need not be permitted solely by reference to one category of permitted Lien, sale, lease or other disposition of assets, Dividend, Indebtedness, Investment, Affiliate transaction or prepayment of Indebtedness under Sections 10.01, 10.02, 10.03, 10.04, 10.05, 10.06 and 10.07(a), respectively, but may instead be permitted in part under any combination thereof (it being understood that Lead Borrower may utilize amounts under any category that is subject to any financial ratio or test, including the Consolidated Total Net Leverage Ratio, the Consolidated Fixed Charge Coverage Ratio, Payment Conditions or Distribution Conditions, prior to amounts under any other category. For purposes of determining compliance at any time with Sections 10.01, 10.02, 10.03, 10.04, 10.05, 10.06 and 10.07(a), in the event that any Lien, sale, lease or other disposition of assets, Dividend, Indebtedness, Investment, transaction with affiliates or prepayment of Indebtedness meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 10.01, 10.02, 10.03, 10.04, 10.05, 10.06 and 10.07(a), the Lead Borrower, in its sole discretion, may, from time to time, classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one category by providing written notice to the Administrative Agent at the Administrative Agent’s reasonable request of the amount of Indebtedness to be reclassified and certifying that such Indebtedness could be incurred under such other category on the date of such notice).
Section 1.03    Exchange Rates; Currency Equivalent. All references in the Credit Documents to Loans, Letters of Credit, Obligations, Borrowing Base components and other amounts shall be denominated in Dollars, unless expressly provided otherwise. The Equivalent Amount of any amounts denominated or reported under a Credit Document in a currency other than Dollars shall be determined by the Administrative Agent and shall become effective as of such Revaluation Date and shall be the Equivalent Amount of such amounts until the next Revaluation Date to occur. The Lead Borrower shall report value and other Borrowing Base components to the Administrative Agent in the currency invoiced by the Lead Borrower or shown in the Lead Borrower’s financial records, and unless expressly provided otherwise, shall deliver financial statements and calculate financial covenants in Dollars. Notwithstanding anything herein to the contrary, if any Obligation is funded and expressly denominated in a currency other than Dollars, the Borrowers shall repay such Obligation in such other currency.
Notwithstanding anything to the contrary in this Agreement, (i) any representation or warranty that would be untrue or inaccurate, (ii) any undertaking that would be breached, (iii) any basket is exceeded or (iv) any event that would constitute a Default or an Event of Default, in each case, solely as a result of fluctuations in applicable currency exchange rates, shall not be deemed to be untrue, inaccurate, breached or so constituted, as applicable, solely as a result of such fluctuations in currency exchange rates.
Section 1.04    Additional Alternative Currencies.
(a)    The Borrowers may from time to time request that Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is an Eligible Currency. In the case of any such request with respect to the making of Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders with Commitments in respect of the Subfacility under which such additional Alternative Currency is being requested; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the applicable Issuing Bank.
(b)    Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable Issuing Bank, in its or their sole discretion). In the case of any such request pertaining to Loans, the Administrative Agent shall promptly notify each applicable Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the applicable Issuing Bank thereof. Each applicable Lender (in the case of any such request pertaining to Loans) or the applicable Issuing Bank (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.
(c)    Any failure by a Lender or the applicable Issuing Bank, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the applicable Issuing Bank, as the case may be, to permit Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders with Commitments in respect of the Subfacility under which such additional Alternative Currency is being requested consent to making Alternative Currency Loans in such requested currency and the Administrative Agent and such Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify such Borrower and (i) the Administrative Agent and such Lenders may amend the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (ii) to the extent the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency for purposes of any

Borrowings of Alternative Currency Loans for such Subfacility. If the Administrative Agent and the applicable Issuing Bank consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify such Borrower and (i) the Administrative Agent and the Issuing Bank may amend the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (ii) to the extent the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, has been amended to reflect the appropriate rate for such currency such currency shall thereupon be deemed for all purposes to be an Alternative Currency for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.04, the Administrative Agent shall promptly so notify such Borrower.
Section 1.05    Limited Condition Transactions. Notwithstanding anything to the contrary in this Agreement, in connection with any action being taken in connection with a Limited Condition Transaction (other than (a) the making by any Lender or Issuing Bank, as applicable, of any Credit Extension unless otherwise agreed by such Lender or Issuing Bank and (b) determining Adjusted Availability for purposes of the Payment Conditions or Distribution Conditions, other than with respect to any Limited Condition Transaction that is to be financed solely with proceeds of newly committed financing not constituting Commitments hereunder), for purposes of:
(i)    determining compliance with any provision of this Agreement that requires the calculation of any financial ratio or test, including the Consolidated Fixed Charge Coverage Ratio, Consolidated Secured Net Leverage Ratio and Consolidated Total Net Leverage Ratio;
(ii)    testing availability under baskets set forth in this Agreement (including baskets determined by reference to Consolidated EBITDA or Consolidated Total Assets, as applicable); or
(iii)    determining other compliance with this Agreement (including the determination that representations and warranties are true and correct (other than the Specified Representations) and that no Default or Event of Default (or any type of Default or Event of Default) has occurred, is continuing or would result therefrom);
in each case, at the option of the Lead Borrower (the Lead Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be made (1) in the case of any acquisition (including by way of merger or amalgamation) or similar Investment (including the assumption or incurrence of Indebtedness or Liens in connection therewith), at the time of (or, in the case of any calculation or any financial ratio or test, with respect to, or as of the last day of the most recently ended Test Period at the time of) either (x) the execution of the definitive agreement with respect to such acquisition or Investment, (y) the public announcement of an intention to make an offer in respect of the target of such acquisition or Investment or (z) the consummation of such acquisition or Investment, (2) in the case of any Dividend, at the time of (or, in the case of any calculation or any financial ratio or test, with respect to, or as of the last day of the most recently ended Test Period at the time of) (x) the irrevocable declaration of such Dividend or (y) the making of such Dividend and (3) in the case of any voluntary or optional payment or prepayment on or redemption or acquisition for value of any Indebtedness subject to Section 10.07(a), at the time of (or, in the case of any calculation or any financial ratio or test, with respect to, or as of the last day of the most recently ended Test Period at the time of) (x) delivery of irrevocable (which may be conditional) notice with respect to such payment or prepayment or redemption or acquisition of such Indebtedness or (y) the making of such voluntary or optional payment or prepayment on or redemption or acquisition for value of any Indebtedness (the “LCT Test Date”), and if, for the Limited Condition Transaction (and the other transactions to be entered into in connection therewith), the Lead Borrower or any of its Restricted Subsidiaries would have been permitted to take such action on the relevant LCT Test Date (on a Pro Forma Basis after giving effect to such action) in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Lead Borrower has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would have failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA or Consolidated Total Assets of the Lead Borrower or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have failed to have been complied with as a result of such fluctuations; provided, that, notwithstanding anything to the contrary herein, if financial statements for one or more subsequent Test Periods shall have become available,

Lead Borrower may elect, in its sole discretion, to re-determine all such financial ratios or tests, with respect to, or as of the last day of, the most recently ended Test Period on the basis of such financial statements, in which case such date of redetermination shall thereafter be deemed to be the LCT Test Date for purposes of such baskets, ratios and financial metrics. If the Lead Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any calculation of any ratio, test or basket availability with respect to the incurrence of Indebtedness or Liens, the making of Dividends, the making of any Permitted Investment, mergers, amalgamations, the conveyance, lease or other transfer of all or substantially all of the assets of the Lead Borrower, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary (each, a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement, public announcement or irrevocable notice for such Limited Condition Transaction is terminated, revoked or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.
Section 1.06    Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
Section 1.07    Treatment of Subsidiaries Prior to Joinder. Each Subsidiary of Holdings that is required to be joined as a Credit Party pursuant to Section 9.12 shall, from the time of the requirement that such Subsidiary be joined as a Credit Party pursuant to Section 9.12 until the completion of such joinder, be deemed for the purposes of Article 10 of this Agreement to be a Credit Party from and after the date of formation or acquisition of such subsidiary; provided that this Section 1.10 shall only apply to the extent such Subsidiary is actually subsequently joined as a Credit Party pursuant to Section 9.12.
Section 1.08    Interest Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate”, “Alternative Currency Term Rate”, “Alternative Currency Daily Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including (i) any such alternative, successor or replacement rate implemented pursuant to Section 3.05, whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 3.05(b)(iv)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.
Section 1.09    Deemed Adjustments. Any fixed dollar threshold set forth in the definition of “Payment Conditions”, “Distribution Conditions”, “Liquidity Event” or “FCCR Test Amount” or otherwise relating to any measure of Global Availability or Adjusted Availability shall be proportionately adjusted to reflect any voluntary reduction of the Revolving Commitments pursuant to Section 2.07(b) or any Revolving Commitment Increase pursuant to Section 2.15. Such adjustments shall be deemed to occur automatically upon the effectiveness of such voluntary reduction of Revolving Commitments or Revolving Commitment Increase, as applicable, without any further action or consent required from any party hereto.
Section 1.10    Mexican Terms. In this Agreement, where it relates to a person incorporated or formed or having its center of main interests in Mexico, a reference to:
(a)    “constitutional documents” means escritura constitutiva, contrato social, estatutos sociales and any organizational documents, and amendments thereto, of a sociedad, asociación, fundación and any persona jurídica;

(b)    “corporation” means sociedad anónima (and any of its modalities, including, but not limited, to sociedad anónima promotora de inversión, sociedad anónima promotora de inversión bursátil, sociedad anónima bursátil and sociedad financiera de objeto múltiple);
(c)    “limited liability company” means sociedad de responsabilidad limitada;
(d)    “insolvency” (concurso) or “insolvency proceeding” (procedimiento concursal) includes, without limitation, any concurso mercantil, quiebra, execution of any composition with creditors or administración por el conciliador o el síndico in accordance with the Ley de Concursos Mercantiles (or concurso de acreedores under the Código Civil Federal or civil codes of the Mexican states) and any other proceedings or legal concepts similar to the foregoing;
(e)    “winding up,” “administration” or “dissolution” includes, without limitation, disolución, liquidación, procedimiento concursal or any other similar proceedings and shall be used in those circumstances as regulated under the laws of Mexico from time to time;
(f)    a “receiver,” “administrative receiver,” “administrator” or the like includes, without limitation, a conciliador or síndico and any other person performing the same function of each of the foregoing;
(g)    a “composition,” “compromise” or “arrangement” with any creditor includes, without limitation, the execution of a convenio de acreedores within the context of a concurso mercantil or concurso de acreedores;
(h)    a “matured obligation” includes, without limitation, any crédito líquido y exigible and crédito vencido;
(i)    a “security” includes any mortgage (hipoteca), pledge (prenda) (with or without transfer of possession) and, in general, any in rem security right governed by the laws of Mexico;
(j)    “joint and several liability” means obligación solidaria and “jointly and severally liable” means obligados solidariamente, and a “guarantee” includes any accessory personal guarantee (fianza), performance bond (aval), joint and several liability (obligación solidaria); in the understanding however, that the obligations assumed by the Mexican Credit Party under this Agreement and the Guaranty Agreement are an obligación solidaria.
Section 1.11    Quebec Terms. For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Credit Document) and for all other purposes pursuant to which the interpretation or construction of a Credit Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall be deemed to include “movable property,” (b) “real property” shall be deemed to include “immovable property,” (c) “tangible property” shall be deemed to include “corporeal property,” (d) “intangible property” shall be deemed to include “incorporeal property,” (e) “security interest,” “mortgage” and “lien” shall be deemed to include a “hypothec,” “prior claim” and a “resolutory clause,” (f) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Quebec to the extent such law is applicable to the validity, perfection and effect of perfection of the Collateral Agent’s Liens on applicable Collateral, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to an “opposable” or “set up” Liens as against third parties, (h) any “right of offset,” “right of setoff” or similar expression shall be deemed to include a “right of compensation,” (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall be deemed to include a “mandatary,” (k) “construction liens” shall be deemed to include “legal hypothecs,” (l) “joint and several” shall be deemed to include “solidary,” (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault,” (n) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary,” (o) “easement” shall be deemed to include “servitude,” (p) “priority” shall be deemed to include “prior claim,” (q)

“survey” shall be deemed to include “certificate of location and plan,” (r) “fee simple title” shall be deemed to include “absolute ownership,” (s) “ground lease” shall be deemed to include “emphyteutic lease” and (t) “foreclosure” shall be deemed to include “the exercise of a hypothecary right”. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only (except if another language is required under any applicable law) and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement (sauf si une autre langue est requise en vertu d’une loi applicable).
ARTICLE 2    Amount and Terms of Credit.
Section 2.01    The Commitments.
(a)    Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make (i) U.S. Revolving Loans to the U.S. Borrowers in Dollars or in one or more Alternative Currencies, if any, at any time and from time to time on and after the Closing Date until the earlier of one Business Day prior to the Maturity Date and the termination of the U.S. Revolving Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in the Availability Conditions not being met and (ii) RoW Revolving Loans to the UK Borrowers in Dollars or in one or more additional Alternative Currencies, if any, at any time and from time to time on and after the RoW Effective Date until the earlier of one Business Day prior to the Maturity Date and the termination of the RoW Revolving Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in the Availability Conditions not being met. Within the limits set forth above and subject to the terms, conditions and limitations set forth herein, the Borrowers may borrow, pay or prepay and reborrow Revolving Loans under each applicable Subfacility.
(b)    Subject to the other provisions of this Agreement (including clause (c) that follows) and the limitations contained in Schedule 1 (Provisions Applicable to Certain Guarantors that are Foreign Subsidiaries) of the Guaranty Agreement, all Borrowers shall be jointly and severally liable as borrowers for all Loans (other than U.S. Revolving Loans) regardless of which Borrower receives the proceeds thereof. For the avoidance of doubt, no Foreign Subsidiary shall be liable for any obligations in respect of the U.S. Subfacility.
(c)    All U.S. Borrowers shall be jointly and severally liable as borrowers for all U.S. Revolving Loans regardless of which U.S. Borrower received the proceeds thereof.
(d)    For the avoidance of doubt, regarding the Mexican Credit Parties’ joint and several liability, it is hereby acknowledged that the rules governing bonds (fianzas) contained in (i) Articles 2686, 2706, 2715 and related articles of the Civil Code for the States of Jalisco and Nuevo León, of the Mexican Republic, (ii) correlated provisions of the civil codes of any other states of the Mexican Republic where the registered corporate domicile or assets of the Mexican Credit Parties are or will be located and (iii) correlated provisions of the Federal Civil Code of the Mexican Republic, shall not apply as the joint and several obligation of the Mexican Credit Parties is not a bond (fianza), and therefore, the Mexican Credit Parties waive any right of priority and excursion (beneficios de orden y excusión) that they could have in their favor under Mexican laws.
Section 2.02    Loans.
(a)    Each (i) U.S. Revolving Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of U.S. Revolving Loans made by the Lenders ratably in accordance with their applicable U.S. Revolving Commitments, (ii) RoW Revolving Loan shall be made as part of a Borrowing consisting of RoW Revolving Loans made by the Lenders ratably in accordance with their applicable RoW Revolving Commitments; provided that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f), Loans (other than Swingline Loans) comprising any Borrowing shall be in an aggregate principal amount that is (i) in the case of Base Rate Loans or European Base Rate Loans, equal to the amount requested by the applicable Borrower and (ii) in the case of LIBO Rate Loans or Alternative Currency Loans, or any Loans under the RoW Subfacility, (A) an integral multiple of the Equivalent Amount of $250,000 and not less than the Equivalent Amount of $1,000,000, or (B) equal to the remaining available balance of the Revolving Commitments under the applicable Subfacility.
(b)    Subject to Section 3.01, (i) each Borrowing of U.S. Revolving Loans shall be comprised entirely of Base Rate Loans, Alternative Currency Daily Rate Loans, Alternative Currency Term Rate Loans or LIBO Rate Loans, (ii) each Borrowing of RoW Revolving Loans shall be comprised entirely of LIBO Rate Loans, European Base Rate Loans, Alternative Currency Daily Rate Loans or Alternative Currency Term Rate Loans, in each case, as the applicable Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not limit or expand the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement or cause the Borrowers to pay additional amounts pursuant to Section 3.01. Borrowings of more than one Type may be outstanding at the same time; provided further that the Borrowers shall not be entitled to request any Borrowing that, if made, would result in more than 10 Borrowings in the U.S. Subfacility and 5 Borrowings in the RoW Subfacility, respectively, outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.
(c)    Except with respect to Loans made pursuant to Section 2.02(f), each Lender shall make each Loan (other than Swingline Loans) to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account as the Administrative Agent may designate (i) in New York City, in the case of Loans to a U.S. Borrower, and (ii) in London, in the case of Loans to a UK Borrower, in each case, at the Applicable Time, and the Administrative Agent shall promptly credit the amounts so received to the Designated Account (or such other deposit account of Lead Borrower specified in the applicable Notice of Borrowing) or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met or waived, return the amounts so received to the respective Lenders.
(d)    Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above, and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Lead Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the applicable Borrowers, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.
(e)    Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
(f)    If an Issuing Bank shall not have received from the applicable Borrowers the payment required to be made by Section 2.13(e) within the time specified in such Section, such Issuing Bank will promptly notify the Administrative Agent of the LC Disbursement and the Administrative Agent will promptly notify each applicable Lender of such LC Disbursement and its Pro Rata Percentage thereof. Each such Lender shall pay by wire transfer of immediately available funds to the Administrative Agent on such date (or, if such Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 11:00 a.m., New York City time on the immediately following Business Day), an amount equal to such Lender’s Pro Rata Percentage of such LC Disbursement (it being understood that such amount shall be deemed to constitute a Base Rate Loan (for LC

Disbursements denominated in Dollars) or an Alternative Currency Daily Rate Loan or Alternative Currency Term Rate Loan with an Interest Period of one month (for LC Disbursements denominated in any other currency) of such Lender, and such payment shall be deemed to have reduced the applicable LC Exposure), and the Administrative Agent will promptly pay to such Issuing Bank amounts so received by it from the applicable Lenders. The Administrative Agent will promptly pay to the applicable Issuing Bank any amounts received by it from the applicable Borrower pursuant to Section 2.13(e) prior to the time that any Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Lenders that shall have made such payments and to the applicable Issuing Bank, as their interests may appear. If any Lender under the applicable Subfacility shall not have made its Pro Rata Percentage of such LC Disbursement available to the Administrative Agent as provided above, such Lender and the applicable Borrowers, severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph (f) to but excluding the date such amount is paid, to the Administrative Agent for the account of the applicable Issuing Bank at (i) in the case of the Lead Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06, and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate (or, with respect to an Alternative Currency, overnight rate determined by the Administrative Agent), and for each day thereafter, the Base Rate (for Dollars), the applicable Alternative Currency Daily Rate or Alternative Currency Term Rate (for Alternative Currencies).
Section 2.03    Borrowing Procedure. To request a Revolving Borrowing, the Applicable Administrative Borrower shall notify the Administrative Agent of such request by electronic transmission (if arrangements for doing so have been approved by the Administrative Agent, which approval shall not be unreasonably withheld, conditioned or delayed) (i) in the case of a Borrowing of LIBO Rate Loans or Alternative Currency Daily Rate Loans under the U.S. Subfacility, not later than 1:00 p.m., New York City time, three Business Days (or five Business Days in the case of a Special Notice Currency) before the date of the proposed Borrowing to the Administrative Agent’s New York office, (ii), in the case of a Borrowing of LIBO Rate Loans or Alternative Currency Daily Rate Loans under the RoW Subfacility or a Borrowing of Alternative Currency Term Rate Loans, not later than 11:00 a.m., New York City time, four Business Days (or five Business days in the case of a Special Notice Currency) before the date of the proposed Borrowing to the Administrative Agent’s New York office, (iii) in the case of a Borrowing of Base Rate Loans (other than Swingline Loans) under the U.S. Subfacility, not later than 1:00 p.m., New York City time, on the Business Day of the proposed Borrowing to the Administrative Agent’s New York office and (iv) in the case of a Borrowing of European Base Rate Loans, not later than 11:00 a.m., London time, on the Business Day of the proposed Borrowing to the Administrative Agent’s London office. Notwithstanding the foregoing, if Lead Borrower wishes to request any Loans having an Interest Period other than one, three or six months in duration, or less than one month in duration with the consent of the Administrative Agent, in each case as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days before the date of the proposed Borrowing, whereupon the Administrative Agent shall give prompt notice to each Lender with a relevant Revolving Commitment of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three Business Days before the proposed date of such Borrowing, the Administrative Agent shall notify Lead Borrower whether or not the requested Interest Period has been consented to by such Lenders. Each such written Notice of Borrowing shall specify the following information in compliance with Section 2.02:
(a)    the name of the Borrower;
(b)    the aggregate amount of such Borrowing;
(c)    the date of such Borrowing, which shall be a Business Day;
(d)    whether such Borrowing is to be a Borrowing of Base Rate Loans, a Borrowing of LIBO Rate Loans, a Borrowing of Alternative Currency Term Rate Loans, a Borrowing of Alternative Currency Daily Rate Loans or a Borrowing of European Base Rate Loans;
(e)    in the case of a Borrowing of LIBO Rate Loans or Alternative Currency Term Rate Loans, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(f)    the location and number of the account to which funds are to be disbursed, which shall comply with the requirements of Section 2.02;
(g)    the Subfacility under which the Loans are to be borrowed;
(h)    the currency of the Borrowing;
(i)    the amount of Eligible Cash as of the close of business on the Business Day prior to the date of such notice and the remaining Global Availability after adjusting for the proposed Borrowing; and
(j)    that the conditions set forth in Article 6 or Article 7, as applicable, are satisfied or waived as of the date of the notice.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Borrowing of Base Rate Loans (for Borrowings in U.S. Dollars under the U.S. Subfacility), European Base Rate Loans (for Borrowings in U.S. Dollars under the RoW Subfacility), Alternative Currency Daily Rate Loans (for Borrowings in Sterling) and Alternative Currency Term Rate Loans with an Interest Period of one month (for Borrowings in any other currency). If no Interest Period is specified with respect to any requested Borrowing of LIBO Rate Loans or Alternative Currency Term Rate Loans, then the Applicable Administrative Borrower shall be deemed to have selected an Interest Period of one month’s duration. If no currency is specified, then the requested Borrowing shall be made in U.S. Dollars. Promptly following receipt of a Notice of Borrowing in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. If Borrower fails to specify a currency in a Notice of Borrowing, then the Loans so requested shall be made in Dollars.
This Section 2.03 shall not apply to Swingline Loans, the borrowing of which shall be in accordance with Section 2.12.
Section 2.04    Evidence of Debt; Repayment of Loans.
(a)    Each U.S. Borrower, jointly and severally, hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender under the U.S. Subfacility, the then unpaid principal amount of each U.S. Revolving Loan of such Lender, and (ii) to the Swingline Lender, the then unpaid principal amount of each applicable Swingline Loan, in each case on the Maturity Date. Each Borrower, jointly and severally, hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender under the RoW Subfacility, the then unpaid principal amount of each RoW Revolving Loan of such Lender on the Maturity Date. Notwithstanding the foregoing, for the avoidance of doubt, the provisions of this Section 2.04 shall be subject to the provisions of Section 2.01(c) above.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. The Applicable Administrative Borrower shall be entitled to review records of such accounts with prior reasonable notice during normal business hours.
(c)    The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Class and Type thereof, the currency thereof and the Interest Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder; and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender. The Applicable Administrative Borrower shall be entitled to review records of such accounts with prior reasonable notice during normal business hours.

(d)    The entries made in the accounts maintained pursuant to paragraphs (c) and (d) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.
(e)    Any Lender under the U.S. Subfacility may request that Loans made by it under such Subfacility be evidenced by a promissory note. In such event, the applicable Borrower shall promptly prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) substantially in the form of Exhibit B-1 or Exhibit B-2, as applicable.
Section 2.05    Fees.
(a)    Unused Line Fee. With respect to each Subfacility, the applicable Borrowers shall, jointly and severally, pay to the Administrative Agent, for the pro rata benefit of the Lenders (other than any Defaulting Lender), under each Subfacility, a fee in Dollars equal to the Unused Line Fee Rate multiplied by the amount by which the Revolving Commitments (other than Revolving Commitments of a Defaulting Lender) under such Subfacility exceed the average daily balance of outstanding Revolving Loans (other than Swingline Loans) under such Subfacility and stated amount of outstanding Letters of Credit under such Subfacility during any fiscal quarter (such fee, the “Unused Line Fee”). Such fee shall accrue commencing on the Closing Date, and will be payable in arrears, on the first day of each fiscal quarter, commencing on or about October 1, 2021.
(b)    Administrative Agent Fees. The Lead Borrower agrees to pay to the Administrative Agent, for its own account, the fees set forth in the Fee Letter or such other fees payable in the amounts and at the times separately agreed upon between the Lead Borrower and the Administrative Agent (the “Administrative Agent Fees”).
(c)    LC and Fronting Fees. With respect to the U.S. Subfacility, the applicable Borrowers, jointly and severally, agree to pay (i) to the Administrative Agent for the account of each Lender a participation fee (“LC Participation Fee”) in Dollars with respect to its participations in Letters of Credit, which shall accrue at a rate equal to the Applicable Margin from time to time used to determine the interest rate on LIBO Rate Loans pursuant to Section 2.06, on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee (“Fronting Fee”), which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as each Issuing Bank’s standard and reasonable fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder as agreed among the Lead Borrower and such Issuing Bank from time to time. LC Participation Fees and Fronting Fees shall be payable on the first day of each fiscal quarter, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand (including documentation reasonably supporting such request). Any other fees payable to the Issuing Banks pursuant to this paragraph shall be payable within 10 days after written demand (together with backup documentation supporting such reimbursement request). All LC Participation Fees and Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day and the last day).
(d)    All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders (other than Defaulting Lenders). Once paid, none of the fees shall be refundable under any circumstances.
Section 2.06    Interest on Loans.
(a)    (i) Subject to the provisions of Section 2.06(d), the Loans comprising each Borrowing of Base Rate Loans, including each Swingline Loan, shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin in effect from time to time.

(ii)    Subject to the provisions of Section 2.06(d), the Loans comprising each Borrowing of LIBO Rate Loans shall bear interest at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.
(iii)    Subject to the provisions of Section 2.06(d), the Loans comprising each Borrowing of European Base Rate Loans shall bear interest at a rate per annum equal to the European Base Rate plus the Applicable Margin in effect from time to time.
(vi)    Subject to the provisions of Section 2.06(d), the Loans comprising each Borrowing of Alternative Currency Term Rate Loans shall bear interest at a rate per annum equal to the applicable Alternative Currency Term Rate plus the Applicable Margin in effect from time to time.
(vi)    Subject to the provisions of Section 2.06(d), the Loans comprising each Borrowing of Alternative Currency Daily Rate Loans shall bear interest at a rate per annum equal to the applicable Alternative Currency Daily Rate plus the Applicable Margin in effect from time to time.
(b)    For purposes of the Interest Act (Canada), (i) whenever any interest or fee under this Agreement is calculated using a rate based on a year of 360 or 365 days or any other period of time that is less than a calendar year, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on the number of days in the calendar year, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest is payable (or compounded) ends, and (z) divided by 360, 365 or such other period of time that is less than the calendar year, as the case may be, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields. Each Canadian Credit Party confirms that it fully understands and is able to calculate the rate of interest applicable to loans, advances, liabilities and obligations under this Agreement based on the methodology for calculating per annum rates provided for in this Agreement.
(c)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fees or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of, or interest on, any Loan, 2% plus the rate otherwise applicable to such Loan or (ii) in the case of any other amount, 2% plus the rate applicable to Base Rate Loans.
(d)    Accrued interest on each Loan shall be payable in arrears (i) in the case of Base Rate Loans and Alternative Currency Daily Rate Loans, on each Adjustment Date, commencing with July 1, 2021, for such Base Rate Loans and Alternative Currency Daily Rate Loans, (ii) in the case of LIBO Rate Loans or Alternative Currency Term Rate Loans, at the end of the current Interest Period therefor and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period and (iii) in the case of all Revolving Loans, upon termination of the Revolving Commitments; provided that (x) interest accrued pursuant to paragraph (d) of this Section 2.06 shall be payable on demand and, absent demand, on each Adjustment Date, at the end of the current Interest Period and upon termination of the Revolving Commitments, as applicable, (y) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Base Rate Loan or Alternative Currency Daily Rate Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (z) in the event of any conversion of any LIBO Rate Loan or Alternative Currency Term Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(a)    All interest hereunder for Base Rate Loans (including Base Rate Loans determined by reference to the LIBO Rate) and Alternative Currency Term Rate Loans shall be computed on the basis of a year of 365/366 days (provided that, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, such interest shall be computed in accordance with such market practice), or 365 days for Loans denominated in Pounds Sterling. All other computations of interest and all fees shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate, Alternative Currency Term Rate, European Base

Rate, Alternative Currency Daily Rate or LIBO Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.
(b)    If any provision of this Agreement or of any of the other Credit Documents would obligate any Canadian Credit Party to make any payment of interest or other amount payable to the Lenders in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Lenders of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Lenders of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to the Lenders under this Section 2.06, and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Lenders which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the Lenders shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), the Canadian Credit Parties shall be entitled, by notice in writing to the Administrative Agent, to obtain reimbursement from the Lenders in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by the Lenders to the applicable Canadian Credit Parties. Any amount or rate of interest referred to in this Section shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Closing Date to the Maturity Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent shall be conclusive for the purposes of such determination.
Section 2.07    Termination and Reduction of Commitments.
(a)    The Revolving Commitments, the Swingline Commitment, and the LC Commitment shall automatically terminate on the Maturity Date.
(b)    The Lead Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments of any Class; provided that (i) after giving effect to any such reduction or termination, the Revolving Commitments in respect of the RoW Subfacility shall not exceed 25% of the Aggregate Commitments, (ii) any such reduction shall be in an amount that is (x) an integral multiple of $1,000,000 or (y) the entire remaining Revolving Commitments of such Class; (iii) the Revolving Commitments under any Subfacility shall not be terminated or reduced if after giving effect to any concurrent prepayment of the Revolving Loans under such Subfacility in accordance with Section 2.09, the Revolving Exposures under such Subfacility would exceed the Commitments under such Subfacility and (iv) the Revolving Commitments under the U.S. Subfacility and the RoW Subfacility shall not be terminated or reduced without a ratable termination or reduction in such other Subfacility unless the Lead Borrower has elected to terminate the application of Section 2.20 in accordance with the terms thereof.
(c)    The Lead Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments of any Subfacility under paragraph (b) of this Section 2.07 at least two Business Days prior to the effective date of such termination or reduction (or such shorter period as the Administrative Agent shall agree in its reasonable discretion), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each such notice shall be irrevocable except that, to the extent delivered in connection with a refinancing of the Obligations or other contingent transactions, such notice shall not be irrevocable until such refinancing is closed and funded or other contingent transactions have been consummated. Any effectuated termination or reduction of the Revolving Commitments of any Subfacility shall be permanent. Each reduction of the Revolving Commitments of any Subfacility shall be made ratably among the relevant Lenders in accordance with their respective Revolving Commitments.

Section 2.08    Interest Elections.
(a)    Each Revolving Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing and, in the case of a Borrowing of LIBO Rate Loans or Alternative Currency Term Rate Loans, shall have an initial Interest Period as specified in such Notice of Borrowing. Thereafter, the Applicable Administrative Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Borrowing of LIBO Rate Loans or Alternative Currency Term Rate Loans, may elect Interest Periods therefor, all as provided in this Section 2.08; provided that except as otherwise provided in Section 3.02, LIBO Rate Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of LIBO Rate Loans shall reduce the outstanding principal amount of such LIBO Rate Loans made pursuant to a single Borrowing to less than the minimum Borrowing amount. The Applicable Administrative Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary, the Borrowers shall not be entitled to request any conversion or continuation that, if made, would result in more than 10 Borrowings in the U.S. Subfacility, 5 Borrowings in the RoW Subfacility outstanding hereunder at any one time. This Section 2.08 shall not apply to Swingline Loans, which may not be converted or continued. No Borrowing may be converted into or continued as a Borrowing denominated in a different currency, but instead must be prepaid in the original currency of such Borrowing and reborrowed in the other currency.
(b)    To make an election pursuant to this Section 2.08, the Applicable Administrative Borrower shall notify the Administrative Agent of such election by telephone (other than in relation to a Revolving Loan under the RoW Subfacility) or electronic transmission (if arrangements for doing so have been approved by the Administrative Agent, which approval shall not be unreasonably withheld, delayed or conditioned) by the time that a Notice of Borrowing would be required under Section 2.03 if such Applicable Administrative Borrower was requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election, subject to Section 3.05. Each such telephonic Notice of Conversion/Continuation shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Notice of Conversion/Continuation substantially in the form of Exhibit A-3, unless otherwise agreed to by the Administrative Agent and the Applicable Administrative Borrower.
(c)    Each telephonic and written Notice of Conversion/Continuation shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Notice of Conversion/Continuation applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Notice of Conversion/Continuation, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be a Borrowing of Base Rate Loans, a Borrowing of LIBO Rate Loans, a Borrowing of Alternative Currency Daily Rate Loans or a Borrowing of Alternative Currency Term Rate Loans;
(iv)    the currency of the resulting Borrowing; and
(v)    if the resulting Borrowing is a Borrowing of LIBO Rate Loans or Alternative Currency Term Rate Loans, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”
If any such Notice of Conversion/Continuation requests a Borrowing of LIBO Rate Loans or Alternative Currency Term Rate Loans but does not specify an Interest Period, then the applicable Administrative Borrower shall be deemed to have selected an Interest Period of one month’s duration. No Borrowing may be converted into or continued as a Borrowing denominated in a different currency, but instead must be prepaid in the original currency of such Borrowing and reborrowed in the other currency.
(d)    Promptly following receipt of a Notice of Conversion/Continuation, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If a Notice of Conversion/Continuation with respect to a Borrowing of LIBO Rate Loans denominated in Dollars under the U.S. Subfacility is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Borrowing of Base Rate Loan; provided, however, that in the case of a failure to timely request a continuation of Alternative Currency Term Rate Loans, such Loans shall be continued as Alternative Currency Term Rate Loans in their original currency with an Interest Period of one (1) month. If a Notice of Conversion/Continuation with respect to a Borrowing under the RoW Subfacility is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Borrowing with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Lead Borrower, then, after the occurrence and during the continuance of such Event of Default (i) no outstanding Borrowing under the U.S. Subfacility may be converted to or continued as a Borrowing of LIBO Rate Loans, (ii) each LIBO Rate Borrowing under the U.S. Subfacility shall be converted to Base Rate Borrowing at the end of the Interest Period applicable thereto, (iii) unless repaid, each Borrowing of LIBO Rate Loans (other than under the U.S. Subfacility) shall be converted to a Borrowing of LIBO Rate Loans with an Interest Period of one month at the end of the Interest Period applicable thereto, (iv) no Loans may be converted into Alternative Currency Term Rate Loans and Alternative Currency Term Rate Loans may not be continued and (v) unless repaid, each Borrowing of Alternative Currency Daily Rate Loans shall be continued as an Alternative Currency Daily Rate Loan.
Section 2.09    Optional and Mandatory Prepayments of Loans.
(a)    Optional Prepayments. The Borrowers shall have the right at any time and from time to time to prepay, without premium or penalty (subject to Section 3.02), any Borrowing, in whole or in part, subject to the requirements of this Section 2.09; provided that each partial prepayment shall be in an amount that is an integral multiple of $100,000 (or the Equivalent Amount thereof).
(b)    Revolving Loan Prepayments.
(i)    In the event of the termination of all the Revolving Commitments of any Subfacility, the applicable Borrowers shall, on the date of such termination, repay or prepay all the outstanding Revolving Borrowings of such Subfacility and all outstanding Swingline Loans in the case of any termination of the U.S. Subfacility and Cash Collateralize or backstop on terms reasonably satisfactory to the Administrative Agent the LC Exposure in respect of such Subfacility in accordance with Section 2.13(j).
(ii)    In the event of any partial reduction of the Revolving Commitments under any Subfacility, then (A) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Lead Borrower and the Lenders of the Aggregate Exposures after giving effect thereto and (B) if (1) the U.S. Revolving Exposures would exceed the U.S. Line Cap then in effect (it being understood that for this purpose, the U.S. Borrowing Base shall deduct any RoW Revolving Exposures borrowed in reliance on clause (e) of the definition of “RoW Borrowing Base”), after giving effect to such reduction, then the U.S. Borrowers shall, on the date of such reduction (or, if such excess is due to the imposition of new Reserves, a change in the methodology of calculating existing Reserves, a change in eligibility standards or the occurrence of a Revaluation Date, within five Business Days following such notice), first, repay or prepay Swingline Loans, second, repay or prepay U.S. Revolving Borrowings and third, replace or Cash Collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.13(j), in an amount sufficient to eliminate such excess, (2) the RoW Revolving Exposures exceed the RoW Line Cap then in effect, after giving effect to such reduction, then the UK Borrowers shall, on the date of such reduction (or, if such excess is due to the imposition of new Reserves, a change in the methodology of calculating existing Reserves, a change in eligibility standards or the occurrence of a Revaluation Date, within five Business Days following such notice), repay or prepay RoW Revolving Borrowings in an amount sufficient to eliminate such excess, or (3) the Aggregate Exposures would exceed the Line Cap then in effect, after giving effect to such reduction, then, at the direction of the Lead Borrower, the Borrowers under any Subfacility shall, on the date of such reduction (or, if such excess is due to the imposition of new Reserves, a change in the methodology of calculating existing Reserves, a change in eligibility standards or the occurrence of a Revaluation Date, within five Business Days following such notice), first, repay or prepay all Swingline Loans under such Subfacility, second, repay or prepay Revolving Borrowings under such Subfacility and third, in the case of the U.S. Subfacility only, if applicable, replace or Cash Collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.13(j), in an amount sufficient to eliminate such excess.
(iii)    In the event that (1) the U.S. Revolving Exposures at any time exceeds the U.S. Line Cap then in effect (it being understood that for this purpose, the U.S. Borrowing Base shall deduct any RoW Revolving Exposures borrowed in reliance on clause (e) of the definition of “RoW Borrowing Base”), the U.S. Borrowers shall, immediately after demand (or, if such overadvance is due to the imposition of new Reserves, a change in the methodology of calculating existing Reserves, a change in eligibility standards or the occurrence of a Revaluation Date, within five Business Days following notice), apply an amount equal to such excess to prepay the Loans and any interest accrued thereon, first, repay or prepay Swingline Loans, second, repay or prepay U.S. Revolving Borrowings, and third, replace or Cash Collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.13(j), in an amount sufficient to eliminate such excess, (2) the RoW Revolving Exposures at any time exceed the RoW Line Cap then in effect, the UK Borrowers shall, immediately after demand (or, if such overadvance is due to the imposition of new Reserves, a change in the methodology of calculating existing Reserves, a change in eligibility standards or the occurrence of a Revaluation Date, within five Business Days following notice), apply an amount equal to such excess to prepay the Loans and any interest accrued thereon, repay or prepay RoW Revolving Borrowings in an amount sufficient to eliminate such excess, or (3) the Aggregate Exposures at any time exceed the Line Cap then in effect, at the direction of the Lead Borrower, the Borrowers under any Subfacility shall, immediately after demand (or, if such overadvance is due to the imposition of new Reserves, a change in the methodology of calculating existing Reserves, a change in eligibility standards or the occurrence of a Revaluation Date, within five Business Days following notice), apply an amount equal to such excess to prepay the Loans and any interest accrued thereon, first, repay or prepay all Swingline Loans under such Subfacility, second, repay or prepay Revolving Borrowings under such Subfacility, and third, in the case of the U.S. Subfacility only, if applicable, replace or Cash Collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.13(j), in an amount sufficient to eliminate such excess.
(iv)    In the event that the aggregate LC Exposure exceeds the LC Commitment then in effect, the Lead Borrower shall, without notice or demand, immediately replace or Cash Collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.13(j), in an amount sufficient to eliminate such excess.
(c)    Application of Prepayments.
(i)    Prior to any optional or mandatory prepayment of Borrowings hereunder, the Lead Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to this paragraph (i) of Section 2.09(c). Unless during a Liquidity Period, except as provided in Section 2.09(b)(iii) hereof, all mandatory prepayments shall be applied as follows: first, to fees and reimbursable expenses of the Administrative Agent then due and payable pursuant to the Credit Documents; second, to interest then due and payable on the applicable Borrower’s Swingline Loans under such Subfacility; third, to the principal balance of the Swingline Loans under such Subfacility outstanding until the same has been prepaid in full; fourth, to interest then due and payable by the applicable Borrower(s) on the Revolving Loans and other amounts due pursuant to Sections 3.02 and 5.01 in respect of the applicable Subfacility subject to such mandatory prepayment; fifth, to the principal balance of the Revolving Loans in respect of the applicable Subfacility subject to such mandatory prepayment until the same have been prepaid in full; sixth, in the case of the U.S. Subfacility only, to Cash Collateralize all LC Exposure in respect of the applicable Subfacility subject to such mandatory prepayment plus any accrued and unpaid interest thereon (to be held and applied in accordance with Section 2.13(j) hereof); seventh, to all other Obligations pro rata in accordance with the amounts that such Lender certifies is outstanding; and eighth, as required by the Intercreditor Agreement or, in the absence of any such requirement, returned to the Lead Borrower or to such party as otherwise required by law.

(ii)    Amounts to be applied pursuant to this Section 2.09 to the prepayment of Revolving Loans shall be applied, as applicable, first to reduce outstanding Base Rate Loans, European Base Rate Loans and Alternative Currency Daily Rate Loans, as applicable. Any amounts remaining after each such application shall be applied to prepay LIBO Rate Loans or Alternative Currency Term Rate Loans. Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.09 shall be in excess of the amount of the Base Rate Loans, European Base Rate Loans and Alternative Currency Daily Rate Loans at the time outstanding, only the portion of the amount of such prepayment that is equal to the amount of such outstanding Base Rate Loans, European Base Rate Loans and Alternative Currency Daily Rate Loans shall be immediately prepaid and, at the election of the applicable Borrower, the balance of such required prepayment shall be either (A) deposited in the LC Collateral Account and applied to the prepayment of LIBO Rate Loans or Alternative Currency term Rate Loans, as applicable, on the last day of the then next expiring Interest Period or interest payment date, as applicable, for LIBO Rate Loans and Alternative Currency Term Rate Loans (with all interest accruing thereon for the account of the applicable Borrowers) or (B) prepaid immediately, together with any amounts owing to the Lenders under Section 2.10. Notwithstanding any such deposit in the LC Collateral Account, interest shall continue to accrue on such Loans until prepayment.      For the avoidance of doubt, the provisions of Section 2.09(c)(i) and (ii) shall be subject to Section 2.01(c).
(d)    Notice of Prepayment. The Lead Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (other than in the case of the requests in relation to Revolving Loans under the RoW Subfacility) (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Borrowing of LIBO Rate Loans or Alternative Currency Daily Rate Loans (other than Loans denominated in Special Notice Currencies), to the Administrative Agent’s New York office not later than 1:00 p.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of a Borrowing of Base Rate Loans (other than Swingline Loans), to the Administrative Agent’s New York office not later than 4:00 p.m., New York City time, on the date of prepayment, (iii) in the case of prepayment of a Borrowing of Alternative Currency Term Rate Loans (other than a Loan denominated in a Special Notice Currency), to the Administrative Agent’s London office not later than 1:00 p.m., London time, four Business Days before the date of prepayment, (iv) in the case of a prepayment of European Base Rate Loans (other than Swingline Loans), to the Administrative Agent’s London office not later than 1:00 p.m., London time, four Business Days before the date of prepayment, (v) in the case of prepayment of a Revolving Borrowing of an Alternative Currency Loan denominated in Special Notice Currency, to the Administrative Agent’s London office not later than 1:00 p.m., London time, five Business Days before the date of prepayment and (vi) in the case of prepayment of a Swingline Loan, not later than 1:00 p.m., New York City time, on the date of prepayment. Each such notice shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Each notice of prepayment pursuant to this Section shall be irrevocable, except that the Lead Borrower may, by subsequent notice to the Administrative Agent, revoke any such notice of prepayment if such notice of revocation is received not later than 10:00 a.m. (New York City time) on the day on which such prepayment is scheduled to occur and, provided that (i) the Lead Borrower reimburses each Lender pursuant to Section 3.02 for any funding losses within five Business Days after receiving written demand therefor and (ii) the amount of Loans as to which such revocation applies shall be deemed converted to (or continued as, as applicable) Base Rate Loans (in the case of a Borrowing of Dollars under the U.S. Subfacility), European Base Rates (in the case of a Borrowing of Dollars under the RoW Subfacility), Alternative Currency Daily Rate Loans (in the case of a Borrowing in Sterling) or Alternative Currency Term Rate Loans (in case of any other currency) with an Interest Period of one month, in accordance with the provisions of Section 2.08 as of the date of notice of revocation (subject to subsequent conversion in accordance with the provisions of this Agreement). Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06.

Section 2.10    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)    Each Borrower shall make each payment required to be made by it hereunder or under any other Credit Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Sections 3.01, 3.02 and 5.01 or otherwise) at or before the time expressly required hereunder or under such other Credit Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time or other Applicable Time specified by the Administrative Agent), on the date when due, in immediately available funds, without set-off or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s applicable office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Equivalent Amount of the Alternative Currency payment amount. Any amounts received after such time on any date may, in the reasonable discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except payments to be made directly to an Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 3.01, 3.02, 5.01 and 13.01 shall be made to the Administrative Agent for the benefit of to the Persons entitled thereto and payments pursuant to other Credit Documents shall be made to the Administrative Agent for the benefit of the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Credit Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.
(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (subject to Section 2.01(c)) in the manner as provided in Section 2.09(c) or 11.11 hereof, as applicable, ratably among the parties entitled thereto.
(c)    If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender under such Subfacility, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders under such Subfacility to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Lead Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Lead Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Credit Parties rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of a Credit Party in the amount of such participation. For purposes of clause (c) of the definition of Excluded Taxes, a Lender that acquires a participation pursuant to this Section 2.10(c) shall be treated as having acquired such participation on the date(s) on which such Lender acquired the applicable interest(s) in the Commitment(s) and/or Loan(s) to which such participation relates.

(d)    Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due under the applicable Subfacility to the Administrative Agent for the account of the Lenders or applicable Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders or any Issuing Bank under the applicable Subfacility as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (i) the applicable Borrower has not in fact made such payment; (ii) the Administrative Agent has made a payment in excess of the amount so paid by such Borrower (whether or not then owed); or (iii) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate (or, with respect to an Alternative Currency, overnight rate determined by the Administrative Agent) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender or a Borrower with respect to any amount owing under this clause (d) shall be conclusive, absent manifest error.
(e)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(c), 2.02(f), 2.10(d), 2.12(d) or 2.13(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
Section 2.11    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders” and “Required Subfacility Lenders” and Section 13.12.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 11 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 13.02 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or the Swingline Lender hereunder; third, to Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.13; fourth, as Lead Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and Lead Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.13; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by a Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction;

provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Article 7 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or amounts of LC Disbursement owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.11(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.11(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.
(A)    No Defaulting Lender shall be entitled to receive any fee payable under Section 2.05(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)    Each Defaulting Lender shall be entitled to receive LC Participation Fee for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.13.
(C)    With respect to any LC Participation Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, Lead Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank and the Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or such Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Pro Rata Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LC Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 13.27, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, Lead Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender‘s Fronting Exposure and (y) second, Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.13.
(b)    Defaulting Lender Cure. If Lead Borrower, the Administrative Agent, the Swingline Lender and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.11(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)    New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuing Bank shall be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
Section 2.12    Swingline Loans.
(a)    Swingline Commitment. Subject to the terms and conditions set forth herein, the Swingline Lender may, but shall not be obligated to, make Swingline Loans to the U.S. Borrowers from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $25,000,000 or (ii) the U.S. Revolving Exposures exceeding the U.S. Line Cap; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the applicable Borrowers may borrow, repay and reborrow Swingline Loans.
(b)    Swingline Loans. To request a Swingline Loan, the Lead Borrower shall notify the Administrative Agent of such request by electronic mail service, not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from a Borrower requesting a Swingline Loan. The Swingline Lender shall make each Swingline Loan available to the applicable Borrower by means of a credit to the general deposit account of such Borrower, with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an U.S. LC Disbursement as provided in Section 2.13(e), by remittance to the applicable Issuing Bank) by 5:00 p.m., New York City time (in the case of Swingline Loans) on the requested date of such Swingline Loan. No Borrower shall request a Swingline Loan if at the time of and immediately after giving effect to such request a Default has occurred and is continuing. Swingline Loans shall be made in minimum amounts of $100,000.
(c)    Prepayment. The applicable Borrower shall have the right at any time and from time to time to repay, without premium or penalty, any Swingline Loan, in whole or in part, upon giving written notice or notice via electronic mail service to the Swingline Lender and to the Administrative Agent before 4:00 p.m., New York City time on the date of repayment at the Swingline Lender’s address for notices specified in the Swingline Lender’s administrative questionnaire. All principal payments of Swingline Loans shall be accompanied by accrued interest on the principal amount being repaid to the date of payment.
(d)    Participations. (i) The Swingline Lender may by written notice given to the Administrative Agent not later than 3:00 p.m., New York City time, on any Business Day require the Lenders under the U.S. Subfacility to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which such Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to such Lender, specifying in such notice such Lender’s Pro Rata Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Pro Rata Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Aggregate Commitments or whether an Overadvance exists or is created thereby, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (provided that such payment shall not cause such Lender’s Revolving Exposure to exceed such Lender’s Revolving Commitment). Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(f) with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Lead Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from any Borrower in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the applicable Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve any Borrower of any default in the payment thereof.
(e)    If the Maturity Date shall have occurred at a time when Extended Revolving Loan Commitments are in effect, then on the Maturity Date all then outstanding Swingline Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swingline Loans as a result of the occurrence of such Maturity Date); provided that, if on the occurrence of the Maturity Date (after giving effect to any repayments of Revolving Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.13(o)), there shall exist sufficient unutilized Extended Revolving Loan Commitments so that the respective outstanding Swingline Loans could be incurred pursuant to the Extended Revolving Loan Commitments which will remain in effect after the occurrence of the Maturity Date, then there shall be an automatic adjustment on such date of the participations in such Swingline Loans and same shall be deemed to have been incurred solely pursuant to the Extended Revolving Loan Commitments and such Swingline Loans shall not be so required to be repaid in full on the Maturity Date.
Section 2.13    Letters of Credit.
(a)    General. Subject to the terms and conditions set forth herein, the Lead Borrower may request that (x) any Issuing Bank issue Letters of Credit in U.S. Dollars or (y) that Bank of America, in its capacity as an Issuing Bank, and one other Issuing Bank designated by Lead Borrower at any time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned) and such Issuing Bank, to issue Letters of Credit in one or more applicable Alternative Currencies, in each case, for the Lead Borrower’s account or the account of a Subsidiary of the Lead Borrower in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period (provided that the Lead Borrower shall be a co-applicant with respect to each Letter of Credit issued for the account of or in favor of a Subsidiary). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by any Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(b)    Request for Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, a Borrower shall hand deliver (if arrangements for doing so been approved by the applicable Issuing Bank), telecopy or transmit by electronic communication ( if arrangements for doing so have been approved by applicable Issuing Bank) a LC Request to the applicable Issuing Bank and the Administrative Agent not later than 1:00 p.m. on the third Business Day (or, in the case of any Letter of Credit denominated in an Alternative Currency, the fifth Business Day) preceding the requested date of issuance, amendment, renewal or extension (or such later date and time as is reasonably acceptable to the applicable Issuing Bank). A request for an initial issuance of a Letter of Credit shall specify in form and detail reasonably satisfactory to the applicable Issuing Bank: (i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (ii) the amount and currency thereof; (iii) the expiry date thereof; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by such beneficiary in case of any drawing thereunder; (vi) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (vii) such other matters as the applicable Issuing Bank may reasonably require and shall attach the agreed form of the Letter of Credit. A request for an amendment, renewal or extension of any outstanding Letter of Credit shall specify in form and detail reasonably satisfactory to the applicable Issuing Bank, (w) the Letter of Credit to be amended, renewed or extended; (x) the proposed date of amendment, renewal or extension thereof (which shall be a Business Day), (y) the nature of the proposed amendment, renewal or extension; and (z) such other matters as the applicable Issuing Bank may reasonably require. If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit application substantially on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit, the applicable Borrower shall be deemed to represent and warrant (solely in the case of (w) and (x)) that, after giving effect to such issuance, amendment, renewal or extension) (A) the LC Exposure shall not exceed $25,000,000, (B) the Availability Conditions are satisfied, (C) the LC Exposure of any Issuing Bank shall not exceed its Letter of Credit Commitment (provided that this clause (C) shall not apply to the issuance of the Existing Letters of Credit on the Closing Date) and (D) if a Defaulting Lender exists, either such Lender or the Lead Borrower has entered into arrangements reasonably satisfactory to the Administrative Agent and Issuing Bank to eliminate any Fronting Exposure associated with such Lender).
(c)    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of the date which is one year after the date of the issuance of such Letter of Credit (or such other longer period of time as the Administrative Agent and the applicable Issuing Bank may agree and, in the case of any renewal or extension thereof, one (1) year after such renewal or extension) and, unless Cash Collateralized (in which case the expiry may extend no longer than twelve months after the Letter of Credit Expiration Date) the Letter of Credit Expiration Date. Each Letter of Credit may, upon the request of the Lead Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less (but, subject to the foregoing, not beyond the date that is after the Letter of Credit Expiration Date) unless the applicable Issuing Bank notifies the beneficiary thereof at least thirty (30) days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.
(d)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each Lender under the U.S. Subfacility, and each such Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender under the U.S. Subfacility hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Pro Rata Percentage of each LC Disbursement made by the applicable Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section 2.13, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each applicable Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Aggregate Commitments or whether or not an Overadvance exists or is created thereby, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)    Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers under the U.S. Subfacility shall reimburse such LC Disbursement by paying to the applicable Issuing Bank an amount equal to such LC Disbursement not later than (x) in the case of reimbursement in Dollars under the U.S. Subfacility, 2:00 p.m., New York City time, on the Business Day after receiving notice from such Issuing Bank of such LC Disbursement or (y) in the case of reimbursement in an Alternative Currency, the Applicable Time specified by the Administrative Agent on the Business day after receiving notice from such Issuing Bank of such LC Disbursement; provided that, whether or not the Lead Borrower submits a Notice of Borrowing, the applicable Borrower shall be deemed to have requested (except to the extent such Borrower makes payment to reimburse such LC Disbursement when due) a Borrowing of are Base Rate Loans (in the case of Dollars), Alternative Currency Daily Rate Loans (in the case of Sterling) or Alternative Currency Term Rate Loans with an Interest Period of one month (in the case of any other currnecy), as applicable, in an amount necessary to reimburse such LC Disbursement. If such Borrower fails to make such payment when due, the applicable Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall notify each Lender under the U.S. Subfacility of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof and such Lender’s Pro Rata Percentage thereof. Promptly following receipt of such notice, each such Lender shall pay to the Administrative Agent its Pro Rata Percentage of the unreimbursed LC Disbursement (in Dollars, if the applicable

Letter of Credit was denominated in Dollars, or in the applicable Alternative Currency, if the applicable Letter of Credit was denominated in an Alternative Currency) in the same manner as provided in Section 2.02(f) with respect to Loans made by such Lender, and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from such Lenders. In the case of a Letter of Credit denominated in an Alternative Currency, the applicable Borrower shall reimburse the applicable Issuing Bank in such Alternative Currency, unless (A) such Issuing Bank (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the applicable Borrower shall have notified such Issuing Bank promptly following receipt of the notice of drawing that such Borrower will reimburse such Issuing Bank in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable Issuing Bank shall notify the applicable Borrower of the Equivalent Amount of the amount of the drawing promptly following the determination thereof. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of Base Rate Loans, Alternative Currency Daily Rate Loans or Alternative Currency Term Rate Loans as contemplated above) shall not constitute a Loan and shall not relieve any Borrower of its obligation to reimburse such LC Disbursement. In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the third sentence in this Section 2.13(e) and (B) the Dollar amount paid by the Borrowers shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Borrowers under the U.S. Subfacility agree, as a separate and independent obligation, to indemnify the applicable Issuing Bank for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing.
(f)    Obligations Absolute.
(i)    Subject to the limitations set forth below, the obligation of the applicable Borrowers to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.13 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit, (iv) the existence of any claim, setoff, defense or other right which any Borrower may have at any time against a beneficiary of any Letter of Credit, (v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Lead Borrower or any Subsidiary or in the relevant currency markets generally, (vi) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.13, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of the Borrowers hereunder or (vii) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to Lead Borrower or any Restricted Subsidiary or in the relevant currency markets generally; provided that the Borrowers shall have no obligation to reimburse any Issuing Bank to the extent that such payment was made in error due to the gross negligence, bad faith, or willful misconduct of such Issuing Bank (as determined by a court of competent jurisdiction or another independent tribunal having jurisdiction). Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Affiliates, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by the Borrowers that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, willful misconduct, or bad faith on the part of any Issuing Bank (as determined by a court of competent jurisdiction or another independent tribunal having jurisdiction), each Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(ii)    No Issuing Bank assumes any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Document. No Issuing Bank makes to the Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, such documents or any Credit Party. No Issuing Bank shall be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Document; the validity, genuineness, enforceability, collectability, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Credit Party.
(iii)    No Issuing Bank or any of its Affiliates, and their respective officers, directors, employees, agents and investment advisors shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any LC Documents except as a result of its actual gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final nonappealable judgment. No Issuing Bank shall have any liability to any Lender if such Issuing Bank refrains from any action under any Letter of Credit or such LC Documents until it receives written instructions from the Required Lenders.
(g)    Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Lead Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve any Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement (other than with respect to the timing of such reimbursement obligation set forth in Section 2.13(e)).
(h)    Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Loans; provided that, if such Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.13, then Section 2.06(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section 2.13 to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.
(i)    Resignation or Removal of any Issuing Bank. Any Issuing Bank may resign as Issuing Bank hereunder at any time upon at least 30 days’ prior written notice to the Lenders, the Administrative Agent and the Lead Borrower. Any Issuing Bank may be replaced at any time by agreement between the Lead Borrower and the Administrative Agent; provided that so long as no Event of Default has occurred and is continuing under Section 11.01 or 11.05, such successor Issuing Bank shall be reasonably acceptable to the Lead Borrower. One or more Lenders may be appointed as additional Issuing Banks in accordance with subsection (k) below. The Administrative Agent shall notify the Lenders of any such replacement of such Issuing Bank or any such additional Issuing Bank. At the time any such resignation or replacement shall become effective, the Lead Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.05(c). From and after the effective date of any such resignation or replacement or addition, as applicable, (i) the successor or additional Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or such addition or to any previous Issuing Bank, or to such successor or such additional Issuing Bank and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an

Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. If at any time there is more than one Issuing Bank hereunder, the Lead Borrower may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit.
(j)    Cash Collateralization.
(i)    If any Specified Event of Default shall occur and be continuing, on the Business Day after the Lead Borrower receives notice from the Administrative Agent (acting at the request of the Required Lenders) demanding the deposit of Cash Collateral pursuant to this paragraph, the Lead Borrower shall deposit in the LC Collateral Account, in the name of the Administrative Agent and for the benefit of the Secured Creditors, an amount in cash equal to 102.00% of the LC Exposure as of such date. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Lead Borrower under this Agreement, but shall be immediately released and returned to the Lead Borrower (in no event later than two (2) Business Days) once all Specified Events of Default are cured or waived. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made only in Cash Equivalents and at the direction of the Lead Borrower and at the Lead Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Lead Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations of the Lead Borrower.
(ii)    The Lead Borrower shall, on demand by an Issuing Bank or the Administrative Agent from time to time, Cash Collateralize the Fronting Exposure associated with any Defaulting Lender.
(k)    Additional Issuing Banks. The Lead Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed (in addition to being a Lender) to be an Issuing Bank with respect to Letters of Credit issued or to be issued by such Lender, and all references herein and in the other Credit Documents to the term “Issuing Bank” shall, with respect to such Letters of Credit, be deemed to refer to such Lender in its capacity as Issuing Bank, as the context shall require.
(l)    No Issuing Bank shall be under an obligation to issue any Letter of Credit if:
(i)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it; or
(ii)    the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank.
(m)    No Issuing Bank shall be under an obligation to amend any Letter of Credit if (i) such Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (ii) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(n)    LC Collateral Account.
(i)    The Administrative Agent is hereby authorized to establish and maintain at the Notice Office, in the name of the Administrative Agent and pursuant to a dominion and control agreement, a restricted deposit account designated “The Lead Borrower LC Collateral Account” (or such sub-accounts as the Administrative Agent may require for purposes of administration or collateral separation or otherwise). Each Credit Party shall deposit into the LC Collateral Account from time to time the Cash Collateral required to be deposited under Section 2.13(j) hereof.
(ii)    The balance from time to time in such LC Collateral Account shall constitute part of the Applicable Collateral and shall not constitute payment of the Obligations until applied as hereinafter provided. Notwithstanding any other provision hereof to the contrary, all amounts held in the LC Collateral Account shall constitute collateral security first for the liabilities in respect of Letters of Credit outstanding from time to time and second for the other Obligations hereunder until such time as all Letters of Credit shall have been terminated and all of the liabilities in respect of Letters of Credit have been paid in full. All funds in “The Lead Borrower LC Collateral Account” may be invested in accordance with the provisions of Section 2.13(j).
(o)    Extended Commitments. If the Maturity Date shall have occurred at a time when Extended Revolving Loan Commitments are in effect, then (i) such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Lenders to purchase participations therein and to make payments in respect thereof pursuant to Sections 2.13(d) and (e)) under (and ratably participated in by Lenders) the Extended Revolving Loan Commitments under the applicable Subfacility, if any, up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Extended Revolving Loan Commitments under such Subfacility at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to the immediately preceding clause (i), the Borrowers shall Cash Collateralize any such Letter of Credit in accordance with Section 2.13(j). Except to the extent of reallocations of participations pursuant to the prior sentence, the occurrence of the Maturity Date with respect to Existing Revolving Loans shall have no effect upon (and shall not diminish) the percentage participations of the Lenders of Extended Revolving Loans in any Letter of Credit issued before the Maturity Date.
Section 2.14    Settlement Amongst Lenders.
(a)    The Swingline Lender may, at any time (but the Swingline Lender, in any event, shall weekly), on behalf of the applicable Borrower (which hereby authorizes the Swingline Lender to act on its behalf in that regard) request the Administrative Agent to cause the relevant Lenders to make a Revolving Loan (which shall be a Base Rate Loan if made under the U.S. Subfacility) in an amount equal to such Lender’s Pro Rata Percentage of the Outstanding Amount of Swingline Loans under such Subfacility, which request may be made regardless of whether the conditions set forth in Article 7 have been satisfied. Upon such request, each such Lender shall make available to the Administrative Agent the proceeds of such Loans for the account of the Swingline Lender. If the Swingline Lender requires such a Revolving Loan to be made by the Lenders and the request therefor is received prior to 12:00 Noon on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if the request therefor is received after 12:00 Noon, then no later than 3:00 p.m. on the next Business Day. The obligation of each such Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent or the Swingline Lender. If and to the extent any such Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate.
(b)    The amount of each Lender’s Pro Rata Percentage of outstanding Revolving Loans (including outstanding Swingline Loans) under the relevant Subfacility shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and shall be adjusted upward or downward based on all Revolving Loans (including Swingline Loans) under such Subfacility and repayments of Revolving Loans (including Swingline Loans) under such Subfacility received by the Administrative Agent as of 3:00 p.m. on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Administrative Agent.

(c)    The Administrative Agent shall deliver to each of the Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Revolving Loans (including Swingline Loans) under the relevant Subfacility for the period and the amount of repayments received for the period. As reflected on the summary statement, (i) the Administrative Agent shall transfer to each Lender its applicable Pro Rata Percentage of applicable repayments, and (ii) each Lender shall transfer to the Administrative Agent (as provided below) or the Administrative Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Loans made by each Lender under any applicable Subfacility with respect to Revolving Loans under such Subfacility to the Borrowers (including Swingline Loans) shall be equal to such Lender’s applicable Pro Rata Percentage under such Subfacility of Revolving Loans (including Swingline Loans) outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Lenders and is received prior to 12:00 Noon on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if received after 12:00 Noon, then no later than 3:00 p.m. on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate.
Section 2.15    Revolving Commitment Increase.
(a)    Subject to the terms and conditions set forth herein, after the Closing Date, the Lead Borrower shall have the right to request, by written notice to the Administrative Agent, an increase in the Revolving Commitments under any Subfacility (a “Revolving Commitment Increase”) in an aggregate amount not to exceed the greater of (x) the greater of (A) $75,000,000 and (B) 14.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the Test Period then most recently ended for which Section 9.01 Financials have been delivered and (y) the excess of the Borrowing Base at such time over the aggregate Revolving Commitments at such time; provided that (i) any Revolving Commitment Increase for the U.S. Subfacility shall be on the terms (including the latest Maturity Date of any Class of Commitments under the U.S. Subfacility) and pursuant to the documentation applicable to the U.S. Subfacility, (ii) any Revolving Commitment Increase for the RoW Subfacility shall be on the terms (including the latest Maturity Date of any Class of Commitments under the RoW Subfacility) and pursuant to the documentation applicable to the RoW Subfacility, (iii) the Lead Borrower shall only be permitted to request six Revolving Commitment Increases during the term of this Agreement, (iv) any Revolving Commitment Increase shall be in a minimum amount of $5,000,000 or, if less than $5,000,000 is available, the amount left available, (viii) following any Revolving Commitment Increase, the Revolving Commitments under the RoW Subfacility shall not exceed 25% of the Aggregate Commitments and (v) no increase in the Revolving Commitments under the U.S. Subfacility or the RoW Subfacility shall occur without a ratable increase in such other Subfacility by each Lender (or an Affiliate thereof) providing such Revolving Commitment Increase unless the Lead Borrower elects, in its sole discretion, to terminate the application of Section 2.20 in accordance with the terms thereof.
(b)    Each notice submitted pursuant to this Section 2.15 (a “Revolving Commitment Increase Notice”) requesting a Revolving Commitment Increase shall specify the amount of the increase in the Revolving Commitments being requested and the relevant Subfacility to be increased. Upon receipt of a Revolving Commitment Increase Notice, the Administrative Agent may (at the direction of the Lead Borrower) promptly notify the Lenders under the applicable Subfacility and/or such other Persons who may participate as Lenders of the requested increase in Revolving Commitments (it being understood that the Lead Borrower shall have no obligation to seek a Revolving Commitment Increase from any existing Lenders); provided that (i) each applicable Lender or additional financial institution may elect or decline, in its sole discretion, to have its Revolving Commitment increased in connection with any requested Revolving Commitment Increase, it being understood that no Lender shall be obligated to increase its Revolving Commitment unless it, in its sole discretion, so agrees; (ii) if commitments from additional financial institutions are obtained in connection with the Revolving Commitment Increase, any Person or Persons providing such commitment shall be subject to the written consent of the Administrative Agent, the Swingline Lender and the Issuing Banks (such consent not to be unreasonably withheld, delayed or conditioned), if such consent would be required pursuant to Section 13.04; (iii) in no event shall a Defaulting Lender be entitled to participate in such Revolving Commitment Increase and (iv) no Issuing Bank or Swingline Lender shall be required to act in such capacity under the Revolving Commitment Increase without its prior written consent. In the event that any Lender or other Person agrees to participate in any Revolving

Commitment Increase (each an “Increase Loan Lender”), such Revolving Commitment Increase shall become effective on such date as shall be mutually agreed upon by the Increase Loan Lenders and the Lead Borrower, which date shall be as soon as practicable after the date of receipt of the Revolving Commitment Increase Notice (such date, the “Increase Date”); provided that the establishment of such Revolving Commitment Increase shall be subject to the satisfaction of each of the following conditions: (1) subject to Section 1.05, no Event of Default shall have occurred and be continuing or would exist after giving effect thereto; (2) the representations and warranties made by the Credit Parties under each of the Credit Documents shall be true in all material respects, provided that, solely with respect to Revolving Loans made under the Revolving Commitment Increases that are used to effect or finance a Permitted Acquisition or Investments permitted and/or not prohibited under this Agreement, the Borrowers shall have the option of making any representations and warranties under the Credit Documents (other than any Specified Representations) and determinations as to the availability of any “basket-carveouts” under Article 10 effective as of the date of entering the definitive agreement for such Permitted Acquisition or such Investment in accordance with the Limited Condition Transaction provisions set forth in Section 1.05; (3) the Revolving Commitment Increase shall be effected pursuant to one or more joinder agreements executed and delivered by the Lead Borrower, the Administrative Agent, and the Increase Loan Lenders, each of which shall be reasonably satisfactory to the Lead Borrower, the Administrative Agent, and the Increase Loan Lenders; (4) the Credit Parties shall execute and deliver or cause to be executed and delivered to the Administrative Agent such amendments to the Credit Documents, customary legal opinions and other documents as the Administrative Agent may reasonably request in connection with any such transaction, which amendments, legal opinions and other documents shall be reasonably satisfactory to the Administrative Agent; and (5) the Borrowers shall have paid to the Administrative Agent and the Lenders such additional fees as may be agreed to be paid by the Borrowers in connection therewith.
(c)    On the Increase Date, upon fulfillment of the conditions set forth in this Section 2.15, (i) the Administrative Agent shall effect a settlement of all outstanding Revolving Loans under the increased Subfacility among the Lenders that will reflect the adjustments to the Revolving Commitments of the applicable Lenders as a result of the Revolving Commitment Increase, (ii) the Administrative Agent shall notify the Lenders and Credit Parties of the occurrence of the Revolving Commitment Increase to be effected on the Increase Date, (iii) Schedule 2.01 shall be deemed modified to reflect the revised Revolving Commitments of the affected Lenders and (iv) Notes will be issued, at the expense of the Borrowers, to any Lender participating in the Revolving Commitment Increase and requesting a Note.
(d)    The terms and provisions of the Revolving Commitment Increase shall be identical to the Revolving Loans and the Revolving Commitments under the applicable Subfacility (other than (A) any terms and provisions that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Revolving Commitment Increase (immediately prior to the establishment of such Revolving Commitment Increase), (B) subject to clause (i) below, the maturity date and (C) arranger, upfront fees and other similar fees) and, for purposes of this Agreement and the other Credit Documents, all Revolving Loans made under the Revolving Commitment Increase shall be deemed to be Revolving Loans. Without limiting the generality of the foregoing, (i) in no event shall the final maturity date of any Revolving Loans under a Revolving Commitment Increase at the time of establishment thereof be earlier than the Latest Maturity Date that is in effect on the effective date of the Revolving Commitment Increase (immediately prior to the establishment of such Revolving Commitment Increase), (ii) the Revolving Commitment Increase shall require no scheduled amortization or mandatory commitment reduction prior to the Latest Maturity Date that is in effect on the effective date of the Revolving Commitment Increase (immediately prior to the establishment of such Revolving Commitment Increase), (iii) the rate of interest applicable to the Revolving Commitment Increase shall be the same as the rate of interest applicable to the existing Revolving Loans, (iv) Unused Line Fees, Fronting Fees and LC Exposure fees applicable to the Revolving Commitment Increase shall be calculated using the same Unused Line Fee Rates, Fronting Fees and LC Exposure Fees applicable to the existing Revolving Loans or Letters of Credit, as applicable, (v) the Revolving Commitment Increase shall share ratably in any mandatory prepayments of the Revolving Loans under the applicable Subfacility, (vi) after giving effect to such Revolving Commitment Increases, the Pro Rata Percentage of the Revolving Commitments of each Lender may be adjusted to give effect to the total Revolving Commitment as increased by such Revolving Commitment Increase and (vii) the Revolving Commitment Increase shall rank pari passu in right of payment and security with the existing Revolving Loans under the applicable Subfacility. Each joinder agreement and any amendment to any Credit Document requested by the Administrative Agent in connection with the establishment of the Revolving Commitment Increase may, without the consent of any of the Lenders, effect such amendments to this Agreement (an “Incremental Revolving Commitment Amendment”) and the other Credit

Documents as may be reasonably necessary or appropriate, in the opinion of the Administrative Agent and the Lead Borrower, to effect the provisions of this Section 2.15.
Section 2.16    Lead Borrower and Applicable Administrative Borrower. Each Borrower hereby designates the Lead Borrower as its representative and agent for all purposes under the Credit Documents, including requests for Revolving Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of Borrowing Base Certificates and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Credit Documents (including in respect of compliance with covenants), and all other dealings with the Administrative Agent, any Issuing Bank or any Lender, and each Borrower of any Subfacility hereby designates the Applicable Administrative Borrower of such Subfacility as its representative and agent for purposes of requests for Revolving Loans and Letters of Credit and designation of interest rates. Each of the Lead Borrower and each Applicable Administrative Borrower hereby accepts such appointment. The Administrative Agent and the Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any Notice of Borrowing) delivered by the Lead Borrower on behalf of any Borrower, and any Notice of Borrowing, request for a Letter of Credit or designation of interest rate by any Applicable Administrative Borrower on behalf of the Borrowers of its Subfacility. The Administrative Agent and the Lenders may give any notice or communication with a Borrower hereunder to the Lead Borrower on behalf of such Borrower. Each of the Administrative Agent, the Issuing Banks and the Lenders shall have the right, in its discretion, to deal exclusively with the Lead Borrower for any or all purposes under the Credit Documents. Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by the Lead Borrower or, in the case of any Notice of Borrowing, request for a Letter of Credit or designation of interest rate, the Applicable Administrative Borrower for its Subfacility shall be binding upon and enforceable against it.
Section 2.17    Overadvances. If (i) the aggregate U.S. Revolving Loans outstanding exceed the U.S. Line Cap, (ii) the aggregate RoW Revolving Loans outstanding exceed the RoW Line Cap or (ii) the aggregate Revolving Loans outstanding exceed the Line Cap (each of the foregoing clauses (i) and (ii), an “Overadvance”), in each case at any time, the excess amount shall be payable by the applicable Borrowers on demand (or, if such Overadvance is due to the imposition of new Reserves, a change in the methodology of calculating existing Reserves, a change in eligibility criteria or standards or the occurrence of a Revaluation Date, within three Business Days following notice from the Administrative Agent) to the Administrative Agent, but all such Revolving Loans shall nevertheless constitute Obligations secured by the Applicable Collateral and entitled to all benefits of the Credit Documents. The Administrative Agent may require the Lenders to honor requests for Overadvance Loans and to forbear from requiring the Borrowers to cure an Overadvance, (a) when no other Event of Default is known to the Administrative Agent, as long as (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required) and (ii) the aggregate amount of all Overadvances and Protective Advances is not known by the Administrative Agent to exceed 10% of the Aggregate Borrowing Base, (b) regardless of whether an Event of Default exists, if the Administrative Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance (i) is not increased by more than $500,000, and (ii) does not continue for more than 30 consecutive days. In no event shall Overadvance Loans be required that would cause (i) the aggregate outstanding U.S. Revolving Loans and LC Obligations to exceed the aggregate U.S. Revolving Commitments, (ii) the aggregate outstanding RoW Revolving Loans to exceed the aggregate RoW Revolving Commitments, or (iii) the Aggregate Exposure to exceed the Aggregate Commitments. The making of any Overadvance shall not create nor constitute a Default or Event of Default; it being understood that the making or continuance of an Overadvance shall not constitute a waiver by the Administrative Agent or the Lenders of the then existing Event of Default. In no event shall any Borrower or other Credit Party be permitted to require any Overadvance Loan to be made.
Section 2.18    Protective Advances. The Administrative Agent shall be authorized, in its discretion, following notice to and consultation with the Lead Borrower, at any time, to make Base Rate Loans, European Base Rate Loans, Alternative Currency Daily Rate Loans or Alternative Currency Term Rate Loans with an Interest Period of one month (each such loan in respect of U.S. Collateral, a “U.S. Protective Advance”; in respect of UK Collateral, Canadian Collateral, Singapore Collateral and Mexican Collateral, an “RoW Protective Advance,” and collectively, “Protective Advances”) (a) (i) in an aggregate amount, together with the aggregate amount of all Overadvance Loans, not to exceed 10% of the Aggregate Borrowing Base, (ii) in an aggregate amount, together with the aggregate amount of Overadvance Loans under the U.S. Subfacility, not to exceed 10% of the U.S. Borrowing Base, and (iii) in an aggregate amount, together with the aggregate amount of Overadvance Loans under the RoW Subfacility, not to exceed 10% of the RoW Borrowing Base, in each case, if the Administrative Agent deems such Protective Advances necessary or desirable to preserve and protect the Applicable Collateral, or to enhance the collectability or repayment of the Obligations under such Subfacility; or (b) to pay any other amounts chargeable to Credit Parties under any Credit Documents, including costs, fees and expenses; provided that, (i) the aggregate amount of outstanding Protective Advances plus the outstanding amount of Revolving Loans and LC Obligations shall not exceed the Aggregate Commitments, (ii) the aggregate amount of outstanding U.S. Protective Advances plus the outstanding amount of U.S. Revolving Loans and LC Obligations shall not exceed the aggregate U.S. Revolving Commitments and (iii) the aggregate amount of outstanding RoW Protective Advances plus the outstanding amount of RoW Revolving Loans shall not exceed the aggregate RoW Revolving Commitments. Each Lender shall participate in each Protective Advance in accordance with its Pro Rata Percentage. Required Lenders may at any time revoke the Administrative Agent’s authority to make further Protective Advances under clause (a) by written notice to the Administrative Agent. Absent such revocation, the Administrative Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive. The Administrative Agent may use the proceeds of such Protective Advances to (a) protect, insure, maintain or realize upon any Applicable Collateral; or (b) defend or maintain the validity or priority of the Administrative Agent’s Liens in any Applicable Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien; provided that the Administrative Agent shall use reasonable efforts to notify the Lead Borrower after paying any such amount or taking any such action and shall not make payment of any item that is being Properly Contested.
Section 2.19    Extended Loans.
(a)    Notwithstanding anything to the contrary in this Agreement, subject to the terms of this Section 2.19, the Lead Borrower may at any time and from time to time when no Event of Default then exists request that all or a portion of the then-existing Revolving Loans under any Subfacility (the “Existing Revolving Loans”), together with any related outstandings, be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or any portion of the principal amount (and related outstandings) of such Revolving Loans (any such Revolving Loans which have been so converted, “Extended Revolving Loans”) and to provide for other terms consistent with this Section 2.19. In order to establish any Extended Revolving Loans, the Lead Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders) (each, an “Extension Request”) setting forth the proposed terms of the Extended Revolving Loans to be established, which shall (x) be identical as offered to each Lender (including as to the proposed interest rates and fees payable) and (y) be identical to the Existing Revolving Loans, except that: (i) repayments of principal of the Extended Revolving Loans may be delayed to later dates than the Initial Maturity Date; (ii) the effective yield with respect to the Extended Revolving Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the effective yield for the Existing Revolving Loans to the extent provided in the applicable Extension Amendment; and (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Revolving Loans); provided, however, that (A) in no event shall the final maturity date of any Extended Revolving Loans at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Revolving Loans hereunder that is in effect on the effective date of the Extensions Amendment (immediately prior to the establishment of such Extended Revolving Loans) and (B) the Weighted Average Life to Maturity of any Extended Revolving Loans at the time of establishment thereof shall be no shorter than the remaining Weighted Average Life to Maturity of any other Revolving Loans then outstanding. Any Extended Revolving Loans converted pursuant to any Extension Request shall be designated a series (each, an “Extension Series”) of Extended Revolving Loans, as applicable, for all purposes of this Agreement; provided that any Extended Revolving Loans converted from Existing Revolving Loans may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Extension Series with respect to such Revolving Loans.
(b)    With respect to any Extended Revolving Loans, subject to the provisions of Sections 2.12(e) and 2.13(o), to the extent dealing with Swingline Loans and Letters of Credit which mature or expire after the Maturity Date, all Swingline Loans and Letters of Credit shall be participated in on a pro rata basis by all Lenders with Revolving Commitments and/or Extended Revolving Loan Commitments in accordance with their Pro Rata Share of the Aggregate Commitments under each Extension Series of Extended Revolving Loans, and the Existing Revolving Loans, of the applicable Subfacility (and, except as provided in Sections 2.12(e) and 2.13(o), without giving effect to changes thereto on such Maturity Date with respect to Swingline Loans and Letters of Credit theretofore incurred or issued) and all borrowings under the Aggregate Commitments and repayments thereunder shall be made on a pro rata basis (except for (x) payments of interest and fees at different rates on Extended Revolving Loan Commitments (and related outstandings) and (y) repayments required upon any Maturity Date of any Revolving Commitments or Extended Revolving Loan Commitments).
(c)    The Lead Borrower shall provide the applicable Extension Request at least ten (10) Business Days prior to the date on which Lenders under the Existing Revolving Loans, are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.19. No Lender shall have any obligation to agree to have any of its Existing Revolving Loans converted into Extended Revolving Loans pursuant to any Extension Request. Any Lender (each, an “Extending Lender”) wishing to have all or a portion of its Existing Revolving Loans subject to such Extension Request converted into Extended Revolving Loans shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Existing Revolving Loans which it has elected to request be converted into Extended Revolving Loans (subject to any minimum denomination requirements imposed by the Administrative Agent). Any Lender that does not respond to the Extension Request on or prior to the date specified therein shall be deemed to have rejected such Extension Request. In the event that the aggregate principal amount of Existing Revolving Loans subject to Extension Elections relating to a particular Extension Request exceeds the amount of Extended Revolving Loans requested pursuant to such Extension Request, Revolving Loans subject to such Extension Elections shall be converted to Extended Revolving Loans, on a pro rata basis based on the aggregate principal amount of Revolving Loans included in each such Extension Elections or to the extent such option is expressly set forth in the respective Extension Request, the Lead Borrower shall have the option to increase the amount of Extended Revolving Loans so that such excess does not exist.
(d)    Extended Revolving Loans shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Borrowers, the Administrative Agent, each Extending Lender providing Extended Revolving Loans thereunder which shall be consistent with the provisions set forth in Section 2.19(a) above and each Issuing Bank (solely to the extent that such Extension Amendment would result in the extension of such Issuing Bank’s obligations with respect to Letters of Credit) (but which shall not require the consent of any other Lender). The Administrative Agent shall promptly notify each relevant Lender as to the effectiveness of each Extension Amendment.
(e)    With respect to any Extension Amendment consummated by a Borrower pursuant to this Section 2.19, (i) such Extension Amendment shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement, (ii) with respect to Extended Revolving Loan Commitments, if the aggregate amount extended is less than (A) the LC Commitment, the LC Commitment shall be reduced upon the date that is five (5) Business Days prior to the Latest Maturity Date that is in effect on the effective date of the Extension Amendment immediately prior to the establishment of such Extended Revolving Loans (to the extent needed so that the LC Commitment does not exceed the aggregate Revolving Commitment which would be in effect after the Maturity Date), and, if applicable, the Borrowers shall Cash Collateralize obligations under any issued Letters of Credit in an amount equal to 102% of the available balance of such Letters of Credit, or (B) the Swingline Commitment, the Swingline Commitment shall be reduced upon the date that is five (5) Business Days prior to such Latest Maturity Date (to the extent needed so that the Swingline Commitment does not exceed the aggregate Revolving Commitment which would be in effect after such Latest Maturity Date), and, if applicable, the Borrowers shall prepay any outstanding Swingline Loans. The Administrative Agent and the Lenders hereby consent to each Extension Amendment and the other transactions contemplated by this Section 2.19 (including, for the avoidance of doubt, payment of any interest or fees in respect of any Extended Revolving Loan Commitments on such terms as may be set forth in the Extension Request) and hereby waive the requirements of any provision of this Agreement or any other Credit Document that may otherwise prohibit any Extension Amendment or any other transaction contemplated by this Section 2.19; provided that such consent shall not be deemed to be an acceptance of the Extension Request.

(f)    Each of the parties hereto hereby agrees that this Agreement and the other Credit Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of any Extended Revolving Loans incurred pursuant thereto, (ii) establish new tranches or sub-tranches in respect of Revolving Commitments so extended and such technical amendments as may be necessary in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.19, and (iii) effect such other amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Lead Borrower, to effect the provisions of this Section, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment. Notwithstanding the foregoing, the Administrative Agent shall have the right (but not the obligation) to seek the advice or concurrence of the Required Lenders with respect to any matter contemplated by this Section 2.19 and, if the Administrative Agent seeks such advice or concurrence, the Administrative Agent shall be permitted to enter into such amendments with the Borrowers in accordance with any instructions actually received by such Required Lenders and shall also be entitled to refrain from entering into such amendments with the Borrowers unless and until it shall have received such advice or concurrence; provided, however, that whether or not there has been a request by the Administrative Agent for any such advice or concurrence, all such amendments entered into with the Borrowers by the Administrative Agent hereunder shall be binding and conclusive on the Lenders.
Section 2.20    Reallocation of Commitments. The Lead Borrower may, by written notice to the Administrative Agent, request that the Administrative Agent and the Lenders increase or decrease the RoW Subfacility (a “Revolver Commitment Adjustment”), which request shall be granted provided that each of the following conditions are satisfied:  (i) only four Revolver Commitment Adjustments may be made in any fiscal year, (ii) the written request for a Revolver Commitment Adjustment must be received by the Administrative Agent at least three (3) Business Days prior to the requested date (which shall be a Business Day) of the effectiveness of such Revolver Commitment Adjustment (such date of effectiveness, the “Commitment Adjustment Date”), (iii) no Event of Default shall have occurred and be continuing as of the date of such request or both immediately before and after giving effect thereto as of the Commitment Adjustment Date, (iv) any increase in the RoW Subfacility shall result in a Dollar-for-Dollar decrease in the U.S. Subfacility pursuant to this Section 2.20, and any decrease in the RoW Subfacility pursuant to this Section 2.20 shall result in a Dollar-for-Dollar increase in the U.S. Subfacility, (v) in no event shall the Revolving Commitments under the RoW Subfacility exceed 25% of the Aggregate Commitments, (vi) no Revolver Commitment Adjustment shall be permitted if, after giving effect thereto, an Overadvance would exist, and (vii) the Administrative Agent shall have received a certificate of the Lead Borrower dated as of the Commitment Adjustment Date certifying the satisfaction of all such conditions (including calculations thereof in reasonable detail) and otherwise in form and substance reasonably satisfactory to the Administrative Agent.  Any such Revolver Commitment Adjustment shall be in an amount equal to $1,000,000 or a multiple of $500,000 in excess thereof and shall concurrently increase or reduce, as applicable, (1) the aggregate RoW Revolving Commitments available for use under the RoW Subfacility among the Lenders in accordance with such Lender’s Pro Rata Percentage and (2) the aggregate U.S. Revolving Commitments available for use under the U.S. Subfacility then in effect among the Lenders in accordance with such Lender’s Pro Rata Percentage.  After giving effect to any Revolver Commitment Adjustment, the Revolving Commitment available for use under the U.S. Subfacility or the RoW Subfacility, as applicable, of each Lender (and the percentage of each U.S. Revolving Loan or RoW Revolving Loan, as applicable) that each participant must purchase a participation in) shall be equal to such Lender’s (or participant’s) Pro Rata Share of the U.S. Subfacility or RoW Subfacility, as applicable. Notwithstanding the foregoing, the Lead Borrower may elect, in its sole discretion, to terminate the application of this Section 2.20 by delivering notice of such election to the Administrative Agent. For purposes of this Section 2.20, each reference to a “Lender” shall include its Affiliates.

ARTICLE 3    Yield Protection, Illegality and Replacement of Lenders.
Section 3.01    Increased Costs, Illegality, etc.
(a)    [Reserved].
(b)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Bank (except any such reserve requirement reflected in the Adjusted LIBO Rate or Alternative Currency Daily Rate);
(ii)    impose on any Lender. Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement, Loans made by such Lender or Letters of Credit issued by such Issuing Bank; or
(iii)    subject any Lender, Issuing Bank or the Administrative Agent to any Taxes (other than (A) Indemnified Taxes, (B) Excluded Taxes or (C) Other Taxes) with respect to its loans, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender, Issuing Bank or the Administrative Agent of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or issuing or participating in any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or the Administrative Agent hereunder (whether of principal, interest or otherwise), then the Borrowers in respect of the applicable Subfacility will pay to such Lender, Issuing Bank or the Administrative Agent, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or the Administrative Agent, as the case may be, for such additional costs incurred or reduction.
(c)    If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers under the applicable Subfacility will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(d)    If any Lender determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund LIBO Rate Loans or Alternative Currency Loans in any affected currency or currencies, or to determine or charge interest rates based upon the LIBO Rate, Alternative Currency Term Rate or Alternative Currency Daily Rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, any Agreed Currency in the London interbank market, then, on notice thereof by such Lender to the Lead Borrower through the Administrative Agent, any obligation of such Lender to make or continue LIBO Rate Loans or Alternative Currency Loans in the affected currency or currencies or to convert Base Rate Loans to LIBO Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Lead Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers under the applicable Subfacility shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay all affected Alternative Currency Loans or LIBO Rate Loans or, if applicable, convert all LIBO Rate Loans of such Lender to Base Rate Loans, either (in the case of LIBO Rate Loans and Alternative Currency Term Rate Loans) on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBO Rate Loans or Alternative Currency Term Rate Loans to such day, or immediately, in the case of Alternative Currency Daily Rate Loans or if such Lender may not lawfully continue to maintain such LIBO Rate Loans. Upon any such prepayment or conversion, the applicable Borrowers shall also pay accrued interest on the amount so prepaid or converted.
(e)    A certificate of a Lender or the Administrative Agent setting forth the amount or amounts necessary to compensate such Lender or the Administrative Agent or its holding company, as the case may be, as specified in clause (b) or (c) of this Section, and certifying that it is the general practice and policy of such Lender to demand such compensation from similarly situated borrowers in similar circumstances at such time to the extent it is legally permitted to do so, shall be delivered to the Lead Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Administrative Agent, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.
(f)    Failure or delay on the part of any Lender or the Administrative Agent to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Administrative Agent’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or the Administrative Agent pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Administrative Agent, as the case may be, notifies Lead Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Administrative Agent’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 3.02    Compensation. The applicable Borrowers agree, jointly and severally, to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation and the calculation of the amount of such compensation; it being understood that no Lender shall be required to disclose (i) any confidential or price sensitive information, or (ii) any other information, to the extent prohibited by any Requirement of Law), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its LIBO Rate Loans or Alternative Currency Term Rate Loans but excluding loss of anticipated profits and without giving effect to the minimum “LIBO Rate” or “Alternative Currency Term Rate”) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, LIBO Rate Loans or Alternative Currency Term Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation; (ii) if any prepayment or repayment (including any termination or reduction of Commitments made pursuant to Section 2.07 or as a result of an acceleration of the Loans pursuant to Article 11) or conversion of any of its LIBO Rate Loans or Alternative Currency Term Rate Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any LIBO Rate Loans or Alternative Currency Term Rate Loans is not made on any date specified in a notice of termination or reduction given by the Lead Borrower; or (iv) as a consequence of any other default by any Borrower to repay its LIBO Rate Loans or Alternative Currency Term Rate Loans when required by the terms of this Agreement or any Note held by such Lender.
Section 3.03    Change of Lending Office. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 3.01(b), Section 3.01(c) or Section 5.01 or Section 5.04 with respect to such Lender, it will, if requested by Lead Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 3.03 shall affect or postpone any of the obligations of the Borrowers or the right of any Lender provided in Sections 3.01 and 5.01.
Section 3.04    Replacement of Lenders. (w) If any Lender becomes a Defaulting Lender, (x) upon the occurrence of an event giving rise to the operation of Section 3.01(a) or (b), Section 3.01(c) or Section 5.01 with respect to such Lender or (y) in the case of a refusal by a Lender to consent to proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Lead Borrower shall have the right to replace such Lender (the “Replaced Lender”) with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) and each of whom shall be required to be reasonably acceptable to the Administrative Agent and each Issuing Bank (to the extent the Administrative Agent’s and such Issuing Bank’s consent would be required for an assignment to such Replacement Lender pursuant to Section 13.04); provided that (i) at the time of any replacement pursuant to this Section 3.04, the Replacement Lender shall enter into one or more Assignment and Assumptions pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender and/or the Replaced Lender (as may be agreed to at such time by and among the Lead Borrower, the Replacement Lender and the Replaced Lender)) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the respective Replaced Lender and (II) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 2.05 and (ii) all obligations of the Borrowers due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon receipt by the Replaced Lender of all amounts required to be paid to it pursuant to this Section 3.04, the Administrative Agent shall be entitled (but not obligated) and authorized to execute an Assignment and Assumption on behalf of such Replaced Lender, and any such Assignment and Assumption so executed by the Administrative Agent and the Replacement Lender shall be effective for purposes of this Section 3.04 and Section 13.04. Upon the execution of the respective Assignment and Assumption, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register pursuant to Section 13.15 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the applicable Borrower, (x) the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 3.01, 3.02, 5.01, 12.07 and 13.01), which shall survive as to such Replaced Lender with respect to actions or occurrences prior to it ceasing to be a Lender hereunder. In connection with any replacement of Lenders pursuant to, and as contemplated by, this Section 3.04, each Borrower hereby irrevocably authorizes Holdings to take all necessary action, in the name of such Borrower, as described above in this Section 3.04 in order to effect the replacement of the respective Lender or Lenders in accordance with the preceding provisions of this Section 3.04.
Section 3.05    Successor Rate.
(a)    Subject to clauses (b) of this Section 3.05, if prior to the commencement of any Interest Period for a LIBO Rate Loan Borrowing or Alternative Currency Term Rate Borrowing or in connection with any request for an Alternative Currency Daily Rate Borrowing:
(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the LIBO Rate or the Alternative Currency Term Rate, as applicable (including because the LIBO Screen Rate is not available or published on a current basis), for such Interest Period or the European Base Rate or Alternative Currency Daily Rate for the relevant period; provided that no Successor Rate for the Relevant Rate for the applicable Alternative Currency has been determined in accordance with Section 3.05(c) and the circumstances under Section 3.05(d)) or the Scheduled Unavailability Date has occurred with respect to such Relevant Rate (as applicable); or
(ii)    the Administrative Agent determines or is advised by the Required Lenders that the Adjusted LIBO Rate, the LIBO Rate or the Alternative Currency Term Rate, as applicable, for such Interest Period or the European Base Rate or Alternative Currency Daily Rate for the relevant period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period, then the Administrative Agent shall give notice thereof to the Lead Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies Lead Borrower and the Lenders that the circumstances giving rise to such notice no longer exist or the applicable interest rate benchmark has been replaced pursuant to Section 3.05(b), (x) the obligation of the Lenders to make or maintain LIBO Rate Loans and Alternative Currency Loans shall be suspended (to the extent of the affected LIBO Rate Loans, Alternative Currency Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the LIBO Rate component of the Base Rate, the utilization of the LIBO Rate component in determining the Base Rate shall be suspended until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of Section 3.05(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (I) Lead Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBO Rate Loans or Alternative Currency Loans (to the extent of the affected LIBO Rate Loans, Alternative Currency Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in Dollars in the amount specified therein and (II) any outstanding affected Alternative Currency Loans shall be prepaid in full immediately, in the case of an Alternative Currency Daily Rate Loan, or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan.
(b)    Notwithstanding anything to the contrary herein or in any other Credit Document:
(i)    On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBO Rate’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12- month Dollar LIBO Rate tenor settings. On the earliest of (A) the date that all Available Tenors of Dollar LIBO Rate have permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative, (B) June 30, 2023 and (C) the Early Opt-in Effective Date in respect of a SOFR Early Opt-in, if the then-current Benchmark is LIBO Rate, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Credit Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.
(ii)    (x) Upon (A) the occurrence of a Benchmark Transition Event or (B) a determination by the Administrative Agent that neither of the alternatives under clause (1) of the definition of “Benchmark Replacement” are available, the applicable Benchmark Replacement will replace such then-current Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (and any such objection shall be conclusive and binding absent manifest error); provided that solely in the event that the applicable then-current Benchmark for Loans denominated in Dollars at the time of such Benchmark Transition Event is not a SOFR-based rate, the Benchmark Replacement therefor shall be determined in accordance with clause (1) of the definition of Benchmark Replacement unless the Administrative Agent determines that neither of such alternative rates is available.
(y)    On the Early Opt-in Effective Date in respect of an Other Rate Early Opt-in, the Benchmark Replacement will replace LIBO Rate for all purposes hereunder and under any Credit Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Credit Document.
(iii)    At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, Lead Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until Lead Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, Lead Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate.
(iv)    In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(v)    The Administrative Agent will promptly notify Lead Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 3.05(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.05(b).
(vi)    At any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or LIBO Rate), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (B) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.
(c)    Replacement of Relevant Rate or Successor Rate for Alternative Currencies. Notwithstanding anything to the contrary in this Agreement or any other Credit Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or Lead Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Lead Borrower) that Lead Borrower or Required Lenders (as applicable) have determined, that:
(i)    adequate and reasonable means do not exist for ascertaining the Relevant Rate for an Alternative Currency because none of the tenors of such Relevant Rate (including any forward-looking term rate thereof) is available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)    the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate for an Alternative Currency (including any forward-looking term rate thereof) shall or will no longer be representative or made available, or used for determining the interest rate of loans denominated in such Alternative Currency, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate for such Alternative Currency (the latest date on which all tenors of the Relevant Rate for such Alternative Currency (including any forward-looking term rate thereof) are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”); or
(iii)    syndicated loans currently being executed and agented in the U.S., are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Relevant Rate for an Alternative Currency;
or if the events or circumstances of the type described in Section 3.05(c)(i), (ii) or (iii) have occurred with respect to the Successor Rate then in effect, then, the Administrative Agent and Lead Borrower may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Alternative Currency or any then current Successor Rate for an Alternative Currency in accordance with this Section 3.05(c) with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Alternative Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Alternative Currency for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and Lead Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
The Administrative Agent will promptly (in one or more notices) notify Lead Borrower and each Lender of the implementation of any Successor Rate.
Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 0%, the Successor Rate will be deemed to be 0% for the purposes of this Agreement and the other Credit Documents.
In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to Borrower and the Lenders reasonably promptly after such amendment becomes effective.
ARTICLE 4    [Reserved].
ARTICLE 5    Taxes.
Section 5.01    Net Payments.
(a)    All payments made by or on account of any Credit Party under any Credit Document or Letter of Credit shall be made free and clear of, and without deduction or withholding for, any Taxes, except as required by applicable Requirements of Law. If any Taxes are required to be withheld or deducted in respect of any such payment by any Credit Party, that (i) to the extent such deduction or withholding is on account of an Indemnified Tax or Other Tax, the sum payable by the applicable Credit Party shall be increased as necessary so that after all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 5.01) have been made by the applicable withholding agent, the applicable Lender (or, in the case of payments made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent will make such deductions or withholdings, and (iii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Requirements of Law. In addition, the Credit Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law. The Credit Parties will furnish to the Administrative Agent within 45 days after the date the payment by any of them of any Taxes is due pursuant to applicable Requirements of Law certified copies of tax receipts evidencing such payment by the applicable Credit Party, or other evidence of such payment reasonably satisfactory to the Administrative Agent. Without duplication of amounts compensated pursuant to the other provisions of this Section 5.01, the Credit Parties jointly and severally agree (except that, in the case of any Obligation attributable to the U.S. Subfacility, only Credit Parties other than Foreign Subsidiaries, FSHCOs, or any Subsidiaries of a CFC, shall be jointly and severally liable for any such Obligation) to indemnify and hold harmless the Administrative Agent and each Lender, and reimburse the Administrative Agent and each Lender, within 10 Business Days of written request therefor, for the amount of any Indemnified Taxes or Other Taxes (including any Indemnified Taxes or Other Taxes imposed on amounts payable under this Section 5.01) payable or paid by the Administrative Agent or such Lender or required to be withheld or deducted from a payment to the Administrative Agent or such Lender, and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered by a Lender or by the Administrative Agent on behalf of a Lender shall be conclusive absent manifest error.

(b)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under any Credit Document shall deliver to the Lead Borrower and the Administrative Agent, at the time or times reasonably requested by the Lead Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Lead Borrower or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or a reduced rate of, withholding Tax. In addition, each Lender shall deliver to the Lead Borrower and the Administrative Agent, at the time or times reasonably requested by the Lead Borrower or the Administrative Agent, such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Lead Borrower or the Administrative Agent as will enable the Lead Borrower or the Administrative Agent to determine whether such Lender is subject to backup withholding or information reporting requirements. Each Lender shall, whenever a lapse in time or change in circumstances renders any such documentation (including any specific documents required below in Section 5.01(c)) expired, obsolete or inaccurate in any respect, deliver promptly to the Lead Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Lead Borrower or the Administrative Agent) or promptly notify the Lead Borrower and the Administrative Agent in writing of its legal ineligibility to do so.
(c)    Without limiting the generality of the foregoing: (x) each Lender that is not a U.S. Person shall, to the extent it is legally eligible to do so, deliver to the Lead Borrower and the Administrative Agent on or prior to the Closing Date or, in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 2.13, 13.04(b), or otherwise (unless the relevant Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, two of whichever of the following is applicable (i) duly executed originals of IRS Form W-8BEN or W-8BEN-E claiming the benefits of an income tax treaty to which the United States is a party; (ii) duly executed originals of IRS Form W-8ECI; (iii) in the case of such a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (A) a certificate substantially in the form of Exhibit C-1 to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of any Borrower (or the direct or indirect owner of such Borrower from which such Borrower is disregarded as separate for U.S. federal income tax purposes) within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to such Borrower, as described in Section 881(c)(3)(C) of the Code and that no payments under any Credit Documents are effectively connected with such Lender’s conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (B) duly executed originals of IRS Form W-8BEN or W-8BEN-E; (iv) to the extent such Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), duly executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the applicable Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of such direct or indirect partner(s); (v) duly executed originals of any other documentation prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Lead Borrower or the Administrative Agent to determine the withholding or deduction required to be made; (y) each Lender that is a U.S. Person shall deliver to the Lead Borrower and the Administrative Agent, on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Lead Borrower or the Administrative Agent), duly executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax; and (z) if any payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Lead Borrower and the Administrative Agent, at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by the Lead Borrower or the Administrative Agent, such documentation prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Lead Borrower or the Administrative Agent as may be necessary for the Lead Borrower or the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA and to determine, if necessary, the amount to deduct and withhold from such payment.

Solely for purposes of this Section 5.01(c)(z), “FATCA” shall include any amendment made to FATCA after the Closing Date.
(d)    If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Credit Parties or with respect to which a Credit Party has paid additional amounts pursuant to this Section 5.01, it shall pay to the relevant Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party under Section 5.01 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including any Taxes) of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the relevant Credit Party, upon the request of the Administrative Agent or such Lender, shall repay the amount paid over to such Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 5.01(d), in no event will the Administrative Agent or any Lender be required to pay any amount to any Credit Party pursuant to this Section 5.01(d) to the extent such payment would place the Administrative Agent or such Lender in a less favorable position (on a net after-Tax basis) than such party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. Nothing in this Section 5.01(d) shall be construed to obligate the Administrative Agent or any Lender to disclose its Tax returns or any other information regarding its Tax affairs or computations to any Person or otherwise to arrange its Tax affairs in any manner other than as it determines in its sole discretion.
(e)    On or prior to the date it becomes a party to this Agreement, the Administrative Agent shall deliver to the Lead Borrower either (i) two duly completed originals of IRS Form W-9, or (ii) if the Administrative Agent is not a U.S. Person (a) two duly completed originals of IRS Form W-8ECI with respect to payments to be received under the Credit Documents for its own account and (b) with respect to payments received on account of any Lender, two duly completed originals of IRS Form W-8IMY evidencing its agreement with the Lead Borrower to be treated as a U.S. Person for U.S. federal withholding purposes and assuming primary responsibility for U.S. federal income tax withholding. Notwithstanding anything to the contrary in this Section 5.01(e), the Administrative Agent shall not be required to deliver any documentation pursuant to this Section 5.01(e) that the Administrative Agent is not legally eligible to deliver as a result of a Change in Law after the Closing Date.
(f)    Value Added Tax.
(i)    All amounts set out or expressed in a Credit Document or Letter of Credit to be payable by any party to any Lender(s) and/or any Agent(s) (a “Finance Party”) which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to clause (ii) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any party under a Credit Document or Letter of Credit and that Finance Party is required to account to the relevant tax authority for the VAT, that party shall pay to the Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such party).
(ii)    If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Receiving Finance Party”) under a Credit Document or Letter of Credit, and any party other than the Receiving Finance Party (the “Subject Party”) is required by the terms of any Credit Document or Letter of Credit to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Receiving Finance Party in respect of that consideration), (x) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Subject Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Receiving Finance Party must (where this clause (x) applies) promptly pay to the Subject Party an amount equal to any credit or repayment the Receiving Finance Party receives from the relevant tax authority which the Receiving Finance Party reasonably determines relates to the VAT chargeable on that supply; and (y) (where the Receiving Finance Party is the person required to account to the relevant tax authority for the VAT) the Subject Party must promptly, following demand from the Receiving Finance Party, pay to the Receiving Finance Party an amount equal to the VAT chargeable on that supply but only to the extent that the Receiving Finance Party reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.
(iii)    Where a Credit Document or Letter of Credit requires any party to reimburse or indemnify a Finance Party for any cost or expense, that party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
(iv)    Any reference in this Section 5.01(h) to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).
(v)    In relation to any supply made by a Lender to any party under a Credit Document or Letter of Credit, if reasonably requested by such Lender, that party must promptly provide such Lender with details of that party’s VAT registration and such other information as is reasonably requested in connection with such Lender’s VAT reporting requirements in relation to such supply.
(g)    UK Tax Matters.
(i)    A payment by a UK Borrower (or a UK Guarantor under a guarantee of the obligations of any UK Borrower) shall not be increased under Section 5.01(a) above and no amount shall be indemnified under Section 5.01(a) by reason of a UK Tax Deduction on account of Taxes imposed by the United Kingdom on interest or on payments in respect of interest made under a guarantee if, on the date on which the payment falls due:
(A)    the payment could have been made to the relevant Lender without a UK Tax Deduction if the Lender had been a UK Qualifying Lender, but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or UK Treaty or any published practice or published concession of any relevant taxing authority; or
(B)    the relevant Lender is a UK Qualifying Lender solely by virtue of clause (a)(ii) of the definition of UK Qualifying Lender, and:
(1)    an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the UK Credit Party making the payment a certified copy of that Direction; and
(2)    the payment could have been made to the Lender without any UK Tax Deduction if that Direction had not been made; or
(C)    the relevant Lender is a UK Qualifying Lender solely by virtue of clause (a)(ii) of the definition of UK Qualifying Lender and:
(1)    the relevant Lender has not given a UK Tax Confirmation to the UK Lead Borrower; and

(2)    the payment could have been made to the Lender without any UK Tax Deduction if the Lender had given a UK Tax Confirmation to the UK Lead Borrower, on the basis that the UK Tax Confirmation would have enabled the relevant UK Credit Party to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or
(D)    the relevant Lender is a UK Treaty Lender and the UK Credit Party making the payment is able to demonstrate that the payment could have been made to the Lender without the UK Tax Deduction had that Lender complied with its obligations under clause (iii) or (iv), as applicable, below.
(ii)    Within thirty days of making either a UK Tax Deduction or any payment required in connection with that UK Tax Deduction, the UK Credit Party making that UK Tax Deduction shall deliver to the Administrative Agent for the Lender entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Lender that the UK Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.
(iii)    (A) Subject to clause (iii)(B) below, a UK Treaty Lender and each UK Credit Party which makes a payment to which that UK Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that UK Credit Party to obtain authorization to make that payment without a UK Tax Deduction.
(B)    (1) A UK Treaty Lender which becomes a party to this Agreement on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name at Schedule 2.01 (Commitments); and
(2)    a UK Treaty Lender which becomes a party to this Agreement after the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and jurisdiction of tax residence in the documentation which it executes on becoming a party to this Agreement as a Lender, and having done so, that Lender shall be under no obligation pursuant to clause (iii)(A) above.
(iv)    If a Lender has confirmed its scheme reference number and jurisdiction of tax residence in accordance with Section 5.01(g)(iii)(B) above and:
(A)    a UK Borrower making a payment to that Lender has not made a UK Borrower DTTP Filing in respect of that Lender; or
(B)    a UK Borrower making a payment to that Lender has made a UK Borrower DTTP Filing in respect of that Lender but:
(1)    that UK Borrower DTTP Filing has been rejected by H.M. Revenue & Customs; or
(2)    H.M. Revenue & Customs has not given the UK Borrower authority to make payment to that Lender without a UK Tax Deduction within 60 days of the date of the UK Borrower DTTP Filing, and in each case, the UK Borrower has notified that Lender in writing, that Lender and the UK Borrower shall co-operate in completing any additional procedural formalities necessary for that UK Borrower to obtain authorization to make that payment without a UK Tax Deduction.
(vi)    If a Lender has not included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with Section 5.01(g)(iii)(B), no Credit Party shall make a

UK Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s advance or its participation in any advance unless the Lender otherwise agrees.
(vii)    A UK Borrower shall, promptly on making a UK Borrower DTTP Filing, deliver a copy of that UK Borrower DTTP Filing to the Administrative Agent for delivery to the relevant Lender.
(viii)    A UK Non-Bank Lender which is a Lender as at the date of this Agreement gives a UK Tax Confirmation to each UK Credit Party by entering into this Agreement.
(ix)    A UK Non-Bank Lender shall promptly notify the UK Lead Borrower and the Administrative Agent if there is any change in the position from that set out in the UK Tax Confirmation.
(h)    Each Lender which becomes a party to this Agreement after the date of this Agreement (“New Lender”) shall indicate, in the documentation which it executes on becoming a party to this Agreement, and for the benefit of the Administrative Agent and without liability to any Credit Party, which of the following categories it falls within:
(i)    not a UK Qualifying Lender;
(ii)    a UK Qualifying Lender (other than a UK Treaty Lender); or
(iii)    a UK Treaty Lender.
If a New Lender fails to indicate its status in accordance with this Section 5.01(h), then that New Lender shall be treated for the purposes of this Agreement (including by each UK Credit Party) as if it is not a UK Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform the UK Lead Borrower). For the avoidance of doubt, the documentation which a Lender executes on becoming a party to this Agreement shall not be invalidated by any failure of a New Lender to comply with this Section 5.01(h).
(i)    Each Lender authorizes the Administrative Agent to deliver to the Lead Borrower and to any successor Administrative Agent any documentation provided by the Lender to the Administrative Agent pursuant to this Section 5.01. Notwithstanding any other provision of this Section 5.01, a Lender shall not be required to deliver any documentation pursuant to this Section 5.01 that such Lender is not legally eligible to deliver.
(j)    The agreements in this Section 5.01 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations.
(k)    For the avoidance of doubt, for purposes of this Section 5.01, the term “Lender” shall include any Issuing Bank and the Swingline Lender.
ARTICLE 6    ARTICLE 6(A)    Conditions Precedent to Credit Events on the Closing Date. The Administrative Agent, Swingline Lender, the Issuing Banks and the Lenders shall not be required to fund any Revolving Loans or Swingline Loans, or arrange for the issuance of any Letters of Credit on the Closing Date, until the following conditions are satisfied or waived.
Section 6(A).01    Credit Documents. On the Closing Date, Holdings and the Borrowers (other than the UK Borrowers) shall have executed and delivered to the Administrative Agent a counterpart of this Agreement.
Section 6(A).02    Cash Flow Credit Agreement and Indentures. On the Closing Date, Holdings, the Borrowers and the other Subsidiaries of Borrower party thereto shall have executed and delivered to the Administrative Agent (i) a counterpart of the Cash Flow Credit Agreement, (ii) an executed copy of the Unsecured Notes Indenture and (iii) an executed copy of the Secured Notes Indenture.

Section 6(A).03    Opinions of Counsel. On the Closing Date, the Administrative Agent shall have received from (i) Willkie Farr & Gallagher LLP, special New York counsel to the Credit Parties and (ii) local counsel to the Credit Parties listed on Schedule 6.03 hereto, a customary opinion addressed to the Administrative Agent and each of the Lenders and dated the Closing Date.
Section 6(A).04    Corporate Documents; Proceedings, etc.
(a)    On the Closing Date, the Administrative Agent shall have received a certificate from each U.S. Credit Party, dated the Closing Date, signed by the Secretary or Assistant Secretary of such U.S. Credit Party, and, where applicable, attested to by a Responsible Officer of such U.S. Credit Party, substantially in the form of Exhibit E with appropriate insertions, together with copies of the certificate or articles of incorporation and by-laws (or equivalent organizational documents), as applicable, of such U.S. Credit Party and the resolutions of the governing body of such U.S. Credit Party referred to in such certificate, and each of the foregoing shall be in customary form.
(b)    The Administrative Agent shall have received good standing certificates (or equivalent evidence) and bring-down letters or facsimiles, if any, for the U.S. Credit Parties from their respective jurisdictions of organization which the Administrative Agent reasonably may have requested.
Section 6(A).05    Acquisition. The Acquisition shall have been consummated or shall be consummated substantially concurrently with the initial funding under the Cash Flow Credit Agreement in accordance in all material respects with the Acquisition Agreement without waiver or amendment thereof that is, in the aggregate when taken as a whole, materially adverse to the interests of the Initial Lenders (including any reduction in the acquisition consideration that does not meet the criteria below) unless consented to by the Initial Lenders (such consent not to be unreasonably withheld, delayed or conditioned); it being understood that (w) no reduction in the acquisition consideration shall be deemed to be materially adverse to the interests of the Initial Lenders if such reduction is applied first to reduce the Equity Financing by an amount such that the Equity Financing shall be no less than the Minimum Equity Percentage and second to reduce the principal amount of term loans under the Cash Flow Credit Agreement and the principal amount of the Unsecured Notes, the Secured Notes and the Equity Financing, on a ratable basis, (x) no increase in the acquisition consideration shall be deemed to be materially adverse to the interests of the Lenders if such increase is funded solely by an increase in the Equity Financing, (y) no modification to the acquisition consideration as a result of any purchase price adjustment or working capital adjustment expressly contemplated by the Acquisition Agreement as of the date thereof shall constitute a reduction or increase in the acquisition consideration and (z) the Initial Lenders shall be deemed to have consented to any waiver or amendment of the Acquisition Agreement if it shall have not affirmatively objected to any such waiver or amendment within three Business Days (as defined in the Acquisition Agreement as of the date thereof) of receipt of written notice of such waiver or amendment.
Section 6(A).06    Equity Contribution. Prior to or substantially concurrently with the consummation of the Acquisition, the Sponsor and its controlled affiliates or investment funds advised by the Sponsor or its controlled affiliates shall have made, directly or indirectly, cash investments (in the form of (x) common Equity Interests or (y) other Equity Interests on terms reasonably satisfactory to the Initial Lenders) in the Lead Borrower (the “Equity Financing”), in an aggregate amount that is not be less than 30.0% (the “Minimum Equity Percentage”) of the sum of (i) the Equity Financing and (ii) the aggregate principal amount borrowed under this Agreement, the Unsecured Notes, the Secured Notes and the Cash Flow Credit Agreement (excluding the portion of the Equity Financing or amounts borrowed under this Agreement, the Unsecured Notes Indenture, the Secured Notes Indenture and the Cash Flow Credit Agreement (x) applied to pay any transaction fees and expenses, including any transaction or advisory fees paid or payable to the Sponsor, (y) drawn under the Cash Flow Credit Agreement and/or this Agreement to replace, backstop or cash collateralize existing letters of credit, guarantees, surety bonds or similar instruments and/or (z) drawn to fund any original issue discount or upfront fees in connection with the “flex” provisions of the Base Fee Letter) on the Closing Date; provided that after giving effect to the Transactions, the Sponsor shall own, directly or indirectly, at least 50.1% of the voting Equity Interests of the Lead Borrower in the aggregate on the Closing Date.

Section 6(A).07    Intercreditor Agreement. On the Closing Date, each U.S. Credit Party shall have executed and delivered an acknowledgment to the Intercreditor Agreement.
Section 6(A).08    Refinancing. The Refinancing shall have occurred, or shall occur substantially simultaneously with the initial funding of the term loans under the Cash Flow Credit Agreement.
Section 6(A).09    Security Agreement. On the Closing Date, each U.S. Credit Party shall have executed and delivered to the Collateral Agent the Initial U.S. Security Agreement covering all of such U.S. Credit Party’s present and future Collateral referred to therein, and shall have delivered to the Collateral Agent:
(i)    proper financing statements (Form UCC-1 or the equivalent) authorized for filing under the UCC and filings with the United States Patent and Trademark Office and United States Copyright Office, if applicable, or other appropriate filing offices of each U.S national or state jurisdiction as may be required to perfect the security interests purported to be created by the U.S. Security Documents (except to the extent expressly not required by the Initial U.S. Security Agreement);
(ii)    to the Cash Flow Agent, as bailee for the U.S. Collateral Agent pursuant to the Intercreditor Agreement, all of the Pledged Collateral (as defined in the U.S. Security Agreement), if any, referred to in the U.S. Security Documents and then owned by any U.S. Credit Party together with executed and undated endorsements for transfer in the case of Pledged Collateral constituting certificated securities and all other documents and instruments required to perfect the security interest of the U.S. Collateral Agent (except to the extent expressly not required by the Security Documents); and
(iii)    certified copies as of a recent date of requests for information or copies (Form UCC-1), or equivalent reports as of a recent date, listing all effective financing statements that name the Lead Borrower or any other U.S. Credit Party as debtor and that are filed in their respective jurisdiction of organization;
(iv)    an executed Perfection Certificate;
provided that to the extent any lien search or, if applicable, insurance certificate or endorsement, or any security interest in any Collateral is not able to be provided and/or perfected on the Closing Date other than (x) Collateral constituting assets pursuant to which a security interest can be perfected by the filing of a financing statement under the UCC or (y) Collateral constituting certificated Equity Interests of the Lead Borrower and each of its material Domestic Wholly-Owned Subsidiaries to which a security interest can be perfected by the delivery of such certificates (to the extent required under the Credit Documents) (provided that, with respect to the Target on the Closing Date, the foregoing shall only apply to the extent such certificated Equity Interests are received from the Target after the Credit Parties’ use of commercially reasonable efforts and any such certificates not delivered on the Closing Date shall be delivered thereafter pursuant to Section 9.13), in each case, after the Credit Parties’ use of commercially reasonable efforts to do so without undue burden or expense, then the provision and/or delivery of any lien search or, if applicable, insurance certificate or endorsement, and/or the provision and/or perfection of a security interest in such Collateral (or related closing deliverables), as applicable, shall not be required as a condition to the Closing Date (and the provisions of this Section 6(A).09 shall be deemed to have been satisfied) but instead shall be required to be provided and/or perfected within 90 days after the Closing Date (or such later date as mutually agreed by the Administrative Agent and the Lead Borrower acting reasonably) pursuant to Section 9.13.
Section 6(A).10    Guaranty Agreement. On the Closing Date, each Guarantor (other than any Foreign Credit Party) shall have executed and delivered the Guaranty Agreement substantially in the form of Exhibit H (as may be amended, amended and restated, modified, supplemented, extended or renewed from time to time, the “Guaranty Agreement”).
Section 6(A).11    Financial Statements; Pro Forma Balance Sheets; Projections. On or prior to the Closing Date, the Commitment Parties shall have received (i) the audited consolidated financial statements of the

Target consisting of balance sheets as of and for the fiscal years ended December 31, 2018, March 31, 2020 and March 31, 2021, and the related statements of income and cash flows for such fiscal years (and in the case of the financial statements for the fiscal year ended March 31, 2020, an unaudited balance sheet as of December 31, 2019), in each case, prepared in accordance with U.S. GAAP (collectively, the “Audited Financial Statements”), (ii) the unaudited consolidated financial statements of the Target consisting of balance sheets as of and for each fiscal quarter ending after the date of the most recent audited consolidated balance sheets delivered pursuant to clause (i) and at least 45 days prior to the Closing Date (other than the fourth fiscal quarter of a fiscal year) (the last date of the last such applicable fiscal year or fiscal quarter, the “Financial Statements Date”) and the related consolidated statements of income and cash flows for the portion of the fiscal year then ended, in each case, prepared in accordance with U.S. GAAP (the “Unaudited Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”), and (iii) a pro forma consolidated balance sheet for Lead Borrower prepared as of the Financial Statements Date, in case of this clause (iii), prepared so as to give effect to the Transactions as if the Transactions had occurred as of such date or at the beginning of such period, as applicable, which need not be prepared in compliance with Regulation S-X of the Securities Act of 1933, as amended (the “Pro Forma Financial Statements”).
Section 6(A).12    Solvency Certificate. On the Closing Date, the Administrative Agent shall have received a solvency certificate from the chief financial officer or another officer with equivalent duties of the Lead Borrower substantially in the form of Exhibit I.
Section 6(A).13    Fees, etc. All fees required to be paid by the Borrowers on the Closing Date pursuant to the Base Fee Letter and, to the extent invoiced at least three Business Days prior to the Closing Date, all reasonable and documented out-of-pocket expenses required to be reimbursed by Lead Borrower to the Commitment Parties in connection with the Transaction pursuant to the Commitment Letter shall have been paid, or substantially simultaneously with the initial funding of the amounts of the amounts borrowed under this Agreement shall be paid, in each case to the extent due (which amount may be offset against the proceeds from the Loans made on the Closing Date under this Agreement).
Section 6(A).14    Representations and Warranties. (a) The Acquisition Agreement Representations shall be true and correct in all material respects and (b) the Specified Representations shall be true and correct in all material respects as of the Closing Date (provided that the foregoing materiality qualifiers shall not be applicable to any representations qualified or modified by materiality; provided, further, that any “Material Adverse Effect” or “Material Adverse Change” or similar qualifier in any such Acquisition Agreement Representations or Specified Representation shall, for purposes of this Section 6(A).14, be deemed to refer to the Closing Date Material Adverse Effect).
Section 6(A).15    Patriot Act. (i) The U.S. Credit Parties shall have provided or caused to be provided the documentation and other information to the Commitment Parties that are reasonably required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act, in each case, at least two Business Days (as defined in the Acquisition Agreement) prior to the Closing Date and (ii) if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Administrative Agent and each Initial Lender that requests a Beneficial Ownership Certification shall have received, at least two Business Days (as defined in the Acquisition Agreement) prior to the Closing Date, a Beneficial Ownership Certification, consistent with the LSTA form beneficial ownership certification, in relation to such Borrower, in each case of clauses (i) and (ii), to the extent that the Commitment Parties or Initial Lenders, as applicable, have reasonably requested such items in writing at least 10 Business Days (as defined in the Acquisition Agreement) prior to the Closing Date.
Section 6(A).16    Borrowing Notice. Prior to the making of any Revolving Loan on the Closing Date, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.02(c) (provided that no such Notice of Borrowing shall include any representation or statement as to the absence (or existence) of any Default or Event of Default).

Section 6(A).17    Officer’s Certificate. On the Closing Date, the Lead Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of Lead Borrower certifying as to the satisfaction of the conditions in Section 6(A).14.
Section 6(A).18    Material Adverse Effect. Since the date of the Acquisition Agreement, no Company Material Adverse Effect (as defined in the Acquisition Agreement) shall have occurred.
Section 6(A).19    Borrowing Base Certificate. The Lead Borrower shall have delivered to the Administrative Agent a Borrowing Base Certificate in form and substance reasonably satisfactory to the Administrative Agent, which states the Borrowers’ intention to rely on the Borrowing Base Floor.
ARTICLE 6(B).    Conditions Precedent to RoW Effective Date. Notwithstanding anything to the contrary herein, the Administrative Agent and the Lenders shall not be required to fund any Revolving Loans in respect of the RoW Subfacility until each of the additional conditions set forth below are either satisfied or waived by the Required Subfacility Lenders (or in the case of Section 6(B).02), all Lenders) in respect of the RoW Subfacility (the first date on which such conditions are satisfied or waived the “RoW Effective Date”).
Section 6(B).01    Security Documents; Opinions; Etc. Each of the documents set forth on Schedule 6(B) relating to the UK Credit Parties, Canadian Credit Parties, Singapore Credit Parties and Mexican Credit Parties shall have been delivered.
Section 6(B).02    Know Your Customer Approvals. The UK Credit Parties, Canadian Credit Parties, Singapore Credit Parties and Mexican Credit Parties shall have provided or caused to be provided the documentation and other information to the Administrative Agent and the Lenders that the Administrative Agent and Lenders reasonably determine is required by applicable regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.
Section 6(B).03    Fees and Expenses. All reasonable and documented out-of-pocket fees and expenses required to be reimbursed by Lead Borrower pursuant to this Agreement that have been accrued through the RoW Effective Date, to the extent invoiced at least three Business Days prior to the RoW Effective Date, shall have been paid.
ARTICLE 7    Conditions Precedent to All Credit Events . The obligation of each Lender and each Issuing Bank to make any Credit Extension (but limited, in the case of the initial Credit Extension on the Closing Date (if any), to Section 7.01 and Section 7.02 below) shall be subject to the satisfaction (or waiver) of each of the conditions precedent set forth below:
Section 7.01    Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) if Loans are being requested or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Banks and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.13(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.12(b).
Section 7.02    Availability. The Availability Conditions on the proposed date of such Credit Extension shall be satisfied.
Section 7.03    No Default. No Default or Event of Default shall exist at the time of, or result from, such Credit Extension.
Section 7.04    Representations and Warranties. Each of the representations and warranties made by any Credit Party set forth in Article 8 hereof or in any other Credit Document shall be true and correct in all material respects (without duplication of any materiality standard set forth in any such representation or warranty) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such date (without duplication of any materiality standard set forth in any such representation or warranty). The acceptance of the benefits of each Credit Event after the Closing Date shall constitute a representation and warranty by each Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in this Article 7 and applicable to such Credit Event are satisfied as of that time (other than such conditions which are subject to the discretion of the Administrative Agent or the Lenders). All of the Notes, certificates, legal opinions and other documents and papers referred to in Article 6 and in this Article 7, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders.
Section 7.06    Eligible Currency. In the case of a Credit Extension to be denominated in an Alternative Currency, such currency remains an Eligible Currency.
ARTICLE 8    Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Loans, each Borrower (and, solely with respect to Sections 8.01, 8.02, 8.03, 8.04, 8.11 and 8.16 and solely with respect to itself, Holdings), makes the following representations and warranties (limited, on the Closing Date, to the Specified Representations), in each case after giving effect to the Transaction.
Section 8.01    Organizational Status. Each of Holdings, the Lead Borrower and each of the Restricted Subsidiaries (subject, in the case of clause (iii), to the Legal Reservations and Section 8.04) (i) is a duly organized or incorporated and validly existing corporation, partnership, limited liability company or other applicable business entity, as the case may be, in good standing (to the extent such concept is applicable) under the laws of the jurisdiction of its organization, (ii) has the requisite corporate, partnership, limited liability company or other applicable business entity power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is, to the extent such concepts are applicable under the laws of the relevant jurisdiction, duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect.
Section 8.02    Power and Authority; Enforceability. Each Credit Party has the corporate, partnership, limited liability company or other applicable business entity power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate, partnership, limited liability company or other applicable business entity action, as the case may be, to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable Debtor Relief Laws and Legal Reservations.
Section 8.03    No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any Requirement of Law, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any Credit Party is a party or by which it or any of its property or assets is bound or to which it may be subject (in the case of the preceding clauses (i) and (ii), other than in the case of any contravention, breach, default and/or conflict, in each case, that would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect) or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Credit Party.

Section 8.04    Approvals. Except to the extent the failure to obtain or make the same would not reasonably be expected to have a Material Adverse Effect, no applicable order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Closing Date and which remain in full force and effect on the Closing Date and (y) filings which are necessary to perfect the security interests created under the Security Documents), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, the execution, delivery and performance of any Credit Document.
Section 8.05    Financial Statements; Financial Condition; Projections.
(a)    (i) The consolidated financial statements of the Target included in the Audited Financial Statements as of the fiscal years ended December 31, 2018, March 31, 2020 and March 31, 2021, and the related statements of income and cash flows for such fiscal years included in the Audited Financial Statements for the fiscal years ended December 31, 2018, March 31, 2020 and March 31, 2021 (and in the case of the financial statements for the fiscal year ended March 31, 2020, an unaudited balance sheet as of December 31, 2019), in each case, present fairly in all material respects the consolidated financial position of the Target with respect to such Audited Financial Statements, as the case may be, in each case, at the dates of such financial statements for the periods covered thereby. All of the foregoing historical financial statements have been audited by independent certified public accountants of recognized national standing and prepared in accordance with U.S. GAAP consistently applied.
(ii)    The unaudited consolidated financial statements of the Target included in the Unaudited Financial Statements present fairly in all material respects the consolidated financial position of the Target with respect to such Unaudited Financial Statements, at the dates of such consolidated financial statements of the Target for the periods covered thereby, subject to normal year-end adjustments and the absence of footnotes.
(iii)    The pro forma consolidated balance sheet for the Lead Borrower furnished to the Commitment Parties pursuant to Section 6.(A)11(iii)has been prepared as of the Financial Statements Date so as to give effect to the Transactions as if the Transaction and the financing therefor had occurred on such date.
(b)    On the Closing Date, the Lead Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent after giving effect to the consummation of the Transaction.
(c)    The Projections have been prepared in good faith and are based on assumptions that were believed by the Lead Borrower to be reasonable at the time delivered to the Administrative Agent (it being understood and agreed that the Projections are not to be viewed as facts, the Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Credit Parties and their Restricted Subsidiaries, no assurance can be given that any particular Projections will be realized and that actual results during the period or periods covered by the Projections may differ from projected results, and such differences may be material).
(d)    Since the Closing Date there has been no change, event or occurrence that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
Section 8.06    Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Lead Borrower, threatened in writing (i) with respect to the Transaction or any Credit Document or (ii) that either individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect.
Section 8.07    True and Complete Disclosure.
(a)    All written information (other than information consisting of statements, estimates, forecasts and Projections, as to which no representation, warranty or covenant is made (except with respect to Projections to the extent set forth in Section 8.05(c) above)) that has been or will be made available to the Administrative Agent or any Lender by any Credit Party or any representative of a Credit Party at its direction and on its behalf in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein, when taken as a whole and after giving effect to all supplements thereto, is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in each case in light of the circumstances under which such statements are made, not materially misleading.
(b)    As of the Closing Date, the information included in the Beneficial Ownership Certification delivered pursuant to Section 6(A).15(ii) is true and correct in all respects.
Section 8.08    Use of Proceeds; Margin Regulations.
(a)    All proceeds of the Loans incurred on the Closing Date will be used by the Lead Borrower (i) to fund certain original issue discount or upfront fees, (ii), to replace, backstop or cash collateralize any existing letters of credit, guarantees, surety bonds or similar instruments, (iii) for working capital needs and (iv) to fund a portion of the Estimated Closing Cash (as defined in the Acquisition Agreement) in an amount not to exceed the amount set forth in clause (ii) of the proviso of the definition of “Estimated Closing Cash” in the Acquisition Agreement.
(b)    All proceeds of the Loans incurred after the Closing Date will be used for working capital needs and general corporate purposes, including the financing of capital expenditures, Permitted Acquisitions, and other permitted Investments, Dividends and any other purpose not prohibited hereunder.
(c)    (i) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. (ii) Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate (x) the provisions of Regulations U or X of the Board of Governors of the Federal Reserve System or (y) applicable legislation governing financial assistance and/or capital maintenance, as set forth in Section 9.19.
(d)    The Borrowers will not request any Borrowing, and the Borrowers shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and, to the knowledge of Borrower, agents shall not use, the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (B) for the purpose of funding, financing or facilitating any activities, business or transaction with any Person, or in any jurisdiction, that, at the time of such funding, financing, or facilitating, is a Sanctioned Person or any Sanctioned Country, except to the extent permissible for a Person required to comply with applicable Sanctions.
Section 8.09    Tax Returns and Payments.
(a)    Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) the Lead Borrower and each of its Restricted Subsidiaries has timely filed or caused to be timely filed with the relevant Governmental Authority all Tax returns, statements, forms and reports for Taxes (the “Returns”) required to have been filed by, or with respect to the income, properties or operations of, the Lead Borrower and/or any of its Restricted Subsidiaries (in each case, including in its capacity as a withholding agent), (ii) the Returns accurately reflect all liability for Taxes of the Lead Borrower and its Restricted Subsidiaries for the periods covered thereby, and (iii) the Lead Borrower and each of its Restricted Subsidiaries have paid all Taxes due and payable by them, other than those that are being contested in good faith by appropriate proceedings and fully provided for as a reserve on the financial statements of the Lead Borrower and its Restricted Subsidiaries in accordance with U.S. GAAP or, for Foreign Subsidiaries, in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization. There is no action, suit, proceeding, audit or claim now pending and, to the knowledge of the Borrowers, there is no action, suit, proceeding, audit, claim, threatened in writing by any relevant Governmental Authority or ongoing investigation by any relevant Governmental Authority, in each case, regarding any Taxes relating to the Lead Borrower or any of its Restricted Subsidiaries that is reasonably likely to be adversely determined, and, if adversely determined, would be reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 8.10    ERISA.
(a)    No ERISA Event has occurred or is reasonably expected to occur that would reasonably be expected to result in a Material Adverse Effect. Each Plan is in compliance in form and operation with its terms and with the applicable provisions of ERISA, the Code and other applicable law, except for such non-compliance that would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to result in a Material Adverse Effect, each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, is in the form of a prototype document that is the subject of a favorable opinion letter or has time remaining under applicable law to apply for a determination or opinion letter or to make any amendments necessary to obtain a favorable determination or opinion letter.
(b)    There exists no Unfunded Pension Liability with respect to any Plan, except as would not reasonably be expected to have a Material Adverse Effect.
(c)    There are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of the Borrowers or any Restricted Subsidiary of Lead Borrower, threatened, which would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.
(d)    The Lead Borrower, any Restricted Subsidiary of the Lead Borrower and, to the knowledge of Lead Borrower, any ERISA Affiliate have made all material contributions to or under each Plan and Multiemployer Plan required by law within the applicable time limits prescribed thereby, the terms of such Plan or Multiemployer Plan, respectively, or any contract or agreement requiring contributions to a Plan or Multiemployer Plan except where any failure to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(e)    Except as would not reasonably be expected to have a Material Adverse Effect: (i) each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; (ii) all contributions required to be made with respect to a Foreign Pension Plan have been timely made; and (iii) neither the Lead Borrower nor any of its Restricted Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan.
(f)    No Credit Party is or has at any time been (i) an employer (for the purposes of sections 38 to 51 of the United Kingdom’s Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the United Kingdom’s Pensions Schemes Act 1993) or (ii) except as would not reasonably be expected to have a Material Adverse Effect, “connected” with or an “associate” (as those terms are used in sections 38 and 43 of the United Kingdom’s Pensions Act 2004) of such an employer.
(g)    Except as individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect, (i) each Canadian Pension Plan is, and has been, established, registered, funded, administered and invested in compliance with the terms of such plan (including the terms of any documents in respect of such plan), all applicable laws and any collective agreements, as applicable, (ii) no Canadian Pension Plan is subject to an investigation, any other proceeding, or action or claim, (iii) all employer and employee payments, contributions or premiums to be remitted, paid to or in respect of each Canadian Pension Plan by a Credit Party have been paid by each such Credit Party in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable Laws except to the extent cured within 10 Business Days of the due date in respect thereof and (iv) no Lien has arisen in respect of any Credit Party in connection with any Canadian Pension Plan (save for contribution amounts not yet due). No Canadian Pension Plan is a Canadian Defined Benefit Pension Plan as of the Closing Date.
Section 8.11    The Security Documents. The provisions of the Security Documents are or will be effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest (except to the extent that the enforceability thereof may be limited by applicable Debtor Relief Laws or by the Legal Reservations) in all right, title and interest of the Credit Parties in the Collateral specified therein in which a security interest can be created under applicable law, and (1) in the case of the U.S.

Security Documents and U.S. Collateral described therein, upon (i) the timely and proper filing of financing statements listing each applicable Credit Party, as a debtor, and the Collateral Agent, as secured party, in the secretary of state’s office (or other similar governmental entity) of the jurisdiction of organization of such Credit Party, (ii) the receipt by the Cash Flow Agent, as bailee for the Collateral Agent pursuant to the Intercreditor Agreement, of all Instruments, Chattel Paper and certificated pledged Equity Interests that constitute “securities” governed by Article 8 of the New York UCC, in each case constituting Collateral in suitable form for transfer by delivery or accompanied by instruments of transfer or assignment duly executed in blank, (iii) sufficient identification of commercial tort claims (as applicable), (iv) execution of a control agreement establishing the Collateral Agent’s “control” (within the meaning of the New York UCC) with respect to any deposit account (as applicable), (v) the recordation of the Patent Security Agreement, if applicable, and the Trademark Security Agreement, if applicable, in the respective form attached to the Initial U.S. Security Agreement, in each case in the United States Patent and Trademark Office and (vi) the recordation of the Copyright Security Agreement in U.S. Copyrights, if applicable, in the form attached to the U.S. Security Agreement with the United States Copyright Office, the Collateral Agent, for the benefit of the Secured Creditors, has (to the extent provided in the Initial U.S. Security Agreement), a fully perfected security interest in all right, title and interest in all of the U.S. Collateral (as described in the Initial U.S. Security Agreement), subject to no other Liens other than Permitted Liens, in each case, to the extent perfection can be accomplished under applicable law through these actions, (2)  in the case of the Canadian Security Documents and Canadian Collateral described therein, upon the timely and proper PPSA filings (and equivalent filings under the Civil Code of Quebec, to the extent applicable), the Collateral Agent, for the benefit of the Secured Creditors, has (to the extent provided in the Canadian Security Documents) a fully perfected security interest in all right, title and interest in all of the Canadian Collateral, subject to no other Liens other than Permitted Liens, in each case, to the extent perfection can be accomplished under applicable law through these actions, (3) in the case of the UK Security Documents and UK Collateral described therein, upon the timely and proper filing by the Collateral Agent of the Initial UK Security Agreement, relevant Additional Security Documents and the security interests created by it or them with Companies House, the Collateral Agent, for the benefit of the Secured Creditors, has (to the extent provided in the UK Security Documents) a fully perfected security interest in all right, title and interest in all of the UK Collateral, subject to no other Liens other than Permitted Liens, in each case, to the extent perfection can be accomplished under applicable law through these actions, (4) in the case of the Singapore Security Documents and Singapore Collateral described therein, upon (i) the proper registration of the Singapore Security Documents and the security interests created by them (where applicable) with the Accounting and Corporate Regulatory Authority in Singapore within 30 days of the date of such document if it is executed in Singapore, or within 37 days of the date of such document if it is executed outside of Singapore, by the parties thereto, (ii) stamping of the Singapore Security Documents (where applicable) within 14 days of execution in Singapore (or, if such Singapore Security Document is executed outside of Singapore, within 30 days of the date such Singapore Security Document is received in Singapore), by the parties thereto, and (iii) the giving of notices of charges and assignment (where applicable) to the relevant parties, the Collateral Agent, for the benefit of the Secured Creditors, has (to the extent provided in the Singapore Security Documents) a fully perfected security interest in all right, title and interest in all of the Singapore Collateral, subject to no other Liens other than Permitted Liens, in each case, to the extent perfection can be accomplished under applicable law through these actions and (5) in the case of Mexican Security Documents and the Mexican Collateral described therein, upon the (i) execution of the relevant Mexican Security Documents, and ratification of signatures before a Mexican notary public, (ii) filing and registration of the relevant Mexican Security Documents before the Mexican Sole Registry of Movable Assets (Registro Único de Garantías Mobiliarias - RUG), and (iii) if applicable, the entry of the pledge in the relevant Partners Registry Book, the Collateral Agent, for the benefit of the Secured Creditors, has (to the extent provided in the Mexican Security Documents) a fully perfected security interest in all right, title and interest in all of the Mexican Collateral, subject to no other Liens other than Permitted Liens, in each case, to the extent perfection can be accomplished under applicable law through these actions.
Section 8.12    Properties. Each of the Lead Borrower and each of its Restricted Subsidiaries has good and marketable title or valid leasehold interest in the case of Real Property and good and valid title in the case of tangible personal property, to all material tangible properties owned by it, including all material property reflected in the most recent historical balance sheets referred to in Section 8.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement), free and clear of all Liens, other than Permitted Liens, except where the failure to have such title or interests would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the use or operation of such Real Property or personal property necessary for the ordinary conduct of the Borrower’s business, taken as a whole.
Section 8.13    Capitalization. As of the Closing Date, after giving effect to the consummation of the Transaction, all outstanding shares of capital stock of the Borrowers have been duly and validly issued and are fully paid and non-assessable (other than any assessment on the shareholders of the Borrowers that may be imposed as a matter of law) and are owned by (i) Holdings, with respect to the shares of the Lead Borrower, and (ii) except as otherwise agreed prior to the date hereof, a Credit Party, with respect to the shares of any other Credit Party. No Borrower has outstanding any capital stock or other securities convertible into or exchangeable for its capital stock or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.
Section 8.14    Subsidiaries. On and as of the Closing Date and after giving effect to the consummation of the Transaction, the Lead Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule 8.14. Schedule 8.14 correctly sets forth, as of the Closing Date and after giving effect to the Transaction, the percentage ownership (direct and indirect) of the Lead Borrower in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof.
Section 8.15    Compliance with Statutes, Sanctions; Patriot Act; Anti-Corruption Laws.
(a)    Each of the Lead Borrower and its Subsidiaries is in compliance with all applicable statutes, regulations and orders (including any laws relating to terrorism, money laundering, embargoed persons or the Patriot Act), and all applicable restrictions imposed by, governmental bodies or courts, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as, individually and in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect and except to the extent that compliance by a Canadian Credit Party would violate or conflict with the Foreign Extraterritorial Measures Act (Canada) or other similar applicable laws of Canada. The Borrowers will not directly (or knowingly indirectly) use the proceeds of any Credit Extension to violate or engage in conduct that would result in a violation of any such applicable statutes, regulations, orders or restrictions referred to in the immediately preceding sentence.
(b)    The Borrowers have implemented and maintain in effect policies and procedures reasonably and appropriately designed to ensure material compliance by the Borrowers, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrowers, their Subsidiaries and their respective officers and, to the knowledge of the Borrowers, their respective employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) any Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of any Borrower, any agent of any Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, use of proceeds or the Transaction itself will violate any Anti-Corruption Law or applicable Sanctions. This Section 8.15(b) shall not apply to the extent that compliance will result in a violation of, or conflict with, or liability under European Union Regulation (EC) No 2271/96 or similar anti-boycott statute or the Foreign Extraterritorial Measures Act (Canada).
Section 8.16    Investment Company Act. None of Holdings, the Lead Borrower or any of its Restricted Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, required to be registered as such.
Section 8.17    [Reserved].

Section 8.18    Environmental Matters. Except for any matters that, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect (a) the Lead Borrower and each of its Restricted Subsidiaries and each of their respective facilities and operations are in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws, (b) there are no pending or, to the knowledge of any Credit Party, threatened (in writing) Environmental Claims against Lead Borrower or any of its Restricted Subsidiaries or any Real Property currently or formerly owned, leased or operated by Lead Borrower or any of its Restricted Subsidiaries and (c) to the knowledge of any Credit Party, there are no facts, circumstances, conditions or occurrences that would be reasonably expected (i) to form the basis of an Environmental Claim against the Lead Borrower or any of its Restricted Subsidiaries or (ii) to cause any Real Property owned, leased or operated by the Lead Borrower or any of its Restricted Subsidiaries to be subject to any restrictions on the ownership, lease, occupancy or transferability of such Real Property by Lead Borrower or any of its Restricted Subsidiaries under any applicable Environmental Law.
Section 8.19    Labor Relations. Except as set forth in Schedule 8.19 or except, in each case, to the extent the same has not, either individually or in the aggregate, had and would not reasonably be expected to have a Material Adverse Effect, (a) there are no strikes, lockouts, slowdowns or other labor disputes pending against the Lead Borrower or any of its Restricted Subsidiaries or, to the knowledge of the Borrowers, threatened (in writing) against the Lead Borrower or any of its Restricted Subsidiaries, (b) to the knowledge of the Borrowers, there are no questions concerning union representation with respect to Lead Borrower or any of its Restricted Subsidiaries, (c) the hours worked by and payments made to employees of Lead Borrower or any of its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act, the Mexican Ley Federal del Trabajo, or any other applicable Federal, state, local, or foreign law dealing with such matters and (d) to the knowledge of the Borrowers, no wage and hour department investigation has been made of Lead Borrower or any of its Restricted Subsidiaries.
Section 8.20    Intellectual Property. Each of the Lead Borrower and each of its Restricted Subsidiaries owns or has the right to use all the patents, industrial designs, trademarks, domain names, service marks, trade names, copyrights, inventions, trade secrets, formulas, proprietary information and know-how of any type, whether or not written (including, but not limited to, rights in computer programs and databases) (collectively, “Intellectual Property”), necessary for the present conduct of its business, without any known conflict with the Intellectual Property rights of others, except for such failures to own or have the right to use and/or conflicts as would not reasonably be expected to have, a Material Adverse Effect.
Section 8.21    [Reserved].
Section 8.22    Affected Financial Institutions. No Credit Party is an Affected Financial Institution.
Section 8.23    Borrowing Base Certificate. At the time of delivery of each Borrowing Base Certificate, assuming that any eligibility criteria that requires the approval or satisfaction of the Administrative Agent has been approved by or is satisfactory to the Administrative Agent, each material Account reflected therein as eligible for inclusion in each Borrowing Base is an Eligible Account and the material Inventory reflected therein as eligible for inclusion in each Borrowing Base constitutes Eligible Inventory.
Section 8.24    Centre of Main Interests and Establishments. For the purposes of the Regulation (EU) 2015/848 on insolvency proceedings (recast) (the “Regulation”), (a) each of the Credit Parties to whom the Regulation applies centre of main interests (as that term is used in Article 3(1) of the Regulation) is situated in its jurisdiction of incorporation and (b) none of the Credit Parties to whom the Regulation applies have an “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.
Section 8.25    Common Enterprise. The successful operation and condition of each of the Credit Parties is dependent on the continued successful performance of the functions of the group of the Credit Parties as a whole and the successful operation of each of the Credit Parties is dependent on the successful performance and operation of each other Credit Party. Each Credit Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Credit Parties and (ii) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Credit Party has determined that execution, delivery, and performance of this Agreement and any other Credit Documents to be executed by such Credit Party is within its purpose, will be of direct and indirect commercial benefit to such Credit Party, and is in its best interest.
ARTICLE 9    Affirmative Covenants. The Lead Borrower and each of its Restricted Subsidiaries hereby covenants and agrees that on and after the Closing Date and so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than (i) any indemnification obligations arising hereunder which are not then due and payable and (ii) Secured Bank Product Obligations, except to the extent then due and payable and then entitled to payment in accordance with Section 11.11), or any Letter of Credit shall remain outstanding (unless Cash Collateralized or backstopped on terms reasonably satisfactory to the Administrative Agent and the applicable Issuing Bank):
Section 9.01    Information Covenants. The Lead Borrower will furnish to the Administrative Agent for distribution to each Lender, including each Lender’s Public-Siders except as otherwise provided below:
(a)    Quarterly Financial Statements. Within 45 days (or 75 days in the case of the first three fiscal quarters ending after the Closing Date for which delivery is required hereunder) after the close of each of the first three quarterly accounting periods in each fiscal year of the Lead Borrower, in each case, ending after the Closing Date, (i) the consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of operations, cash flows and changes in stockholders’ equity for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case, beginning with the fiscal quarter ending September 30, 2022; setting forth comparative figures for the corresponding quarterly accounting period in the prior fiscal year, all of which shall be certified by a Responsible Officer of the Lead Borrower that they fairly present in all material respects in accordance with U.S. GAAP the financial condition of the Lead Borrower and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) management’s discussion and analysis of the important operational and financial developments during such quarterly accounting period.
(b)    Annual Financial Statements. Within 90 days (or 150 days for the first fiscal year ending after the Closing Date) after the close of each fiscal year of the Lead Borrower, (i) the consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of operations, cash flows and changes in stockholders’ equity for such fiscal year and setting forth comparative figures for the preceding fiscal year and certified, in the case of consolidated financial statements, by Ernst & Young or any other independent certified public accountants of recognized national standing, together with an opinion of such accounting firm (which opinion shall be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (except for any emphasis matter paragraph and except for qualifications for a change in accounting principles with which such accountants concur and which shall have been disclosed in the notes to the financial statements or other than as a result of, or with respect to, (A) an upcoming maturity date with respect to any Indebtedness on a future date or in a future period, (B) any actual or potential inability to satisfy any financial maintenance covenant in any document governing any Indebtedness or (C) the activities, operations, performance, assets or liability of any Unrestricted Subsidiary) to the effect such statements fairly present in all material respects in accordance with U.S. GAAP the financial condition of the Lead Borrower and its Subsidiaries as of the date indicated and the results of their operations for the periods indicated, and (ii) management’s discussion and analysis of the important operational and financial developments during such fiscal year.
(c)    Notwithstanding the foregoing, the obligations referred to in Sections 9.01(a) and 9.01(b) above and Section 9.01(d) below may be satisfied with respect to financial information of the Lead Borrower and its Subsidiaries by furnishing (A) the applicable financial statements of (I) any Parent Company, (II) Holdings or any successor of Holdings or (III) any Wholly-Owned Restricted Subsidiary of the Lead Borrower that, together with its consolidated Restricted Subsidiaries, constitutes substantially all of the assets of the Lead Borrower and its consolidated Subsidiaries (a “Qualified Reporting Subsidiary”) or (B) the Lead Borrower’s or such Parent Company’s Form 10-K or 10-Q, as applicable, filed with the SEC (and the public filing of such report with the SEC shall constitute delivery under this Section 9.01);

provided that with respect to each of the preceding clauses (A) and (B), (1) to the extent such information relates to a Parent Company, if and so long as such Parent Company will have Independent Assets or Operations, such information is accompanied by, or the Lead Borrower shall separately deliver within the applicable time periods set forth in Sections 9.01(a) and 9.01(b) above and Section 9.01(d) below, consolidating information (which need not be audited) that explains in reasonable detail the differences between the information relating to such Parent Company and its Independent Assets or Operations, on the one hand, and the information relating to the Lead Borrower and the consolidated Restricted Subsidiaries on a stand-alone basis, on the other hand (2) to the extent such information relates to a Qualified Reporting Subsidiary such information is accompanied by, or the Lead Borrower shall separately deliver within the applicable time periods set forth in Sections 9.01(a) and 9.01(b) above and Section 9.01(d) below, consolidating information (which need not be audited) that explains in reasonable detail the differences between the information relating to such Qualified Reporting Subsidiary, on the one hand, and the information relating to the Lead Borrower and the consolidated Restricted Subsidiaries on a stand-alone basis, on the other hand and (3) to the extent such information is in lieu of information required to be provided under Section 9.01(b), such materials are accompanied by a report and opinion of independent certified public accountants of recognized national standing or another accounting firm reasonably acceptable to the Administrative Agent, which report and opinion (a) will be prepared in accordance with generally accepted auditing standards and (b) will be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (except for any emphasis matter paragraph and except for qualifications for a change in accounting principles with which such accountants concur and which shall have been disclosed in the notes to the financial statements or other than as a result of, or with respect to, (x) an upcoming maturity date with respect to any Indebtedness, (y) any actual or potential inability to satisfy any financial maintenance covenant in any document governing any Indebtedness on a future date or in a future period) or (z) the activities, operations, performance, assets or liability of any Unrestricted Subsidiary).
(d)    Forecasts. Within 90 days (or 150 days for the first fiscal year ending after the Closing Date) after the close of each fiscal year of the Lead Borrower, in each case, ending after the Closing Date, a reasonably detailed annual forecast (including projected statements of income, sources and uses of cash and balance sheets for the Lead Borrower and its Subsidiaries on a consolidated basis), prepared on a quarter-by-quarter basis for such fiscal year and including a discussion of the principal assumptions upon which such forecast is based (it being agreed that such annual forecasts shall be provided only to “private side” Lenders and not to Public-Siders).
(e)    Officer’s Certificates. No later than five days after the time of the delivery of the Section 9.01 Financials, a Compliance Certificate certifying on behalf of the Lead Borrower that, to such Responsible Officer’s knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (i) solely to the extent then subject to Section 10.11, set forth the reasonably detailed calculations with respect to the Consolidated Fixed Charge Coverage Ratio for such period, (ii) certify that there have been no changes to the information provided in the Beneficial Ownership Certification delivered to any Lender that would result in a change to the list of beneficial owners identified in any such certification, in each case since the Closing Date or, if later, since the date of the most recent certificate delivered pursuant to this clause (ii) or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (ii), solely to the extent such changes would result in a change to the list of beneficial owners identified in any such certification) and (iii) if delivered with the financial statements required by Section 9.01(b) for any fiscal year ending on or after March 31, 2022, certify that there have been no changes to Schedules 1(a), 2(a), 6, 7, 8(a), 8(b), 8(c), 9 and 10 of the Perfection Certificate, in each case since the Closing Date or, if later, since the date of the most recent certification delivered pursuant to this clause (iii), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (iii), only to the extent such changes are required to be reported to the Collateral Agent pursuant to the terms of such Security Documents).
(f)    Notice of Default, Litigation and Material Adverse Effect. Promptly after any Responsible Officer of the Lead Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default or any default or event of default under (A) the Unsecured Notes Indenture or any refinancing thereof, (B) the Secured Notes Indenture or any refinancing thereof, (C) Refinancing Notes/Loans, Permitted Pari Passu Notes, Permitted Pari Passu Loans, Permitted Junior Debt or other Indebtedness constituting debt for borrowed money, in each case of this clause (C), with a principal amount outstanding in excess of the Threshold Amount or (D) the Cash Flow Credit Agreement, (ii) any litigation, or governmental investigation or proceeding pending against Holdings or any of its Subsidiaries (x) which, either individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect or (y) with respect to any Credit Document, or (iii) any other event, change or circumstance that has had, or would reasonably be expected to have, a Material Adverse Effect.
(g)    Other Reports and Filings. Promptly after the sending, filing or delivery thereof, as applicable, copies of (i) all financial information, proxy materials and reports, if any, which Holdings or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the “SEC”) and (ii) material notices received from, or reports or other information or material notices furnished to, holders of Indebtedness under, (A) the Unsecured Notes Indenture or any refinancing thereof, (B) the Secured Notes Indenture or any refinancing thereof, (C) Refinancing Notes/Loans, Permitted Pari Passu Notes, Permitted Pari Passu Loans, Permitted Junior Debt or other Indebtedness constituting debt for borrowed money, in each case of this clause (C), with a principal amount outstanding in excess of the Threshold Amount or (D) the Cash Flow Credit Agreement (in each case, other than any regularly required monthly, quarterly or annual certificates or notices specific to the nature of a specific facility or the internal requirements of the specific debtholders under such facility (e.g., borrowing base certificates, monthly financial statements, etc.)) (including, for the avoidance of doubt, any notices relating to an actual or purported default or event of default thereunder and any notices to the extent the action or occurrence described therein would reasonably be expected to be materially adverse to the interests of the Lenders, but excluding any administrative notices or regular reporting requirements thereunder).
(h)    Environmental Matters. Promptly after any Responsible Officer of Lead Borrower obtains knowledge thereof, notice of a pending or threatened Environmental Claim to the extent such Environmental Claim, either individually or when aggregated with all other such Environmental Claims, would reasonably be expected to have a Material Adverse Effect.
All such notices provided pursuant to this Section 9.01(h) shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Lead Borrower’s or such Subsidiary’s response thereto.
(i)    Financial Statements of Unrestricted Subsidiaries. Simultaneously with the delivery of each set of Section 9.01 Financials, the related consolidating financial statements reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.
(j)    Other Information. From time to time, (x) such other information or documents (financial or otherwise) with respect to Lead Borrower or any of its Restricted Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender necessary for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation. Notwithstanding the foregoing, neither Lead Borrower nor any of its Restricted Subsidiaries will be required to provide any information pursuant to this Section 9.01(j) to the extent that the provision thereof would violate any law, rule or regulation or result in the breach of any binding contractual obligation or the loss of any professional privilege; provided that in the event that Lead Borrower or any of its Restricted Subsidiaries does not provide information that otherwise would be required to be provided hereunder in reliance on such exception, Lead Borrower shall use commercially reasonable efforts to provide notice to the Administrative Agent promptly upon obtaining knowledge that such information is being withheld (but solely if providing such notice would not violate such law, rule or regulation or result in the breach of such binding contractual obligation or the loss of such professional privilege).

Documents required to be delivered pursuant to this Section 9.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Lead Borrower posts such documents, or provides a link thereto on the Lead Borrower’s website on the Internet; or (ii) on which such documents are posted on the Lead Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Lead Borrower shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.
The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting any Borrower Materials on the Platform and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Lead Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of any Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Lead Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrowers or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Public Side Information, they shall be treated as set forth in Section 13.15); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
Each Borrower represents and warrants that it, Holdings or any other direct or indirect Parent Company and any Subsidiary, in each case, if any, either (x) has no registered or publicly traded securities outstanding, or (y) files its financial statements with the SEC and/or makes its financial statements available to potential holders of its 144A securities, and, accordingly, the Borrowers hereby (i) authorizes the Administrative Agent to make financial statements and other information provided pursuant to clauses (a) and (b) of this Section 9.01 above, along with the Credit Documents and the list of Disqualified Lenders, available to Public-Siders and (ii) agrees that at the time the Section 9.01 Financials are provided hereunder, they shall already have been, or shall substantially concurrently be, made available to holders of its securities. The Borrowers will not request that any other material be posted to Public-Siders without expressly representing and warranting to the Administrative Agent in writing that such materials do not constitute material non-public information within the meaning of the federal securities laws or that the Borrowers have no outstanding publicly traded securities, including 144A securities (it being understood that the Borrowers shall have no obligation to request that any material be posted to Public-Siders). Notwithstanding anything herein to the contrary, in no event shall the Lead Borrower request that the Administrative Agent make available to Public-Siders budgets or any certificates, reports or calculations with respect to the Borrowers’ compliance with the covenants contained herein.
(k)    Foreign Pension Plans. Promptly after any Responsible Officer of the Lead Borrower obtains knowledge thereof, (i) details of any investigation or proposed investigation by the Pensions Regulator which would be reasonably likely to lead to the issue of a Financial Support Direction or a Contribution Notice in relation to any Foreign Pension Plan (or if any Credit Party is in receipt of a Financial Support Direction or a Contribution Notice in relation to any Foreign Pension Plan), describing such matter or event and the action proposed to be taken with respect thereto); and (ii) details of any material change to the rate or basis to the employer contributions to a Foreign Pension Plan, in each case, to the extent any of the foregoing, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
Section 9.02    Books, Records and Inspections; Conference Calls.
(a)    The Lead Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity in all material respects with U.S. GAAP shall be made of all dealings and transactions in relation to its business and activities (it being understood and agreed that Foreign Subsidiaries may maintain individual books and records in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization).
(b)    The Lead Borrower will permit the Administrative Agent, subject to reasonable advance notice to, and reasonable coordination with, the Lead Borrower and during normal business hours, to visit and inspect the properties of any Borrower, at the Borrowers’ expense as provided in clause (c) below, inspect, audit and make extracts from any Borrower’s corporate, financial or operating records, and discuss with its officers, employees, agents, advisors and independent accountants (subject to such accountants’ customary policies and procedures) such Borrower’s business, financial condition, assets and results of operations (it being understood that a representative of the Lead Borrower and such Borrower shall be permitted to be present in any discussions with officers, employees, agent, advisors and independent accountants); provided that the Administrative Agent shall only be permitted to conduct one field examination and one inventory appraisal with respect to any Collateral comprising the Aggregate Borrowing Base per 12-month period; provided further that (i) if at any time Global Availability is less than the greater of (x) 15% of the Line Cap and (y) $15,000,000 for a period of 5 consecutive Business Days during such 12-month period, one additional field examination and one additional inventory appraisal of Revolver Priority Collateral will be permitted in such 12-month period and (ii) during any Liquidity Period, one additional field examination and one additional inventory appraisal of Revolver Priority Collateral be permitted in such 12-month period, except that during the existence and continuance of an Event of Default, there shall be no limit on the number of additional field examinations and inventory appraisals of Revolver Priority Collateral that shall be permitted at the Administrative Agent’s request. No such inspection or visit shall unduly interfere with the business or operations of any Borrower, nor result in any damage to the property or other Collateral. No inspection shall involve invasive testing without the prior written consent of the Lead Borrower. Neither the Administrative Agent nor any Lender shall have any duty to any Borrower to make any inspection, nor to share any results of any inspection, appraisal or report with any Borrower. Each of the Lead Borrowers acknowledges that all inspections, appraisals and reports are prepared by the Administrative Agent and Lenders for their purposes, and the Borrowers shall not be entitled to rely upon them.
(c)    The Lead Borrower will reimburse (or will cause to be reimbursed) the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses (other than any legal fees or costs and expenses covered under Section 13.01) of the Administrative Agent in connection with (i) one examination per fiscal year of any Borrower’s books and records as described in clause (a) above and (ii) field examinations and inventory appraisals of Collateral comprising the Aggregate Borrowing Base, in each case subject to the limitations on such examinations, audits and appraisals permitted under the preceding paragraph. Subject to and without limiting the foregoing, the Borrowers specifically agree to pay the Administrative Agent’s then standard charges for examination activities, including the standard charges of the Administrative Agent’s internal appraisal group. This Section shall not be construed to limit the Administrative Agent’s right to use third parties for such purposes.
(d)    The Lead Borrower will, within 30 days (or, if after using commercially reasonable efforts to schedule such call, at such later date as agreed to by the Administrative Agent at its reasonable discretion) after the date of the delivery (or, if later, required delivery) of the quarterly and annual financial information pursuant to Sections 9.01(a) and (b), hold a conference call or teleconference, at a time selected by the Lead Borrower and reasonably acceptable to the Administrative Agent, with all of the Lenders that choose to participate, to review the financial results of the previous fiscal quarter or fiscal year, as the case may be, of the Lead Borrower (it being understood that any such call may be combined with any similar call held for any of Lead Borrower’s other lenders or security holders).

Section 9.03    Maintenance of Property; Insurance.
(a)    The Borrowers will, and will cause each of its Restricted Subsidiaries to, (i) except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, keep all tangible property necessary to the business of the Lead Borrower and its Restricted Subsidiaries in reasonably good working order and condition, ordinary wear and tear, casualty and condemnation excepted, (ii) maintain with financially sound and reputable insurance companies (as determined in the good faith judgment of the management of the Lead Borrower) insurance on all such property and against all such risks as is, in the good faith determination of the Lead Borrower, consistent and in accordance with industry practice for companies similarly situated owning similar properties and engaged in similar businesses as the Lead Borrower and its Restricted Subsidiaries, and (iii) furnish to the Collateral Agent, upon its request therefor, all information reasonably requested as to the insurance carried. The provisions of this Section 9.03 shall be deemed supplemental to, but not duplicative of, the provisions of any Security Documents that require the maintenance of insurance.
(b)    [Reserved].
(c)    The Lead Borrower will, and will cause each of the Restricted Subsidiaries to, at all times keep its tangible property constituting Collateral insured in favor of the Collateral Agent, and all liability and property policies or certificates (or certified copies thereof) with respect to such insurance (i) shall, at all times after the time required by Section 9.13, be endorsed in a customary manner to the Collateral Agent for the benefit of the Secured Creditors (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured; provided, that, notwithstanding anything to the contrary in this Agreement, endorsements naming the Collateral Agent as “lender loss payable” shall not be required and (ii) if agreed by the insurer (which agreement the Borrowers shall use commercially reasonable efforts to obtain), shall state that such insurance policies shall not be canceled without at least 30 days’ prior written notice thereof (or, with respect to non-payment of premiums, 10 days’ prior written notice) by the respective insurer to the Collateral Agent; provided, that the requirements of this Section 9.03(c) shall not apply to (x) insurance policies covering (1) directors and officers, fiduciary or other professional liability, (2) employment practices liability, (3) workers’ compensation liability, (4) automobile and aviation liability, (5) health, medical, dental and life insurance, and (6) such other insurance policies and programs as to which a secured lender is not customarily granted an insurable interest therein as the Collateral Agent may approve; (y) self-insurance programs; and (z) insurance policies of Foreign Credit Parties to the extent not customary in similar transactions for similarly situated borrowers in the jurisdiction of incorporation, organization or other formation of such Foreign Credit Parties; provided, further, unless an Event of Default shall have occurred and be continuing, (A) all proceeds from insurance policies shall be paid to the Borrowers or the applicable Subsidiary Guarantor, (B) to the extent the Collateral Agent receives any proceeds, the Collateral Agent shall turn over to Lead Borrower (or, upon the written request of Lead Borrower to the Collateral Agent, any designee of Lead Borrower) any amounts received by it as an additional insured or loss payee under any property insurance maintained by the Lead Borrower and its Subsidiaries and (C) the Collateral Agent agrees that Lead Borrower and/or its applicable Subsidiaries shall have the sole right to adjust or settle any claims under such insurance.
(d)    If the Borrowers or any of the Restricted Subsidiaries shall fail to maintain insurance in accordance with this Section 9.03, or the Borrowers or any of the Restricted Subsidiaries shall fail to so endorse all policies with respect thereto, after any applicable grace period, the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance so long as the Collateral Agent provides written notice to Lead Borrower of its election to procure such insurance prior thereto, and the Credit Parties jointly and severally agree to reimburse the Collateral Agent for all reasonable costs and expenses of procuring such insurance.
Section 9.04    Existence; Franchises. The Borrowers will, and will cause each of the Restricted Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence, franchises, licenses and permits in each case to the extent material; provided, however, that nothing in this Section 9.04 shall prevent (i) sales of assets and other transactions by the Lead Borrower or any of its Restricted Subsidiaries in accordance with Section 10.02, (ii) the abandonment by the Lead Borrower or any of its Restricted Subsidiaries of any franchises, licenses or permits that the Lead Borrower reasonably determines are no longer material to the operations of the Lead Borrower and its Restricted Subsidiaries taken as a whole or (iii) the withdrawal by the Lead Borrower or any of its Restricted Subsidiaries of its qualification as a foreign corporation, partnership, limited liability company or other applicable business entity, as the case may be, in any jurisdiction if such withdrawal would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.05    Compliance with Statutes, etc. Each Borrower will, and will cause each of its Subsidiaries to, comply with the Anti-Corruption Laws, the Patriot Act and applicable Sanctions, except such noncompliances as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Lead Borrower will, and will cause each of the Restricted Subsidiaries to, comply with all other applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Lead Borrower will maintain in effect and enforce policies and procedures designed to ensure material compliance by the Lead Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. This Section 9.05 shall not apply to the extent that compliance will result in a violation of, or conflict with, or liability under, European Union Regulation (EC) No 2271/96 or similar anti-boycott statute.
Section 9.06    Compliance with Environmental Laws.
(a)    Each Borrower will comply, and will cause each of its Restricted Subsidiaries to comply, with all Environmental Laws and permits applicable to, or required by, the ownership, lease or use of Real Property now or hereafter owned, leased or operated by the Borrowers or any of the Restricted Subsidiaries, except such noncompliances as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws (other than Liens imposed on leased Real Property resulting from the acts or omissions of the owner of such leased Real Property or of other tenants of such leased Real Property who are not within the control of the Borrowers), except such Liens as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    [Reserved].
Section 9.07    Pension and Benefit Plans.
(a)    ERISA. Promptly upon a Responsible Officer of the Lead Borrower obtaining knowledge thereof, Lead Borrower will deliver to the Administrative Agent a written notice setting forth in reasonable detail such occurrence and the action, if any, that Lead Borrower, any Restricted Subsidiary or an ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by Lead Borrower, such Restricted Subsidiary or the Plan administrator or such ERISA Affiliate to or with the PBGC or any other Governmental Authority, the Multiemployer Plan sponsor or a Plan participant and any notices received by Lead Borrower, such Restricted Subsidiary or such ERISA Affiliate from the PBGC or any other Governmental Authority, the Multiemployer Plan sponsor or a Plan participant with respect thereto: that (a) an ERISA Event has occurred that is reasonably expected to result in a Material Adverse Effect; (b) there has been an increase in Unfunded Pension Liabilities since the most recent date the representations hereunder are given, or from any prior notice, as applicable, in either case, which is reasonably expected to result in a Material Adverse Effect; (c) there has been an increase in the estimated withdrawal liability under Section 4201 of ERISA, if Lead Borrower, any Restricted Subsidiary of Lead Borrower and the ERISA Affiliates were to withdraw completely from any and all Multiemployer Plans which is reasonably expected to result in a Material Adverse Effect; (d) Lead Borrower, any Restricted Subsidiary of Lead Borrower or any ERISA Affiliate adopts, or commences contributions to, any Plan subject to Section 412 of the Code, or adopts any amendment to a Plan subject to Section 412 of the Code which is reasonably expected to result in a Material Adverse Effect; (e) that a contribution required to be made with respect to a Foreign Pension Plan has not been timely made which failure is reasonably likely to result in a Material Adverse Effect; or (f) a Foreign Pension Plan has been or is reasonably expected to be terminated, reorganized, partitioned, or declared insolvent, and such event is reasonably expected to result in a Material Adverse Effect.
(b)    UK Pensions. No Credit Party shall be an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) or, except as would not reasonably be expected to have a Material

Adverse Effect, “connected” with or an “associate” of (as those terms are used in sections 38 or 43 of the Pensions Act 2004) such an employer.
(c)    Canadian Pension Plans.
(i)    Except as individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect, for each existing, or hereafter adopted, Canadian Pension Plan, each Credit Party will in a timely fashion comply with and perform in all respects all of its obligations under and in respect of such Canadian Pension Plan, including under any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations).
(ii)    Except as individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect, all contributions required to be remitted, paid to or in respect of each Canadian Pension Plan by a Credit Party shall be paid or remitted by each such Credit Party in a timely fashion in accordance with the terms thereof, any funding agreements and all applicable laws provided that any Credit Party shall have a 10 Business Day cure period in the event any such payments, contributions or premiums have not been paid or remitted when due.
(iii)    The Credit Parties shall deliver to the Administrative Agent (A) if requested by the Administrative Agent, copies of each actuarial report or valuation with respect to each Canadian Pension Plan as filed with any applicable Governmental Authority; and (B) prior notification of the establishment of any new Canadian Defined Benefit Pension Plan to which a Credit Party has assumed an obligation to contribute or has any liability under, or the assumption of any liability under or commencement of contributions to any Canadian Defined Benefit Pension Plan by a Credit Party in respect of which such Credit Party was not previously contributing or liable.
Section 9.08    End of Fiscal Years; Fiscal Quarters. The Lead Borrower will cause (i) its, and each of the Restricted Subsidiaries’ fiscal years to end on or near March 31 of each year; provided, however, that Lead Borrower may, upon written notice to the Administrative Agent, change its fiscal year (or the fiscal year of its Restricted Subsidiaries) to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Lead Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any amendments to this Agreement that are necessary, in the judgment of the Administrative Agent and Lead Borrower or Holdings, as applicable, to reflect such change in fiscal year and (ii) its, and each of its Restricted Subsidiaries’ fiscal quarters to end on or near March 31, June 30, September 30 and December 31 of each year.
Section 9.09    [Reserved].
Section 9.10    Payment of Taxes.
(a)    Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, the Lead Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all Taxes imposed upon such entity or upon its income or profits or upon any properties belonging to it (including in its capacity as a withholding agent), prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Lead Borrower or any of its Subsidiaries not otherwise permitted under Section 10.01(i); provided that neither the Lead Borrower nor any of its Subsidiaries shall be required to pay any such Tax which is being contested in good faith and by appropriate proceedings if it has maintained adequate reserves with respect thereto in accordance with U.S. GAAP (or, for Foreign Subsidiaries, in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization).
Section 9.11    Use of Proceeds. The Borrowers will use the proceeds of the Loans only as provided in Section 8.08.
Section 9.12    Additional Security; Further Assurances; etc.
(a)    The Lead Borrower will, and will cause each of the Subsidiary Borrowers and the Subsidiary Guarantors to, grant to the Collateral Agent for the benefit of the applicable Secured Creditors security interests in such assets of the Lead Borrower, the Subsidiary Borrowers and the Subsidiary Guarantors as are acquired after the Closing Date (other than assets constituting Excluded Collateral) and as may be reasonably requested from time to time by the Administrative Agent (collectively, as may be amended, amended and restated, modified, supplemented, extended or renewed from time to time, the “Additional Security Documents”). All such security interests shall be granted pursuant to documentation consistent with the Initial Security Documents or otherwise reasonably satisfactory in form and substance to the Administrative Agent and (subject to exceptions as are reasonably acceptable to the Administrative Agent) shall constitute, upon taking all necessary perfection (or the equivalent with respect to (i) each UK Credit Party, under applicable English law, (ii) each Canadian Credit Party, under applicable Canadian law, (iii) each Singapore Credit Party, under applicable Singapore law and (iv) each Mexican Credit Party, under applicable Mexican law) action (which the Credit Parties agree to take pursuant to clause (e) below) valid and enforceable perfected (or the equivalent with respect to (i) each UK Credit Party, under applicable English law, (ii) each Canadian Credit Party, under applicable Canadian law, (iii) each Singapore Credit Party, under applicable Singapore law and (iv) each Mexican Credit Party, under applicable Mexican law) security interests (except to the extent that the enforceability thereof may be limited by applicable Debtor Relief Laws and by equitable principles (regardless of whether enforcement is sought in equity or at law and subject to any other Legal Reservations)), subject to the Intercreditor Agreement and any Additional Intercreditor Agreement, superior to and prior to the rights of all third Persons other than holders of Permitted Liens with priority by virtue of applicable law and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall be duly intimated and recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect (subject to exceptions as are reasonably acceptable to the Administrative Agent) the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents. Notwithstanding any other provision in this Agreement or any other Credit Document, no Excluded Subsidiary shall be required to pledge any of its assets to secure any obligations of the Borrowers under the Credit Documents or guarantee the obligations of the Borrowers under the Credit Documents, in each case, unless it becomes a Subsidiary Guarantor pursuant to Section 9.12(b).
(b)    Subject to the terms of the Intercreditor Agreement and any Additional Intercreditor Agreement, with respect to any Person that is or becomes a Restricted Subsidiary after the Closing Date, in the case of any Restricted Subsidiary the Equity Interests of which are directly held by a U.S. Credit Party, deliver to the Collateral Agent (or the Cash Flow Agent, as bailee for the Collateral Agent pursuant to the Intercreditor Agreement) the certificates, if any, representing all (or such lesser amount as is required) of the Equity Interests of such Subsidiary, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such Subsidiary to any Credit Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Credit Party (to the extent required pursuant to the U.S. Security Documents). Subject to the terms of the Intercreditor Agreement and any Additional Intercreditor Agreement, if any additional direct or indirect U.S. Subsidiary of Lead Borrower is formed, acquired or ceases to constitute an Excluded Subsidiary following the Closing Date and such U.S. Subsidiary is (1) a Wholly-Owned Domestic Subsidiary is not an Excluded Subsidiary or (2) any other U.S. Subsidiary that may be designated by Parent in its sole discretion, the Lead Borrower shall cause such U.S. Subsidiary to become a “Subsidiary Borrower” or “Subsidiary Guarantor” hereunder by causing such Subsidiary (A) in the case of a “Subsidiary Borrower,” to execute a joinder agreement to this Agreement or, in the case of a “Subsidiary Guarantor,” to execute a joinder agreement to the Guaranty, in each case, in form and substance reasonably satisfactory to the Administrative Agent and such U.S. Security Documents creating such Lien over its assets in favor of the Collateral Agent for the benefit of the Secured Creditors on such terms and of such scope substantially consistent with the Initial U.S. Security Agreement; (B) to take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the U.S. Security Documents to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent; and (C) at the request of the Administrative Agent, deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Lenders, of counsel to the Credit Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 9.12(b) and customarily opined upon by counsel to the Credit Parties as the Administrative Agent may reasonably request. At the option of the Lead Borrower, it may cause a Restricted Subsidiary that is a U.S. Subsidiary or UK Subsidiary to become a “Subsidiary Borrower” hereunder by causing such Subsidiary (A) to execute a joinder agreement to this Agreement in form and substance satisfactory to the Administrative Agent and such Security Documents creating such Lien over its assets in favor of the Collateral Agent for the benefit of the Secured Creditors on such terms and of such scope substantially consistent with the applicable Initial Security Agreements or in any event, in form and substance reasonably satisfactory to the Collateral Agent; (B) to take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Security Document to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent; and (C) at the request of the Administrative Agent, deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Lenders, of counsel to the Credit Parties (or, in the case of a UK Subsidiary, counsel to the Administrative Agent as may be agreed by the Administrative Agent and the Borrowers) reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 9.12(b) and customarily opined upon by counsel to the Credit Parties as the Administrative Agent may reasonably request. At the option of the Lead Borrower, it may cause a Restricted Subsidiary that is a Canadian Subsidiary, Singapore Subsidiary, Mexican Subsidiary or UK Subsidiary to become a “Subsidiary Guarantor” hereunder by causing such Subsidiary to (A) execute a joinder agreement to the Guaranty Agreement and such Security Documents creating such Lien over its assets in favor of the Collateral Agent for the benefit of the Secured Creditors on such terms and of such scope substantially consistent with the applicable Initial Security Agreements or in any event, in form and substance reasonably satisfactory to the Collateral Agent and (B) to take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Security Document to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent.
(c)    The Lead Borrower will, and will cause each of the Subsidiary Borrowers and Subsidiary Guarantors to, at the expense of the Lead Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent, promptly, upon the reasonable request of the Administrative Agent or the Collateral Agent, at the Lead Borrower’s expense, any document or instrument supplemental to or confirmatory of the Security Documents to the extent deemed by the Administrative Agent or the Collateral Agent reasonably necessary for the continued validity, perfection (or the equivalent with respect (i) each UK Credit Party, under applicable English law, (ii) each Canadian Credit Party, under applicable Canadian law, (iii) each Singapore Credit Party, under applicable Singapore law and (iv) each Mexican Credit Party, under applicable Mexican law) and priority (subject to the terms of the Intercreditor Agreement) of the Liens on the Collateral covered thereby subject to no other Liens except for Permitted Liens or as otherwise permitted by the applicable Security Document.
(d)    [Reserved].
(e)    The Lead Borrower agrees that each action required by clauses (a) through (c) of this Section 9.12 shall be completed in no event later than 90 days after such action is required to be taken pursuant to such clauses or requested to be taken by the Administrative Agent, the Collateral Agent or the Required Lenders (or in each case, such longer period as the Administrative Agent or the Collateral Agent shall otherwise agree), as the case may be; provided that, in no event will the Lead Borrower or any of its Restricted Subsidiaries be required to take any action to obtain consents from third parties with respect to its compliance with this Section 9.12.
Section 9.13    Post-Closing Actions. The Lead Borrower agrees that it will, or will cause its relevant Subsidiaries to, complete each of the actions described on Schedule 9.13 as soon as commercially reasonable and by no later than the date set forth in Schedule 9.13 with respect to such action or such later date as the Administrative Agent may reasonably agree in its reasonable discretion.
Section 9.14    Permitted Acquisitions.
(a)    Subject to the provisions of this Section 9.14 and the requirements contained in the definition of Permitted Acquisition, the Lead Borrower and its Restricted Subsidiaries may from time to time after the Closing Date effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition) the Payment Conditions shall be satisfied on a Pro Forma Basis for such Permitted Acquisition.

(b)    The Lead Borrower shall cause each Restricted Subsidiary (other than an Excluded Subsidiary) which is formed to effect, or is acquired pursuant to, a Permitted Acquisition (and each Credit Party that is the direct parent of such Restricted Subsidiary that was so formed or acquired) to comply with, and to execute and deliver all of the documentation as and solely to the extent (and within the relevant time periods) required by, Section 9.12, to the reasonable satisfaction of the Administrative Agent (it being understood that nothing in this clause (b) shall require the Lead Borrower and its Restricted Subsidiaries to take any action pursuant to Section 9.12 that is otherwise at their option).
Section 9.15    [Reserved].
Section 9.16    Designation of Subsidiaries. The Lead Borrower may at any time and from time to time after the Closing Date designate any Restricted Subsidiary of the Lead Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary by written notice to the Administrative Agent; provided that (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (ii) in the case of the designation of any Subsidiary as an Unrestricted Subsidiary, such designation shall constitute an Investment in such Unrestricted Subsidiary (calculated as an amount equal to the sum of (x) the fair market value of the Equity Interests of the designated Subsidiary and any of its Subsidiaries that are owned by Lead Borrower or any Restricted Subsidiary immediately prior to such designation (such fair market value to be calculated without regard to any Obligations of such designated Subsidiary or any of its Subsidiaries under the Guaranty Agreement) and (y) the aggregate principal amount of any Indebtedness owed by such Subsidiary and any of its Subsidiaries to Lead Borrower or any of its Restricted Subsidiaries immediately prior to such designation, all calculated, except as set forth in the parenthetical to clause (x) above, on a consolidated basis in accordance with U.S. GAAP), and such Investment shall be permitted under Section 10.05, (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it or any of its Subsidiaries is a “Restricted Subsidiary” for the purpose of (I) the Cash Flow Credit Agreement, (II) the Unsecured Notes Indenture, (III) the Secured Notes Indenture or (IV) any Refinancing Note/Loan Document, any Permitted Pari Passu Notes Document, any Permitted Pari Passu Loan Documents or any Permitted Junior Notes Document, in each case of this clause (IV), with a principal amount in excess of the Threshold Amount, (iv) following the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Borrowers shall comply with the provisions of Section 9.12 with respect to such designated Restricted Subsidiary, (v) no Restricted Subsidiary may be a Subsidiary of an Unrestricted Subsidiary (and any Subsidiary of an Unrestricted Subsidiary that is acquired or formed after the date of designation shall automatically be designated as an Unrestricted Subsidiary), (vi) no Borrower may be designated an Unrestricted Subsidiary (provided if a Borrower is redesignated as a non-Borrower Restricted Subsidiary, such Restricted Subsidiary may be designated an Unrestricted Subsidiary; provided, further, that Lead Borrower may not be designated an Unrestricted Subsidiary), (vii) no Unrestricted Subsidiary may hold Intellectual Property that is material to the operations of Lead Borrower and its Subsidiaries taken as a whole, and (viii) in the case of the designation of any Subsidiary as an Unrestricted Subsidiary, each of (x) the Subsidiary to be so designated and (y) its Subsidiaries has not, at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Lead Borrower or any Restricted Subsidiary (other than Equity Interests in an Unrestricted Subsidiary and, in the case of a Securitization Entity, other than pursuant to Standard Securitization Undertakings and Limited Originator Recourse), and (ix) if any Credit Party is to be designated as an Unrestricted Subsidiary, (x) a new Borrowing Base Certificate giving pro forma effect to such designation shall have delivered in connection with such designation if the assets of such Credit Party comprise more than 10% of the Aggregate Borrowing Base and (y) to the extent such Credit Party is the only Borrower whose assets are included in the applicable Borrowing Base under a particular Subfacility at that time, all outstanding Loans under such Subfacility shall have been prepaid in full and all Revolving Commitments under the applicable Subfacility shall have been cancelled, in each case on or prior to the date of such designation. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary and its Subsidiaries existing at such time and (ii) a return on any Investment by the Lead Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Lead Borrower’s Investment in such Subsidiary.

Section 9.17    Collateral Monitoring and Reporting.
(a)    Borrowing Base Certificates. (i) By the 20th day of each month (or if such date is not a Business Day, the following Business Day), the Lead Borrower shall deliver to the Administrative Agent (and the Administrative Agent shall promptly deliver same to the Lenders) a Borrowing Base Certificate prepared as of the close of business on the last Business Day of the previous month (provided that, during a Liquidity Period, the Lead Borrower shall deliver to the Administrative Agent weekly Borrowing Base Certificates by Wednesday (or if such date is not a Business Day, the following Business Day) of every week prepared as of the close of business on Friday of the previous week, which weekly Borrowing Base Certificates shall be in standard form unless otherwise reasonably agreed to by the Administrative Agent), or more frequently if elected by the Lead Borrower, provided the Aggregate Borrowing Base shall continue to be reported on such more frequent basis for at least three (3) months following any such election); and (ii) upon any sale or other disposition of any Revolver Priority Collateral having an aggregate book value in excess of 10% of the then existing Borrowing Base, an updated Borrowing Base Certificate, prepared after giving effect to such sale or other disposition (it being understood; provided, further, that (i) Inventory amounts shown in the Borrowing Base Certificates delivered on a weekly basis will be based on the Inventory amount (a) set forth in the most recent weekly report, where possible, and (b) for the most recently ended month for which such information is available with regard to locations where it is impracticable to report Inventory more frequently, and (ii) the amount of Eligible Accounts shown in such Borrowing Base Certificate will be based on the amount of the gross Accounts set forth in the most recent weekly report, less the amount of ineligible Accounts reported for the most recently ended month). In addition, an updated Borrowing Base Certificate will be delivered in connection with any Notice of Borrowing delivered following the transfer of any assets pursuant to Section 10.02(xxii)(A) between the Credit Parties if such transferred assets would need to be included in the applicable Borrowing Base in order to meet the Availability Conditions. All calculations of Global Availability in any Borrowing Base Certificate shall be made by the Lead Borrower and certified by a Responsible Officer, provided that the Administrative Agent may from time to time review and adjust any such calculation in consultation with the Lead Borrower to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Reserves.
(b)    Records and Schedules of Accounts. The Lead Borrower shall keep materially accurate and complete records of all Accounts, including all payments and collections thereon, and shall submit to the Administrative Agent, upon the Administrative Agent’s request, sales, collection, reconciliation and other reports in form reasonably satisfactory to the Administrative Agent on a periodic basis (but not more frequently than at the time of delivery of each of the Section 9.01 Financials. The Lead Borrower shall also provide to the Administrative Agent, upon the Administrative Agent’s request, on or before the 20th day of each month, a detailed aged trial balance of all Accounts as of the end of the preceding month, specifying each Account’s Account Debtor name and the amount, invoice date and due date as the Administrative Agent may reasonably request. If Accounts owing from any single Account Debtor in an aggregate face amount of $10,000,000 or more cease to be Eligible Accounts, the Borrowers shall notify the Administrative Agent of such occurrence promptly (and in any event within three Business Days) after any Responsible Officer of the Lead Borrower has actual knowledge thereof.
(c)    Maintenance of U.S. Dominion Account. With respect to each U.S. Credit Party’s Deposit Accounts (other than Excluded Accounts) and Dominion Accounts located in the United States, within ninety (90) days (or such later date as Administrative Agent may agree in its reasonable discretion) of the Closing Date or, if opened following the Closing Date, within ninety (90) days (or such later date as the Administrative Agent may agree in its reasonable discretion), of the opening of such Deposit Account or the date any Person that owns such Deposit Account becomes a U.S. Credit Party hereunder, (i) each U.S. Credit Party shall obtain from each bank or other depository institution that maintains such Deposit Account, a Deposit Account Control Agreement, in form reasonably satisfactory to the Administrative Agent that provides for such bank or other depository institution, following its receipt of a Liquidity Notice (it being understood that the Administrative Agent shall reasonably promptly deliver a copy of such Liquidity Notice to the Lead Borrower), to transfer to a U.S. Dominion Account, on a daily basis (other than days that are not business days in the applicable jurisdiction), all balances in such Deposit Account for application to the Obligations then outstanding (the “U.S. Sweep”); provided, that, following the termination of the Liquidity Period, the Administrative Agent shall promptly instruct such bank or other depository institution to terminate the U.S. Sweep; (ii) a U.S. Borrower shall establish the U.S. Dominion Account and obtain a Deposit Account Control Agreement in form reasonably satisfactory to the Administrative Agent, from the applicable U.S. Dominion Account bank, establishing the Administrative Agent’s control over such U.S. Dominion

Account, (iii) each U.S. Credit Party irrevocably appoints the Administrative Agent as such U.S. Credit Party’s attorney-in-fact to collect such balances during a Liquidity Period to the extent any such delivery is not so made and (iv) each U.S. Credit Party shall instruct each Account Debtor to make all payments with respect to Revolver Priority Collateral into Deposit Accounts subject to Deposit Account Control Agreements, or the U.S. Credit Parties shall promptly (and in any event within seven (7) days) direct any such payments into Deposit Accounts subject to Deposit Account Control Agreements; and it is expressly acknowledged that the Administrative Agent reserves the right to impose Reserves with respect to the failure to obtain any such Deposit Account Control Agreement within such ninety (90) day period, at or after the end of such period, as applicable.
(d)    Maintenance of Canadian Dominion Account. With respect to each Canadian Credit Party’s Deposit Accounts (other than Excluded Accounts) and Dominion Accounts, within 120 days (or such later date as Administrative Agent may agree in its reasonable discretion) of the Closing Date or, if opened following the Closing Date, within ninety (90) days (or such later date as the Administrative Agent may agree in its reasonable discretion), of the opening of such Deposit Account or the date any Person that owns such Deposit Account becomes a Canadian Credit Party hereunder, (i) each Canadian Credit Party shall obtain from each bank or other depository institution that maintains such Deposit Account, a Deposit Account Control Agreement, in form reasonably satisfactory to the Administrative Agent that provides for such bank or other depository institution, following its receipt of a Liquidity Notice (it being understood that the Administrative Agent shall reasonably promptly deliver a copy of such Liquidity Notice to the Lead Borrower), to transfer to a Canadian Dominion Account, on a daily basis (other than days that are not business days in the applicable jurisdiction), all balances in such Deposit Account for application to their Obligations then outstanding (the “Canadian Sweep”); provided, that, following the termination of the Liquidity Period, the Administrative Agent shall promptly instruct such bank or other depository institution to terminate the Canadian Sweep; (ii) a Canadian Credit Party shall establish the Canadian Dominion Account and obtain a Deposit Account Control Agreement in form reasonably satisfactory to the Administrative Agent, from the applicable Canadian Dominion Account bank, establishing the Administrative Agent’s control over such Canadian Dominion Account, (iii) each Canadian Credit Party irrevocably appoints the Administrative Agent as such Canadian Credit Party’s attorney-in-fact to collect such balances during a Liquidity Period to the extent any such delivery is not so made and (iv) each Canadian Credit Party shall instruct each Account Debtor to make all payments with respect to Canadian Collateral into Deposit Accounts subject to Deposit Account Control Agreements, or the Canadian Credit Parties shall promptly (and in any event within seven (7) days) direct any such payments into Deposit Accounts subject to Deposit Account Control Agreements; and it is expressly acknowledged that the Administrative Agent reserves the right to impose Reserves with respect to the failure to obtain any such Deposit Account Control Agreement within such 120 day or ninety (90) day period, at or after the end of such period, as applicable.
(e)    English, Mexican and Singapore Deposit Accounts.
(i)    Each Foreign Credit Party (other than Canadian Credit Parties) shall, with respect to its Deposit Accounts into which proceeds of the Accounts of such Foreign Credit Party (“Collections”) are paid (each such Deposit Account being a “Collection Account”), within 120 days (or such later date as Administrative Agent may agree in its reasonable discretion) of the Closing Date or, if opened following the Closing Date, within ninety (90) days (or such later date as the Administrative Agent may agree in its reasonable discretion), of the opening of such Collection Account or the date any Person that owns such Collection Account becomes a Foreign Credit Party (other than a Canadian Credit Party) hereunder, take all actions necessary (or, in the case of the Mexican Credit Parties, use commercially reasonable efforts) to obtain a Deposit Account Control Agreement (or equivalent documentation, including a notice to and acknowledgement from the bank which whom such Collection Account is held) in form reasonably satisfactory to the Administrative Agent (with respect to (i) each UK Credit Party, under applicable English law, (ii) each Singapore Credit Party, under applicable Singapore law and (iii) each Mexican Credit Party, under applicable Mexican law), and, following its receipt of a Liquidity Notice, shall take all other actions necessary to establish the Administrative Agent’s and/or the Collateral Agent’s control over such Collection Account that provides for such bank or other depository institution (in the case of each Foreign Credit Party, following its receipt of a Liquidity Notice (it being understood that the Administrative Agent shall reasonably promptly deliver a copy of such Liquidity Notice to the Lead Borrower)) to transfer to the Administrative Agent, on a daily basis (other than days that are not business days in the applicable jurisdiction), all balances in such Collection Account (net of such minimum balance required by the bank at which such Collection Account is maintained) for application to the Obligations then outstanding (the “RoW Sweep”) provided that, subject to Section 9.17(f)(vii) below, in the case of each Foreign Credit Party (other than a Canadian Credit Party), following the termination of the Liquidity Period, the Administrative Agent shall promptly instruct such bank or other depository institution to terminate the RoW Sweep. It is expressly acknowledged that the Administrative Agent reserves the right to impose Reserves with respect to the failure to obtain any such Deposit Account Control Agreement within such 120 or ninety (90) day period, at or after the end of such period, as applicable.
(ii)     Each UK Credit Party and Singapore Credit Party shall, following the commencement of a Liquidity Period, at the request of the Administrative Agent, within five (5) Business Days (or such longer period as the Administrative Agent may agree in its reasonable discretion) of the delivery of a Liquidity Notice as specified in (e)(i) above, deliver to the Collateral Agent a duly executed fixed charge over such Collection Accounts and all Accounts owed to such UK Credit Party and Singapore Credit Party (“Additional Fixed Security”).
(iii)     Notwithstanding the foregoing, it is expressly acknowledged that it may be impractical for a Foreign Credit Party (other than a Canadian Credit Party) to obtain a Deposit Account Control Agreement (or the equivalent) from the bank or depositary that maintains its Deposit Accounts or it may take longer than agreed to obtain a Deposit Account Control Agreement (or the equivalent) in which event the Administrative Agent will act reasonably in extending the time for obtaining such Deposit Account Control Agreement (or the equivalent) if the Administrative Agent is satisfied that such time extension is likely to result in the delivery of the relevant Deposit Account Control Agreement (or the equivalent); provided that in each case, such Foreign Credit Party has exercised due diligence and reasonable efforts in providing such Deposit Account Control Agreement (or the equivalent). It is expressly acknowledged that, in the event of a failure to obtain such Deposit Account Control Agreement, the Administrative Agent may require that the relevant Foreign Credit Party move its Deposit Account to the Administrative Agent (or another bank that will enter into the required form of Deposit Account Control Agreement (or the equivalent) within a further sixty (60) days (or such longer period as the Administrative Agent may agree in its reasonable discretion) of a request from the Administrative Agent to do, and (z) the form of the Deposit Account Control Agreement (or the equivalent) may vary from the forms obtained for Deposit Accounts located in the United States in order to conform to local requirements and customs.
(iv)    The provisions of this Section 9.17(e) do not apply to Excluded Accounts.
(f)    Deposit Account Operations.
(i)    Schedule 9 to the Perfection Certificate sets forth all Deposit Accounts (other than Excluded Accounts) maintained by the U.S. Credit Parties and Canadian Credit Parties, including the Dominion Accounts, as of the Closing Date. The Lead Borrower shall promptly notify the Administrative Agent of any opening or closing of a Deposit Account (other than any Excluded Accounts), and shall not open any Deposit Accounts (other than any Excluded Accounts) at a bank not reasonably acceptable to the Administrative Agent.
(ii)    If any Credit Party receives cash or any check, draft or other item of payment payable to such Credit Party with respect (x) any U.S. Credit Party, any Revolver Priority Collateral, or (y) any Foreign Credit Party, any Collateral of the type that would constitute Revolver Priority Collateral if such Foreign Credit Parties were party to the Intercreditor Agreement, it shall hold the same in trust for the Administrative Agent and promptly (and in any event within seven (7) days) deposit the same into any Deposit Account that is subject to a Deposit Account Control Agreement or a Dominion Account.
(iii)    Each UK Credit Party agrees that upon the commencement and during the continuation of a Liquidity Period, the only way in which monies may be withdrawn from any Deposit Account with respect to which Deposit Account Control Agreements have been entered into for purposes of establishing the amounts in such Deposit Account as “Eligible Cash” is (i) by (or on the authorisation or instruction of) the Collateral Agent (or the Administrative Agent) in order to apply them in accordance with Section 11.11(c) or (ii) at the sole discretion of, and through the express authorisation or instruction by, the Collateral Agent (or the Administrative Agent) or as otherwise set out in that Deposit Account Control Agreement.
(iv)    The Collateral Agent shall be given sufficient access to each relevant Deposit Account (including each Collection Account) to ensure that the provisions of Section 11.11(c) are capable of being complied with including, without limitation, by having entered into a Deposit Account Control Agreement or other equivalent agreement with the account bank holding the relevant Deposit Account requiring such account bank to follow the instructions of the Administrative Agent and/or the Collateral Agent if instructions are given by it.
(v)    Each Foreign Credit Party (other than a Canadian Credit Party) shall instruct each Account Debtor to pay all Collections into segregated Collection Accounts which only contain Collections and are not used for any other purpose and which are subject to a Deposit Account Control Agreement as specified in (e)(i) above (or each Foreign Credit Party (other than a Canadian Credit Party) shall promptly (and in any event within seven (7) days) direct any such payments into such Collection Accounts).
(vi)    If any Foreign Credit Party (other than a Canadian Credit Party) receives cash or any check, draft or other item of payment payable to such Credit Party with respect to any of its Accounts, it shall hold the same in trust for the Administrative Agent or the Collateral Agent and promptly (and in any event within seven (7) days) deposit the same into a Collection Account.
(vii)    Each Foreign Credit Party (other than a Canadian Credit Party) agrees that, after the commencement and during the continuation of a Liquidity Period, the only way in which monies may be withdrawn from any Collection Account is (i) by (or on the authorisation or instruction of) the Collateral Agent (or the Administrative Agent) in order to apply them in accordance with Section 11.11(c) or (ii) at the sole discretion of, and through the express authorisation or instruction by, the Collateral Agent (or the Administrative Agent). Notwithstanding anything to the contrary in this Agreement, if after the commencement of a Liquidity Period, the Administrative Agent requires the delivery of Additional Fixed Security in accordance with Section 9.17(e)(ii) above, all Collection Accounts of the relevant UK Credit Parties and Singapore Credit Parties shall remain under the full dominion and control of the Administrative Agent or Collateral Agent.
(g)    Transfer of Accounts; Notification of Account Debtors. At any time at the request of the Administrative Agent in its sole discretion following the commencement of a Liquidity Period, the Foreign Credit Parties (other than the UK Credit Parties, Singapore Credit Parties and Canadian Credit Parties) shall (a) at the discretion of the Administrative Agent, either (i) immediately cause all of their Deposit Accounts into which the proceeds of Accounts are being paid (each, an “Existing Collection Account”) to be transferred to the name of the Administrative Agent or (ii) promptly open new Deposit Accounts with (and, at the discretion of the Administrative Agent, in the name of) the Administrative Agent or an Affiliate of the Administrative Agent (such new bank accounts being Deposit Accounts under and for the purposes of this Agreement), and (b) if new Deposit Accounts have been established pursuant to this Section (each, a “New Collection Account”) ensure that all Account Debtors are instructed to pay the Collections owing to such Credit Parties to the New Collection Accounts. Until all Collections have been redirected to the New Collection Accounts, each such Credit Party shall cause all amounts on deposit in any Existing Collection Account to be transferred to a New Collection Account at the end of each Business Day, provided that if any such Credit Party does not instruct such re-direction or transfer, each of them hereby authorizes the Administrative Agent to give such instructions on their behalf to the applicable Account Debtors and/or the account bank holding such Existing Collection Account (as applicable). At any time at the request of the Administrative Agent in its sole discretion following the commencement of a Liquidity Period, each Foreign Credit Party (other than Canadian Credit Parties, Singapore Credit Parties and UK Credit Parties) agrees that if any of its Account Debtors have not previously received notice of the security interest of the Collateral Agent over the Accounts and the Collections, it shall give notice to such Account Debtors and if any such Credit Party does not serve such notice, each of them hereby authorizes the Administrative Agent or the applicable Collateral Agent to serve such notice on their behalf.
(h)    If Lead Borrower has not delivered to the Administrative Agent the Initial Field Exam and Appraisal on or prior to the Closing Date (it being acknowledged and agreed that the delivery of the Initial Field Exam and Appraisal shall not be a condition precedent to the availability of any Credit Extension), Lead Borrower shall deliver the Initial Field Exam and Appraisal and a Borrowing Base Certificate to the Administrative Agent no later than the 120th day following the Closing Date or such later date as the Administrative Agent shall agree in its Permitted Discretion (the earlier of such 120th day following the Closing Date (or such later date as the Administrative Agent shall agree) and the date of the actual delivery of the Initial Field Exam and Appraisal herein referred to as the “Closing Date Borrowing Base Termination Date”).

Section 9.18    Centre of Main Interests. Each Credit Party to which the Regulation applies shall (a) maintain its centre of main interests (as that term is used in Article 3(1) of the Regulation) in its jurisdiction of incorporation for the purposes of the Regulation and (b) shall not have an establishment (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.
Section 9.19    Financial Assistance. Each Credit Party and its Restricted Subsidiaries shall comply in all respects with applicable legislation governing financial assistance and/or capital maintenance, to the extent such legislation is applicable to such Credit Party or such Restricted Subsidiary, including §§ 678-679 of the United Kingdom’s Companies Act 2006, Articles 329 and 629 (or 5:152 and 7:227) and section 76 of the Companies Act, Chapter 50 of Singapore, as the case may be, in each case as amended, or any equivalent and applicable provisions under the laws of the jurisdiction of organization of such Credit Party and its Subsidiaries, including in relation to the execution of the Security Documents by such Credit Party and payments of amounts due under this Agreement.
Section 9.20    People with Significant Control Regime. Each Borrower and each of its Restricted Subsidiaries shall (a) within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from any company incorporated in the United Kingdom whose shares are the subject of a Lien in favor of the Collateral Agent, and (b) promptly provide the Collateral Agent with a copy of that notice.
ARTICLE 10    Negative Covenants. The Lead Borrower and each of its Restricted Subsidiaries (and Holdings in the case of Section 10.09(b)) hereby covenant and agree that on and after the Closing Date and so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than (i) any indemnification obligations arising hereunder which are not then due and payable and (ii) Secured Bank Product Obligations not then due and payable pursuant to Section 11.11) or any Letter of Credit shall remain outstanding (unless Cash Collateralized or backstopped on terms reasonably satisfactory to the Administrative Agent):
Section 10.01    Liens. The Borrowers will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Lead Borrower or any of its Restricted Subsidiaries, whether now owned or hereafter acquired; provided that the provisions of this Section 10.01 shall not prevent the creation, incurrence, assumption or existence of, or any filing in respect of, the following (Liens described below are herein referred to as “Permitted Liens”):
(i)    Liens for Taxes not yet overdue for 30 days or not yet due and payable or Liens for Taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP (or, for Foreign Subsidiaries, in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization);
(ii)    Liens in respect of property or assets of the Lead Borrower or any of its Restricted Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, contractors’, materialmen’s, repairer’s and mechanics’, suppliers’ and storage liens and other similar Liens arising in the ordinary course of business, and (A) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets, subject to any such Lien for which adequate reserves have been established in accordance with U.S. GAAP (or, for Foreign Subsidiaries, in conformity with generally accepted accounting principles in their respective jurisdiction of organization) or (B) in respect of which no obligations are past due;
(iii)    Liens (x) in existence on the Closing Date which are listed, and the property subject thereto described, in Schedule 10.01(iii) (or to the extent not listed on such Schedule 10.01(iii), where the principal amount of obligations secured by such Lien is less than $10,000,000 in the aggregate) and (y) Liens securing Permitted Refinancing Indebtedness in respect of any Indebtedness secured by the Liens referred to in clause (x);
(iv)    (x) Liens created pursuant to the Credit Documents (including Liens on Secured Bank Product Obligations), (y) Liens securing Obligations (as defined in the Cash Flow Credit Agreement as in effect on the date hereof) under the Cash Flow Credit Agreement and the credit documents related thereto and incurred pursuant to Section 10.04(i)(x), including any Interest Rate Protection Agreements, Other Hedging Agreements and Treasury Services Agreements (each as defined in the Cash Flow Credit Agreement) that are guaranteed or secured by the guarantees and security interests thereunder; provided that in the case of Liens securing such Indebtedness under the Cash Flow Credit Agreement, the Cash Flow Agent (or other applicable representative thereof on behalf of the holders of such Indebtedness) shall have entered into with the Administrative Agent and/or the Collateral Agent the Intercreditor Agreement and (z) Liens securing obligations under the Secured Notes Indenture and the Secured Notes Documents related thereto incurred pursuant to Section 10.04(i)(z); provided that in the case of Liens securing such Indebtedness under the Secured Notes Indenture, the Secured Notes Agent (or other applicable representative thereof on behalf of the holders of such Indebtedness) shall have entered into with the Administrative Agent and/or the Collateral Agent the Intercreditor Agreement;
(v)    leases, subleases, licenses or sublicenses (including licenses or sublicenses of software, technology and other Intellectual Property) granted to other Persons not materially interfering with the conduct of the business of the Lead Borrower or any of its Restricted Subsidiaries, taken as a whole;
(vi)    Liens (x) upon assets of the Lead Borrower or any of its Restricted Subsidiaries securing Indebtedness permitted by Section 10.04(iii); provided that such Liens do not encumber any asset of the Lead Borrower or any of its Restricted Subsidiaries other than the assets acquired with such Indebtedness and after-acquired property that is affixed or incorporated into such assets and proceeds and products thereof; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender on customary terms and (y) Liens securing Permitted Refinancing Indebtedness in respect of any Indebtedness secured by the Liens referred to in clause (x);
(vii)    [reserved];
(viii)    easements, rights-of-way, restrictions (including zoning and other land use restrictions), covenants, conditions, licenses, encroachments, protrusions, reservations, limitations, proviso and conditions expressed in any original grant from the Crown (i.e. the sovereign of the United Kingdom, Canada and other Commonwealth realms and territories) and other similar charges or encumbrances and title deficiencies, which in the aggregate do not materially interfere with the conduct of the business of the Lead Borrower or any of its Restricted Subsidiaries, taken as a whole;
(ix)    Liens arising from precautionary UCC, PPSA or other similar financing statement filings regarding operating leases or consignments entered into in the ordinary course of business;
(x)    attachment and judgment Liens, to the extent and for so long as the underlying judgments and decrees do not constitute an Event of Default pursuant to Section 11.09 and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
(xi)    statutory, common law and contractual landlords’ liens under leases to which the Lead Borrower or any of its Restricted Subsidiaries is a party;
(xii)    Liens (other than Liens imposed under ERISA or any pension standards legislation of any other applicable jurisdiction other than Canada) incurred in the ordinary course of business in connection with workers’ compensation claims, unemployment insurance, wages, vacation pay, statutory or registered pension plans and social security benefits, and Liens securing leases and obligations permitted pursuant to Section 10.04(xvi) (including (i) those to secure health, safety and environmental obligations and (ii) those required or requested by any public utility or any Governmental Authority other than letters of credit) incurred in the ordinary course of business;
(xiii)    Permitted Encumbrances;
(xiv)    (A) Liens on property or assets (other than Accounts or Inventory owned by Credit Party, unless such Liens are expressly made junior to the Liens in favor of the Administrative Agent) acquired pursuant to a Permitted Acquisition, or on property or assets of a Restricted Subsidiary of the Lead Borrower in existence at the time such Restricted Subsidiary is acquired pursuant to a Permitted Acquisition and in each case, on after acquired property that is affixed or incorporated into such assets and proceeds and products thereof and other after acquired property to the extent required by the terms thereof (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition); provided that (x) any Indebtedness that is secured by such Liens is permitted to exist under Section 10.04, and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Lead Borrower or any of its Restricted Subsidiaries and (B) Liens securing Permitted Refinancing Indebtedness in respect of Indebtedness secured by the Liens referred to in clause (A);
(xv)    deposits or pledges to secure bids, tenders, contracts (other than contracts for the repayment of borrowed money), leases and obligations permitted pursuant to Section 10.04(xvi) (including (i) those to secure health, safety and environmental obligations and (ii) those required or requested by any Governmental Authority other than letters of credit), and as security for the payment of rent, in each case arising in the ordinary course of business;
(xvi)    Liens on assets of non-Credit Parties (other than non-Credit Parties organized or incorporated in the jurisdiction of a Credit Party) securing Indebtedness of non-Credit Parties permitted pursuant to Section 10.04(viii);
(xvii)    any interest or title of, and any Liens created by, a lessor, lessee, sublessor, licensee, sublicensee, licensor or sublicensor under any lease, sublease, license or sublicense agreement (including software and other technology licenses) in the ordinary course of business;
(xviii)    Liens on property subject to Sale-Leaseback Transactions to the extent such Sale-Leaseback Transactions are permitted by Section 10.02(xii);
(xix)    (x) any encumbrances or restrictions (including, without limitation, put and call agreements) with respect to the Equity Interests of any joint venture or similar arrangement permitted by the terms of this Agreement arising pursuant to the agreement evidencing such joint venture or similar arrangement and (y) Liens on Equity Interests of any joint venture securing Indebtedness or other obligations of such joint venture;
(xx)    Liens in favor of any Borrower, or any Restricted Subsidiary securing intercompany Indebtedness permitted by Section 10.05; provided that any Liens securing Indebtedness that is required to be subordinated pursuant to Section 10.05 shall be subordinated to the Liens created pursuant to the Security Documents;
(xxi)    Liens on specific items of inventory or other goods (and proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, and pledges or deposits in the ordinary course of business;
(xxii)    Liens on insurance policies and the proceeds thereof (whether accrued or not) and rights or claims against an insurer, in each case securing insurance premium financings permitted under Section 10.04(x);
(xxiii)    Liens that may arise on inventory or equipment of the Lead Borrower or any of its Restricted Subsidiaries in the ordinary course of business as a result of such inventory or equipment being located on premises owned by Persons other than the Lead Borrower and its Restricted Subsidiaries (including Liens arising out of conditional sale, title retention (including extended retention of title), consignment or similar arrangements for the sale of goods);
(xxiv)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(xxv)    Liens (i) of a collection bank arising under Section 4-210 of the UCC (or similar provisions of other Requirements of Law) on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits (including the right to set off) and which are within the general parameters customary in the banking industry;

(xxvi)    Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.05(ii); provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;
(xxvii)    Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence or issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Lead Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Lead Borrower or any Restricted Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Lead Borrower or any of its Restricted Subsidiaries in the ordinary course of business;
(xxviii)    Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition or other Investment permitted hereunder;
(xxix)    other Liens attaching to properties and assets (other than Accounts or Inventory owned by Credit Party or by a Restricted Subsidiary that is organized or incorporated in the same jurisdiction as a Credit Party, unless such Liens are expressly made junior to the Liens in favor of the Administrative Agent) to the extent securing liabilities with a principal amount not in excess of the greater of $192,500,000 and 35.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time of incurrence) in the aggregate at any time outstanding and any Liens securing Permitted Refinancing Indebtedness of any Indebtedness secured by a Lien set forth in this clause;
(xxx)    Liens on Collateral securing obligations in respect of Indebtedness permitted by Sections 10.04(xiii) (to the extent incurred under clause (y)(A) of the proviso thereof or in respect of Permitted Refinancing Indebtedness thereof), (xxvii), (xxix) and (xxxi); provided that any such Liens on Revolver Priority Collateral shall be subject to the Intercreditor Agreement or an Additional Intercreditor Agreement;
(xxxi)    cash deposits with respect to any Indebtedness to the extent permitted by Section 10.07;
(xxxii)    Liens on accounts receivable sold in connection with the sale or discount of accounts receivable permitted by Section 10.02(iv);
(xxxiii)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Lead Borrower or any Restricted Subsidiary in the ordinary course of business;
(xxxiv)    Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(xxxv)    (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business of the Lead Borrower and the Restricted Subsidiaries complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Lead Borrower or any Restricted Subsidiary;
(xxxvi)    deposits made in the ordinary course of business to secure liability to insurance carriers or under self-insurance arrangements in respect of such obligations;
(xxxvii)    receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;
(xxxviii)    so long as no Event of Default has occurred and is continuing at the time of granting such Liens, Liens on cash deposits securing any Swap Contracts permitted hereunder that do not constitute Obligations hereunder;

(xxxix)    Liens arising in connection with any Qualified Securitization Transaction or Receivables Facility with respect to which the Securitization Assets or Receivables Assets, as applicable, subject thereto consist solely of assets originated by one or more Foreign Subsidiaries (other than any Foreign Subsidiary organized or incorporated in the jurisdiction of a Foreign Credit Party);
(xl)    customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to which Indebtedness not prohibited by the indenture is issued (including the indenture under which the notes are to be issued);
(xli)    leases and subleases of real property that do not materially interfere with the ordinary conduct of the business of the Lead Borrower or any of its Restricted Subsidiaries;
(xlii)    Liens on cash or Cash Equivalents (and the related escrow accounts) in connection with the issuance into (and pending the release from) escrow of any Indebtedness permitted hereunder;
(xliii)    Liens on property or assets used to redeem, repay, defease or to satisfy and discharge Indebtedness; provided that such redemption, repayment, defeasance or satisfaction and discharge is not prohibited by this Agreement and that such deposit shall be deemed for purposes of Section 10.07 (to the extent applicable) to be a prepayment of such Indebtedness;
(xliv)    [reserved]; and
(xlv)    other ordinary course Liens or Liens consistent with past practice, in each case, incidental to the conduct of any Foreign Subsidiaries’ (other than Foreign Subsidiaries that are Credit Parties) business or the ownership of its property not securing any Indebtedness of such Foreign Subsidiary, and which do not in the aggregate materially detract from the value of such Foreign Subsidiaries’ property when taken as a whole or materially impair the use thereof in the operation of its business.
In connection with the granting of Liens of the type described in this Section 10.01 by the Lead Borrower or any of its Restricted Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized to, take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens).
Section 10.02    Consolidation, Merger, or Sale of Assets, etc. Each Borrower will not, and will not permit any of the Restricted Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any partnership, joint venture, or transaction of merger, amalgamation or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any Sale-Leaseback Transaction, except that:
(i)    any Investment permitted by Section 10.05 (including those that may be structured as a merger, consolidation or amalgamation);
(ii)    the Lead Borrower and its Restricted Subsidiaries may sell assets (including Equity Interests) not constituting Collateral or comprising Cash Flow Priority Collateral (and, so long as a new Borrowing Base Certificate is delivered in connection with any such sale of assets wherein more than 10% of the Aggregate Borrowing Base has been disposed of in connection with such sale, any Revolver Priority Collateral) so long as (x) the Lead Borrower or the respective Restricted Subsidiary receives at least fair market value (as determined in good faith by the Lead Borrower or such Restricted Subsidiary, as the case may be) and (y) in the case of any single transaction that involves assets having a fair market value of more than the greater of $55,000,000 and 10.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time of such sale), at least 75% of the consideration received by the Lead Borrower or such Restricted Subsidiary shall be in the form of cash, Cash Equivalents or, subject to the proviso below, Designated Non-cash Consideration (taking into account the amount of cash and Cash Equivalents, the principal amount of any promissory notes and the fair market value, as determined by the Lead Borrower or such Restricted Subsidiary, as the case may be, in good faith, of any other consideration (including Designated Non-cash Consideration)) and is paid at or about the time of the closing of such sale; provided, however, that for purposes of this clause (y), the following shall be deemed to be cash: (A) any liabilities (as shown on the Lead Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Lead Borrower or such Restricted Subsidiary (or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Lead Borrower’s or such Restricted Subsidiary’s balance sheet (or in the footnotes thereto) (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee with respect to the applicable disposition and for which the Lead Borrower and the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities, notes, other obligations or assets received by the Lead Borrower or such Restricted Subsidiary from such transferee that are convertible by the Lead Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received in the conversion) within 180 days following the closing of the applicable asset sale, (C) consideration consisting of Indebtedness of the Lead Borrower or such Restricted Subsidiary that is not Subordinated Indebtedness received from such transferee, (D) accounts receivable of a business retained by the Lead Borrower or any of its Restricted Subsidiaries, as the case may be, following the sale of such business; provided that such accounts receivable (1) are not past due more than 90 days and (2) do not have a payment date greater than 120 days from the date of the invoices creating such accounts receivable and (E) any Designated Non-cash Consideration received by the Lead Borrower or any of its Restricted Subsidiaries in such asset sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (y) that is at that time outstanding, not to exceed the greater of $165,000,000 and 30.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time of the receipt of such Designated Non-cash Consideration) (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value);
(iii)    each of the Lead Borrower and its Restricted Subsidiaries may lease (as lessee) or license (as licensee) real or personal property (so long as any such lease or license does not create a Capitalized Lease Obligation except to the extent permitted by Section 10.04(iii));
(iv)    each of the Lead Borrower and its Restricted Subsidiaries may sell or discount, in each case in the ordinary course of business, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;
(v)    each of the Lead Borrower and its Restricted Subsidiaries may grant licenses, sublicenses, leases or subleases to other Persons not materially interfering with the conduct of the business of the Lead Borrower or any of its Restricted Subsidiaries, including of Intellectual Property;
(vi)    (w) Initial Borrower may be merged with or into Ultimate Borrower, (x) any Subsidiary of the Lead Borrower may be merged, consolidated, dissolved, amalgamated or liquidated with or into (I) the Lead Borrower (so long as (1) the surviving Person of such merger, consolidation, dissolution, amalgamation or liquidation is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States of America, any state thereof or the District of Columbia and, (2) if such surviving Person is not the Lead Borrower, (A) such Person expressly assumes, in writing, all the obligations of the Lead Borrower under the Credit Documents pursuant to an assumption agreement in form and substance reasonably satisfactory to the Administrative Agent) and (B) the Administrative Agent shall have received at least five (5) Business Days’ prior written notice (or such shorter period as the Administrative Agent may agree in its reasonable discretion) of the proposed transaction and Borrower shall promptly and in any event at least three (3) Business Days’ prior to the consummation of such transaction provide all information any Lender or the Administrative Agent may reasonably request to satisfy its “know your customer” and other similar requirements necessary for such Person to comply with Requirements of Law with respect to the proposed successor) or (II) any U.S. Subsidiary Borrower (so long as the surviving Person of such merger, consolidation, dissolution, amalgamation or liquidation is a Wholly-Owned Domestic Subsidiary of the Lead Borrower, is a corporation, limited liability company or limited partnership and is or becomes a U.S. Subsidiary Borrower concurrently with such merger, consolidation, dissolution, amalgamation or liquidation), (y) any Restricted Subsidiary that is not a Credit Party may be merged, consolidated, dissolved, amalgamated or liquidated with or into any other Restricted Subsidiary that is not a Credit Party and (z) any Restricted Subsidiary may be merged, consolidated, dissolved, amalgamated or liquidated with or into any Credit Party (so long as such Credit Party is the surviving or continuing Person of such merger, consolidation, dissolution, amalgamation or liquidation); provided that other than clause (w), any such merger, consolidation, dissolution, amalgamation or liquidation shall only be permitted pursuant to this clause (vi), so long as (I) no Event of Default then exists or would exist immediately after giving effect thereto and (II) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors in the assets (and Equity Interests) of any such Person subject to any such transaction shall not be impaired in any material respect as a result of such merger, consolidation, dissolution, amalgamation or liquidation;
(vii)    any disposition of (i) Securitization Assets arising in connection with a Qualified Securitization Transaction or (ii) the Receivables Assets arising in connection with a Receivables Facility, in each case, permitted by Section 10.04;
(viii)    each of the Lead Borrower and its Restricted Subsidiaries may make sales or leases of (A) inventory in the ordinary course of business, (B) goods held for sale in the ordinary course of business and (C) immaterial assets with a fair market value, in the case of this clause (C), of less than the greater of $42,000,000 and 7.5% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time of such sale or lease, as applicable);
(ix)    each of the Lead Borrower and its Restricted Subsidiaries may sell or otherwise dispose of (i) outdated, obsolete, surplus or worn out property and (ii) property no longer used or useful in the conduct of the business of the Lead Borrower and its Restricted Subsidiaries;
(x)    each of the Lead Borrower and its Restricted Subsidiaries may sell or otherwise dispose of assets (A) acquired pursuant to a Permitted Acquisition or a transaction otherwise permitted hereunder so long as (x) such assets are not used or useful to the core or principal business of the Lead Borrower and its Restricted Subsidiaries and (y) such assets have a fair market value not in excess of the greater of $55,000,000 and 10.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time of such sale or other disposition) and (B) in connection with the approval of any antitrust authority or otherwise necessary or advisable in the good faith determination of the Lead Borrower to consummate a Permitted Acquisition;
(xi)    in order to effect a sale, transfer or disposition otherwise permitted by this Section 10.02, a Restricted Subsidiary of the Lead Borrower may be merged, amalgamated or consolidated with or into another Person, or may be dissolved or liquidated;
(xii)    each of the Lead Borrower and its Restricted Subsidiaries may effect Sale-Leaseback Transactions (a) involving real property acquired after the Closing Date and not more than 180 days prior to such Sale-Leaseback Transaction for fair market value (as determined by the Lead Borrower) and with at least 75% of the consideration in the form of cash or Cash Equivalents or (b) with respect to any other Sale-Leaseback Transactions not described in subclause (xii)(a), having an aggregate fair market value not in excess of the greater of $55,000,000 and 10.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time of such Sale-Leaseback Transaction);
(xiii)    the issuance of directors’ qualifying shares and shares of Equity Interests of Foreign Subsidiaries issued to foreign nationals to the extent required by Requirements of Law;
(xiv)    each of the Lead Borrower and its Restricted Subsidiaries may issue or sell Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
(xv)    each of the Lead Borrower and its Restricted Subsidiaries may make transfers of property subject to casualty or condemnation proceedings upon the occurrence of the related Recovery Event;
(xvi)    each of the Lead Borrower and its Restricted Subsidiaries may abandon, allow to lapse or expire or otherwise become invalid Intellectual Property rights in the ordinary course of business, in the exercise of its reasonable good faith judgment;
(xvii)    each of the Lead Borrower and its Restricted Subsidiaries may make voluntary terminations of or unwind Swap Contracts;

(xviii)    each of the Lead Borrower and its Restricted Subsidiaries may make dispositions resulting from foreclosures by third parties on properties of the Lead Borrower or any of its Restricted Subsidiaries and acquisitions by the Lead Borrower or any of its Restricted Subsidiaries resulting from foreclosures by such Persons or properties of third parties;
(xix)    each of the Lead Borrower and its Restricted Subsidiaries may terminate leases and subleases;
(xx)    each of the Lead Borrower and its Restricted Subsidiaries may use cash and Cash Equivalents (or other assets that were Cash Equivalents when the relevant Investment was made) to make payments that are not otherwise prohibited by this Agreement;
(xxi)    each of the Lead Borrower or its Restricted Subsidiaries may sell or otherwise dispose of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, (ii) the proceeds of such sale or disposition are promptly applied to the purchase price of such replacement property or (iii) such disposition constitutes Permitted Asset Swaps, in the case of this subclause (iii) in an amount not to exceed the greater of $140,000,000 and 25% of Consolidated EBITDA of Borrower and its Restricted Subsidiaries for the most recently ended Test Period;
(xxii)    sales, dispositions or contributions of property (A) between Credit Parties (other than Holdings) so long as a new Borrowing Base Certificate is delivered if any Overadvance is caused by such transfer to a Credit Party under a different Subfacility, (B) between Restricted Subsidiaries (other than Credit Parties), (C) by Restricted Subsidiaries that are not Credit Parties to the Credit Parties (other than Holdings) or (D) by Credit Parties to any Restricted Subsidiary that is not a Credit Party; provided with respect to clause (D) that (x) (1) the portion (if any) of any such sale, disposition or contribution of property made for less than fair market value and (2) any noncash consideration received in exchange for any such sale, disposition or contribution of property, shall in each case constitute an Investment in such Restricted Subsidiary subject to Section 10.05 and (y) a new Borrowing Base Certificate shall be delivered if assets comprising more than 10% of the Aggregate Borrowing Base are transferred in a single transaction or series of related transactions to non-Credit Parties;
(xxiii)    dispositions of Investments (including Equity Interests) in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(xxiv)    transfers of condemned property as a result of the exercise of “eminent domain” (or the equivalent under other applicable law) or other similar powers to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of property that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement;
(xxv)    any disposition of any asset between or among the Lead Borrower and its Restricted Subsidiaries as a substantially concurrent interim disposition in connection with a disposition otherwise permitted pursuant to this Section 10.02;
(xxvi)    dispositions permitted by Section 10.03 and the granting of any Liens permitted by Section 10.01;
(xxvii)    dispositions or other transactions undertaken in good faith for Tax planning purposes, so long as after giving effect to such dispositions or other transactions, the security interest of the Collateral Agent in the Collateral for the benefit of the Secured Creditors taken as a whole is not materially impaired;
(xxviii)    other dispositions not to exceed the greater of $140,000,000 and 25% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the most recently ended Test Period; and
(xxix)    the Lead Borrower and its Restricted Subsidiaries may surrender or waive contractual rights and settle or waive contractual or litigation claims in the ordinary course of business or consistent with past practice or otherwise if the Lead Borrower determines in good faith that such action is in the best interests of the Lead Borrower and its Restricted Subsidiaries, taken as a whole.

To the extent the Required Lenders (or such other percentage of the Lenders as may be required by Section 10.02) waive the provisions of this Section 10.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 10.02 (other than to a Borrower or a Guarantor), such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by them in order to effect the foregoing.
Notwithstanding anything to the contrary in this Section 10.02, Lead Borrower and its Restricted Subsidiaries shall not, directly or indirectly, sell or otherwise transfer any material Intellectual Property that is material to the operations of Lead Borrower and its Subsidiaries taken as a whole to any Unrestricted Subsidiary.
Section 10.03    Dividends. The Borrowers will not, and will not permit any of the Restricted Subsidiaries to, authorize, declare or pay any Dividends with respect to the Lead Borrower or any of its Restricted Subsidiaries, except that:
(i)    any Restricted Subsidiary of the Lead Borrower may authorize, declare and pay Dividends or return capital or make distributions and other similar payments with regard to its Equity Interests to the Lead Borrower or to other Restricted Subsidiaries of the Lead Borrower which directly or indirectly own equity therein;
(ii)    any non-Wholly-Owned Subsidiary of the Lead Borrower may authorize, declare and pay cash Dividends to its shareholders generally so long as the Lead Borrower or its Restricted Subsidiary which owns the Equity Interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the Equity Interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Subsidiary);
(iii)    so long as no Event of Default exists at the time of the applicable Dividend, redemption or repurchase or would exist immediately after giving effect thereto, the Lead Borrower may authorize, declare and pay cash Dividends to Holdings to allow Holdings to pay cash dividends or make cash distributions to any other Parent Company to redeem or repurchase, contemporaneously with such Dividend, Equity Interests of Holdings or such other Parent Company from management, employees, officers and directors (and their successors and assigns) of the Lead Borrower and its Restricted Subsidiaries; provided that (A) the aggregate amount of Dividends made by the Lead Borrower to Holdings pursuant to this clause (iii), and the aggregate amount paid by Holdings or such other Parent Company in respect of all such Equity Interests so redeemed or repurchased shall not (net of any cash proceeds received by Holdings (but in no event from any Initial Public Offering) from issuances of its Equity Interests and contributed to the Lead Borrower in connection with such redemption or repurchase), in either case, exceed during any fiscal year of the Lead Borrower, (x) the greater of $35,000,000 and 6.25% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time of such Dividend) or (y) subsequent to the consummation of any Initial Public Offering of common stock or other comparable equity interests of Lead Borrower or any direct or indirect parent of Lead Borrower, the greater of $55,000,000 and 10.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time of such Dividend) (provided that the amount of cash Dividends permitted to be, but not, paid in any fiscal year pursuant to this clause (iii) shall increase the amount of cash Dividends permitted to be paid in the succeeding two fiscal years pursuant to this clause (iii)); (B) such amount in any calendar year may be increased by an amount not to exceed: (I) the cash proceeds of key man life insurance policies received by the Lead Borrower or any of its Restricted Subsidiaries after the Closing Date; plus (II) the net proceeds from the sale of Equity Interests of Holdings, in each case to members of management, managers, directors or consultants of any Parent Company or any of its Subsidiaries that occurs after the Closing Date, where the net proceeds of such sale are received by or contributed to the Lead Borrower; less (III) the amount of any Dividends previously made with the cash proceeds described in the preceding clause (I); and (C) cancellation of Indebtedness owing to the Lead Borrower from members of management, officers, directors, employees of the Lead Borrower or any of its Subsidiaries in connection with a repurchase of Equity Interests of Holdings or any other Parent Company will not be deemed to constitute a Dividend for purposes of this Agreement;
(iv)    the Lead Borrower may authorize, declare and pay cash Dividends to Holdings so long as the proceeds thereof are promptly used by Holdings (or subsequently paid to any other Parent Company) to pay expenses incurred by Holdings or any other Parent Company in connection with offerings, registrations, or exchange listings of equity or debt securities and maintenance of same (A) where the net proceeds of such offering are to be received by or contributed to the Lead Borrower, (B) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received or contributed or loaned, or (C) otherwise on an interim basis prior to completion of such offering so long as Holdings and any other Parent Company shall cause the amount of such expenses to be repaid to the Lead Borrower or the relevant Restricted Subsidiary of the Lead Borrower out of the proceeds of such offering promptly if such offering is completed;
(v)    the Lead Borrower may authorize, declare and pay cash Dividends to Holdings so long as the proceeds thereof are promptly used by Holdings (or subsequently paid to any other Parent Company) to pay costs (including all professional fees and expenses) incurred by Holdings or any other Parent Company in connection with reporting obligations under or otherwise incurred in connection with compliance with Requirements of Law, applicable rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, including in respect of any reports filed with respect to the Securities Act, the Securities Exchange Act or the respective rules and regulations promulgated thereunder;
(vi)    the Lead Borrower may authorize, declare and pay cash Dividends or other distributions, or make loans or advances to, any Parent Company or the equity interest holders thereof in amounts required for any Parent Company or the equity interest holders thereof to pay, in each case without duplication:
(A)    franchise Taxes (and other fees and expenses) required to maintain their existence to the extent such Taxes, fees and expenses are reasonably attributable to the operations of Holdings, the Lead Borrower and its Restricted Subsidiaries;
(B)    with respect to any taxable period ending after the Closing Date for which Lead Borrower and/or any of its Subsidiaries are members of a consolidated, combined or similar income tax group for U.S. federal and/or applicable state, local or foreign income or similar tax purposes of which a direct or indirect parent of Lead Borrower is the common parent, the portion of any such U.S. federal, state, local and/or foreign income and similar taxes (including any alternative minimum taxes) of such tax group that is attributable to the taxable income of Lead Borrower and its applicable Restricted Subsidiaries and, to the extent of the amount actually received for such purpose from its applicable Unrestricted Subsidiaries, in amounts required to pay any such taxes that are attributable to the taxable income of such Unrestricted Subsidiaries; provided that the aggregate amount of such payments with respect to such period (regardless of when paid) shall not exceed the aggregate amount of such Taxes that Lead Borrower and/or its applicable Restricted Subsidiaries (and, subject to the limitation described above, any applicable Unrestricted Subsidiaries of Lead Borrower) would have been required to pay with respect to such period were such entities stand-alone corporate taxpayers or a stand-alone corporate tax group for all applicable taxable periods ending after the date hereof taking into account any applicable limitations on the ability to utilize net operating loss carryforwards and similar tax attributes under the Code;
(C)    payments under any domination and/or profit and loss pooling agreements;
(D)    customary salary, bonus and other benefits payable to directors, officers and employees of any Parent Company to the extent such salaries, bonuses and other benefits are reasonably attributable to the ownership or operations of the Lead Borrower and its Restricted Subsidiaries;
(E)    general corporate operating and overhead costs, fees and expenses (including administrative, legal, accounting and similar expenses provided by third parties) of any Parent Company to the extent such costs, fees and expenses are reasonably attributable to the ownership or operations of the Lead Borrower and its Restricted Subsidiaries;
(F)    cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Lead Borrower or any Parent Company;

(G)    the purchase or other acquisition by Holdings or any other Parent Company of the Lead Borrower of all or substantially all of the property and assets or business of any Person, or of assets constituting a business unit, a line of business or division of such Person, or of all of the Equity Interests in a Person; provided that if such purchase or other acquisition had been made by the Lead Borrower, it would have constituted a Permitted Acquisition permitted to be made pursuant to Section 9.14; provided that (A) such dividend, distribution, loan or advance shall be made concurrently with the closing of such purchase or other acquisition and (B) such Parent Company shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) and any liabilities assumed to be contributed to the Lead Borrower or any Restricted Subsidiary or (2) the merger or amalgamation (to the extent permitted in Section 10.02) into the Lead Borrower or any Restricted Subsidiary of the Person formed or acquired in order to consummate such purchase or other acquisition; and
(H)    any customary fees and expenses related to any successful or unsuccessful debt or equity offering by any Parent Company directly attributable to the operations of the Lead Borrower and its Restricted Subsidiaries;
(vii)    the Lead Borrower and its Restricted Subsidiaries may give reasonable and customary indemnities to directors, officers and employees of Holdings or any other Parent Company in the ordinary course of business, to the extent reasonably attributable to the ownership or operation of the Lead Borrower and its Restricted Subsidiaries;
(viii)    the Lead Borrower may authorize, declare and pay cash Dividends to Holdings so long as the proceeds thereof are promptly used by Holdings (or subsequently paid to any other Parent Company) for payment of (x) obligations under or in respect of director and officer insurance policies to the extent reasonably attributable to the ownership or operation of the Lead Borrower and its Restricted Subsidiaries or (y) indemnification obligations owing to the Sponsor and Sponsor Affiliates under the Advisory Agreement;
(ix)    any Dividend used (x) to fund the Transaction, including Transaction Costs, and (y) in order to satisfy deferred purchase price, earn-outs and contingent payments in respect of any amounts due and owing as provided for in the Acquisition Agreement;
(x)    the Lead Borrower may authorize, declare and pay cash Dividends to Holdings (who may subsequently authorize, declare and pay cash Dividends to any other Parent Company) so long as the proceeds thereof are used to pay the Sponsor or Sponsor Affiliate fees, expenses and indemnification payments that are then permitted to be paid pursuant to Sections 10.06(v), 10.06(vii) and 10.06(xii);
(xi)    repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants or similar equity incentive awards;
(xii)    a Dividend (including to any Parent Company) to fund a payment of dividends on the Lead Borrower’s or any Parent Company’s common stock following an Initial Public Offering of such common stock after the Closing Date, not to exceed, in any fiscal year, the sum of (x) 6.0% of the net cash proceeds received by or contributed to the capital of the Lead Borrower from any such Initial Public Offering and (y) 7.0% of the Lead Borrower’s (or any Parent Company’s) Market Capitalization;
(xiii)    the Lead Borrower may pay any Dividends so long as the Distribution Conditions are satisfied on a Pro Forma Basis immediately after giving effect to such Dividends;
(xiv)    purchases of minority interests in Restricted Subsidiaries that are not Wholly-Owned Subsidiaries by the Lead Borrower and the Guarantors; provided that the aggregate amount of such purchases, when added to the aggregate amount of Investments pursuant to Section 10.05(xvii), shall not exceed the greater of $27,500,000 and 5.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time of such Dividend);

(xv)    the authorization, declaration and payment of Dividends or the payment of other distributions by the Lead Borrower in an aggregate amount since the Closing Date, not to exceed the greater of $250,000,000 and 50.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time of such Dividend);
(xvi)    the Lead Borrower and each Restricted Subsidiary may authorize, declare and make Dividend payments or other distributions payable solely in the Equity Interests of such Person so long as in the case of Dividend or other distribution by a Restricted Subsidiary, the Lead Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution;
(xvii)    the Lead Borrower may authorize, declare and pay Dividends with the cash proceeds contributed to its common equity (including from the net cash proceeds of any equity issuance by any Parent Company), so long as, with respect to any such payments, no Event of Default shall have occurred and be continuing or would result therefrom;
(xviii)    the Lead Borrower and any Restricted Subsidiary may authorize, declare and pay Dividends within 90 days after the date of declaration thereof, if at the date of declaration of such payment, such payment would have complied with another provision of this Section 10.03;
(xix)    so long as no Event of Default under Section 11.01 or 11.05 has occurred and is continuing or would result therefrom, Lead Borrower and any Restricted Subsidiary may authorize, declare and pay Dividends with any Leverage Excess Proceeds (as defined in the Cash Flow Credit Agreement as in effect on the date hereof) promptly upon the receipt thereof; and
(xx)    any payment that is intended to prevent any Indebtedness of the Lead Borrower from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code.
In determining compliance with this Section 10.03 (and in determining amounts paid as Dividends pursuant hereto for purposes of the definitions of “Consolidated EBITDA”, “Consolidated Net Income” and “Consolidated Fixed Charge Coverage Ratio”), amounts loaned or advanced to Holdings pursuant to Section 10.05(vi) shall, to the extent such loan or advance remains unpaid, be deemed to be cash Dividends paid to Holdings to the extent provided in said Section 10.05(vi).
Section 10.04    Indebtedness. The Borrowers will not, and will not permit any of the Restricted Subsidiaries to create, incur, assume or suffer to exist any Indebtedness, except:
(i)    (w) Indebtedness incurred pursuant to this Agreement and the other Credit Documents (including pursuant to any Revolving Commitment Increase), (x) Indebtedness incurred pursuant to the Cash Flow Credit Agreement and the other Cash Flow Documents in an aggregate principal amount not to exceed $1,700,000,000 plus any amounts incurred under Section 2.15(a) of the Cash Flow Credit Agreement (as in effect on the Closing Date, or any similar provision of any subsequent Cash Flow Credit Agreement which does not modify the financial tests and dollar baskets set forth in Section 2.15(a) of the Cash Flow Credit Agreement (as in effect on the Closing Date) in a manner that is less restrictive to the Credit Parties in any material respect), (y) Indebtedness incurred pursuant to the Unsecured Notes and the other Unsecured Notes Documents in an aggregate principal amount not to exceed $725,000,000 and (z) Indebtedness incurred pursuant to the Secured Notes and the other Secured Notes Documents in an aggregate principal amount not to exceed $900,000,000;
(ii)    Indebtedness under Swap Contracts entered into with respect to other Indebtedness permitted under this Section 10.04 so long as the entering into of such Swap Contracts are bona fide hedging activities and are not for speculative purposes;
(iii)    Indebtedness of the Lead Borrower and its Restricted Subsidiaries evidenced by Capitalized Lease Obligations and purchase money Indebtedness (including obligations in respect of mortgages, industrial revenue bonds, industrial development bonds and similar financings) in connection with the acquisition, construction, installation, repair, replacement or improvement of fixed or capital assets and any Permitted Refinancing

Indebtedness in respect thereof; provided that in no event shall the aggregate principal amount of all such Indebtedness incurred or assumed in each case after the Closing Date pursuant to this clause (iii) exceed the greater of $250,000,000 and 50.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time of incurrence) at any one time outstanding;
(iv)    [reserved];
(v)    (A) Indebtedness of a Restricted Subsidiary of the Lead Borrower acquired pursuant to a Permitted Acquisition (or Indebtedness of the Lead Borrower or a Restricted Subsidiary assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness); provided that (x) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition and (y) either (I) the Consolidated Total Net Leverage Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended Test Period, shall not exceed 5.30:1.00 or (II) the Consolidated Fixed Charge Coverage Ratio determined on a Pro Forma Basis as of the last day of the most recently ended Test Period shall be at least 2.00:1.00 and (B) any Permitted Refinancing Indebtedness in respect thereof of Indebtedness incurred pursuant to subclause (A);
(vi)    intercompany Indebtedness and cash management pooling obligations and arrangements among the Lead Borrower and its Restricted Subsidiaries to the extent permitted by Sections 9.17 and 10.05(vi);
(vii)    Indebtedness outstanding on the Closing Date and listed on Schedule 10.04(vii) (or to the extent not listed on such Schedule 10.04(vii), where the outstanding principal amount of such Indebtedness is less than $10,000,000 in the aggregate) and any Permitted Refinancing Indebtedness in respect thereof;
(viii)    Indebtedness (a) of Foreign Subsidiaries that are not Credit Parties and Permitted Refinancing Indebtedness in respect thereof; provided that the aggregate principal amount of Indebtedness outstanding pursuant to this clause (viii)(a) shall not at any time exceed the greater of $275,000,000 and 50.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries as of the most recently ended Test Period (measured at the time of incurrence) and (b) arising from secured local lines of credit of any Foreign Subsidiary that is not a Credit Party and is organized or incorporated in a jurisdiction where no Revolver Priority Collateral is located and Permitted Refinancing Indebtedness in respect thereof; provided that the aggregate principal amount of Indebtedness outstanding pursuant to this clause (viii)(b) shall not at any time exceed the greater of $275,000,000 and 50.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries as of the most recently ended Test Period (measured at the time of incurrence);
(ix)    Contribution Indebtedness and any Permitted Refinancing Indebtedness in respect thereof;
(x)    Indebtedness incurred in the ordinary course of business to finance insurance premiums or take-or-pay obligations contained in supply arrangements;
(xi)    Indebtedness incurred in the ordinary course of business in respect of netting services, overdraft protections, employee credit card programs, automatic clearinghouse arrangements and other similar services in connection with cash management and deposit accounts and Indebtedness in connection with the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, including in each case, obligations under any Bank Product Debt;
(xii)    [reserved];
(xiii)    (a) Indebtedness of the Lead Borrower and its Restricted Subsidiaries; provided that (v) such Indebtedness shall not require any payments of principal prior to three months after the Latest Maturity Date at the time of such incurrence (other than pursuant to customary change of control and asset sale proceeds offer provisions) (w) such Indebtedness shall not have any financial maintenance covenants except for such financial maintenance covenants that apply solely to any period after the Latest Maturity Date that is in effect at the time such Indebtedness is incurred, (x) if such Indebtedness is secured, it shall be secured on a junior-lien basis relative to the Liens on such Collateral securing the Obligations and a Junior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Additional Intercreditor Agreement and (y) after giving pro forma effect to the incurrence thereof, (A) in the case of Indebtedness that is secured, the Consolidated Secured Net Leverage Ratio shall not exceed 4.05:1.00 calculated on a Pro Forma Basis as of the most recently ended Test Period and (B) in the case of Indebtedness that is unsecured, either (I) the Consolidated Total Net Leverage Ratio shall not exceed (x) 5.30:1.00 or (y) at the election of the Lead Borrower, if incurred in connection with a Permitted Acquisition or other Investment permitted under this Agreement, the Consolidated Total Net Leverage Ratio in effect immediately prior to the consummation of such transaction, in each case, calculated on a Pro Forma Basis as of the most recently ended Test Period or (II) the Consolidated Fixed Charge Coverage Ratio, determined on a Pro Forma Basis as of such date, would not be less than 2.00:1.00 and (b) any Permitted Refinancing Indebtedness in respect of Indebtedness incurred pursuant to subclause (a); provided that, Indebtedness incurred by non-Credit Parties pursuant to this clause (xiii) shall not exceed the greater of $275,000,000 and 50.0% of Consolidated EBITDA of Borrower and its Subsidiaries as of the most recently ended Test Period;
(xiv)    Indebtedness arising from agreements providing for (a) contingent or deferred payments (including, without limitation, indemnification payments, adjustments of purchase or acquisition price, earn-outs, noncompetes, consulting payments and similar obligations) or other similar arrangements incurred or assumed in connection with the Transaction or Acquisition Agreement, any Permitted Acquisition, disposition or any other Investment, in each case, permitted under this Agreement and (b) other obligations of a similar nature owing by Target as of the Closing Date relating to acquisitions and investments made by Target prior to the Closing Date;
(xv)    additional Indebtedness of the Lead Borrower and its Restricted Subsidiaries and any Permitted Refinancing Indebtedness in respect thereof not to exceed the greater of $192,500,000 and 35.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries as of the most recently ended Test Period (measured at the time of incurrence) in aggregate principal amount outstanding at any time;
(xvi)    Indebtedness and obligations in respect of contracts (including trade contracts and government contracts), statutory obligations, tenders, performance bonds, bid bonds, custom bonds, stay and appeal bonds, surety bonds, indemnity bonds, judgment bonds, replevin bonds, performance and completion and return of money bonds and guarantees, financial assurances, bankers’ acceptance facilities, suretyship arrangements, completion guarantees and similar obligations and obligations of a like nature or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case not in connection with the borrowing of money;
(xvii)    Contingent Obligations to insurers required in connection with worker’s compensation and other insurance coverage incurred in the ordinary course of business;
(xviii)    guarantees made by the Lead Borrower or any of its Restricted Subsidiaries of Indebtedness of the Lead Borrower or any of its Restricted Subsidiaries permitted to be outstanding under this Section 10.04; provided that (x) such guarantees are permitted by Section 10.05 and (y) no Restricted Subsidiary that is not a Credit Party shall guarantee Indebtedness of a Credit Party pursuant to this clause (xviii);
(xix)    guarantees made by any Foreign Subsidiary (other than a Credit Party) of Indebtedness of any other Foreign Subsidiary (other than a Credit Party) permitted to be outstanding under this Section 10.04;
(xx)    guarantees made by Restricted Subsidiaries acquired pursuant to a Permitted Acquisition of Indebtedness acquired or assumed pursuant thereto in accordance with this Section 10.04, or any refinancing thereof pursuant to this Section 10.04; provided that such guarantees may only be made by Restricted Subsidiaries who were guarantors of the Indebtedness originally acquired or assumed pursuant to this Section 10.04 at the time of the consummation of the Permitted Acquisition or such other Investment to which such Indebtedness relates;
(xxi)    customary contingent obligations in connection with sales, other dispositions and leases permitted under Section 10.02 (but not in respect of Indebtedness for borrowed money or Capitalized Lease Obligations) including indemnification obligations with respect to leases, and guarantees of collectability in respect of accounts receivable or notes receivable for up to face value;

(xxii)    guarantees of Indebtedness of directors, officers and employees of the Lead Borrower or any of its Restricted Subsidiaries in respect of expenses of such Persons in connection with relocations and other ordinary course of business purposes;
(xxiii)    guarantees of Indebtedness of a Person in connection with a joint venture and any Permitted Refinancing Indebtedness in respect thereof, provided that the aggregate principal amount of any Indebtedness so guaranteed that is then outstanding, when added to the aggregate amount of unreimbursed payments theretofore made in respect of such guarantees, taken together with Investments made under Section 10.05(xxxi), shall not exceed the greater of $140,000,000 and 25.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries as of the most recently ended Test Period (measured at the time of incurrence);
(xxiv)    (x) Indebtedness incurred by a Securitization Entity in a Qualified Securitization Transaction that is not recourse to Lead Borrower or any Restricted Subsidiary other than a Securitization Entity (except for Standard Securitization Undertakings) and (y) to the extent constituting Indebtedness, obligations incurred in connection with the disposition by Lead Borrower and/or any Restricted Subsidiary of any account receivable in connection with factoring or other similar arrangements consistent with past practices; provided that in the case of clause (y), if any such account receivable is owed to a UK Credit Party, such UK Credit Party shall promptly identify the account debtors in respect of such accounts receivable to the Administrative Agent and take such steps reasonably requested by the Administrative Agent under the applicable UK Security Documents; provided, further, that if the fixed charge under the UK Security Documents becomes invalid as a result of obligations described in this subclause (y), the applicable UK Credit Parties shall enter into such additional UK Security Documents reasonably requested by the Administrative Agent;
(xxv)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, to the extent such Indebtedness is extinguished reasonably promptly after receipt of notice thereof;
(xxvi)    (x) severance, pension and health and welfare retirement benefits or the equivalent thereof to current and former officers, employees and directors of the Lead Borrower or its Restricted Subsidiaries incurred in the ordinary course of business, (y) Indebtedness representing deferred compensation or stock-based compensation to current and former officers, employees and directors of the Lead Borrower and the Restricted Subsidiaries and (z) Indebtedness consisting of promissory notes issued by any Credit Party to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of any Parent Company permitted by Section 10.03;
(xxvii)    Permitted Pari Passu Notes, Permitted Pari Passu Loans or Permitted Junior Debt in an amount not to exceed the then remaining aggregate principal amount of Incremental Commitments or Incremental Term Loans (as defined in the Cash Flow Credit Agreement) that could be incurred at such time pursuant to Section 2.15 of the Cash Flow Credit Agreement as in effect on the date hereof so long as (i) all such Indebtedness is incurred in accordance with the requirements of the definition of “Permitted Pari Passu Notes,” “Permitted Pari Passu Loans,” “Permitted Junior Notes” or “Permitted Junior Loans,” as the case may be and (ii) no Event of Default then exists or would result therefrom (provided, that with respect to any such Indebtedness incurred to finance a Limited Condition Transaction, such requirement shall be limited to the absence of an Event of Default pursuant to Section 11.01 or Section 11.05); and Permitted Refinancing Indebtedness in respect thereof;
(xxviii)    (x) guarantees made by the Lead Borrower or any of its Restricted Subsidiaries of obligations (not constituting Indebtedness for borrowed money) of the Lead Borrower or any of its Restricted Subsidiaries or any customers owing to vendors, suppliers and other third parties incurred in the ordinary course of business, (y) guarantees made by Lead Borrower or its Restricted Subsidiaries in the ordinary course of business in respect of obligations of or to suppliers, customers, franchisees, lessors, licensees and sublicensees in connection with the purchase or acquisition of equipment, supplies or other property and (z) Indebtedness of any Credit Party (other than Holdings) as an account party in respect of trade letters of credit issued in the ordinary course of business;
(xxix)    Indebtedness in the form of ESG (environmental, social and corporate governance) bonds, “green” bonds or any similarly earmarked Indebtedness in respect thereof and any Permitted Refinancing Indebtedness in respect thereof not to exceed the greater of (x) $110,000,000 and (y) 20.0% of Consolidated EBITDA of the Lead

Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time of incurrence), in aggregate principal amount outstanding at any time, provided that, (A) if such Indebtedness is secured by any Collateral, a representative acting on behalf of the holders of such Indebtedness shall have become party to the Intercreditor Agreement or an Additional Intercreditor Agreement and (B) if such Indebtedness is secured by any Revolver Priority Collateral, such Indebtedness shall be secured by the Revolver Priority Collateral on a junior lien basis relative to the Liens on the Revolver Priority Collateral securing the Obligations of the Credit Parties;
(xxx)    Indebtedness arising out of Sale-Leaseback Transactions permitted by Section 10.02(xii);
(xxxi)    Indebtedness under Refinancing Notes/Loans, 100% of the net proceeds of which are applied to repay outstanding loans in accordance with the Cash Flow Credit Agreement;
(xxxii)    Indebtedness supported by a letter of credit or bank guarantee issued pursuant to this Agreement in a principal amount not in excess of the stated amount of such letter of credit;
(xxxiii)    [reserved]; and
(xxxiv)    all premiums (if any), interest (including post-petition interest and interest paid-in-kind), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxxii) above.
Lead Borrower or any Restricted Subsidiary may incur Indebtedness permitted by this Section 10.04 (including, to the extent permitted by this Section 10.04, through the use of the same basket or other exception used to originally incur the debt securities being satisfied and discharged), to satisfy and discharge any debt securities permitted to be incurred by this Section 10.04 (including, without limitation, the Secured Notes and the Unsecured Notes), at the same time as such debt securities are outstanding, so long as the net proceeds of such Indebtedness are promptly deposited with the trustee to satisfy and discharge the applicable indenture (including, without limitation, the Secured Notes Indenture and the Unsecured Notes Indenture) in accordance with such debt securities.
For purposes of determining compliance with this Section 10.04, if any Indebtedness that was originally incurred in reliance on a basket measured by reference to a percentage of Consolidated EBITDA or a fixed dollar-denominated amount is subsequently refinanced, and such refinancing would cause either (a) the percentage of Consolidated EBITDA to be exceeded if calculated based on the then applicable Consolidated EBITDA or (b) the fixed dollar-denominated amount to be exceeded, as applicable, then such percentage of Consolidated EBITDA or fixed dollar-denominated amount, as applicable, will not be deemed to be exceeded to the extent the principal amount of such obligations secured by such newly incurred Indebtedness does not exceed the amount permitted pursuant to clause (1) of the definition of “Permitted Refinancing Indebtedness”.
Section 10.05    Advances, Investments and Loans. The Borrowers will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person (each of the foregoing, an “Investment” and, collectively, “Investments” and with the value of each Investment being measured at the time made and without giving effect to subsequent changes in value or any write-ups, write-downs or write-offs thereof but giving effect to any cash return or cash distributions received by the Lead Borrower and its Restricted Subsidiaries with respect thereto), except that the following shall be permitted (each of the following, a “Permitted Investment” and collectively, “Permitted Investments”):
(i)    the Lead Borrower and its Restricted Subsidiaries may acquire and hold accounts receivable owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Lead Borrower or such Restricted Subsidiary;
(ii)    the Lead Borrower and its Restricted Subsidiaries may acquire and hold cash and Cash Equivalents;
(iii)    the Lead Borrower and its Restricted Subsidiaries may hold the Investments held by them (or may exist in the future pursuant to binding commitments) on the Closing Date and described on Schedule 10.05(iii), and any modification, replacement, renewal or extension thereof that does not increase the principal amount thereof unless any additional Investments made with respect thereto are permitted under the other provisions of this Section 10.05;
(iv)    the Lead Borrower and its Restricted Subsidiaries may acquire and hold Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers, and Investments received in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;
(v)    the Lead Borrower and its Restricted Subsidiaries may enter into Swap Contracts to the extent permitted by Section 10.04(ii);
(vi)    (a) the Lead Borrower and any Restricted Subsidiary may make intercompany loans to and other investments (including cash management pooling obligations and arrangements) in Credit Parties (other than Holdings, unless otherwise permitted by Section 10.03), including in connection with tax planning activities, so long as, after giving effect thereto, the security interest of the Collateral Agent for the benefit of the Secured Creditors in the Collateral, taken as a whole, is not materially impaired, (b) any Foreign Subsidiary (other than a Credit Party) may make intercompany loans to and other investments (including cash management pooling obligations and arrangements to the extent not in contravention of Section 9.17) in the Lead Borrower or any of its Restricted Subsidiaries so long as in the case of such intercompany loans (other than cash management pooling obligations and arrangements) to Credit Parties (other than Holdings), all payment obligations of the respective Credit Parties are subordinated to their obligations under the Credit Documents on terms reasonably satisfactory to the Administrative Agent (for the avoidance of doubt, the terms of the Intercompany Subordination Agreement are reasonably satisfactory for the purposes of this clause (b)), (c) the Credit Parties may make intercompany loans to, guarantees on behalf of, and other Investments (including cash management pooling obligations and arrangements to the extent not in contravention of Section 9.17) in, Restricted Subsidiaries that are not Credit Parties, (d) any Restricted Subsidiary that is not a Credit Party may make intercompany loans to, and other investments (including cash management pooling obligations and arrangements) in, any other Restricted Subsidiary that is also not a Credit Party and (e) Credit Parties may make intercompany loans and other investments (including cash management pooling obligations and arrangements to the extent not in contravention of Section 9.17) in any Restricted Subsidiary that is not a Credit Party so long as such Investment is part of a series of simultaneous Investments by Restricted Subsidiaries in other Restricted Subsidiaries that results in the proceeds of the initial Investment being invested in one or more Credit Parties (other than Holdings, unless otherwise permitted by Section 10.03);
(vii)    Permitted Acquisitions shall be permitted in accordance with Section 9.14;
(viii)    loans and advances by the Lead Borrower and its Restricted Subsidiaries to officers, directors and employees of the Lead Borrower and its Restricted Subsidiaries in connection with (i) business-related travel, relocations and other ordinary course of business purposes (including travel and entertainment expenses) shall be permitted and (ii) any such Person’s purchase of Equity Interests of Holdings or any Parent Company; provided that no cash is actually advanced pursuant to this clause (ii) unless immediately repaid;
(ix)    advances of payroll payments to employees of the Lead Borrower and its Restricted Subsidiaries in the ordinary course of business;
(x)    non-cash consideration may be received in connection with any sale of assets permitted pursuant to Section 10.02(ii), (x) or (xxviii);
(xi)    additional Restricted Subsidiaries of the Lead Borrower may be established or created if the Lead Borrower and such Subsidiary comply with the requirements of Section 9.12, if applicable; provided that to the extent any such new Subsidiary is created solely for the purpose of consummating a transaction pursuant to an acquisition permitted by this Section 10.05, and such new Subsidiary at no time holds any assets or liabilities other than any merger or amalgamation consideration contributed to it contemporaneously with the closing of such transaction, such new Subsidiary shall not be required to take the actions set forth in Section 9.12, as applicable, until the respective acquisition is consummated (at which time the surviving or transferee entity of the respective transaction and its Subsidiaries shall be required to so comply in accordance with the provisions thereof);

(xii)    extensions of trade credit may be made in the ordinary course of business (including advances made to distributors consistent with past practice), Investments received in satisfaction or partial satisfaction of previously extended trade credit from financially troubled Account Debtors, Investments consisting of prepayments to suppliers made in the ordinary course of business and loans or advances made to distributors in the ordinary course of business;
(xiii)    earnest money deposits may be made to the extent required in connection with Permitted Acquisitions and other Investments to the extent permitted under Section 10.01(xxviii);
(xiv)    Investments in deposit accounts or securities accounts opened in the ordinary course of business;
(xv)    Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;
(xvi)    Investments in the ordinary course of business consisting of UCC Article 3 (or the equivalent under other Requirements of Law) endorsements for collection or deposit;
(xvii)    purchases of minority interests in Restricted Subsidiaries that are not Wholly-Owned Subsidiaries by Lead Borrower and the Guarantors; provided that the aggregate amount of such purchases, when added to the aggregate amount of Dividends pursuant to Section 10.03(xiv), shall not exceed the greater of $27,500,000 and 5.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time such purchase is made);
(xviii)    Investments (other than Permitted Acquisitions) so long as the Payment Conditions are satisfied on a Pro Forma Basis immediately after giving effect to such Investments;
(xix)    in addition to other Investments permitted by this Section 10.05, the Lead Borrower and its Restricted Subsidiaries may make additional loans, advances and other Investments to or in a Person (including a joint venture and Unrestricted Subsidiaries) in an aggregate outstanding amount for all loans, advances and other Investments made pursuant to this clause (xix), not to exceed the greater of $140,000,000 and 25.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time such Investment is made);
(xx)    the licensing, sublicensing or contribution of Intellectual Property rights pursuant to arrangements with Persons other than the Lead Borrower and the Restricted Subsidiaries in the ordinary course of business for fair market value, as determined by the Lead Borrower or such Restricted Subsidiary, as the case may be, in good faith;
(xxi)    loans and advances to any Parent Company in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Dividends made to any Parent Company), Dividends permitted to be made to any Parent Company in accordance with Section 10.03; provided that any such loan or advance shall reduce the amount of such applicable Dividends thereafter permitted under Section 10.03 by a corresponding amount (if such applicable subsection of Section 10.03 contains a maximum amount);
(xxii)    Investments to the extent that payment for such Investments is made in the form of common Equity Interests or Qualified Preferred Stock of Holdings or any Equity Interests of any other direct or indirect Parent Company to the seller of such Investments;
(xxiii)    Investments of a Person that is acquired and becomes a Restricted Subsidiary or of a company merged or amalgamated or consolidated into any Restricted Subsidiary, in each case after the Closing Date and in accordance with this Section 10.05 and/or Section 10.02, as applicable, to the extent such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation, and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(xxiv)    Investments in a Restricted Subsidiary that is not a Credit Party or in a joint venture, in each case, to the extent such Investment is substantially contemporaneously repaid in full with a dividend or other distribution from such Restricted Subsidiary or joint venture;

(xxv)    to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of Intellectual Property, in each case, in the ordinary course of business;
(xxvi)    Investments by the Lead Borrower and its Restricted Subsidiaries (A) consisting of deposits, prepayment and other credits to suppliers or landlords and (B) in connection with obtaining, maintaining or renewing client contracts, each made in the ordinary course of business;
(xxvii)    guarantees made in the ordinary course of business of (a) obligations owed to landlords, suppliers, customers, franchisees and licensees of the Lead Borrower or its Subsidiaries and (b) operating leases (for the avoidance of doubt, excluding Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness;
(xxviii)    Investments consisting of the licensing, sublicensing or contribution of Intellectual Property pursuant to joint marketing arrangements with other Persons;
(xxix)    Investments in Unrestricted Subsidiaries having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this Section 10.05(xxix) that are at that time outstanding not to exceed the greater of $140,000,000 and 25.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time such Investment is made) at any one time outstanding so long as on the date of any such Investment no Event of Default has occurred and is continuing or would result therefrom;
(xxx)    [reserved];
(xxxi)    Investments by the Lead Borrower and its Restricted Subsidiaries in joint ventures in an aggregate amount for all Investments made pursuant to this clause (xxxi), not to exceed, when added to the aggregate amount then guaranteed under Section 10.04(xxiii) and all unreimbursed payments theretofore made in respect of guarantees pursuant to Section 10.04(xxiii), the greater of $140,000,000 and 25.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time such Investment is made) at any time outstanding;
(xxxii)    (A) Investments in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction permitted by Section 10.04; provided, however, that any such Investment in a Securitization Entity is in the form of (x) a contribution of additional Securitization Assets, (y) Limited Originator Recourse or (z) loans in respect of the noncash portion of the purchase price of Securitization Assets not to exceed 15% of such purchase price and (B) distributions or payments of Securitization Fees and purchases of Securitization Assets or Receivables Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Transaction or a Receivables Facility, as applicable;
(xxxiii)    repurchases of the Secured Notes and the Unsecured Notes;
(xxxiv)    Investments in any Person to which Lead Borrower or any Restricted Subsidiary outsources operational activities or otherwise related to the outsourcing of operational activities in the ordinary course of business in an aggregate amount not to exceed the greater of $27,500,000 and 5.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries as of the most recently ended Test Period (measured at the time such Investment is made) at any one time outstanding;
(xxxv)    Investments in connection with the Transactions;
(xxxvi)    Investments consisting of guarantees permitted pursuant to clauses (x) and (y) of Section 10.04(xxviii);

(xxxvii)    Investments in Similar Businesses in an aggregate amount not to exceed of the greater of $140,000,000 and 25.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries as of the most recently ended Test Period (measured at the time such Investment is made) at any one time outstanding; and
(xxxviii)    Investments arising as a result of a Sale-Leaseback Transactions to the extent such Sale-Leaseback Transactions are permitted under Section 10.02(xii).
To the extent an Investment is permitted to be made by a Credit Party directly in any Restricted Subsidiary or any other Person who is not a Credit Party (each such person, a “Target Person”) under any provision of this Section 10.05, such Investment may be made by advance, contribution or distribution by a Credit Party to a Restricted Subsidiary or Holdings, and further advanced or contributed by such Restricted Subsidiary or Holdings for purposes of making the relevant Investment in the Target Person without constituting an additional Investment for purposes of this Section 10.05 (it being understood that such Investment must satisfy the requirements of, and shall count toward any thresholds in, a provision of this Section 10.05 as if made by the applicable Credit Party directly to the Target Person).
Section 10.06    Transactions with Affiliates. The Borrowers will not, and will not permit any of the Restricted Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of the Lead Borrower or any of its Subsidiaries involving aggregate payments or consideration in excess of the greater of $55,000,000 and 10.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries as of the most recently ended Test Period, other than on terms and conditions deemed in good faith by the board of directors (or any committee thereof) of Holdings or the Lead Borrower to be not less favorable to the Lead Borrower or such Restricted Subsidiary as would reasonably be obtained by the Lead Borrower or such Restricted Subsidiary at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, except:
(i)    Dividends (and loans and advances in lieu thereof) may be paid to the extent provided in Section 10.03;
(ii)    loans and other transactions among Holdings, Lead Borrower and its Restricted Subsidiaries (and any Parent Company) may be made;
(iii)    customary fees and indemnification (including the reimbursement of out-of-pocket expenses) may be paid to directors, officers and employees of Holdings, the Lead Borrower and its Restricted Subsidiaries (and, to the extent directly attributable to the operations of the Lead Borrower and the other Restricted Subsidiaries, to any other Parent Company);
(iv)    the Lead Borrower and its Restricted Subsidiaries may enter into, and may make payments under, employment or other service related agreements, employee benefits plans, stock option plans, indemnification provisions, stay bonuses, severance and other similar compensatory arrangements with current and former officers, employees, consultants and directors of Holdings, the Lead Borrower and its Restricted Subsidiaries in the ordinary course of business;
(v)    so long as no Event of Default shall exist (both before and immediately after giving effect thereto) under Section 11.01 or 11.05, Holdings and/or the Lead Borrower may pay fees to the Sponsor or the Sponsor Affiliates (or dividend such funds to any Parent Company to be paid to the Sponsor or the Sponsor Affiliates) in an amount not to exceed $10,000,000 in any calendar year and perform its other obligations pursuant to the terms of the Advisory Agreement as in effect on the Closing Date, subject to amendments, restatements, modifications and supplements not adverse to the Lenders in any material respect; provided, further, that upon the occurrence and during the continuance of Event of Default under Section 11.01 or 11.05, such amounts may accrue on a subordinated basis, but not be payable in cash during such period, but all such accrued amounts (plus accrued interest, if any, with respect thereto) may be payable in cash upon the cure or waiver of such Event of Default;
(vi)    the Transaction (including Transaction Costs) shall be permitted, and all agreements entered into among the Target and the Permitted Holders in connection with the Acquisition shall be permitted;

(vii)    the Lead Borrower may make payments (or make dividends to Holdings or any other Parent Company to make payments) (i) to reimburse the Sponsor or the Sponsor Affiliates for its reasonable out-of-pocket expenses, and to indemnify it, pursuant to the terms of the Advisory Agreement, as in effect on the Closing Date, subject to amendments, restatements, modifications and supplements not adverse to the Lenders in any material respect and (ii) to reimburse any shareholders for their respective reasonable out-of-pocket expenses, and to indemnify them, pursuant to the terms of any stockholders agreement with respect to Holdings or any other Parent Company, as in effect on the Closing Date, subject to amendments, restatements, modifications and supplements not materially adverse to the Lenders in any material respect;
(viii)    transactions described on Schedule 10.06(viii) or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect;
(ix)    Investments in the Lead Borrower’s Subsidiaries and joint ventures (to the extent any such Subsidiary that is not a Restricted Subsidiary or any such joint venture is only an Affiliate as a result of Investments by Holdings and the Restricted Subsidiaries in such Subsidiary or joint venture) to the extent otherwise permitted under Section 10.05;
(x)    any payments required to be made pursuant to or in connection with the Acquisition Agreement;
(xi)    transactions between the Lead Borrower and any Person that is an Affiliate solely due to the fact that a director of such Person is also a director of the Lead Borrower or any Parent Company; provided, however, that such director abstains from voting as a director of the Lead Borrower or such Parent Company, as the case may be, on any matter involving such other Person;
(xii)    payments by Holdings, the Lead Borrower or any of its Restricted Subsidiaries to the Sponsor or any Parent Company for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with the acquisitions or divestitures, which payments are approved by a majority of the board of directors of the Lead Borrower in good faith;
(xiii)    transactions with joint ventures entered into in the ordinary course of business;
(xiv)    guarantees of performance by the Lead Borrower and its Restricted Subsidiaries of Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money;
(xv)    transactions (a) in connection with the issuance of Equity Interests in the form of common stock or Qualified Preferred Stock of the Lead Borrower to the Sponsor or any Parent Company, or to any director, officer, employee or consultant thereof or (b) related to any Affiliate’s capacity as holder of Indebtedness or preferred equity of Holdings and its Restricted Subsidiaries (including such Affiliate’s exercise of any permitted rights with respect thereto) so long as such transaction is with all holders of such class of Indebtedness or preferred equity and such Affiliates are treated no more favorably than the other holds of such class generally;
(xvi)    the entry into any tax-sharing arrangements between Lead Borrower or any of its Restricted Subsidiaries and any of their direct or indirect parents; provided, however, that any payment made by Lead Borrower or any of its Restricted Subsidiaries under such tax-sharing arrangements is, at the time made, otherwise permitted hereunder;
(xvii)    transactions with Unrestricted Subsidiaries, customers, clients, lessors, landlords, suppliers, contractors, or purchasers or sellers of goods or services that are Affiliates, in each case, in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to Lead Borrower and its Restricted Subsidiaries, or made in the reasonable determination of senior management or the Board of Directors of Lead Borrower or any direct or indirect parent of Lead Borrower;
(xviii)    to the extent not otherwise prohibited by this Agreement, transactions between or among Holdings, Lead Borrower and any one or more of its Restricted Subsidiaries shall be permitted (including equity issuances);

(xix)    the entry into any domination and/or profit and loss pooling agreements; and
(xx)    transactions in connection with a Qualified Securitization Transaction or Receivables Facility.
Notwithstanding anything to the contrary contained above in this Section 10.06, (a) in no event shall the Lead Borrower or any of its Restricted Subsidiaries pay any management, consulting or similar fee to the Sponsor or any Affiliate of the Sponsor except as specifically provided in clauses (v) and (vii) of this Section 10.06 and (b) Lead Borrower and its Restricted Subsidiaries shall not, directly or indirectly, sell or otherwise transfer any Intellectual Property that is material to the operations of the Lead Borrower and its Subsidiaries taken as a whole to any Unrestricted Subsidiary.
Section 10.07    Limitations on Payments, Certificate of Incorporation, By-Laws and Certain Other Agreements, etc. The Lead Borrower will not, and will not permit any of the Restricted Subsidiaries to:
(a)    make (or give any notice (other than any such notice that is expressly contingent upon the repayment in full in cash of all Obligations other than any indemnification obligations arising hereunder which are not due and payable and other than obligations in respect of Secured Bank Product Obligations) in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, Change of Control or similar event of (including, in each case without limitation, by way of depositing money or securities with the trustee with respect thereto or any other Person before due for the purpose of paying when due), any Indebtedness under the Unsecured Notes Indenture and the other Unsecured Notes Documents, any Permitted Junior Debt, any Subordinated Indebtedness or any Refinancing Notes/Loans (other than Refinancing Notes/Loans secured by Liens ranking pari passu with the Liens securing the Indebtedness under the Cash Flow Credit Agreement), in an outstanding aggregate principal amount greater than the greater of $55,000,000 and 10.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries as of the most recently ended Test Period (measured at the time such payment, prepayment, redemption or acquisition is made), except that (A) the Borrowers may consummate the Transaction, and (B) Unsecured Notes, Permitted Junior Debt, Subordinated Indebtedness and such Refinancing Notes/Loans may be repaid, redeemed, repurchased or defeased (and any applicable deposit of money or securities with the trustee with respect thereto or any other Person for the purpose of paying such Unsecured Notes, Permitted Junior Debt, Refinancing Notes/Loans or Subordinated Indebtedness when due may be made), (i) so long as the Payment Conditions are satisfied on a Pro Forma Basis immediately after giving effect to the consummation of the proposed repayment or prepayment and (ii) in an aggregate amount not to exceed the greater of $250,000,000 and 50.0% of Consolidated EBITDA of the Lead Borrower and its Restricted Subsidiaries as of the most recently ended Test Period (measured at the time such payment, prepayment, redemption or acquisition is made); provided that nothing herein shall otherwise prevent the Lead Borrower and its Restricted Subsidiaries from refinancing the Unsecured Notes, Permitted Junior Debt, Subordinated Indebtedness or Refinancing Notes, in each case with Permitted Refinancing Indebtedness, paying regularly scheduled interest payments and payment of fees, expenses and indemnification obligations without utilizing any of the basket capacities of this Section 10.07(a) or any payment to the extent necessary to prevent such Permitted Junior Debt, Subordinated Indebtedness or Refinancing Notes/Loans from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code, in each case, with respect to such Indebtedness under such Permitted Junior Debt, Subordinated Indebtedness or Refinancing Notes/Loans;
(b)    amend or modify, or permit the amendment or modification of any provision of, any Unsecured Note Document other than any amendment or modification (when taken as a whole) that is not materially adverse to the interests of the Lenders;
(c)    amend or modify, or permit the amendment or modification of any provision of, any Permitted Junior Debt Document (after the entering into thereof) with a principal amount in excess of the Threshold Amount, other than any amendment or modification (when taken as a whole) that is not materially adverse to the interests of the Lenders; or

(d)    amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation) or certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents); accounting policies or reporting policies (except as required by U.S. GAAP or, for Foreign Subsidiaries, as required by generally accepted accounting principles in their respective jurisdictions of formation), as applicable, or any agreement entered into by it with respect to its Equity Interests, or enter into any new agreement with respect to its Equity Interests, unless such amendment, modification, change or other action contemplated by this clause (d) (when taken as a whole) is not materially adverse in the aggregate to the interests of the Lenders.
Section 10.08    Limitation on Certain Restrictions on Subsidiaries. The Lead Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Lead Borrower or any of its Restricted Subsidiaries, or pay any Indebtedness owed to the Lead Borrower or any of its Restricted Subsidiaries, (b) make loans or advances to the Lead Borrower or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to the Lead Borrower or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:
(i)    Requirements of Law;
(ii)    this Agreement and the other Credit Documents, the Cash Flow Credit Agreement, the Unsecured Notes Indenture, the Secured Notes Indenture and the other definitive documentation entered into in connection with any of the foregoing;
(iii)    any Refinancing Note/Loan Documents;
(iv)    customary provisions restricting subletting or assignment of any lease governing any leasehold interest of the Lead Borrower or any of its Restricted Subsidiaries;
(v)    customary provisions restricting assignment of any licensing agreement (in which the Lead Borrower or any of its Restricted Subsidiaries is the licensee) or other contract entered into by the Lead Borrower or any of its Restricted Subsidiaries in the ordinary course of business;
(vi)    restrictions on the transfer of any asset pending the close of the sale of such asset;
(vii)    any agreement or instrument governing Indebtedness assumed in connection with a Permitted Acquisition, to the extent the relevant encumbrance or restriction was not agreed to or adopted in connection with, or in anticipation of, the respective Permitted Acquisition and does not apply to the Lead Borrower or any Restricted Subsidiary of the Lead Borrower, or the properties of any such Person, other than the Persons or the properties acquired in such Permitted Acquisition;
(viii)    encumbrances or restrictions on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business;
(ix)    any agreement or instrument relating to Indebtedness of a Foreign Subsidiary that is not a Credit Party incurred pursuant to Section 10.04 to the extent such encumbrance or restriction only applies to such Foreign Subsidiary and any Subsidiary of such Foreign Subsidiary;
(x)    an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement or instrument referred to in clause (vii) above; provided that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement are no less favorable to the Lead Borrower or the Lenders in any material respect than the provisions relating to such encumbrance or restriction contained in the agreements or instruments referred to in such clause (vii);

(xi)    restrictions on the transfer of any asset subject to a Lien permitted by Section 10.01;
(xii)    restrictions and conditions imposed by the terms of the documentation governing any Indebtedness of a Restricted Subsidiary of the Lead Borrower that is not a Credit Party, which Indebtedness is permitted by Section 10.04;
(xiii)    customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 10.05 and applicable solely to such joint venture;
(xiv)    on or after the execution and delivery thereof, (i) the Permitted Junior Debt Documents, (ii) the Permitted Pari Passu Notes Documents and (iii) the Permitted Pari Passu Loan Documents;
(xv)    negative pledges and restrictions on Liens in favor of any holder of Indebtedness for borrowed money permitted under Section 10.04 but only if such negative pledge or restriction expressly permits Liens for the benefit of the Administrative Agent and/or the Collateral Agent and the Secured Creditors with respect to the credit facilities established hereunder and the Obligations under the Credit Documents on a senior basis and without a requirement that such holders of such Indebtedness be secured by such Liens securing the Obligations under the Credit Documents equally and ratably or on a junior basis; and
(xvi)    restrictions and conditions under the terms of the documentation governing any Qualified Securitization Transaction or a Receivables Facility that, in each case, permitted by Section 10.04, are necessary or advisable, in the good faith determination of Lead Borrower or the applicable Restricted Subsidiary, to effect such Qualified Securitization Transaction or such Receivables Facility.
Section 10.09    Business.
(a)    The Lead Borrower will not permit at any time the business activities taken as a whole conducted by the Lead Borrower and its Restricted Subsidiaries to be materially different from the business activities taken as a whole conducted by the Lead Borrower and its Restricted Subsidiaries on the Closing Date (after giving effect to the Transaction) except that the Lead Borrower and its Restricted Subsidiaries may engage in any Similar Business.
(b)    Holdings will not engage in any business other than its ownership of the capital stock of, and the management of, the Lead Borrower and, indirectly, its Subsidiaries and activities incidental thereto; provided that Holdings may engage in those activities that are incidental to (i) the maintenance of its existence in compliance with Requirements of Law, (ii) legal, tax and accounting matters in connection with any of the foregoing or following activities, (iii) the entering into, and performing its obligations under, this Agreement, the other Credit Documents to which it is a party, the Acquisition Agreement, the Advisory Agreement, the Cash Flow Credit Agreement, the Unsecured Notes Indenture, the Secured Notes Indenture and the other definitive documentation entered into in connection with any of the foregoing, (iv) the issuance, sale or repurchase of its Equity Interests and the receipt of capital contributions, (v) the making of dividends or distributions on its Equity Interests, (vi) the filing of registration statements, and compliance with applicable reporting and other obligations, under federal, state or other securities laws, (vii) the listing of its equity securities and compliance with applicable reporting and other obligations in connection therewith, (viii) the retention of (and the entry into, and exercise of rights and performance of obligations in respect of, contracts and agreements with) transfer agents, private placement agents, underwriters, counsel, accountants and other advisors and consultants, (ix) the performance of obligations under and compliance with its certificate of incorporation and by-laws, or any Requirements of Law, ordinance, regulation, rule, order, judgment, decree or permit, including, without limitation, as a result of or in connection with the activities of its Subsidiaries, (x) the incurrence and payment of its operating and business expenses and any taxes for which it may be liable (including reimbursement to Affiliates for such expenses paid on its behalf), (xi) the consummation of the Transaction, (xii) the making of loans to or other Investments in, or incurrence of Indebtedness from, the Borrowers or in the case of incurrence of Indebtedness, from any Wholly-Owned Domestic Subsidiary, which is a Credit Party, as and to the extent not prohibited by this Agreement, (xiii) the purchase or other acquisition by Holdings of all or substantially all of the property and assets or business of any Person, or of assets constituting a business unit, a line of business or division of such Person, or of all of the Equity Interests in a Person pursuant to Section 10.03(vi)(F) and (xiv) any other activity expressly contemplated by this Agreement to be engaged in by Holdings, including, without limitation, repurchases of Indebtedness of the Borrowers under this Agreement pursuant to Section 2.19 and

Section 2.20 and entry into and performance of guarantees of Refinancing Notes/Loans, Permitted Junior Debt, Permitted Pari Passu Notes, Permitted Pari Passu Loans and, subject to any applicable limitations set forth herein, other permitted Indebtedness of the Lead Borrower and its Restricted Subsidiaries.
Section 10.10    Negative Pledges. Holdings and the Borrowers shall not, and shall not permit any of the Restricted Subsidiaries to, agree or covenant with any Person to restrict in any way its ability to grant any Lien on its assets in favor of the Lenders, other than pursuant to the Intercreditor Agreement, any Additional Intercreditor Agreement, the Pari Passu Intercreditor Agreement or any other intercreditor agreement contemplated by this Agreement, and except that this Section 10.10 shall not apply to:
(i)    any covenants contained in this Agreement or any other Credit Documents or that exist on the Closing Date;
(ii)    covenants existing under the Cash Flow Documents, the Unsecured Notes Indenture and the Secured Notes Indenture, each as in effect on the Closing Date (or as amended in a manner consistent with any amendment to this Agreement or the other Credit Documents), and the other definitive documentation entered into in connection with any of the foregoing;
(iii)    the covenants contained in any Refinancing Term Loans, any Refinancing Note/Loan Documents, any Permitted Pari Passu Notes Documents, Permitted Pari Passu Loan Documents, any Permitted Junior Debt, any documentation governing a Qualified Securitization Transaction or Receivables Facility (in each case so long as same do not restrict the granting of Liens to secure Indebtedness pursuant to this Agreement);
(iv)    covenants and agreements made in connection with any agreement relating to secured Indebtedness permitted by this Agreement but only if such covenant or agreement applies solely to the specific asset or assets to which such Lien relates;
(v)    customary provisions in leases, subleases, licenses or sublicenses and other contracts restricting the right of assignment thereof;
(vi)    customary provisions in joint venture agreements and other similar agreements applicable to joint ventures that are applicable solely to such joint venture;
(vii)    restrictions imposed by law;
(viii)    customary restrictions and conditions contained in agreements relating to any sale of assets or Equity Interests pending such sale; provided such restrictions and conditions apply only to the Person or property that is to be sold;
(ix)    contractual obligations binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such contractual obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary;
(x)    negative pledges and restrictions on Liens in favor of any holder of Indebtedness for borrowed money entered into after the Closing Date and otherwise permitted under Section 10.04 but only if such negative pledge or restriction expressly permits Liens for the benefit of the Administrative Agent and/or the Collateral Agent and the Secured Creditors with respect to the credit facilities established hereunder and the Obligations under the Credit Documents on a senior basis and without a requirement that such holders of such Indebtedness be secured by such Liens securing the Obligations under the Credit Documents equally and ratably or on a junior basis;
(xi)    restrictions on any Foreign Subsidiary (other than a Credit Party) pursuant to the terms of any Indebtedness of such Foreign Subsidiary (other than a Credit Party) permitted to be incurred hereunder;
(xii)    restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; and

(xiii)    any restrictions on Liens imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i), (ii), (iii), (ix), (x) and (xi) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Lead Borrower, not materially more restrictive, taken as a whole, with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
Section 10.11    Financial Covenant.
(a)    The Lead Borrower and its Restricted Subsidiaries shall, on any date when Adjusted Availability is less than the greater of (a) 10% of the Line Cap and (b) $12,500,000 (the “FCCR Test Amount”), have a Consolidated Fixed Charge Coverage Ratio of at least 1.0 to 1.0, tested for the four fiscal quarter period ending on the last day of the most recently ended fiscal quarter for which the Lead Borrower was required to deliver Section 9.01 Financials, and at the end of each succeeding fiscal quarter thereafter until the date on which Adjusted Availability has exceeded the FCCR Test Amount for 30 consecutive days.
(b)    For purposes of determining compliance with the Springing Financial Covenant (or for the financial covenant set forth in the Cash Flow Credit Agreement), cash equity contributions (which equity shall be common equity or otherwise in a form reasonably acceptable to the Administrative Agent) made to Holdings (which shall be contributed in cash to the common equity of the Lead Borrower) during such fiscal quarter or after the end of the relevant fiscal quarter and on or prior to the day that is 10 Business Days after financial statements are required to be delivered under Section 9.01 for such fiscal quarter, or with respect to the initial date the FCCR Test Amount is not exceeded, within 10 Business Days after the Lead Borrower and its Restricted Subsidiaries become subject to testing the Springing Financial Covenant (such 10-Business Day period being referred to herein as the “Interim Period”) will, at the request of the Lead Borrower, be included in the calculation of Consolidated EBITDA solely for the purposes of determining compliance the Springing Financial Covenant at the end of such fiscal quarter (or for the financial covenant set forth in the Cash Flow Credit Agreement) and applicable subsequent periods which include such fiscal quarter (any such equity contribution so included in the calculation of Consolidated EBITDA, a “Specified Equity Contribution”); provided that (a) Specified Equity Contributions may be made no more than two times in any twelve fiscal month period and no more than five times during the term of this Agreement, (b) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause the Borrowers to be in pro forma compliance with such Springing Financial Covenant (or such greater amount required to cause the Lead Borrower to be in compliance with the financial covenant set forth in the Cash Flow Credit Agreement), (c) the Borrowers shall not be permitted to borrow hereunder or request the issuance, amendment, modification or extension of Letters of Credit (other than any amendment, modification or extension of a Letter of Credit which does not increase the face amount thereof) during the Interim Period until the relevant Specified Equity Contribution has been made, (d) all Specified Equity Contributions shall be disregarded for purposes of determining any baskets calculated on the basis of Consolidated EBITDA contained herein and in the other Credit Documents, (e) there shall be no pro forma reduction in Indebtedness with the proceeds of any Specified Equity Contribution for determining compliance with the Springing Financial Covenant for the fiscal quarter with respect to which such Specified Equity Contribution is made and (f) until the last Business Day of the Interim Period, neither the Administrative Agent nor any Lender shall have any right to accelerate the Loans or terminate the Commitments, and none of the Administrative Agent nor any Lender shall have any right to foreclose on or take possession of the Collateral or any other right or remedy under the Credit Documents that would be available on the basis of an Event of Default resulting from the failure to comply with Section 10.11(a).
ARTICLE 11    Events of Default. Upon the occurrence of any of the following specified events (each, an “Event of Default”):
Section 11.01    Payments. Any Borrower shall (i) default in the payment when due of any principal of any Loan or (ii) default, and such default shall continue unremedied for five or more Business Days, in the payment when due of any interest on any Loan, or any Fees or any other amounts owing hereunder or under any other Credit Document; or

Section 11.02    Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Administrative Agent, the Collateral Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or
Section 11.03    Covenants. Holdings, any Borrower or any Restricted Subsidiary shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.01(f)(i), 9.02(b), 9.04 (as to the Lead Borrower), 9.11, 9.14(a), 9.17(c), (e), (f) and (g) (other than any such default which is not directly caused by the action or inaction of Holdings, the Lead Borrower or any of its Restricted Subsidiaries, which such default shall be subject to clause (iii) below) or Article 10, (ii) fail to deliver a Borrowing Base Certificate required to be delivered pursuant to Section 9.17(a) within five (5) Business Days of the date such Borrowing Base Certificate is required to be delivered (other than during the occurrence of a Liquidity Event, in which case such period shall be three (3) Business Days), (iii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or in any other Credit Document (other than those set forth in Sections 11.01 and 11.02), and such default shall continue unremedied for a period of 30 days after written notice thereof to the Lead Borrower by the Administrative Agent, the Collateral Agent or the Required Lenders; or
Section 11.04    Default Under Other Agreements. (i) Holdings, any Borrower or any of the Restricted Subsidiaries shall (x) default in any payment of any Indebtedness (other than Indebtedness under this Agreement) beyond the period of grace, if any, provided in an instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than Indebtedness under this Agreement) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity or (ii) any Indebtedness (other than Indebtedness under this Agreement) of Holdings, any Borrower or any of the Restricted Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; provided that (A) it shall not be a Default or an Event of Default under this Section 11.04 unless the aggregate principal amount of all Indebtedness as described in the preceding clauses (i) and (ii) is at least equal to the Threshold Amount, (B) the preceding clause (ii) shall not apply to Indebtedness that becomes due as a result of a voluntary sale or transfer of, or Recovery Event with respect to, the property or assets securing such Indebtedness, if such sale or transfer or Recovery Event is otherwise permitted hereunder and (C) the occurrence of an event of default under the Cash Flow Credit Agreement arising out of a breach of the financial covenant thereunder shall not constitute an Event of Default until the earlier of (x) the date on which the Indebtedness under the Cash Flow Credit Agreement has been accelerated as a result of such default or (y) the date on which the administrative agent, the collateral agent and/or the lenders under the ABL Credit Agreement have exercised their secured creditor remedies as a result of such default; or
Section 11.05    Bankruptcy, etc.
(a)    Holdings, any Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against Holdings, any Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) under the Bankruptcy Code, and the petition is not dismissed within 60 days, after commencement of the case or proceeding; or a custodian (as defined in the Bankruptcy Code), receiver, interim receiver, receiver-manager, trustee, monitor or the like is appointed for, or takes charge of, all or substantially all of the property of Holdings, any Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary), or Holdings, any Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) commences any other case or proceeding under any Debtor Relief Law or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings, any Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary), or there is commenced against Holdings, any Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) any such case or proceeding which remains undismissed for a period of 60 days, or Holdings, Lead Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) suffers any appointment of any custodian, receiver, interim receiver, receiver-manager, trustee, monitor or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings, any Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) makes a general assignment for the benefit of creditors; or any corporate, limited liability company or similar action is taken by Lead Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) for the purpose of effecting any of the foregoing; or
(b)    UK Insolvency. Any UK Insolvency Event occurs with respect to any UK Credit Party; or
(c)    Singapore Insolvency. (a) Any Singapore Credit Party (other than a Singapore Guarantor that is an Immaterial Subsidiary) is or is deemed to be unable or admits inability to pay its debts as they fall due; or (b) if in respect of any Singapore Credit Party (other than a Singapore Guarantor that is an Immaterial Subsidiary), (i) the value of its assets is less than its liabilities (taking into account contingent and prospective liabilities); (ii) a moratorium is declared in respect of any of its indebtedness; or (iii) such Singapore Credit Party is subject to any corporate action, legal proceedings or other procedure or step taken in relation to the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, judicial management, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) other than a solvent liquidation or reorganisation; or
(d)    Declared Company. A Singapore Credit Party (other than a Singapore Guarantor that is an Immaterial Subsidiary) is declared by the Minister of Finance of Singapore to be a company to which Part IX of the Companies Act, Chapter 50 of Singapore applies; or
Section 11.06    ERISA; Foreign Pension Plans. (i) An ERISA Event has occurred with respect to a Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect; (ii) there is or arises Unfunded Pension Liability which has resulted or would reasonably be expected to result in a Material Adverse Effect, (iii) a Foreign Pension Plan or a Canadian Pension Plan has failed to comply with, or be funded in accordance with, Requirements of Law which has resulted or would reasonably be expected to result in a Material Adverse Effect, (iv) the Lead Borrower or any of its Restricted Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan that, in each case, has resulted or would reasonably be expected to result in a Material Adverse Effect or (v) a Canadian Pension Event has occurred that has resulted or would reasonably be expected to result in a Material Adverse Effect; or
Section 11.07    Security Documents. Subject to the Legal Reservations, any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation (to the extent provided therein), a perfected (or the equivalent with respect to Foreign Credit Parties under applicable law) security interest, to the extent required by the Credit Documents, in, and Lien on, all or any material portion of the Collateral (other than as a result of the failure of the Collateral Agent to file continuation statements or the failure of the Collateral Agent or the collateral agent under the Cash Flow Credit Agreement, the Secured Notes Indenture, any Permitted Pari Passu Loans, any Permitted Pari Passu Notes or any Refinancing Notes/Loans (to the extent secured on a pari passu basis with the loans under the Cash Flow Credit Agreement) (in each case, as bailee for the Collateral Agent pursuant to the Intercreditor Agreement) to maintain possession of possessory collateral delivered to it), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 10.01); or
Section 11.08    Credit Document. Any Credit Document (other than a Security Document) shall cease to be in full force and effect as to any Credit Party (other than any Credit Party otherwise qualifying as an Immaterial Subsidiary, whether or not so designated), or any Credit Party or any Person acting for or on behalf of such Credit Party shall deny or disaffirm in writing such Credit Party’s obligations under such Credit Document to which it is a party; or
Section 11.09    Judgments. One or more judgments or decrees shall be entered against Holdings, any Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) of the Lead Borrower involving in the aggregate for Holdings, the Lead Borrower and its Restricted Subsidiaries (other than any Immaterial Subsidiary) a liability or liabilities (not paid or fully covered (other than to the extent of any deductible) by a reputable and solvent insurance company with respect to judgments for the payment of money) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments and decrees (to the extent not paid or fully covered (other than to the extent of any deductible) by such insurance company) equals or exceeds the Threshold Amount; or
Section 11.10    Change of Control. A Change of Control shall occur;
then and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Lead Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 11.05 shall occur with respect to the Lead Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Aggregate Commitments terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) enforce, or instruct the Collateral Agent to enforce, all of the Liens and security interests created pursuant to the Security Documents; (iv) enforce each Guaranty, (v) terminate, reduce or condition any Revolving Commitment, or make any adjustment to any Borrowing Base and (vi) require the Credit Parties to Cash Collateralize LC Obligations, and, if the Credit Parties fail promptly to deposit such Cash Collateral, the Administrative Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolving Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 7.01 are satisfied).
Section 11.11    Application of Funds. After the exercise of remedies provided for above (or after the Loans have automatically become immediately due and payable and the LC Exposure has automatically been required to be Cash Collateralized as set forth above):
(a)    any amounts received on account of the Obligations (other than proceeds of the Collateral) shall, subject to the provisions of Sections 2.01(c), 2.11 and 2.13(j), be applied ratably by the Administrative Agent, separately in respect of each Subfacility, in the following order:
First, to the payment of all reasonable costs and out-of-pocket expenses, fees, commissions and taxes of such sale, collection or other realization, if any, including, without limitation, compensation to the Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith;
Second, to the payment of all other reasonable costs and out-of-pocket expenses of such sale, collection or other realization including, without limitation, costs and expenses and all costs, liabilities and advances made or incurred by the other Secured Creditors in connection therewith (other than in respect of Secured Bank Product Obligations);
Third, to interest then due and payable on the Borrowers’ Swingline Loans;
Fourth, (x) to the principal balance of the Swingline Loans outstanding until the same has been prepaid in full and (y) the principal balance of Protective Advances outstanding, until paid in full;
Fifth, to interest then due and payable on Revolving Loans and other amounts due pursuant to Sections 3.01, 3.02 and 5.01;
Sixth, to Cash Collateralize all LC Exposures (to the extent not otherwise Cash Collateralized pursuant to the terms hereof) plus any accrued and unpaid interest thereon;

Seventh, to the principal balance of Revolving Borrowings then outstanding and all Obligations on account of Noticed Hedges with Secured Creditors, pro rata;
Eighth, to all other Obligations pro rata; and
Ninth, the balance, if any, as required by the Intercreditor Agreement or any Additional Intercreditor Agreement or, in the absence of any such requirement, to the Person lawfully entitled thereto (including the applicable Credit Party or its successors or assigns).
Amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Sixth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Amounts distributed with respect to any Secured Bank Product Obligations shall be the lesser of the maximum Secured Bank Product Obligations last reported to the Administrative Agent or the actual Secured Bank Product Obligations as calculated by the methodology reported to the Administrative Agent for determining the amount due. The Administrative Agent shall have no obligation to calculate the amount to be distributed with respect to any Secured Bank Product Obligations, and may request a reasonably detailed calculation of such amount from the applicable Secured Creditor. If a Secured Creditor fails to deliver such calculation within five days following request by the Administrative Agent, the Administrative Agent may assume the amount to be distributed is zero.
In the event that any such proceeds are insufficient to pay in full the items described in clauses First through Eighth of this Section 11.11(a), the Credit Parties shall remain liable for any deficiency. Notwithstanding the foregoing provisions, this Section 11.11(a) is subject to the provisions of the Intercreditor Agreement and any Additional Intercreditor Agreement.
(b)    any proceeds of U.S. Collateral received by the Administrative Agent shall, subject to the provisions of Section 2.01(c), be applied ratably in the following order:
First, to the payment of all reasonable costs and out-of-pocket expenses, fees, commissions and taxes of such sale, collection or other realization including, without limitation, compensation to the Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith due from the U.S. Borrowers;
Second, to the payment of all other reasonable costs and out-of-pocket expenses of such sale, collection or other realization including, without limitation, costs and expenses and all costs, liabilities and advances made or incurred by the other Secured Creditors in connection therewith (other than in respect of Secured Bank Product Obligations or the Guaranty by the U.S. Borrowers of the Obligations of the Foreign Credit Parties) due from the U.S. Borrowers;
Third, to interest then due and payable on the Lead Borrower’s Swingline Loans;
Fourth, to the principal balance of the Swingline Loans and U.S. Protective Advances outstanding until the same has been prepaid in full;
Fifth, to interest then due and payable on Revolving Loans under the U.S. Subfacility and other amounts due pursuant to Sections 3.01, 3.02 and 5.01;
Sixth, to Cash Collateralize all LC Exposures (to the extent not otherwise Cash Collateralized pursuant to the terms hereof) plus any accrued and unpaid interest thereon;

Seventh, to the principal balance of Revolving Borrowings under the U.S. Subfacility then outstanding and all Obligations of the U.S. Borrowers on account of Noticed Hedges with Secured Creditors, pro rata;
Eighth, to the payment of all reasonable costs and out-of-pocket expenses, fees, commissions and taxes of such sale, collection or other realization including, without limitation, compensation to the Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith due from the Foreign Credit Parties;
Ninth, to the payment of all other reasonable costs and out-of-pocket expenses of such sale, collection or other realization including, without limitation, costs and expenses and all costs, liabilities and advances made or incurred by the other Secured Creditors in connection therewith (other than in respect of Secured Bank Product Obligations) due from the Foreign Credit Parties;
Tenth, to the principal balance of Protective Advances under the RoW Subfacility outstanding until the same has been prepaid in full;
Eleventh, to interest then due and payable on Revolving Loans under the RoW Subfacility and other amounts due pursuant to Sections 3.01, 3.02 and 5.01;
Twelfth, to the principal balance of Revolving Borrowings under the RoW Subfacility then outstanding and all Obligations of the Foreign Credit Parties on account of Noticed Hedges with Secured Creditors, pro rata;
Thirteenth, to amounts due pursuant to Sections 3.01, 3.02 and 5.01;
Fourteenth, to all other Obligations pro rata; and
Fifteenth, the balance, if any, as required by the Intercreditor Agreement or any Additional Intercreditor Agreement or, in the absence of any such requirement, to the Person lawfully entitled thereto (including the applicable Credit Party or its successors or assigns).
In the event that any such proceeds are insufficient to pay in full the items described in clauses First through Fifteenth of this Section 11.11(b), the Credit Parties shall remain liable for any deficiency. Notwithstanding the foregoing provisions, this Section 11.11(b) is subject to the provisions of the Intercreditor Agreement and any Additional Intercreditor Agreement.
(c)    any proceeds of Foreign Collateral received by the Administrative Agent shall be applied ratably in the order specified in clauses Eighth through Twelfth and Fourteenth through Fifteenth of clause (b) above; provided that in no event will any amounts received from a Foreign Credit Party be applied to any such amounts with respect to the U.S. Subfacility.
Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Credit Parties to preserve the allocation to Obligations otherwise set forth above in this Section.
ARTICLE 12    The Administrative Agent and the Collateral Agent.
Section 12.01    Appointment and Authorization.
(a)    Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this

Article 12 (other than Sections 12.08, 12.10 and 12.11) are solely for the benefit of the Administrative Agent, the Issuing Banks and the Lenders, and neither any Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(b)    Each of the Lenders (on behalf of itself and its Affiliates, including in its capacity as Secured Bank Product Provider) hereby irrevocably appoints and authorizes Bank of America (acting through such of its affiliates and branches as it deems appropriate) to act as the agent and, to the extent relevant, security trustee of such Lender hereunder and under the other Credit Documents for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Credit Party to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto, it being understood that the provisions of this Article 12 apply to the Collateral Agent in its capacity as such and references to Administrative Agent in the rest of this Article 12 shall be interpreted accordingly to include references to the Collateral Agent (including in the Collateral Agent’s capacity as trustee of any trust under the Security Documents). The Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent or Collateral Agent pursuant to Section 12.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article 12 and Article 13 (including Section 13.01, as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” or “security trustee” under the Credit Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent and/or the Collateral Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Guaranteed Creditors with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders.
(c)    The Lenders hereby authorize the Administrative Agent and the Collateral Agent to enter into the Intercreditor Agreements and any Additional Intercreditor Agreement and any other intercreditor agreement or arrangement or supplement thereto permitted under this Agreement without any further consent by any Lender and any such intercreditor agreement shall be binding upon the Lenders.
Section 12.02    Delegation of Duties. Each of the Administrative Agent and the Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent and/or the Collateral Agent. The Administrative Agent, the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 12 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent, the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and as Collateral Agent, as applicable. The Administrative Agent or Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agents, except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence, bad faith or willful misconduct in the selection of such sub-agents.
Section 12.03    Exculpatory Provisions. The Administrative Agent, the Collateral Agent and the Lead Arrangers, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent, the Collateral Agent or the Lead Arrangers, as applicable:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit

Documents that the Administrative Agent and/or the Collateral Agent are required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents); provided that neither the Administrative Agent nor the Collateral Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or the Collateral Agent, as applicable, to liability or that is contrary to any Credit Document or applicable law;
(c)    shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose to any Lender, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, the Collateral Agent and/or the Lead Arrangers or any of their respective Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein;
(d)    shall not be liable to any Lender for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent and/or the Collateral Agent shall believe in good faith shall be necessary, under the circumstances as provided in Article 11 and Section 13.12) or (ii) in the absence of its own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction by a final and nonappealable judgment. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent and the Collateral Agent by Lead Borrower or a Lender; and
(e)    shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article 6, Article 7 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent and/or the Collateral Agent.
Section 12.04    Reliance by Administrative Agent and Collateral Agent. Each of the Administrative Agent and the Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each of the Administrative Agent and the Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel (excluding counsel for the Borrowers), accountants or experts.
Section 12.05    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Lead Arrangers or any of their respective Affiliates shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent or a Lender hereunder.
Section 12.06    Non-reliance on Administrative Agent, Collateral Agent, the Lead Arrangers and Other Lenders.

(a)    Each Lender expressly acknowledges that none of the Administrative Agent, the Collateral Agent nor the Lead Arrangers has made any representation or warranty to it, and that no act by the Administrative Agent, the Collateral Agent or the Lead Arrangers hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Credit Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent, the Collateral Agent or the Lead Arrangers to any Lender as to any matter, including whether the Administrative Agent, the Collateral Agent or the Lead Arrangers have disclosed material information in their (or their Related Parties’) possession. Each Lender represents to the Administrative Agent, the Collateral Agent and the Lead Arrangers that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent, any Lead Arranger of this credit facility or any amendment thereto or any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Lead Borrower hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, any Lead Arranger of this credit facility or any amendment thereto or any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties. Each Lender represents and warrants that (i) the Credit Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender agrees not to assert a claim in contravention of the foregoing) and (iii) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
(b)    The Administrative Agent, and each Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Credit Documents (ii) may recognize a gain if it extended the Loans, or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Credit Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
Section 12.07    Indemnification by the Lenders. To the extent that the Borrowers for any reason fail to pay any amount required under Section 13.01(a) to be paid by them to the Administrative Agent or the Collateral Agent (or any sub-agent thereof), or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (based on the amount of then outstanding Loans held by each Lender or, if the Loans have been repaid in full, based on the amount of outstanding Loans held by each Lender immediately prior to such repayment in full) of (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Collateral Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent or the Collateral Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this Section 12.07 are subject to the provisions of Section 5.01.

Section 12.08    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Lead Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
Section 12.09    Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any case or proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or LC Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such case or proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, fees, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Sections 2.05 and 13.01) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property or distribution payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, administrator, examiner, sequestrator, debtor, debtor-in-possession or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments or distributions to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments or distributions directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.05 and 13.01.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any Plan of Reorganization affecting the Obligations or the rights of any Lender or any Issuing Bank to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank or in any such case or proceeding.
The Secured Creditors hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to (subject to the Intercreditor Agreement) credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any comparable provisions of any other applicable Debtor Relief Laws or any similar laws in any other jurisdictions to which a Credit Party is subject or (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Creditors shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a)(i) through (a)(ii) of Section 13.04 of this Agreement), and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Creditor or any acquisition vehicle to take any further action.
Section 12.10    Resignation of the Agents.
(a)    Each of the Administrative Agent and the Collateral Agent may resign as the Administrative Agent or Collateral Agent, as applicable, upon 30 days’ written notice to the Lenders and Lead Borrower; provided that, if at the time of such resignation, there is a successor Administrative Agent or Collateral Agent (which shall not be incorporated or acting through a lending office situated in a Non-Cooperative Jurisdiction), as applicable, satisfactory to each of the resigning Agent, the incoming Agent and Lead Borrower, each, in its sole discretion, then the resigning Agent, the incoming Agent and Lead Borrower may agree to waive or shorten the 30 day notice period. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with Lead Borrower’s consent (other than during the existence of an Event of Default under Section 11.01 or 11.05), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders (and consented to by Lead Borrower, to the extent so required) and shall have accepted such appointment within 30 days after the retiring Administrative Agent or retiring Collateral Agent, as applicable, gives notice of its resignation, then the retiring Administrative Agent or retiring Collateral Agent, as applicable, may, with Lead Borrower’s consent (other than during the existence of an Event of Default under Section 11.01 or 11.05), on behalf of the Lenders, appoint a successor Administrative Agent or successor Collateral Agent, as applicable, in each case meeting the qualifications set forth above; provided that if the Administrative Agent or the Collateral Agent shall notify Lead Borrower and the Lenders that no qualifying Person has accepted such appointment within such period, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent or retiring Collateral Agent, as applicable shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders under any of the Credit Documents, the retiring Collateral Agent shall continue to hold such collateral security solely for purposes of maintaining the Secured Creditors’ security interest thereon until such time as a successor Collateral Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent or the Collateral Agent, as applicable, shall instead be made by or to each Lender directly, until such time as the Required Lenders (with the consent of Lead Borrower, to the extent so required) appoint a successor Administrative Agent or Collateral Agent, as applicable, as provided for above in this Section 12.10. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent or the retiring (or retired) Collateral Agent, as applicable, and the retiring Administrative Agent or retiring Collateral Agent, as applicable, shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). After the retiring Administrative Agent’s or retiring Collateral Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Article 12 and Section 13.01 shall continue in effect for the benefit of such retiring Administrative Agent, or retiring Collateral Agent, as applicable, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent or retiring Collateral Agent, as applicable, was acting as Administrative Agent or Collateral Agent.
(b)    Any resignation by Bank of America as administrative agent pursuant to this Section 12.10 shall also constitute its resignation as Swingline Lender and as Issuing Bank to the extent that Bank of America is acting in such capacities at such time. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swingline Lender and the retiring Issuing Bank and (ii) the retiring Swingline Lender and retiring Issuing Bank shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents.
(c)    [Reserved].
Section 12.11    Collateral Matters and Guaranty Matters.
(a)    The Lenders and the Issuing Banks irrevocably authorize the Administrative Agent and the Collateral Agent, as applicable (and subject to the provisions of the Intercreditor Agreement and any Additional Intercreditor Agreement),
(i)    to release and to evidence the automatic release of, any Lien on any property granted to or held by the Collateral Agent under any Credit Document (A) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (i) contingent indemnification obligations and expense reimbursement obligations which are not then due and payable and (ii) Secured Bank Product Obligations except to the extent then due and payable and then entitled to payment in accordance with Section 11.11) and the expiration or termination of all Letters of Credit (unless Cash Collateralized or backstopped on terms reasonably satisfactory to the Administrative Agent), (B) that is sold or disposed of or to be sold or disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Credit Document to a Person that is not a Credit Party, (C) subject to Section 13.12, if approved, authorized or ratified in writing by the Required Lenders, (D) that constitutes Excluded Collateral, (E) if the property subject to such Lien is owned by a Subsidiary Borrower or Subsidiary Guarantor, subject to Section 13.12, upon release of such Subsidiary Borrower or Subsidiary Guarantor from its obligations under this Agreement and the applicable Guaranty Agreements pursuant to clause (ii) below, or (F) in the case of any Foreign Credit Party, to release any property (other than any Collateral of the type that would constitute Revolver Priority Collateral if such Foreign Credit Parties were party to the Intercreditor Agreement) at the request of the Lead Borrower in connection with any Lien permitted by Section 10.01, provided that it is agreed that none of the Administrative Agent or the Collateral Agent shall be obliged to agree to such request if such Agent reasonably determines that such release would reasonably be expected to negatively impact the protections or remedies of the Secured Creditors, generally in their capacities as secured creditors of such Credit Party, under the relevant Security Documents.
(ii)    to (x) release any Subsidiary Borrower from its obligations under this Agreement or any Subsidiary Guarantor from its obligations under the applicable Guaranty Agreements if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder or (y) in the case of any Subsidiary Borrower or Subsidiary Guarantor under any Subfacility other than the U.S. Subfacility, to release such Subsidiary Borrower or Subsidiary Guarantor in the event the Commitments in respect of the applicable Subfacility are terminated in full hereunder at the option of the Lead Borrower; provided that in the case of any such Subsidiary Guarantor that becomes an Excluded Subsidiary solely as a result of becoming a non-Wholly Owned Subsidiary, such Subsidiary Guarantor shall only be released from its obligations under this Agreement or the Guaranty Agreement, as applicable, pursuant to this clause (ii) if such Restricted Subsidiary became a non-Wholly Owned Subsidiary pursuant to a transaction where such Subsidiary becomes a bona fide joint venture where the other Person taking an equity interest in such Subsidiary is not an Affiliate of Holdings (other than as a result of such joint venture); and
(iii)    at the request of the Lead Borrower, to subordinate any Lien on any property (other than any assets included in the Borrowing Base) granted to or held by the Collateral Agent or Administrative Agent under any Credit Document to the holder of any Lien on such property that is permitted by Sections 10.01(iv)(y), (vi) or (xiv) or any other Lien that is expressly permitted by Section 10.01 to be senior to the Lien securing the Obligations or to release, and to execute and/or deliver documents to evidence the release or non-existence of, any Lien securing the Obligations on any Excluded Collateral; and
(iv)    to, without the input or consent of the other Lenders, (1) negotiate the form of any Security Document as may be necessary or appropriate in the opinion of the Administrative Agent and the Lead Borrower to comply with this Agreement, and (2) execute, deliver and perform any new Security Document or intercreditor agreement or amendment to any Security Document or intercreditor agreement or enter into any amendment to the

Security Documents or intercreditor agreement as may be necessary or appropriate in the opinion of the Administrative Agent and the Lead Borrower.
(b)    Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s and Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, to provide that its interests in particular types or items of property are equal to the interests of any other Person, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 12.11. In each case as specified in this Section 12.11, the Administrative Agent and Collateral Agent will (and each Lender irrevocably authorizes the Administrative Agent and Collateral Agent to), at the Borrowers’ expense, execute and deliver to the applicable Credit Party such documents, including (without limitation) termination or partial release statements, as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item or to provide that its interests are equal to the interests of any other Person, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Credit Documents and this Section 12.11.
The Administrative Agent and the Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s and the Collateral Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
Section 12.12    Bank Product Providers. Each Secured Bank Product Provider agrees to be bound by this Article 12 to the same extent as a Lender hereunder. Each such Secured Bank Product Provider shall indemnify and hold harmless the Administrative Agent and the Collateral Agent, to the extent not reimbursed by the Credit Parties, against all claims that may be incurred by or asserted against the Administrative Agent and the Collateral Agent in connection with such provider’s Secured Bank Product Obligations.
Section 12.13    Withholding Taxes. To the extent required by any applicable Requirements of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other relevant Governmental Authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate documentation was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), such Lender shall, within 10 days after written demand therefor, indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any Credit Party pursuant to Section 5.01 and without limiting or expanding the obligation of any Credit Party to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply all amounts at any time owing to such Lender under this Agreement, any other Credit Document or from any other sources against any amount due the Administrative Agent under this Section 12.13. The agreements in this Section 12.13 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, for purposes of this Section 12.13, the term “Lender” shall include any Issuing Bank and the Swingline Lender.
Section 12.14    Quebec Liens (Hypothecs). For the purposes of holding any security granted by any Credit Party pursuant to the laws of the Province of Quebec, each Lender and Agent hereby irrevocably appoints and authorizes the Collateral Agent to act as the hypothecary representative (in such capacity, the “Hypothecary Representative”) for all present and future Secured Creditors as contemplated under Article 2692 of the Civil Code of Québec, and to enter into, to take and to hold on its behalf, and for its benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Hypothecary Representative under any hypothec. The Hypothecary Representative shall: (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to it pursuant to any hypothec, pledge, applicable laws or otherwise, (b) benefit from and be subject to all provisions hereof with respect to the Collateral Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Lenders, and (c) be entitled to delegate from time to time any of its powers or duties under any hypothec or pledge on such terms and conditions as it may determine from time to time. Any person who becomes a Lender shall, by its execution of an Assignment and Assumption, and any person who becomes a Secured Creditor shall, by its execution of any document pursuant to which it has become a Secured Creditor, be deemed to have consented to and confirmed the Collateral Agent as the hypothecary representative as aforesaid and to have ratified, as of the date it becomes a Lender or other Secured Creditor, all actions taken by the Hypothecary Representative in such capacity. The substitution of the Collateral Agent pursuant to the provisions of this Article 12 shall also constitute the substitution of the Hypothecary Representative.
Section 12.15    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Credit Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Commitments,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable, with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Lead Borrower or any other Credit Party, that none of the Administrative Agent or any Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto).

Section 12.16    Collateral Agent as Trustee. In respect of any Security Document which is expressed to be or is construed to be governed by the law of any jurisdiction which would not recognise or give effect to the trust so expressed to be created under this Agreement, and to the fullest extent permissible under the laws of such jurisdiction, the Collateral Agent shall hold the Foreign Collateral as agent for the Secured Creditors on the terms contained in this Agreement.
Section 12.17    Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or any Issuing Bank (the “Recipient Party”), whether or not in respect of an Obligation due and owing by a Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Recipient Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The Administrative Agent shall inform each Recipient Party promptly upon determining that any payment made to such Recipient Party comprised, in whole or in part, a Rescindable Amount.
ARTICLE 13    Miscellaneous.
Section 13.01    Payment of Expenses, etc.
(a)    The Credit Parties hereby jointly and severally agree, from and after the Closing Date, to: (i) pay all reasonable invoiced out-of-pocket costs and expenses of the Agents and Issuing Banks (limited, in the case of legal expenses, to the reasonable fees and disbursements of one primary counsel to all Agents and Issuing Banks, taken as a whole and, if reasonably necessary, one local counsel in any relevant jurisdiction (which may include a single firm of counsel acting in multiple jurisdictions)) in connection with (x) the preparation, execution, enforcement and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein, (y) the administration hereof and thereof and any amendment, waiver or consent relating hereto or thereto (whether or not effective) and (z) their syndication efforts with respect to this Agreement; (ii) pay all reasonable invoiced out-of-pocket fees, costs and expenses of the Agents, each Lender and each Issuing Bank in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings (limited, in the case of legal expenses, to one primary counsel to all Agents, Lenders and Issuing Banks to be retained by the Administrative Agent and, if reasonably necessary, one local counsel in any relevant jurisdiction (which may include a single firm of counsel acting in multiple jurisdictions) and, in the case of an actual or perceived conflict of interest where any Indemnified Person affected by such conflict informs the Lead Borrower of such conflict, of a single additional firm of counsel in each relevant jurisdiction for all similarly situated affected Indemnified Persons); and (iii) indemnify each Agent and each Lender, each Issuing Bank and their respective Affiliates, and the partners, shareholders, officers, directors, employees, agents, trustees, representatives and investment advisors of each of the foregoing, in each case, together with their respective successors and assigns (each, an “Indemnified Person”) from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) (but excluding any Taxes, other than Taxes that represent liabilities, obligations, losses, damages, penalties, actions, costs, expenses and disbursements arising from a non-Tax claim) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent, any Issuing Bank or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the proceeds of any Loans hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials relating in any way to any Real Property owned, leased or operated, at any time, by Lead Borrower or any of its Subsidiaries; the generation, storage, transportation, handling Release or threat of Release of Hazardous Materials by Lead Borrower or any of its Subsidiaries at any location, whether or not owned, leased or operated by Lead Borrower or any of its Subsidiaries; the non-compliance by the Lead Borrower or any of its Subsidiaries with any Environmental Law (including applicable permits thereunder) applicable to any Real Property; or any Environmental Claim or liability under Environmental Laws relating in any way to the Lead Borrower, any of its Subsidiaries or relating in any way to any Real Property at any time owned, leased or operated by the Lead Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnified Person (but excluding in each case (and each Indemnified Person, by accepting the benefits hereof, agrees to promptly refund or return any indemnity received hereunder to the extent it is later determined by a final, non-appealable judgment of a court of competent jurisdiction that such Indemnified Person is not entitled thereto) any losses, liabilities, claims, damages or expenses (i) to the extent incurred by reason of the gross negligence, bad faith or willful misconduct of the applicable Indemnified Person, any Affiliate of such Indemnified Person or any of their respective directors, officers, employees, representatives, agents, Affiliates, trustees or investment advisors, (ii) to the extent incurred by reason of any material breach of the obligations of such Indemnified Person under this Agreement or the other Credit Documents (in the case of each of the preceding clauses (i) and (ii), as determined by a court of competent jurisdiction in a final and non-appealable decision) or (iii) that do not involve or arise from an act or omission by any Credit Party or any of their respective affiliates and is brought by an Indemnified Person against another Indemnified Person (other than claims against any Agent solely in its capacity as such or in its fulfilling such role)). To the extent that the undertaking to indemnify, pay or hold harmless any Agent, any Issuing Bank or any Lender or other Indemnified Person set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Credit Parties shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.
(b)    No Agent or any Indemnified Person shall be responsible or liable to any Credit Party or any other Person for (x) any determination made by it pursuant to this Agreement or any other Credit Document in the absence of gross negligence, bad faith or willful misconduct on the part of such Indemnified Person (in each case, as determined by a court of competent jurisdiction in a final and non-appealable judgment).
(c)    To the extent permitted by applicable law, (i) the Credit Parties shall not assert, each Credit Party hereby waives any claim against each Agent, each Lender, each Issuing Bank and their respective Affiliates, and the partners, shareholders, officers, directors, employees, agents, trustees, representatives and investment advisors of each of the foregoing, in each case, together with their respective successors and assigns (each, a “Lender-Related Person”) for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems and (ii) no party hereto (and no Indemnified Person or any Subsidiary or Affiliate of Holdings or the Lead Borrower) shall be responsible to any other party hereto (or any Indemnified Person or any Subsidiary or Affiliate of Holdings or the Lead Borrower) for any indirect, special, exemplary, incidental, punitive or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) which may be alleged as a result of this Agreement or any other Credit Document or the financing contemplated hereby; provided that nothing in this Section 13.01(c) shall limit the Credit Parties’ indemnity obligations to the extent such indirect, special, punitive or consequential damages are included in any claim by a third party unaffiliated with any Indemnified Person with respect to which the applicable Indemnified Person is entitled to indemnification under Section 13.01(a).
Section 13.02    Right of Set-off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, the Collateral Agent, each Issuing Bank, each Lender and each of their Affiliates is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) (other than accounts used exclusively for payroll, payroll taxes, fiduciary and trust purposes, and employee benefits, and other than any Excluded Collateral) and any other Indebtedness at any time held or owing by the Administrative Agent, the Collateral Agent, such Issuing Bank, such Lender or such Affiliate (including, without limitation, by branches and agencies of the

Administrative Agent, Collateral Agent or such Lender wherever located) to or for the credit or the account of Lead Borrower or any of its Subsidiaries against and on account of the Obligations and liabilities of the Credit Parties to the Administrative Agent, the Collateral Agent, such Issuing Bank, such Lender or such Affiliate under this Agreement or under any of the other Credit Documents, including, without limitation, all claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent, the Collateral Agent, such Issuing Bank, such Lender or such Affiliate shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. The right of setoff described in this Section 13.02 shall not apply with respect to any Excluded Collateral.
Section 13.03    Notices.
(a)    Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier, cable communication or electronic transmission) and mailed, telegraphed, telexed, telecopied, cabled, delivered or transmitted: if to any Credit Party, c/o MajorDrive Holdings IV, LLC, c/o Platinum Equity, LLC, 360 North Crescent Drive, Beverly Hills, CA 90210, Attention: Legal Department, Telecopier No.: (310) 712-1863; with a copy (which shall not constitute notice) to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10036, Attention: Joshua Deason and Cristopher Greer, Telecopier No.: (212) 728-9631 and (212) 728-9214, respectively; if to any Lender, at its address specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Lead Borrower); and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Lead Borrower and the Administrative Agent. All such notices and communications shall, when mailed or overnight courier, be effective when deposited in the mail, or overnight courier, as the case may be, or sent by facsimile or other electronic means of transmission, except that notices and communications to the Administrative Agent, Collateral Agent and the Borrowers shall not be effective until received by the Administrative Agent, Collateral Agent or the Lead Borrower, as the case may be.
(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including email, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent, the Collateral Agent, the Lead Borrower or Holdings may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)    Notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (b), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (a) and (b) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(d)    THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OR MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any of the Administrative Agent, the Collateral Agent or any their respective Related Parties (collectively, the “Agent Parties”) have any liability to the Credit Parties, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrower’s, any Credit Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic messaging service, or through the Internet, in the absence of gross negligence, bad faith or willful misconduct of any Agent Party, as determined by a court of competent jurisdiction and by a final and nonappealable judgment.
Section 13.04    Benefit of Agreement; Assignments; Participations, etc.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void), except as contemplated by Section 10.02(vi), and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 13.04. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.04 shall be treated for purposes of this Agreement as a sale by such Lender or a participation in such rights and obligations in accordance with clause (c) below. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Transferees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:
(A)    the Lead Borrower; provided that, the Lead Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; provided that no consent of the Lead Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing under Section 11.01 or 11.05, any other Eligible Transferee;
(B)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund;
(C)     each applicable Issuing Bank (solely for the assignment that increases the obligations of the assignees to participate in exposure under one or more Letters of Credit (whether or not outstanding)); and
(D)     the Swingline Lender, in the case of assignments of the U.S. Subfacility.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Lead Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Lead Borrower shall be required if an Event of Default has occurred and is continuing under Section 11.01 or 11.05;

(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of Commitments or Loans of a single class, other than as set forth in clause (C) below;
(C)    (1) any assignment of obligations under the U.S. Subfacility shall be made together with an equal and proportionate assignment of such obligations under such other Subfacility and (2) unless the Lead Borrower has elected to terminate the application of Section 2.20 in accordance with the terms thereof, any assignment of obligations under the U.S. Subfacility or the RoW Subfacility by a Lender or one of its Affiliates or branches shall be made together with an equal and proportionate assignment of such obligations under such other Subfacility;
(D)    the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants), together with the payment by the assignee of a processing and recordation fee of $3,500; and
(E)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Credit Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
(iii)    Subject to acceptance and recording thereof pursuant to clause (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.02, 5.01 and 13.01). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) below.
(iv)    The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) and currency of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Lender, as to its own positions only, and any Issuing Bank, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants), the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) above and any written consent to such assignment required by clause (b) above, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to this Agreement, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause (v).
(c)    Any Lender may, without the consent of any Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more Eligible Transferees (a “Participant”), in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including participations in Letters of Credit) owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that requires the consent of each Lender or each adversely affected Lender and that directly affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 and 5.01 (subject to the requirements and limitations therein (it being understood that the documentation required under Section 5.01(c) shall be delivered solely to the participating Lender; provided, for the avoidance of doubt, that if the participating Lender is not a U.S. Person, such Lender shall include a copy of such documentation as an exhibit to its IRS Form W-8IMY in accordance with Section 5.01(c)(iv)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.04(b); provided that such Participant (A) shall be subject to the provisions of Section 3.03 as if it were an assignee under Section 13.04(b); and (B) shall not be entitled to receive any greater payment under Section 3.01 or 5.01, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from any change in any Requirement of Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.04 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.01 as though it were a Lender; provided that such Participant shall be subject to Section 3.03 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Credit Document) to any Person except to the extent such disclosure is necessary to establish that such Commitments, Loans, Letters of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)    Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank or any central banking authority in support of borrowings made by such Lender from such Federal Reserve Bank or any such central banking authority and, with prior notification to the Administrative Agent (but without the consent of the Administrative Agent or the Borrowers), any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or a holder of such obligations, as the case may be. No pledge pursuant to this clause (d) shall release the transferor Lender from any of its obligations hereunder.
(e)    Each Lender acknowledges and agrees to comply with the provisions of Section 13.04 applicable to it as a Lender hereunder.

(f)    If any Borrower wishes to replace the Revolving Loans or Commitments having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ advance notice to the Lenders of such Revolving Loans or holdings such Commitments, instead of prepaying the Revolving Loans or reducing or terminating the Commitments to be replaced, to (i) require such Lenders to assign such Revolving Loans or Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Section 13.12 (with such replacement, if applicable, being deemed to have been made pursuant to Section 13.12). Pursuant to any such assignment, all Revolving Loans and Commitments to be replaced shall be purchased at par (allocated among the applicable Lenders in the same manner as would be required if such Revolving Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Borrowers), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Section 2.08. By receiving such purchase price, the applicable Lenders shall automatically be deemed to have assigned such Revolving Loans or Commitments pursuant to the terms of an Assignment and Assumption, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this paragraph are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.
(g)    The Administrative Agent shall have the right, and Lead Borrower hereby expressly authorizes the Administrative Agent to provide to any requesting Lender, the list of Disqualified Lenders provided to the Administrative Agent by Lead Borrower (or its counsel) and any updates thereto. The Borrowers hereby agree that any such requesting Lender may share the list of Disqualified Lenders with any potential assignee, transferee or participant. Notwithstanding the foregoing, each Credit Party and the Lenders acknowledge and agree that the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Lenders (other than with respect to assignments or participations by it (in its capacity as a Lender) of its Loans and Commitments, if any). Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender (other than with respect to assignments or participations by it (in its capacity as a Lender) of its Loans and Commitments, if any).
(h)    Disqualified Lenders. Notwithstanding anything to the contrary contained in this Agreement, any assignment to a Disqualified Lender shall not be void, but shall be subject to the following provisions:
(i)    If any assignment is made to any Disqualified Lender without Lead Borrower’s prior written consent, or if any Person becomes a Disqualified Lender after the Closing Date, Lead Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent, cancel any unfunded Commitment the subject thereof and (A) in the case of outstanding Loans held by Disqualified Lenders, prepay such Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder (it being understood that, notwithstanding anything in the Credit Documents to the contrary, any such prepayment shall not be subject to any provisions requiring prepayments of the Loans on a pro rata basis and no other Loans shall be required to be repaid as a result of such prepayment) and/or (B) require such Disqualified Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 13.04), all of its interest, rights and obligations under this Agreement and related Credit Documents to an Eligible Transferee that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder; provided that Lead Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 13.04(b)(unless waived by the Administrative Agent).
Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrowers, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Credit Document, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lender consented to such matter, and (y) for purposes of voting on any proposed plan of reorganization, liquidation, arrangement, adjustment or composition, proposal or any other similar dispositive restructuring plan pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Lender party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Lender does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
Section 13.05    No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Collateral Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Borrower or any other Credit Party and the Administrative Agent, the Collateral Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent or any Lender to any other or further action in any circumstances without notice or demand.
Section 13.06    [Reserved].
Section 13.07    Calculations; Computations.
(a)    The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with U.S. GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto); provided that to the extent expressly provided herein, certain calculations shall be made on a Pro Forma Basis; provided, further, that if the Lead Borrower notifies the Administrative Agent that the Lead Borrower wishes to amend any leverage calculation or any financial definition used therein to implement the effect of any change in U.S. GAAP or the application thereof occurring after the Closing Date on the operation thereof (or if the Administrative Agent notifies the Lead Borrower that the Required Lenders wish to amend any leverage test or any financial definition used therein for such purpose), then the Lead Borrower and the Administrative Agent shall negotiate in good faith to amend such leverage test or the definitions used therein (subject to the approval of the Required Lenders) to preserve the original intent thereof in light of such changes in U.S. GAAP; provided, further, that all determinations made pursuant to any applicable leverage test or any financial definition used therein shall be determined on the basis of U.S. GAAP as applied and in effect immediately before the relevant change in U.S. GAAP or the application thereof became effective, until such leverage test or such financial definition is amended. Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to Statement of Financial Accounting Standards 141R or ASC 805 (or any other financial accounting standard having a similar result or effect) and (ii) the accounting for any lease shall be based on U.S. GAAP as in effect on December 15, 2018 and without giving effect to any subsequent changes in U.S. GAAP (or the required implementation of any previously promulgated changes in U.S. GAAP) relating to the treatment of a lease as an operating lease or capitalized lease.
(b)    Notwithstanding anything to the contrary contained in this Agreement, the Lead Borrower (or any Parent Company) may elect to switch from maintaining its accounting records from U.S. GAAP to IFRS by written notice to the Administrative Agent, and thereafter may provide all required financial information in accordance with IFRS, provided that such switch may only occur once after the Closing Date. In the event that the Lead Borrower (or any Parent Company) elects to prepare its financial statements in accordance with IFRS and such election results in a change in the method of calculation of financial covenants, standards or terms (collectively, the “Accounting Changes”) in this Agreement, the Lead Borrower and the Administrative Agent agree to enter into good faith negotiations in order to amend such provisions of this Agreement so as to reflect equitably the Accounting Changes (or if the Administrative Agent notifies the Lead Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), then the Lead Borrower and the Administrative Agent shall negotiate in good faith to enter into an amendment of the relevant affected provisions (without the payment of any amendment or similar fee to the Lenders), with the desired result that the criteria for evaluating the Lead Borrower’s (or any Parent Company’s) financial condition shall be substantially the same after such change as if such change had not been made. Until such time as such an amendment shall have been executed and delivered by the Lead Borrower and the Administrative Agent, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed in accordance with U.S. GAAP (as determined in good faith by a Responsible Officer of the Lead Borrower or such Parent Company, as applicable) as if such change had not occurred.
(c)    The calculation of any financial ratios under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-down if there is no nearest number).
Section 13.08    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.
(a)    THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS (OTHER THAN WITH RESPECT TO ANY CREDIT DOCUMENT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE THEREIN) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN THE RELEVANT SECURITY DOCUMENT, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT (A) THE INTERPRETATION OF THE DEFINITION OF “COMPANY MATERIAL ADVERSE EFFECT”, AND WHETHER OR NOT SUCH “COMPANY MATERIAL ADVERSE EFFECT” HAS OCCURRED, (B) THE DETERMINATION OF THE ACCURACY OF ANY OF THE ACQUISITION AGREEMENT REPRESENTATIONS, AND WHETHER AS A RESULT OF ANY INACCURACY THEREOF THE CONDITIONS SET FORTH IN SECTION 6(A).14 WITH RESPECT TO SUCH REPRESENTATIONS HAVE NOT BEEN SATISFIED, AND (C) THE DETERMINATION OF WHETHER THE ACQUISITION HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE ACQUISITION AGREEMENT, IN EACH CASE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT (EXCEPT THAT, (X) IN THE CASE OF ANY SECURITY DOCUMENT, PROCEEDINGS MAY ALSO BE BROUGHT BY THE ADMINISTRATIVE AGENT OR COLLATERAL AGENT IN THE JURISDICTION IN WHICH THE RELEVANT COLLATERAL IS LOCATED OR ANY OTHER RELEVANT JURISDICTION AND (Y) IN THE CASE OF ANY BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDINGS WITH RESPECT TO ANY CREDIT PARTY, ACTIONS OR PROCEEDINGS RELATED TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS MAY BE BROUGHT IN SUCH COURT HOLDING SUCH BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDINGS) MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, EACH OF THE PARTIES HERETO OR THERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK OF PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, FOR PLACE OR RESIDENCE OR DOMICILE OR FOR ANY OTHER REASON. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY

REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, SUCH PARTY, AS THE CASE MAY BE, AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
(b)    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(c)    EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Section 13.09    Counterparts. This Agreement may be executed in counterparts and by the different parties hereto in different counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Credit Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as otherwise provided herein, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 13.10    [Reserved].
Section 13.11    Headings Descriptive. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
Section 13.12    Amendment or Waiver; etc.
(a)     Except as expressly contemplated hereby, neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Credit Parties party hereto or thereto, the Administrative Agent and the Required Lenders (although additional parties may be added to (and annexes may be modified to reflect such additions) the Guaranty Agreement and the Security Documents in accordance with the provisions hereof and thereof without the consent of the other Credit Parties party thereto or the Required Lenders), or the Administrative Agent with the written consent of the Required Lenders, provided that no such change, waiver, discharge or termination shall (i) without the prior written consent of each Lender (and Issuing Bank, if applicable) directly and adversely affected thereby, extend the final scheduled maturity of any Revolving Commitment, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with the waiver of the applicability of any post-default increase in interest rates) or reduce or forgive the principal amount thereof, (ii) except as otherwise expressly provided in the Security Documents, release all or substantially all of the Collateral under all the Security Documents without the prior written consent of each Lender, (iii) except as otherwise provided in the Credit Documents, release all or substantially all of the value of the Guaranties by the Guarantors without the prior written consent of each Lender, (iv) amend, modify or waive any pro rata sharing provision of Section 2.10, the payment waterfall provision of Section 11.11, or any provision of this Section 13.12(a) (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Revolving Commitments on the Closing Date), in each case, without the prior written consent of each Lender directly and adversely affected thereby, (v) reduce the percentage specified in the definition of Required Lenders or Supermajority Lenders without the prior written consent of each Lender (it being understood that, without the prior written consent of the Required Lenders or Supermajority Lenders, as applicable, additional extensions of credit pursuant to this Agreement that are permitted by the terms hereof or that have been consented to by the Required Lenders may be included in the determination of the Required Lenders or Supermajority Lenders, as applicable, on substantially the same basis as the extensions of Revolving Commitments are included on the Closing Date), (vi) amend Section 1.04 or the definition of “Alternative Currency” in a manner that could cause any Lender to be required to lend Loans in an additional currency without the written consent of such Lender or (vii) except as permitted by Section 10.02(vi), consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement without the consent of each Lender; provided further that no such change, waiver, discharge or termination shall (1) increase or extend the Commitments of any Lender over the amount and term thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Aggregate Commitments shall not constitute an increase of the Commitment of any Lender, and that an increase or extension in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender), (2) without the consent of each Agent adversely affected thereby, amend, modify or waive any provision of Article 12 or any other provision of any Credit Document as the same relates to the rights or obligations of such Agent, (3) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (4) without the consent of an Issuing Bank or the Swingline Lender, amend, modify or waive any provision relating to the rights or obligations of the such Issuing Bank or Swingline Lender, (5) without the prior written consent of the Supermajority Lenders, change the definition of the term “Global Availability,” “Aggregate Borrowing Base,” “U.S. Borrowing Base,” “RoW Borrowing Base” or “Borrowing Base” or any component definition used therein (including, without limitation, the definitions of “Eligible Accounts,” “Eligible Cash” or “Eligible Inventory”) if, as a result thereof, the amounts available to be borrowed by the Borrowers would be increased, or increase the percentages set forth therein or add any new classes of eligible assets thereto; provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves or to add Accounts and Inventory acquired in a Permitted Acquisition to the Borrowing Base as provided herein, (6) without the prior written consent of the Supermajority Lenders, add Borrowers under this Agreement that are organized or incorporated under the laws of a jurisdiction other than the United States or England and Wales or in each case, any state thereof or the District of Columbia; provided, further, that no Lender shall be required to lend to any such Borrower without the prior written consent of such Lender or (7) without the prior written consent of the Required Subfacility Lenders, adversely affect the rights of Lenders under such Subfacility in respect of payments hereunder in a manner different than such amendment affects other Subfacilities.
(b)    If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement as contemplated by clauses (i) through (ii), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Lead Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 3.04 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender’s Commitments and/or repay the outstanding Revolving Loans of such Lender in accordance with Section 3.04; provided that, unless the Commitments that are terminated, and Revolving Loans repaid, pursuant to the preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto; provided further that in any event the Lead Borrower shall not have the right to replace a Lender, terminate its Commitments or repay its Revolving Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

(c)    Notwithstanding anything to the contrary contained in clause (a) of this Section 13.12, the Borrowers, the Administrative Agent and each Lender providing the relevant Revolving Commitment Increase may (i) in accordance with the provisions of Section 2.15, enter into an Incremental Revolving Commitment Agreement, and (ii) in accordance with the provisions of Section 2.19, enter into an Extension Amendment; provided that after the execution and delivery by the Borrowers, the Administrative Agent and each such Lender may thereafter only be modified in accordance with the requirements of clause (a) above of this Section 13.12.
(d)    Without the consent of any other person, the applicable Credit Party or Credit Parties and the Administrative Agent and/or Collateral Agent may (in its or their respective sole discretion, or shall, to the extent required by any Credit Document) enter into any amendment or waiver of any Credit Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Creditors, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Creditors, in any property or so that the security interests therein comply with applicable Requirements of Law.
(e)    Notwithstanding anything to the contrary herein, any fee letter may be amended, or rights and privileges thereunder waived, in a writing executed only by the parties thereto.
(f)    Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments, waivers and consents hereunder and the Commitment and the outstanding Loans or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Required Lenders or all of the Lenders, as required, have approved any such amendment, waiver or consent (and the definitions of “Supermajority Lenders” and “Required Lenders” will automatically be deemed modified accordingly for the duration of such period); provided that any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender.
(g)    Further, notwithstanding anything to the contrary contained in this Section 13.12, if following the Closing Date, (i) the Administrative Agent and/or the Collateral Agent and any Credit Party shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Credit Documents, then the Administrative Agent and/or the Collateral Agent and the Credit Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Credit Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof or (ii) solely in connection with the incurrence of any additional Indebtedness by the Lead Borrower or its Subsidiaries that would otherwise be permitted under this Agreement, any amendment is proposed by the Lead Borrower to add one or more provisions to this Agreement that is, (A) necessary in the judgment of the Lead Borrower to satisfy the requirements or conditions of such additional Indebtedness in order for it to be permitted hereunder, (B) consistent with the applicable provisions in the definitive documentation relating to such additional Indebtedness and (C) in the reasonable judgment of the Administrative Agent, more favorable to the Lenders (or to the applicable subset thereof) than the existing Agreement, then the Administrative Agent and the Lead Borrower shall be permitted to amend such provisions without any further action or consent of any other party if the same is not objected to in writing by the Required Lenders to the Administrative Agent within five business days following receipt of notice thereof.
(h)    Further, notwithstanding anything to the contrary in this Section 13.12, the Lead Borrower and the Administrative Agent shall be permitted to amend any provision of a Credit Document in order to (i) comply with local law or the advice of local counsel or (ii) to cause any Credit Document (other than this Agreement) to be consistent with this Agreement and the other Credit Documents, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Credit Document.
(i)    Further, notwithstanding anything to the contrary contained in this Section 13.12, modifications to the Credit Documents may be made with the consent of the Lead Borrower and the Administrative Agent (and no

other Person) to the extent necessary to make any amendments permitted by Section 13.07(b) to give effect to any election to adopt IFRS.
Section 13.13    Survival. All indemnities set forth herein including, without limitation, in Sections 3.01, 3.02, 5.01, 12.07 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.
Section 13.14    [Reserved].
Section 13.15    Confidentiality.
(a)    Subject to the provisions of clause (b) of this Section 13.15, each Agent, each Lead Arranger and any Lender and each Issuing Bank agrees that it will not disclose without the prior written consent, which may take the form of electronic mail, of the Lead Borrower (other than to its affiliates and its and their respective directors, officers, employees, auditors, agents, advisors or counsel or to another Lender if such Lender or such Lender’s holding or parent company in its reasonable discretion determines that any such party should have access to such information in connection with the transactions contemplated by this Agreement and such Agent’s, Lead Arranger’s or Lender’s role hereunder or investment in the Loans, provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Lender (or language substantially similar to this Section 13.15(a)) any non-public information with respect to the Lead Borrower or any of its Subsidiaries (other than, for the avoidance of doubt, information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry) which is now or in the future furnished by or on behalf of any Credit Party pursuant to this Agreement or any other Credit Document, provided that each Agent, Lead Arranger, Lender and Issuing Bank may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.15(a) by such Agent, Lead Arranger, Lender or Issuing Bank, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal or supranational regulatory body or any foreign regulatory authorities and central banking authorities having or claiming to have jurisdiction over such Agent, Lead Arranger, Lender or Issuing Bank or to the Federal Reserve Board or other central banking authority or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Agent, Lead Arranger, Lender or Issuing Bank, (v) in the case of any Lead Arranger, Lender or Issuing Bank, to the Administrative Agent or the Collateral Agent, (vi) to any prospective or actual direct or indirect contractual counterparty (other than any Disqualified Lender, except that the list of Disqualified Lenders may be furnished) in any swap, hedge or similar agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 13.15 (or language substantially similar to this Section 13.15(a)), (vii) in the case of any Lender, to any prospective or actual transferee, pledgee or participant (other than any Disqualified Lender, to the extent that the list of Disqualified Lenders has been furnished, and any pledgee to whom disclosure is permitted pursuant to clause (ii) above) in connection with any contemplated transfer, pledge or participation of any of the Notes or Commitments or any interest therein by such Lender, (viii) has become available to any Agent, Lead Arranger, any Lender, Issuing Bank or any of their respective Affiliates on a non-confidential basis from a source other than Holdings, the Lead Borrower or any Subsidiary thereof, and which source is not known by such Person to be subject to a confidentiality restriction in respect thereof in favor of the Lead Borrower or any Affiliate of the Lead Borrower, (ix) for purposes of establishing a “due diligence” defense, (x) to credit risk protection providers (or insurers, re-insurers and insurance brokers) and (xii) that has been independently developed by such Agent, Lead Arranger, Lender or Issuing Bank without the use of any other confidential information provided by the Lead Borrower or on the Lead Borrower’s behalf, provided that such prospective transferee, pledge or participant agrees to be bound by the confidentiality provisions contained in this Section 13.15 (or language substantially similar to this Section 13.15(a)); provided, further, that, to the extent permitted pursuant to any applicable law, order, regulation or ruling, and other than in connection with credit and other bank examinations conducted in the ordinary course with respect to such Agent, Lead Arranger, Lender or Issuing Bank, in the case of any disclosure pursuant to the foregoing clauses (ii), (iii) or (iv), such Agent, Lead Arranger, Lender or Issuing Bank will use its commercially reasonable efforts to notify the Lead Borrower in advance of such disclosure so as to afford the Lead Borrower the opportunity to protect the confidentiality of the information proposed to be so disclosed.

(b)    The Lead Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates, and such affiliates may share with such Lender, any information related to Holdings, the Lead Borrower or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of Holdings, the Lead Borrower and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Lender.
(c)    If any Credit Party provides any Agent, any Lead Arranger or any Lender with personal data of any individual as required by, pursuant to, or in connection with the Credit Documents, that Credit Party represents and warrants to the Agents, the Lead Arrangers and Lenders that it has, to the extent required by law, (i) notified the relevant individual of the purposes for which data will be collected, processed, used or disclosed; and (ii) obtained such individual’s consent for, and hereby consents on behalf of such individual to, the collection, processing, use and disclosure of his/her personal data by the Agents, Lead Arrangers and the Lenders, in each case, in accordance with or for the purposes of the Credit Documents, and confirms that it is authorised by such individual to provide such consent on his/her behalf.
(d)    This Section 13.15 is not, and shall not be deemed to constitute, an express or implied agreement by any Agent, any Lead Arranger, the Documentation Agent or any Lender with any Credit Party for a higher degree of confidentiality than that prescribed in Section 47 of the Banking Act, Chapter 19 of Singapore and in the Third Schedule to the Banking Act, Chapter 19 of Singapore.
Section 13.16    USA Patriot Act Notice. Each Lender hereby notifies Holdings and the Borrowers that pursuant to the requirements of the USA PATRIOT Act Title III of Pub. 107-56 (signed into law October 26, 2001 and amended on March 9, 2009) (the “Patriot Act”), the UK Money Laundering Regulations Act 2007, the Beneficial Ownership Regulation and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” policies, regulations, laws or rules (collectively, the “AML Legislation”), it is required to obtain, verify, and record information that identifies Holdings, the Borrowers and each Subsidiary Guarantor, which information includes the name of each Credit Party and other information that will allow such Lender to identify the Credit Party in accordance with the Patriot Act and the Beneficial Ownership Regulation, and each Credit Party agrees to provide such information from time to time to any Lender.
Section 13.17    [Reserved].
Section 13.18    UK “Know Your Customer” Checks.
(a)    If (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (ii) any change in the status of a UK Credit Party after the date of this Agreement; or (iii) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Administrative Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each UK Credit Party shall promptly upon the request of the Administrative Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Administrative Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Credit Documents.
(b)    Each Lender shall promptly upon the request of the Administrative Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself) in order for the Administrative Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Credit Documents.
Section 13.19    Waiver of Sovereign Immunity. Each of the Credit Parties, in respect of itself, its Subsidiaries, its process agents, and its properties and revenues, hereby irrevocably agrees that, to the extent that

Holdings, the Borrowers, or any of their respective Subsidiaries or any of their respective properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States or elsewhere, to enforce or collect upon the Loans or any Credit Document or any other liability or obligation of Holdings, the Borrowers, or any of their respective Subsidiaries related to or arising from the transactions contemplated by any of the Credit Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, Holdings and the Borrowers, for themselves and on behalf of their respective Subsidiaries, hereby expressly waive, to the fullest extent permissible under applicable law, any such immunity, and agree not to assert any such right or claim in any such proceeding, whether in the United States or elsewhere. Without limiting the generality of the foregoing, Holdings and the Borrowers further agree that the waivers set forth in this Section 13.19 shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.
Section 13.20    Intercreditor Agreement.
(a)    EACH LENDER PARTY HERETO UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT IT (AND EACH OF ITS SUCCESSORS AND ASSIGNS) AND EACH OTHER LENDER (AND EACH OF THEIR SUCCESSORS AND ASSIGNS) SHALL BE BOUND BY THE INTERCREDITOR AGREEMENT, WHICH IN CERTAIN CIRCUMSTANCES MAY REQUIRE (AS MORE FULLY PROVIDED THEREIN) THE TAKING OF CERTAIN ACTIONS BY THE LENDERS, INCLUDING THE PURCHASE AND SALE OF PARTICIPATIONS BY VARIOUS LENDERS TO EACH OTHER IN ACCORDANCE WITH THE TERMS THEREOF.
(b)    THE PROVISIONS OF THIS SECTION 13.20 ARE NOT INTENDED TO SUMMARIZE OR FULLY DESCRIBE THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT OR ANY OF AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT. A COPY OF THE INTERCREDITOR AGREEMENT MAY BE OBTAINED FROM THE ADMINISTRATIVE AGENT.
(c)    THE INTERCREDITOR AGREEMENT IS AN AGREEMENT SOLELY AMONGST THE LENDERS (AND THEIR SUCCESSORS AND ASSIGNS) AND IS NOT AN AGREEMENT TO WHICH HOLDINGS OR ANY OF ITS SUBSIDIARIES IS PARTY. AS MORE FULLY PROVIDED THEREIN, THE INTERCREDITOR AGREEMENT CAN ONLY BE AMENDED BY THE PARTIES THERETO IN ACCORDANCE WITH THE PROVISIONS THEREOF.
Section 13.21    Absence of Fiduciary Relationship. Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, (i) none of the Lead Arrangers or any Lender shall, solely by reason of this Agreement or any other Credit Document, have any fiduciary, advisory or agency relationship or duty in respect of any Lender or any other Person and (ii) Holdings and the Borrowers hereby waive, to the fullest extent permitted by law, any claims they may have against the Lead Arrangers or any Lender for breach of fiduciary duty or alleged breach of fiduciary duty by reason of this Agreement, any other Credit Document or the transactions contemplated herby or thereby and (iii) it is understood and agreed that the Agents, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of Holdings, the Borrowers and their Affiliates, and none of the Agents, the Lenders or their respective Affiliates has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship.
Section 13.22    Judgment Currency.
(a)    If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due under this Agreement or any other Credit Document in any currency (the “Original Currency”) into another currency (the

“Other Currency”), the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase the Original Currency with the Other Currency on the Business Day preceding the day on which final judgment is given or, if permitted by applicable law, on the day on which the judgment is paid or satisfied.
(b)    The obligations of the Credit Parties in respect of any sum due in the Original Currency from them under any of the Credit Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Other Currency, the Administrative Agent may, in accordance with normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Administrative Agent in the Original Currency, the Credit Parties agree, as a separate obligation and notwithstanding the judgment, to indemnify the Secured Parties, against any loss, and, if the amount of the Original Currency so purchased exceeds the sum originally due to the Administrative Agent in the Original Currency, the Administrative Agent shall remit such excess to the Lead Borrower.
Section 13.23    Electronic Execution of Documents. This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Borrower agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on Borrower to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of Borrower enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.   Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Secured Parties of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Secured Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Secured Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of Borrower without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.  For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
Section 13.24    Entire Agreement. This Agreement and the other Credit Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.
Section 13.25    Appointment of Collateral Agent as Security Trustee. For purposes of any Liens or Collateral created under the UK Security Documents, the Singapore Security Documents and any Additional Security Document governed by English or Singapore law (together the “Security Trust Documents”), the following additional provisions shall apply, in addition to the provisions set out in Article 12 or otherwise hereunder.
(a)    In this Section 13.25, the following expressions have the following meanings:
(i)    “Appointee” shall mean any receiver, administrator, examiner, judicial manager or other insolvency officer appointed in respect of any Credit Party or its assets.

(ii)    “Charged Property” shall mean the assets of the Credit Parties subject to a security interest under the Security Trust Documents.
(iii)    “Delegate” shall mean any delegate, agent, attorney or co-trustee appointed by the relevant Collateral Agent (in its capacity as security trustee).
(b)    The Secured Creditors appoint the Collateral Agent to hold the security interests constituted by the Security Trust Documents on trust for the Secured Creditors on the terms of the Credit Documents and the Collateral Agent accepts that appointment.
(c)    The Collateral Agent, its subsidiaries and associated companies may each retain for its own account and benefit any fee, remuneration and profits paid to it in connection with (i) its activities under the Credit Documents; and (ii) its engagement in any kind of banking or other business with any Credit Party.
(d)    Nothing in this Agreement constitutes the Collateral Agent as a trustee or fiduciary of, nor shall the Collateral Agent have any duty or responsibility to, any Credit Party.
(e)    The Collateral Agent shall not have any duties or obligations to any other Person except for those which are expressly specified in the Credit Documents or mandatorily required by applicable law.
(f)    The Collateral Agent may appoint one or more Delegates on such terms (which may include the power to sub-delegate) and subject to such conditions as it thinks fit, to exercise and perform all or any of the duties, rights, powers and discretions vested in it by the Security Trust Documents and shall not be obliged to supervise any Delegate or be responsible to any person for any loss incurred by reason of any act, omission, misconduct or default on the part of any Delegate.
(g)    The Collateral Agent may (whether for the purpose of complying with any law or regulation of any overseas jurisdiction, or for any other reason) appoint (and subsequently remove) any person to act jointly with the Collateral Agent either as a separate trustee or as a co-trustee on such terms and subject to such conditions as the Collateral Agent thinks fit and with such of the duties, rights, powers and discretions vested in the Collateral Agent by the Security Trust Documents as may be conferred by the instrument of appointment of that person.
(h)    The Collateral Agent shall notify the Lenders of the appointment of each Appointee (other than a Delegate).
(i)    The Collateral Agent may pay reasonable remuneration to any Delegate or Appointee, together with any costs and expenses (including legal fees) reasonably incurred by the Delegate or Appointee in connection with its appointment. All such remuneration, costs and expenses shall be treated, for the purposes of this Agreement, as paid or incurred by the Collateral Agent.
(j)    Each Delegate and each Appointee shall have every benefit, right, power and discretion and the benefit of every exculpation (together “Rights”) of the Collateral Agent (in its capacity as security trustee) under the Security Trust Documents, and each reference to the Collateral Agent (where the context requires that such reference is to the applicable Collateral Agent in its capacity as security trustee) in the provisions of the Security Trust Documents which confer Rights shall be deemed to include a reference to each Delegate and each Appointee.
(k)    Each Secured Creditor confirms its approval of the Security Trust Documents and authorizes and instructs the Collateral Agent: (i) to execute and deliver the Security Trust Documents; (ii) to exercise the rights, powers and discretions given to the Collateral Agent (in its capacity as security trustee) under or in connection with the Security Trust Documents together with any other incidental rights, powers and discretions; and (iii) to give any authorizations and confirmations to be given by the Collateral Agent (in its capacity as security trustee) on behalf of the Secured Creditors under the Security Trust Documents.
(l)    The Collateral Agent may accept without inquiry the title (if any) which any person may have to the Charged Property.

(m)    Each other Secured Creditor confirms that it does not wish to be registered as a joint proprietor of any security interest constituted by a Security Trust Document and accordingly authorizes: (a) the Collateral Agent to hold such security interest in its sole name (or in the name of any Delegate) as trustee for the Secured Creditors; and (b) the Land Registry (or other relevant registry) to register the Collateral Agent (or any Delegate or Appointee) as a sole proprietor of such security interest.
(n)    Except to the extent that a Security Trust Document otherwise requires, any moneys which the Collateral Agent receives under or pursuant to a Security Trust Document may be: (a) invested in any investments which the Collateral Agent selects and which are authorized by applicable law; or (b) placed on deposit at any bank or institution (including the Collateral Agent) on terms that the Collateral Agent thinks fit, in each case in the name or under the control of the Collateral Agent, and the Collateral Agent shall hold those moneys, together with any accrued income (net of any applicable Tax) to the order of the Lenders, and shall pay them to the Lenders on demand.
(o)    On a disposal of any of the Charged Property which is permitted under the Credit Documents, the Collateral Agent shall (at the cost of the Credit Parties) execute any release of the Security Trust Documents or other claim over that Charged Property and issue any certificates of non-crystallization of floating charges that may be required or take any other action that the Collateral Agent considers desirable.
(p)    The Collateral Agent shall not be liable for:
(i)    any defect in or failure of the title (if any) which any person may have to any assets over which security is intended to be created by a Security Trust Document;
(ii)    any loss resulting from the investment or deposit at any bank of moneys which it invests or deposits in a manner permitted by a Security Trust Document;
(iii)    the exercise of, or the failure to exercise, any right, power or discretion given to it by or in connection with any Credit Document or any other agreement, arrangement or document entered into, or executed in anticipation of, under or in connection with, any Credit Document; or
(iv)    any shortfall which arises on enforcing a Security Trust Document.
(q)    The Collateral Agent shall not be obligated to:
(i)    obtain any authorization or environmental permit in respect of any of the Charged Property or a Security Trust Document;
(ii)    hold in its own possession a Security Trust Document, title deed or other document relating to the Charged Property or a Security Trust Document;
(iii)    perfect, protect, register, make any filing or give any notice in respect of a Security Trust Document (or the order of ranking of a Security Trust Document), unless that failure arises directly from its own gross negligence or willful misconduct; or
(iv)    require any further assurances in relation to a Security Trust Document.
(r)    In respect of any Security Trust Document, the Collateral Agent shall not be obligated to: (i) insure, or require any other person to insure, the Charged Property; or (ii) make any enquiry or conduct any investigation into the legality, validity, effectiveness, adequacy or enforceability of any insurance existing over such Charged Property.
(s)    In respect of any Security Trust Document, the Collateral Agent shall not have any obligation or duty to any person for any loss suffered as a result of: (i) the lack or inadequacy of any insurance; or (ii) the failure of the Collateral Agent to notify the insurers of any material fact relating to the risk assumed by them, or of any other information of any kind, unless Required Lenders have requested it to do so in writing and the Collateral Agent has failed to do so within fourteen (14) days after receipt of that request.
(t)    Every appointment of a successor Collateral Agent under a Security Trust Document shall be by deed.
(u)    The powers, authorities, discretions and other rights given to the Collateral Agent under or in connection with the Credit Documents shall be supplemental to the Trustees Act, Chapter 337 of Singapore and in addition to any which may be vested in the Collateral Agent by applicable law or regulation or otherwise.
(v)    Section 3A of the Trustees Act Chapter 337 of Singapore shall not apply to the duties of the Collateral Agent in relation to the trusts constituted by any Security Trust Document or other Credit Document. Where there are any inconsistencies between the Trustees Act Chapter 337 of Singapore and the provisions of any Credit Document, the provisions of the Credit Document shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustees Act Chapter 337 of Singapore, the provisions of any Security Trust Document or other Credit Document shall constitute a restriction or exclusion for the purposes of the Trustees Act Chapter 337 of Singapore.
(w)    Section 1 of the Trustee Act 2000 (UK) shall not apply to the duty of the Collateral Agent in relation to the trusts constituted by this Agreement.
(x)    In the case of any conflict between the provisions of this Agreement and those of the Trustee Act 1925 (UK) or the Trustee Act 2000 (UK), the provisions of this Agreement shall prevail to the extent allowed by law, and shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000 (UK).
(y)    The perpetuity period under the rule against perpetuities if applicable to this Agreement and any Security Trust Document shall be 80 years from the date of this Agreement.
No party (other than the Collateral Agent) may take any proceedings against any officer, employee or agent of the Collateral Agent in respect of any claim it might have against the Collateral Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to the Security Trust Documents and any officer, employee or agent of the Collateral Agent may rely on this clause (w) and the provisions of the Contracts (Rights of Third Parties) Act 1999 and Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore.
(z)    Collateral limitation of liability to non-Beneficiaries:
(i)    The Collateral Agent, in its capacity as security trustee, enters into and performs the applicable Security Trust Documents and the transactions they contemplate only as the trustee of the security trust constituted pursuant to Section 13.25(b) (“Security Trust”), except where expressly stated otherwise. This applies also in respect of any past and future conduct (including omissions) relating to this Agreement or those transactions.
(ii)    Under and in connection with the applicable Security Trust Documents and those transactions and conduct:
(A)    the Collateral Agent’s liability (including for negligence) to the Credit Parties is limited to the extent it can be satisfied out of the Charged Property assets. The Collateral Agent need not pay any such liability out of other assets;
(B)    a Credit Party may only do the following with respect to the Collateral Agent (but any resulting liability remains subject to the limitations in this Section 13.25):
(1)    prove and participate in, and otherwise benefit from, any winding up or examinership of the Collateral Agent or any form of insolvency administration of the Collateral Agent but only with respect to Security Trust assets;

(2)    exercise rights and remedies with respect to Security Trust assets, including set-off;
(3)    enforce its security (if any) and exercise contractual rights; and
(4)    bring any proceedings against the Collateral Agent seeking relief or orders that are not inconsistent with the limitations in this clause, and may not:
(5)    bring other proceedings against the Collateral Agent;
(6)    take any steps to have the Collateral Agent wound up or placed in any form of examinership or other insolvency administration or to have a receiver or receiver and manager or examiner appointed; or
(7)    seek by any means (including set-off) to have a liability of the Collateral Agent to that Credit Party (including for negligence) satisfied out of any assets of the Collateral Agent other than Security Trust assets.
(iii)    Paragraphs (i) and (ii) apply despite any other provision in the applicable Security Trust Documents but do not apply with respect to any liability of the Collateral Agent to a Credit Party (including for negligence):
(A)    to the extent the Collateral Agent has no right or power to have Security Trust assets applied towards satisfaction of that liability, or its right or power to do so is subject to a deduction, reduction, limit or requirement to make good, in either case because the Collateral Agent’s behavior was beyond power or improper in relation to the Security Trust; or
(B)    under any provision which expressly binds the Collateral Agent other than as trustee of the Security Trust (whether or not it also binds it as trustee of the Security Trust).
(iv)    The limitation in paragraph (ii)(A) is to be disregarded for the purposes (but only for the purposes) of the rights and remedies described in paragraph (ii)(B), and interpreting the Security Trust Documents and any security for them, including determining the following:
(A)    whether amounts are to be regarded as payable (and for this purpose damages or other amounts will be regarded as a payable if they would have been owed had a suit or action barred under paragraph (ii)(B) been brought);
(B)    the calculation of amounts owing; or
(C)    whether a breach or default has occurred,
but any resulting liability will be subject to the limitations in this Section 13.25.
Section 13.26    [Reserved].
Section 13.27    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 13.28    Acknowledgement Regarding Any Supported QFCs.
(a)    To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).
(b)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
*    *    *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

MAV INTERMEDIATE HOLDINGS II CORPORATION, as Holdings

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: President and Treasurer

MAV ACQUISITION CORPORATION, as Initial Borrower

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: President and Treasurer

MCGRAW-HILL EDUCATION, INC., as Ultimate Borrower

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Vice President
[Maverick - Revolving Credit Agreement Signature Page]

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, a Lender and an Issuing Bank

By:	/s/ Aangi Kothari
Name: Aangi Kothari
Title: VP
[Maverick - Revolving Credit Agreement Signature Page]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender and Issuing Bank

By:	/s/ Michael Strobel
Name: Michael Strobel
Title: Vice President

By:	/s/ Philip Tancorra
Name: Philip Tancorra
Title: Vice President
[Maverick - Revolving Credit Agreement Signature Page]

BNP PARIBAS, as a Lender and Issuing Bank

By:	/s/ Guelay Mese
Name: Guelay Mese
Title: Director

By:	/s/ John McCulloch
Name: John McCulloch
Title: Vice President
[Maverick - Revolving Credit Agreement Signature Page]

UBS AG, Stamford Branch, as a Lender and Issuing Bank

By:	/s/ Houssem Daly
Name: Houssem Daly
Title: Director

By:	/s/ Dionne Robinson
Name: Dionne Robinson
Title: Associate Director
[Maverick - Revolving Credit Agreement Signature Page]

MACQUARIE CAPITAL FUNDING LLC, as a Lender and Issuing Bank

By:	/s/ Michael Barrish
Name: Michael Barrish
Title: Authorized Signatory

By:	/s/ Ayesha Farooqi
Name: Ayesha Farooqi
Title: Authorized Signatory
[Maverick - Revolving Credit Agreement Signature Page]

Bank of Montreal, Chicago Branch, as a Lender and Issuing Bank

By:	/s/ Terrence McKenna
Name: Terrence McKenna
Title: Director
[Maverick - Revolving Credit Agreement Signature Page]

Bank of Montreal, London Branch, as a Lender and Issuing Bank

By:	/s/ Richard Pittam
Name: Richard Pittam
Title: Managing Director

By:	/s/ Scott Matthews
Name: Scott Matthews
Title: Managing Director
[Maverick - Revolving Credit Agreement Signature Page]

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Tracey Darmanin
Name: Tracey Darmanin
Title: VP – Global Relationship Manager
[Maverick - Revolving Credit Agreement Signature Page]

PNC Bank National Association, as a Lender and Issuing Bank

By:	/s/ Gregory J. Hall
Name: Gregory J. Hall
Title: Senior Vice President
[Maverick - Revolving Credit Agreement Signature Page]

Exhibit A-1 to Exhibit M
[On file with the Administrative Agent]
[Maverick - Revolving Credit Agreement Signature Page]